UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒   Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

JDS Uniphase Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

JDS UNIPHASE CORPORATION

430 North McCarthy Boulevard

Milpitas, California 95035

(408) 546-5000

Notice of Annual Meeting of Stockholders

and Proxy Statement

2008 Annual Report

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE

MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT

YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO INSTRUCTIONS

(A) OR (B) BELOW, AS APPLICABLE.

(A) IF YOU ARE A HOLDER OF COMMON STOCK, PLEASE REFER TO (I) THE

INSTRUCTIONS OF THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

YOU RECEIVED IN THE MAIL, (II) THE SECTION ENTITLED GENERAL INFORMATION BEGINNING ON PAGE 1 OF THIS PROXY STATEMENT, OR (III) IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD.

(B) IF YOU ARE A HOLDER OF EXCHANGEABLE SHARES, PLEASE REFER TO (I) THE SECTION ENTITLED GENERAL INFORMATION BEGINNING ON PAGE 1 OF THIS PROXY STATEMENT OR (II) YOUR ENCLOSED PROXY CARD.

CONSIDERING REGISTERING ELECTRONICALLY FOR STOCKHOLDER MATERIALS?

JDS Uniphase Corporation is pleased to take advantage of the new Securities and Exchange Commission (the “SEC”) rule allowing companies to furnish this Proxy Statement and Annual Report over the Internet to our stockholders who hold Common Stock. We believe that this new e-proxy process, also known as “Notice and Access” will expedite the holders’ of Common Stock receipt of proxy materials, reduce our printing and mailing expenses and reduce the environmental impact of producing materials required for our Annual Meeting.

Holders of Common Stock should refer to the “General Information” portion of the following Proxy Statement (beginning on page 1) or contact our Investor Relations hotline at 408-546-4445 for assistance regarding instructions on how to register for and thereafter access our Proxy Statement and Annual Report online.

Holders of Exchangeable Shares remain unaffected by the new SEC rule and will continue to receive paper copies of the Proxy Statement and Annual Report.

Stockholder Letter

Proxy

Form 10-K

Dear Stockholders,

Fiscal 2008 was a year of revenue growth and earnings improvement for JDSU as we continued our focus on improving the business model in each of our business segments. Throughout fiscal 2008, we welcomed new leadership and talent at multiple levels within the Company, to position us well for the next phase of growth and predictability. For the year, the Company delivered:

•	Revenue growth of 9.5% in fiscal 2008 compared to fiscal 2007.

•	Revenue growth in all reported business segments.

•	Non-GAAP gross margins of 42.8%, an improvement from the prior year’s non-GAAP gross margins of 37.7%.

•	Operating income was 5%, a substantial improvement from fiscal 2007.

•	Positive contribution margins for all four business segments.

•	Net earnings per share positive in all four quarters. Net earnings per share for fiscal 2008 were $.50, an increase of over 72% when compared to fiscal 2007.

•	Adjusted EBITDA of 9.3% of revenue, the highest level in 6 years.

•	Positive free cash flow in each fiscal quarter.

•	Enhancements to our product portfolio through organic innovation and acquisition.

Our strategy continues to be to execute as a diversified technology company with a focus on optical and broadband innovation. We embraced this view such that the composite company would be better able to navigate fluctuations in any one constituent business. Details on each of the business segments during fiscal 2008 follow:

Optical Communications

The Optical Communications business segment provides products used by communications equipment providers for telecommunications and enterprise data communications. These products enable the transmission and transport of video, audio and text data over high-capacity fiber optic cables.

We continued to see favorable end market indicators for broadband services and network build-outs and we believe broadband capacity will continue to expand as higher data rates are being delivered to the access edge accompanied by video applications and high definition network requirements.

Increased use of voice, video and data applications among consumers has placed strains on network bandwidth, pushing the need for agile optical technology all the way from the core infrastructure to the outer edge of networks. JDSU is at the forefront of developing technology to support these trends. In 2008 we introduced a photonic integrated circuit (PIC) and the AON Super Transport Blade, a single-slot blade solution that delivers all major functions required for optical network transport and JDSU invented the first nano wavelength selective switch (WSS) technology. The Nano WSS includes technology extracted from JDSU's new Mini WSS technology, and will enable JDSU to develop denser and more highly integrated optical solutions, such as the AON Super Transport Blade.

Communications Test and Measurement

Our Communications Test and Measurement segment is structured along three product groups. Each of these units’ portfolios addresses a portion of the lifecycle of the communication network market. Lab and Production supplies test equipment for development, system verification and production; Field Services supplies both telecom and cable instruments to install and troubleshoot broadband triple play services; Service Assurance Solutions ensures quality of services by providing end-to-end network test and monitoring.

In the second half of fiscal 2008 we acquired the fiber test division of Westover Scientific, the leading provider of proactive fiber inspection test solutions for service providers, equipment manufacturers and premises wiring technicians. The products are designed to proactively inspect fiber optic connectors, which when contaminated are the number one source for faults in fiber network deployments. The acquisition strengthens JDSU’s portfolio and leadership of test solutions in fiber optic networks.

JDSU continues to expand its position with Network Equipment Manufacturers with new lab and production test solutions. The MAP-200 product speeds the development of next generation fiber networks systems with an in-depth analysis of network element performance. JDSU is also providing service providers with field tools and service assurance systems to speed triple play service delivery and ensure quality. The T-BERD 6000, a 10GigE field tester for IPTV and other IP based service deployment is gaining customer acceptance, and Tier-1 telecom service provides continue strong adoption of the JDSU’s FTTX tools including the SmartClass Home, HST and T-BERD for triple play service delivery.

Advanced Optical Technologies

The Advanced Optical Technologies business segment leverages its core technology strengths of optics and materials science to manage light and/or color effects.

The currency market has provided strength for this business, driven by pre-Olympic currency printing in China, general inflationary trends, convergence of new denominations and redesign activities.

We announced the acquisition of American Bank Note and Holographic in the second half of fiscal 2008. This acquisition fortifies our overt and covert security product portfolio by enhancing our diffractive optics and magnetic technologies, including holograms, for security applications, along with related manufacturing and marketing expertise and a leading position in the transaction card market.

Commercial Lasers

JDSU provides laser components and subsystems for a broad range of applications. Semiconductor industry activity has declined where with biomedical and material processing customers continue to be strong and growing. Our commercial lasers business is focused on the transition from gas lasers to more reliable solid state lasers. Gross margins have continued to improve and have reached the best level we have seen in several years despite the slight revenue growth in fiscal 2008. We continue to improve our quality, operations and supply chain performance and believe there is more improvement to come in these areas.

Corporate Focus

Fiscal 2009 will be a year in which JDSU continues to advance its business model as each business segment expects to continue to improve individual operating results while maintaining a leadership market position.

The current economic conditions have caused a level of uncertainty in the markets we participate in which has increased the risk across our businesses. We have created a plan that reaches our financial goals under the current telecom economic climate, albeit we have initiated work on bottom line improvements that will cushion possible deviations due to the economic climate. In addition we will consider mergers and acquisitions that fortify or augment our existing businesses.

Our priorities for fiscal 2009 are to:

1. Accelerate profitable growth;

2. Improve the company’s operating performance and efficiency;

3. Increase free cash flow; and

4. Improve predictability such that the impact of seasonality on gross margins is reduced.

I look forward to updating you on our progress in the coming quarters. If you are interested in learning more about JDSU in the meantime, visit our website at www.jdsu.com/investors or contact our Investor Relations Department at investor.relations@jdsu.com or (408) 546-4445. Thank you for your support of JDSU.

Sincerely yours,

Kevin J. Kennedy

Forward-Looking Statements

This letter includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based on certain assumptions and reflect our current expectations. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. For more information on the risks affecting the Company’s business, please refer to the “Risk Factors” section included in the Company’s Annual Report on Form 10-K for the year ended June 28, 2008 filed with the Securities and Exchange Commission, as well as in other filings on Forms 10-Q and 10-K. The forward-looking statements contained in this letter are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

JDS UNIPHASE CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 12, 2008

DATE AND TIME	9:00 a.m., Pacific Standard Time, on November 12, 2008

LOCATION	690 North McCarthy Boulevard
Milpitas, California 95035
(408) 546-5000

PROPOSALS	1. To elect three Class III directors to serve until the 2011 annual meeting of Stockholders and until their successors are elected and qualified.

2. To approve amendments to the Company’s Amended and Restated 2003 Equity Incentive Plan.

3. To ratify the appointment of PricewaterhouseCoopers LLP as JDS Uniphase Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2009.

4. To consider such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

RECORD DATE	You are entitled to vote at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement thereof if you were a Stockholder at the close of business on September 12, 2008.

VOTING	YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE PROMPTLY TO ENSURE YOUR PRESENCE AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. For specific instructions on how to vote your shares, and if you are a holder of Common Stock, please refer to (i) the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail, (ii) the section entitled General Information beginning on page 1 of this Proxy Statement, or (iii) if you requested to receive printed proxy materials, your enclosed Proxy Card. If you are a holder of Exchangeable Shares, please refer to (i) the section entitled General Information beginning on page 1 of this Proxy Statement or (ii) your enclosed Proxy Card. As specified in the Notice, holders of Common Stock may vote their respective shares by using the Internet or the telephone. All stockholders (whether you hold Common Stock or Exchangeable Shares) may also vote shares by marking, signing, dating and returning the Proxy Card in the enclosed postage-prepaid envelope. If you send in your Proxy Card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

Kevin J. Kennedy
Chief Executive Officer and President

Milpitas, California

September 26, 2008

JDS UNIPHASE CORPORATION

430 North McCarthy Boulevard

Milpitas, California 95035

(408) 546-5000

PROXY STATEMENT

GENERAL INFORMATION

Why am I receiving these proxy materials?

The Board of Directors (the “Board” or “Board of Directors”) of JDS Uniphase Corporation, a Delaware corporation (the “Company”), is furnishing these proxy materials to you in connection with the Company’s 2008 annual meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 690 North McCarthy Boulevard, Milpitas, California 95035, on November 12, 2008 at 9:00 a.m., Pacific Standard Time. You are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals outlined in this proxy statement (“Proxy Statement”).

What is “Notice and Access”?

The Securities and Exchange Commission has adopted amendments to the proxy rules that change how companies must provide proxy materials. These new rules are often referred to as “Notice and Access”. Under the Notice and Access model, a company may select either of the following two options for making proxy materials available to stockholders:

•	The full set delivery option; or

•	The notice only option.

A company may use a single method for all its stockholders, or use full set delivery for some while adopting the notice only option for others.

This process reduces the amount of time it takes for stockholders to obtain the materials, reduces the printing and mailing expenses paid by the Company, and reduces the environmental impact of producing the materials. The Company is required to comply with these new “Notice and Access” rules in connection with its Annual Meeting.

Other than holders of Exchangeable Shares, who will continue to receive printed copies of the proxy materials, most of our stockholders who hold Common Stock will not receive printed copies of the proxy materials unless they request them. Instead, the “Notice of Internet Availability of Proxy Materials” (referred herein as the “Notice”), which was mailed to our stockholders who hold Common Stock, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials.

If I am a holder of Exchangeable Shares, do the “Notice and Access” rules apply to me?

No. The new “Notice and Access” rules apply only to stockholders of the Company who hold Common Stock. Accordingly, as a holder of Exchangeable Shares, you will continue to receive printed copies of the proxy materials.

1

What is the Full Set Delivery Option?

Under the full set delivery option, a company delivers all proxy materials to its stockholders as it would have done prior to the change in the rules. This can be by mail or, if a stockholder has previously agreed, by e-mail. In addition to delivering proxy materials to stockholders, a company must now post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access that website.

What is the Notice Only Option?

Under the notice only option, a company must post all its proxy materials on a publicly accessible website. However, instead of delivering its proxy materials to stockholders, the company instead delivers a Notice. This Notice includes, among other matters:

•	information regarding the date and time of the meeting of stockholders as well as the items to be considered at the meeting;

•	information regarding the website where the proxy materials are posted; and

•	various means by which a stockholder can request paper or e-mail copies of the proxy materials.

If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days. Additionally, paper copies must be sent via first class mail.

In connection with its Annual Meeting, the Company has elected to use the notice only delivery option with respect to the Company’s holders of Common Stock. Accordingly, if you are a holder of Common Stock, you should have received the Notice, which provides instructions on how to access the proxy materials on-line.

Will the Company use the Notice Only option in the future?

The Company may choose to continue to use the notice only option in the future as a delivery option of its proxy materials with respect to its holders of Common Stock. By reducing the amount of materials that the Company is required to print and mail, the notice only option provides an opportunity for cost savings as well as conservation of natural resources. The Company plans to evaluate the future possible cost savings as well as the possible impact on stockholder participation as it considers future use of the notice only option.

As a Holder of Common Stock, what do I need to do?

If you would prefer to continue receiving paper copies of proxy materials if the Company elects to use the notice only option for future annual meetings, please mark the “Paper Copies” box on your Proxy Card (or provide this information when you vote telephonically or via the internet).

As noted above, the Company must provide paper copies via first class mail to any stockholder who, after receiving the Notice referenced above, nevertheless requests paper copies. Accordingly, for example, even if you do not check the “Paper Copies” box now, you will still have the right to request delivery of a free set of proxy materials upon receipt of any Notice in the future. Because first class postage is significantly costlier than bulk mail rates and because each such request must be processed on a stockholder-by-stockholder basis, the cost of responding to a single request for paper copies is likely to be significantly greater than the per stockholder cost the Company currently incurs in delivering proxy materials in bulk. Accordingly, requests for paper copies could significantly undermine or eliminate expected cost savings associated with the notice only option.

By developing in advance a database of Common Stock holders who would prefer to continue receiving paper copies of proxy materials, the Company would be able to use the full set delivery option for these stockholders—using bulk mail to deliver the paper copies—while using the notice only option for other Common

2

Stock holders. We believe this would significantly reduce the number of requests for paper copies that the Company would need to process on a stockholder-by-stockholder basis and would position the Company to better capture cost savings should it continue to use the notice only option in the future. We appreciate your assistance in helping us develop this database through the Proxy Card, telephonic and internet voting processes.

If I am a holder of Common Stock, how do I obtain electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the Internet; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

What if I prefer to receive paper copies of the materials?

If you are a holder of Exchangeable Shares, you will continue to receive printed copies of the proxy materials. If you are a holder of Common Shares and if you prefer to receive paper copies of the materials, you can still do so. You may request a paper copy of the materials by (i) calling 1-800-579-1639; (ii) sending an e-mail to sendmaterial@proxyvote.com; or (iii) logging onto www.ProxyVote.com. There is no charge to receive the materials by mail. If requesting material by e-mail, please send a blank e-mail with the 12 digit “Control Number” (located on the second page of the Notice) in the subject line.

What proposals will be voted on at the Annual Meeting?

There are four proposals scheduled to be voted on at the Annual Meeting:

1. To elect three Class III directors to serve until the 2011 annual meeting of Stockholders and until their successors are elected and qualified.

2. To approve amendments to the Company’s Amended and Restated 2003 Equity Incentive Plan.

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (hereinafter referred to as “independent auditors”) for the fiscal year ending June 30, 2009.

4. To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

As to any other business which may properly come before the Annual Meeting, the persons named on the enclosed proxy card will vote according to their best judgment. The Company does not know now of any other matters to be presented or acted upon at the Annual Meeting.

What are the recommendations of the Company’s Board of Directors?

The Board recommends that you vote “FOR” the election of the three Class III directors, “FOR” approval of the amendments to the Company’s Amended and Restated 2003 Equity Incentive Plan, and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 30, 2009.

3

What is the record date and what does it mean?

The record date for the Annual Meeting is September 12, 2008. The record date is established by the Board of Directors as required by Delaware law. Holders of shares of the Company’s Common Stock and holders of Exchangeable Shares of JDS Uniphase Canada Ltd., a subsidiary of the Company, at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof.

What shares can I vote?

Each stockholder of the Company’s common stock, par value $.001 per share (“Common Stock”), is entitled to one vote for each share of Common Stock owned as of the record date, and CIBC Mellon Trust Company (the “Trustee”), the holder of the Company’s special voting share (“Special Voting Share”), is entitled to one vote for each exchangeable share of JDS Uniphase Canada Ltd., a subsidiary of the Company (“Exchangeable Shares”), outstanding as of the record date (other than Exchangeable Shares owned by the Company and its affiliates). Holders of Common Stock and the Exchangeable Shares are collectively referred to as “Stockholders”. Votes cast with respect to Exchangeable Shares will be voted through the Special Voting Share by the Trustee as directed by the holders of Exchangeable Shares, except votes cast with respect to Exchangeable Shares whose holders request to vote directly in person as proxy for the Trustee at the Annual Meeting.

At the record date, 209,817,464 shares of Common Stock were issued and outstanding, one share of the Company’s Special Voting Share was issued and outstanding, and 5,000,041 Exchangeable Shares were issued and outstanding (excluding Exchangeable Shares owned by the Company and its affiliates which are not voted). Each Exchangeable Share is exchangeable at any time, at the option of its holder, for one share of the Company’s Common Stock.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock and Exchangeable Shares outstanding and entitled to vote on the record date will constitute a quorum permitting the Annual Meeting to conduct its business.

How are abstentions and broker non-votes treated?

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker non-vote are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. Broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting and, therefore, do not have an effect on Proposals 1, 2 or 3. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting instructions with respect to that item and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. Routine matters include, among others, the election of directors and ratification of auditors. Non-routine matters include, among others, the proposed amendments to the Company’s Amended and Restated 2003 Equity Incentive Plan. For the purpose of determining whether the Stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstentions have the same effect as negative votes. Shares held by brokers who do not have discretionary authority to vote on a particular matter and have not received voting instructions from their customers are not counted or deemed to be present or represented for purposes of determining whether Stockholders have approved that matter.

4

What is the voting requirement to approve each of the proposals?

Proposal 1. The three candidates receiving the greatest number of affirmative votes of the votes attached to shares of Common Stock and the Special Voting Share present in person, or represented by proxy, and entitled to vote at the Annual Meeting will be elected, provided a quorum is present and voting. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Proposal 2. Approval of the amendments to the Company’s Amended and Restated 2003 Equity Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock and the votes represented by the Special Voting Share (all taken together as one class) present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote.

Proposal 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors requires the affirmative vote of a majority of the shares of Common Stock and the votes represented by the Special Voting Share (all taken together as one class) present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote.

All shares of Common Stock and the Special Voting Share represented by valid proxies will be voted in accordance with the instructions contained therein. Votes with respect to Exchangeable Shares represented by valid voting instructions received by the Trustee will be cast by the Trustee in accordance with those instructions. In the absence of instructions, proxies from holders of Common Stock will be voted FOR Proposals 1, 2 and 3. If no instructions are received by the Trustee from a holder of Exchangeable Shares, the votes to which such holder is entitled will not be exercised.

How do I vote my shares?

If you are a record holder of Common Stock, you can either attend the Annual Meeting and vote in person or give a proxy to be voted at the Annual Meeting:

•	by mailing the enclosed proxy card;

•	over the telephone by calling a toll-free number; or

•	electronically, using the Internet and following the instructions provided in the Notice you received by mail.

The Internet and telephone voting procedures have been set up for your convenience and are designed to authenticate the Common Stock holders’ identities, to allow the holders of Common Stock to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions for record holders of Common Stock who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card or in the Notice you received by mail.

If you are a record holder of Exchangeable Shares, you can either attend the Annual Meeting and vote in person or give a proxy to be voted at the Annual Meeting by mailing the enclosed voting instruction card to the Trustee.

If a holder of Exchangeable Shares does not provide the Trustee with voting instructions, your Exchangeable Shares will not be voted.

5

Who will tabulate the votes?

An automated system administered by Broadridge Financial Services, Inc. (“Broadridge”) will tabulate votes cast by proxy at the Annual Meeting and a representative of the Company will tabulate votes cast in person at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual Stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except (i) as necessary to meet applicable legal requirements, or (ii) to allow for the tabulation and/or certification of the vote.

Can I change my vote after submitting my proxy?

You may revoke your proxy at any time before the final vote at the Annual Meeting. You may do so by one of the following four ways:

•	submitting another proxy card bearing a later date;

•	sending a written notice of revocation to the Company’s Corporate Secretary at 430 North McCarthy Boulevard, Milpitas, California, 95035;

•	submitting new voting instructions via telephone or the Internet; or

•	attending AND voting in person at the Annual Meeting.

If you hold Exchangeable Shares and you wish to direct the Trustee to change the vote attached to the Special Voting Share on your behalf, you should follow carefully the instructions provided by the Trustee, which accompany this Proxy Statement. The procedure for instructing the Trustee differs in certain respects from the procedure for delivering a proxy, including the place for depositing the instructions and the manner for revoking the proxy.

Who is paying for this proxy solicitation?

This Proxy Statement and the accompanying proxy were first sent by mail to the Trustee for the Special Voting Share and holders of Exchangeable Shares on or about September 26, 2008. The Company has also sent printed copies of the proxy materials by mail to holders of Common Stock to each holder of Common Stock who has requested such copy. The Company will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Proxy Statement. If you are a holder of Common Stock and if you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. The Company has retained the services of the Laurel Hill Advisory Group to assist in the solicitation of proxies and provide related advice and information support. The Company will pay for these solicitation services and the cost is not expected to exceed $15,000. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally, by telephone, facsimile, or telegram.

How can I find out the voting results?

The Company will announce the preliminary results at the Annual Meeting and publish the final results in the Company’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2009. Stockholders may also find out the final results by calling the Company’s Investor Relations Department at (408) 546-4445.

6

How do I receive electronic access to proxy materials for the current and future annual meetings?

Stockholders who have previously elected to receive the Proxy Statement and annual report over the Internet will be receiving an e-mail on or about September 26, 2008 with information on how to access Stockholder information and instructions for voting over the Internet. Stockholders of record may vote via the Internet until 11:59 p.m. Eastern Time, November 11, 2008.

If your shares are registered in the name of a brokerage firm and you have not elected to receive your Proxy Statement and Annual Report over the Internet, you still may be eligible to vote your shares electronically over the Internet. A large number of brokerage firms are participating in the ADP online program, which provides eligible Stockholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet. If your brokerage firm is participating in ADP’s program, your proxy card will provide instructions for voting online.

Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies, which results in cost savings for the Company. If you are a Stockholder of record and would like to receive future Stockholder materials electronically, you can elect this option by following the instructions provided when you vote your proxy over the Internet at www.ProxyVote.com.

If you chose to view future proxy statements and annual reports over the Internet, you will receive an e-mail notification next year with instructions containing the Internet address of those materials. Your choice to view future proxy statements and annual reports over the Internet will remain in effect until you contact either your broker or the Company to rescind your instructions. You do not have to elect Internet access each year.

If you elected to receive this Proxy Statement electronically over the Internet and would now like to receive a paper copy of this Proxy Statement so that you may submit a paper proxy in lieu of an electronic proxy, you should contact your broker or the Company.

How can I avoid having duplicate copies of the Proxy Statement sent to my household?

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, which results in cost savings for the Company. The practice of “householding” means that only one copy of the Proxy Statement and Annual Report will be sent to multiple Stockholders in a Stockholder’s household. The Company will promptly deliver a separate copy of either document to any Stockholder who contacts the Company’s Investor Relations Department at (408) 546-4445 requesting such copies. If a Stockholder is receiving multiple copies of the Proxy Statement and Annual Report at the Stockholder’s household and would like to receive a single copy of those documents for a Stockholder’s household in the future, that Stockholder should contact their broker, other nominee record holder, or the Company’s Investor Relations Department to request mailing of a single copy of the Proxy Statement and Annual Report.

When are Stockholder proposals due for next year’s annual meeting?

In order for Stockholder proposals to be considered properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice in writing to the Secretary of the Company. To be timely for the 2009 annual meeting of Stockholders (the “2009 Annual Meeting”), a Stockholder’s notice must be received by the Company at its principal executive offices not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to Stockholders, notice by the Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A Stockholder’s notice to the Secretary must set forth as to each matter the Stockholder proposes to bring before the 2009 Annual Meeting: (i) a brief description

7

of the business desired to be brought before the 2009 Annual Meeting and the reasons for conducting such business at the 2009 Annual Meeting; (ii) the name and record address of the Stockholder proposing such business; (iii) the class and number of shares of the Company which are beneficially owned by the Stockholder; and (iv) any material interest of the Stockholder in such business. Subject to applicable laws and regulations, the Company has discretion over what Stockholder proposals will be included in the agenda for the 2009 Annual Meeting and/or in the related proxy materials.

Subject to applicable laws and regulations, the Company will also have discretionary authority to vote all shares for which it has proxies regarding a Stockholder proposal if the Company fails to receive notice of the Stockholder proposal for next year’s annual meeting at least 45 days before the date in 2008 on which the Company filed this Proxy Statement (specifically, since the Company filed this fiscal 2008 proxy on September 26, 2008, the Company will have this discretionary authority if notice of a Stockholder proposal for the 2009 Annual Meeting is not received by the Company by August 12, 2009).

8

PROPOSAL 1

ELECTION OF CLASS III DIRECTORS

The Board is divided into three classes as nearly equal in number as possible. The members of each class of directors serve staggered three-year terms. As of September 26, 2008, the Board is composed of the following ten members:

Class	Directors	Term Expiration
I	Bruce D. Day, Martin A. Kaplan and Kevin J. Kennedy	2010 Annual Meeting of Stockholders
II	Richard E. Belluzzo, Harold L. Covert, Penelope A. Herscher and Masood Jabbar	2009 Annual Meeting of Stockholders
III	Richard T. Liebhaber, Casimir S. Skrzypczak and Kevin A. DeNuccio	2008 Annual Meeting of Stockholders

In July 2008, Penelope A. Herscher joined the Board of Directors. As a result of this change, as of September 26, 2008 the authorized number of directors on the Board is ten.

The Board is currently composed of three Class I directors (Mr. Day, Mr. Kaplan and Mr. Kennedy), four Class II directors (Mr. Belluzzo, Mr. Covert, Ms. Herscher and Mr. Jabbar) and three Class III directors (Mr. Liebhaber, Mr. Skrzypczak and Mr. DeNuccio), whose terms will expire upon the election and qualification of directors at the Annual Meeting of Stockholders held in 2010, 2009 and 2008, respectively. At each Annual Meeting of Stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring.

At this Annual Meeting, the Stockholders will elect three Class III directors recommended by the Corporate Governance Committee (which serves as the Company’s Nominating Committee) and nominated by the Board, each to serve a three year term until the 2011 Annual Meeting of Stockholders and until a qualified successor is elected and qualified or until the director’s earlier resignation or removal. The Board has no reason to believe that the nominees named below will be unable or unwilling to serve as a director if elected.

9

Certain information about the Board of Directors nominees is furnished below.

Class III Directors Whose Terms Will Expire in 2008

Richard T. Liebhaber Age 73	Mr. Liebhaber became a member of the Company’s Board in November 2001. Mr. Liebhaber retired as Executive Vice President and Chief Technology Officer of MCI Communications, Inc. (“MCI”) in 1995. Prior to joining MCI in 1985, Mr. Liebhaber was IBM’s director of Business Policy and Development after serving in engineering, manufacturing, product test, service and marketing positions. Mr. Liebhaber is also a director of Soapstone Networks, Cogent Communications and ILOG S.A.

Casimir S. Skrzypczak Age 67	Mr. Skrzypczak has been a member of the Company’s Board since July 1997. Since July 2001, Mr. Skrzypczak has been a general partner in Global Asset Capital Investment. From October 1999 to July 2001, Mr. Skrzypczak was Senior Vice President at Cisco Systems, Inc. Mr. Skrzypczak served as Corporate Vice President and Group President of Professional Services at Telcordia Technologies, Inc. from July 1997 to October 1999. Earlier, Mr. Skrzypczak was President, NYNEX Science & Technology and Vice President, Network & Technology Planning for NYNEX. Mr. Skrzypczak has served as a trustee of Polytechnic University since 1987 and is chairman of its Education Committee. Mr. Skrzypczak also serves as a director of RF Micro Devices, Inc.

Kevin A. DeNuccio Age 49	Mr. DeNuccio joined the Company's Board of Directors in December 2005. He currently serves as Vice-Chairman at Redback Networks, a wholly owned subsidiary of LM Ericsson, where he was recruited to lead that company's turnaround in August of 2001. Mr. DeNuccio led Redback through a successful financial restructuring, product and market transition, and renewed high growth era. Prior to joining Redback, Mr. DeNuccio was senior vice president of worldwide service provider operations for Cisco Systems, Inc. At Cisco, Mr. DeNuccio was responsible for all field activities in the service provider marketplace, representing more than $4 billion in revenue and over 4000 employees globally. Prior to his six years at Cisco, he was the founder, president and chief executive officer of Bell Atlantic Network Integration Inc., a wholly owned subsidiary of Bell Atlantic (now Verizon Communications). Mr. DeNuccio has also held senior management positions at both Unisys Corporation and Wang Laboratories.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION

TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE

10

The Company’s directors listed below will continue in office for the remainder of their terms or earlier in accordance with the Company’s Bylaws. Information regarding the business experience of each such director is provided below.

Class I Director—Nominees For Three Year Terms That Will Expire in 2010

Bruce D. Day Age 52	Mr. Day became a member of the Company’s Board in July 1999, upon the closing of the merger with JDS FITEL Inc. (“JDS FITEL”) and served as a member of the JDS FITEL Board of Directors since 1996. From 1991 until 2006, Mr. Day was Vice President, Corporate Development of Rogers Communications Inc., and was principally involved in mergers, acquisitions, divestitures, taxation and pension fund investments for Rogers Communications Inc. and its subsidiaries. Mr. Day is a member of the board of directors of Integrated Asset Management Corp. (Toronto, Canada).

Martin A. Kaplan Age 71	Mr. Kaplan has been a member of the Company’s Board since October 1997. Mr. Kaplan has served as the Chairman of the Board since May 2000. From May 1998 until his retirement in May 2000 after 40 years in the technology industry, Mr. Kaplan was Executive Vice President of Pacific Telesis, responsible for integration following the merger of SBC Communications, Inc. and Pacific Telesis Group, followed by the same role for other SBC mergers. From 1986 to 1997, he was Executive Vice President of Pacific Bell and President of Network Services. Mr. Kaplan also is a Director of Tekelec and Superconductor Technologies.

Kevin J. Kennedy Age 52	Mr. Kennedy became a member of the Company’s Board in November 2001, and became Chief Executive Officer of the Company on September 1, 2003. From August 2001 to September 2003, Mr. Kennedy was the Chief Operating Officer of Openwave Systems, Inc. Prior to joining Openwave Systems Inc., Mr. Kennedy served seven years at Cisco Systems, Inc., and 17 years at Bell Laboratories. Mr. Kennedy is a director of Polycom, Inc., and KLA-Tencor Corporation.

11

Class II Directors Whose Terms Will Expire in 2009

Richard E. Belluzzo Age 54	Mr. Belluzzo joined the Company’s Board in February 2005. He currently serves as Chairman and Chief Executive Officer of Quantum Corporation, a provider of backup, recovery and archive products and services. Before joining Quantum Corporation in 2002, Mr. Belluzzo was President and Chief Operating Officer of Microsoft Corporation (“Microsoft”). Prior to becoming its President and Chief Operating Officer, Mr. Belluzzo served as Microsoft’s group Vice President of the Personal Services and Devices Group, and was Group Vice President for the Consumer Group. Prior to Microsoft, Mr. Belluzzo was Chief Executive Officer of Silicon Graphics Inc. (“SGI”). Before SGI, Mr. Belluzzo held a series of increasingly senior roles at Hewlett Packard Company, culminating in his service as Executive Vice President of the Computer Products Organization. Mr. Belluzzo is a member of the board of directors of PMC-Sierra (Vancouver, Canada).

Harold L. Covert Age 61	Mr. Covert joined the Company’s Board in January 2006. He is currently the Chief Financial Officer of Silicon Image, Inc., a provider of semiconductors for storage, distribution and presentation of high-definition content. Prior to joining Silicon Image, Covert was Executive Vice President and Chief Financial Officer at Openwave Systems, Inc. from 2005 to 2007. Before joining Openwave in 2005, Mr. Covert was Chief Financial Officer of Extreme Networks, a network infrastructure equipment provider. Prior to Extreme, Mr. Covert served as Chief Financial Officer at Silicon Graphics, Inc., from July 2000 to July 2001, and as Executive Vice President and Chief Financial Officer at Adobe Systems, Inc., from 1998 to 2000. Prior to Adobe, he held a variety of positions over the course of over 20 years in the high-technology industry. Mr. Covert is a member of the board of directors Harmonic, Inc., and Thermage, Inc., and is the Chairman of each of their Audit Committees.

Penelope A. Herscher Age 48	Ms. Herscher joined the Company’s Board in July 2008. She currently holds the position of President and Chief Executive Officer of FirstRain, a search-driven research firm. Prior to joining FirstRain, Ms. Herscher held the position of Executive Vice President and Chief Marketing Officer at Cadence Design Systems. From 1996 to 2002, Ms. Herscher was President and Chief Executive Officer of Simplex Solutions, which was acquired by Cadence in 2002. Before Simplex, she was an executive at Synopsys for eight years and started her career as an R&D engineer with Texas Instruments. Ms. Herscher serves on the board of directors of FirstRain and Rambus.

Masood Jabbar Age 58	Mr. Jabbar joined the Company’s Board in March 2006. Mr. Jabbar worked at Sun Microsystems Inc. from 1986 to 2003, where he served in a series of progressively responsible roles including President of the Computer Systems Division, Chief Financial Officer of the $10 billion Sun Microsystems Computer Corporation, and Executive Vice President of Global Sales Operations. Mr. Jabbar’s career at Sun culminated as Executive Vice President and Advisor to the Chief Executive Officer, where he was responsible for advising the CEO on critical strategic issues. Prior to joining Sun, Mr. Jabbar spent ten years in finance and accounting at Xerox Corporation, and two years at IBM Corporation. Mr. Jabbar is currently a Director of Silicon Image, Inc.

12

CORPORATE GOVERNANCE

Code of Ethics

The Board and management of the Company believe that good corporate governance is an important component in enhancing investor confidence in the Company and increasing Stockholder value. The imperative to continue to develop and implement best practices throughout our corporate governance structure is fundamental to our strategy to enhance performance by creating an environment that increases operational efficiency and ensures long-term productivity growth. Solid corporate governance practices also ensure alignment with Stockholder interests by promoting fairness, transparency and accountability in business activities among employees, management and the Board.

Our corporate governance practices represent our firm commitment to the highest standards of corporate ethics, compliance with laws, financial transparency and reporting with objectivity and the highest degree of integrity. Representative steps we have taken to fulfill this commitment include, among others:

•	All members of the Board are independent with the exception of the Company's Chief Executive Officer.

•	All members of our key Board committees—the Audit Committee, the Governance Committee and the Compensation Committee—are independent.

•	The charters of the committees within the Board clearly establish their respective roles and responsibilities.

•	All employees and members of the Board are responsible for complying with our Code of Business Conduct and our Insider Trading Policy.

•	We have an anonymous hotline to encourage employees to report questionable activities to our Internal Audit and Legal Departments, and Audit Committee.

•	Our independent accountants report directly to the Audit Committee.

•	Our internal audit control function maintains critical supervision over the key areas of our business and financial controls and reports directly to our Audit Committee.

•	We have established procedures for Stockholders to communicate with the Board by contacting the Investor Relations Department.

•	The independent members of our Board and Board Committees meet regularly without the presence of management.

The Company has adopted a Code of Ethics (known as the Code of Business Conduct) for its directors, officers and other employees. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Business Conduct. A copy of the Code of Business Conduct is available on the Company’s website at www.jdsu.com.

Director Independence

In accordance with current NASDAQ listing standards, the Board of Directors, on an annual basis, affirmatively determines the independence of each Director and nominee for election as a Director. Our Director independence standards include all elements of independence set forth in the NASDAQ listing standards, which can be found in the “Corporate Governance” section of our website at www.jdsu.com.

13

Board Committees and Meetings

During fiscal 20081, the Board held eighteen meetings. The Board has four committees: Audit Committee, Compensation Committee, Corporate Governance Committee, and Corporate Development Committee. The members of the committees during fiscal 2008 are identified in the following table:

DIRECTOR	AUDIT	COMPENSATION	CORPORATE DEVELOPMENT	GOVERNANCE
Richard E. Belluzzo		X		CHAIR
Harold L. Covert	CHAIR
Kevin A. DeNuccio		X
Bruce D. Day	X		X
Masood A. Jabbar		X	X
Martin A. Kaplan		X	X	X
Kevin J. Kennedy			X
Richard T. Liebhaber			CHAIR	X
Casimir S. Skrzypczak	X	CHAIR

No director attended fewer than 75% of all Board meetings and committees on which he served after becoming a member of the Board of Directors, except Mr. Kennedy, who did not attend five Board meetings related to the subject of the Kennedy Agreement (as that term is defined below in the section titled “Employment Contracts, Termination of Employment and Change in Control Arrangements”). The Company encourages, but does not require, its Board members to attend the annual Stockholders meeting. All then-current Directors attended the 2007 Annual Meeting except for Mr. Covert and Mr. Jabbar.

The Audit Committee met twelve times in fiscal 2008. The Audit Committee is responsible for assisting the full Board of Directors in fulfilling its oversight responsibilities relative to the Company’s financial statements, financial reporting practices, systems of internal accounting and financial control, the internal audit function, annual independent audits of the Company’s financial statements, and such legal and ethics programs as may established from time to time by the Board. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. In addition, the Audit Committee considers whether the Company’s independent auditors’ provision of non-audit services is compatible with maintaining the independence of the independent auditors. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market, Inc. The Board has further determined that Harold L. Covert and Bruce D. Day are “audit committee financial expert(s)” as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are independent as defined by Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. A copy of the Audit Committee charter can be viewed at the Company’s website at www.jdsu.com.

The Compensation Committee met five times in fiscal 2008. The Compensation Committee of the Board of Directors is responsible for ensuring that the Company adopts and maintains responsible and responsive compensation programs for its employees, officers and directors consistent with the long-range interests of Stockholders. The Compensation Committee is also responsible for administering certain other compensation programs for such individuals, subject in each instance to approval by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the Company’s employee stock purchase plans and equity incentive plans. The chair of the Compensation Committee reports on the Compensation Committee’s

[1]	In fiscal 2001, the Company changed its year-end from fiscal year on June 30 to a 52-week fiscal year ending on the Saturday closest to June 30. The Company’s fiscal year 2008 ended on June 28, 2008, whereas fiscal 2007 and 2006 ended on June 30, 2007 and July 1, 2006, respectively. For comparative presentation purposes, all accompanying tables and notes have been shown as ended on June 30.

14

actions and recommendations at Board meetings. In addition, the Compensation Committee has the authority to engage the services of outside advisors, experts and others to provide assistance as needed. All members of the Compensation Committee are “independent” as that term is defined in Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market, Inc. A copy of the Compensation Committee charter can be viewed at the Company’s website at www.jdsu.com. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the “Compensation Discussion and Analysis” below.

The Corporate Development Committee met five times in fiscal 2008. The Corporate Development Committee oversees the Company’s strategic acquisition and investment activities. The Corporate Development Committee reviews and approves certain strategic transactions for which approval of the full Board of Directors is not required and makes recommendations to the Board of Directors regarding those transactions for which the consideration of the full Board of Directors is appropriate. A copy of the Corporate Development Committee charter can be viewed at the Company’s website at www.jdsu.com.

The Corporate Governance Committee met five times in fiscal 2008. The Corporate Governance Committee, which serves as the Company’s nominating committee, reviews current trends and practices in corporate governance and recommends to the Board of Directors the adoption of programs pertinent to the Company. As provided in the charter of the Corporate Governance Committee, nominations for director may be made by the Corporate Governance Committee or by a Stockholder of record entitled to vote. The Corporate Governance Committee will consider and make recommendations to the Board of Directors regarding any Stockholder recommendations for candidates to serve on the Board of Directors. Stockholders wishing to recommend candidates for consideration by the Corporate Governance Committee may do so by writing to the Company’s Investor Relations Department-Attention Corporate Governance Committee at 430 North McCarthy Boulevard, Milpitas, California 95035 providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating Stockholder’s ownership of Company’s stock at least 120 days prior to the next annual meeting to assure time for meaningful consideration by the Corporate Governance Committee. There are no differences in the manner in which the Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a Stockholder. All members of the Corporate Governance Committee are “independent” as that term is defined in Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market, Inc.

In reviewing potential candidates for the Board, the Corporate Governance Committee considers the individual’s experience in the Company’s industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria. A detailed description of the criteria used by the Corporate Governance Committee in evaluating potential candidates may be found in the charter of the Corporate Governance Committee.

The Corporate Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.jdsu.com.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Company’s Board or Compensation Committee and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past. Messrs. Belluzo, DeNuccio, Herscher, Kaplan and Skrzypczak were not at any time an officer or employee of JDSU. In addition, none of our executive officers serves as a member of the Board of Directors or Compensation Committee of any company that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

15

Communication between Stockholders and Directors

Stockholders may communicate with the Company’s Board of Directors through the Company’s Secretary by sending an email to bod@jdsu.com, or by writing to the following address: Chairman of the Board, c/o Company Secretary, JDSU, 430 North McCarthy Boulevard, Milpitas, California 95035. The Company’s Secretary will forward all correspondence to the Board of Directors, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Director Compensation

Each non-employee director of the Company receives an annual cash retainer of $48,000 which is paid in quarterly installments of $12,000. Additionally, each non-employee director receives a grant of restricted stock units having a value on the date of grant of $40,000, net of applicable taxes at the discretion of each non-employee director. Such restricted stock units are subject to a grant agreement which provides for vesting over a three year period. Upon vesting each restricted stock unit is converted into one share of the Company’s Common Stock. Each non-employee director receives $1,500 for each meeting of the Board of Directors attended. In addition, each non-employee director serving on a committee of the Board receives an annual cash retainer of $7,500, and each non-employee director serving as a committee chair receives an additional cash retainer of $6,000. Each non-employee director serving on a committee of the Board also receives a stipend of $500 per committee meeting attended.

In addition to the compensation described above, Mr. Kaplan, who serves as Chairman of the Board, receives an additional annual cash retainer of $80,000 as compensation for his services which is paid in quarterly installments of $20,000. In addition, Mr. Kaplan receives $1,500 for each meeting of the Board of Directors attended.

Additionally, immediately after each annual meeting of Stockholders, each individual who is continuing to serve as a non-employee director is granted an option to purchase 1,250 shares of the Company’s Common Stock. The individual who is serving as the Chairman is granted an option to purchase an additional 7,500 shares of the Company’s Common Stock. Upon initial appointment to the Board, each non-employee director is granted an option to purchase 5,000 shares of the Company’s Common Stock. In its discretion, the Company’s Board may make grants of additional equity incentives to non-employee directors. No such additional grants were made in fiscal year 2007. In addition, all non-employee directors who are serving as chair of one of the committees of the Board receive an annual option grant of 375 shares of the Company’s Common Stock upon their initial appointment as chair and an automatic option grant of 375 shares of the Company’s Common Stock immediately after each annual meeting of Stockholders if the non-employee director continues as chair for the ensuing year. Options granted to non-employee directors have an exercise price equal to 100% of the fair market value of the Company’s Common Stock on the date of grant, vest over twelve months and terminate eight years from the date of grant, except for the option grant made upon initial appointment to the Board which vests monthly over 36 months. Upon retirement of a non-employee director, all unvested options and restricted shares of the Company’s Common Stock will automatically become fully vested, and the exercise period for such options will be extended to expire on the expiration date of such options, which is eight years from the date of grant.

Directors who are also employed by the Company do not receive any compensation for their services as directors. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

In June 2008 the Compensation Committee recommended, and the full Board approved, a new director compensation structure that will take effect following the 2008 Annual Meeting, except for new directors joining the Board after June 2008 for whom the new structure was effective immediately. In approving the new compensation structure the Board desired to align the Company’s total pay structure for directors with relevant director compensation benchmarks, but believed it more appropriate to leave unchanged the compensation of then current directors, including the three directors currently nominated for election, until after the 2008 Annual Meeting.

16

All director compensation described above is summarized in the following table. For clarity, Ms. Herscher (who joined the Board on July 21, 2008) is currently being compensated under the structure summarized below in the column titled “New Board Compensation” and all other directors are being compensated under the structure summarizes below in the column titled “Current Board Compensation” until after the 2008 Annual Meeting:

Compensation Element for Role	Current Board Compensation			New Board Compensation
General Board Service – Cash
• Retainer	• $48,000			• $60,000
• Meeting Fees	• $ 1,500			• Not applicable (“NA”)
General Board Service – Equity
• # of Options (Initial/Annual)	• 5,000/1,250			• NA/NA
• RSU Value (Initial/Annual)	• $0/$40,000			• $150,000/$100,000
• Vesting Schedule	• Initial options vest monthly over 3 years			• Initial and annual grant vest annually over 3 years
	• Annual options vest monthly over 1 year			• Number of shares to be determined using 30 calendar day average stock price prior to date of grant
• Annual RSUs vest annually over 3 years
Committee Service	• Chair/Member pay is same for all Committees			• Varies by Committee (No meeting fees)
		Chair	Member		Chair	Member
	Retainer	$13,500	$7,500	Audit	$30,000	$15,000
	Meeting	$500	$ 500	Compensation	$20,000	$10,000
	Fee			Governance/	$15,000	$7,500
	Number of	375	0	Corporate
	Options			Development
Non-Employee Board Chair
• Additional Board Retainer	• $80,000			• $100,000
• Additional Board Meeting Fee	• $ 1,500			• NA
• Additional Equity	• 7,500 options			• NA

17

Non-Management Directors’ Compensation for Fiscal Year 2008

The director compensation policies summarized above resulted in the following total compensation for our non-management directors in fiscal year 2008:

DIRECTOR COMPENSATION TABLE

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Richard E. Belluzzo (3)	98,000	40,000	21,621	159,621
Harold Covert (4)	93,000	40,000	32,916	165,916
Bruce D. Day (5)	98,500	40,000	10,564	149,064
Kevin DeNuccio (6)	80,500	40,000	27,793	148,293
Masood A. Jabbar (7)	93,500	40,000	30,327	163,827
Martin A. Kaplan (8)	212,000	40,000	73,943	325,943
Richard T. Liebhaber (9)	101,000	40,000	13,740	154,740
Casimir S. Skrzypczak (10)	104,500	40,000	13,740	158,240

(1)	Kevin Kennedy, the Company’s Chief Executive Officer and President, is not included in this table as he is an employee of the Company and as such receives no compensation for his services as a Director. Mr. Kennedy’s compensation is disclosed in the Summary Compensation Table.
(2)	The amounts in these columns represent the dollar amounts recognized for financial statement reporting purposes with respect to fiscal year 2008 in accordance with SFAS 123R without regard to estimated forfeitures related to service based condition, and thus may include amounts from awards granted in and prior to fiscal year 2008.
(3)	The grant date fair values of Mr. Belluzzo’s two option awards from fiscal year 2008 were $16,650 and $4,995, respectively, and he had 9,875 options outstanding at the end of fiscal year 2008. The grant date fair value of Mr. Belluzzo’s stock award from fiscal year 2008 was $40,000, and he had 4,509 restricted stock units outstanding at the end of fiscal year 2008.
(4)	The grant date fair values of Mr. Covert’s two option awards from fiscal year 2008 were $16,650 and $4,995, respectively, and he had 8,250 options outstanding at the end of fiscal year 2008. The grant date fair value of Mr. Covert’s stock award from fiscal year 2008 was $40,000, and he had 4,509 restricted stock units outstanding at the end of fiscal year 2008.
(5)	The grant date fair value of Mr. Day’s option award from fiscal year 2008 was $16,650, and he had 13,125 options outstanding at the end of fiscal year 2008. The grant date fair value of Mr. Day’s stock award from fiscal year 2008 was $40,000, and he had 4,509 restricted stock units outstanding at the end of fiscal year 2008.
(6)	The grant date fair value of Mr. DeNuccio’s option award from fiscal year 2008 was $16,650, and he had 7,500 options outstanding at the end of fiscal year 2008. The grant date fair value of Mr. DeNuccio’s stock award from fiscal year 2008 was $40,000, and he had 4,509 restricted stock units outstanding at the end of fiscal year 2008.
(7)	The grant date fair value of Mr. Jabbar’s option award from fiscal year 2008 was $16,650, and he had 7,500 options outstanding at the end of fiscal year 2008. The grant date fair value of Mr. Jabbar’s stock award from fiscal year 2008 was $40,000, and he had 4,509 restricted stock units outstanding at the end of fiscal year 2008.
(8)	The grant date fair values of Mr. Kaplan’s two option awards from fiscal year 2008 were $99,900 and $16,650, respectively, and he had 63,750 options outstanding at the end of fiscal year 2008. The grant date fair value of Mr. Kaplan’s stock award from fiscal year 2008 was $40,000, and he had 4,509 restricted stock units outstanding at the end of fiscal year 2008.
(9)	The grant date fair values of Mr. Liebhaber’s two option awards from fiscal year 2008 were $16,650 and $4,995, respectively, and he had 14,375 options outstanding at the end of fiscal year 2008. The grant date fair value of Mr. Liebhaber’s stock award from fiscal year 2008 was $40,000, and he had 4,509 restricted stock units outstanding at the end of fiscal year 2008.
(10)	The grant date fair values of Mr. Skrzypczak’s two option awards from fiscal year 2008 were $16,650 and $4,995, respectively, and he had 13,875 options outstanding at the end of fiscal year 2008. The grant date fair value of Mr. Skrzypczak’s stock award from fiscal year 2008 was $40,000, and he had 4,509 restricted stock units outstanding at the end of fiscal year 2008.

18

Relationships Among Directors or Executive Officers

There are no family relationships among any of the Company’s directors or executive officers.

Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions

We review all relationships and transaction in which the Company and our Directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. On an annual basis, all Directors and executive officers must respond to a questionnaire requiring disclosure about any related person transactions, arrangements or relationships (including indebtedness). As required under SEC rules, any transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s Proxy Statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed.

Related Person Transactions

The Company has entered into an employment and change in control agreement with Kevin J. Kennedy (see “Employment Contracts, Termination of Employment and Change in Control Arrangements” below).

In June 2006, the Audit Committee approved a policy applicable to the reimbursement of expenses incurred by Mr. Kennedy in the operation of his private aircraft when used by Mr. Kennedy for Company business purposes. The policy limits the reimbursement of direct expenses incurred by Mr. Kennedy for Company business purposes at $2,100 per flight hour plus a 12.5% fuel surcharge rate, for a total reimbursement cap of $2,362.50 per flight hour, and further limits such expense reimbursement to a maximum of $800,000 per fiscal year. No reimbursement is provided to Mr. Kennedy for any other expenses associated with his private aircraft. These reimbursement rates were established and approved by the Audit Committee of the Board following review of fair market rates applicable to the rental and use of similar aircraft.

Mr. Kennedy sold his private aircraft in April 2008 and this policy of expense reimbursement therefore terminated in April 2008.

19

Executive Officers

The following sets forth certain information regarding the Company’s executive officers as of June 30, 2008:

Executive Officer	Age	Position
Kevin J. Kennedy	52	Chief Executive Officer and President
David Vellequette	52	Executive Vice President and Chief Financial Officer
Christopher S. Dewees	44	Senior Vice President, Corporate Development, and Chief Legal Officer
Alan Etterman	57	Executive Vice President, and Chief Administrative Officer
Thomas Waechter	55	Executive Vice President and President, Communications Test & Measurement Group
Roy Bie	50	Senior Vice President, Advanced Optical Technologies Products Group
David Gudmundson	47	Executive Vice President and President, Optical Communications Products Group

Kevin J. Kennedy became a member of the Company’s Board in November 2001, and became Chief Executive Officer of the Company on September 1, 2003. From August 2001 to September 2003, Mr. Kennedy was the Chief Operating Officer of Openwave Systems, Inc. Prior to joining Openwave Systems Inc., Mr. Kennedy served seven years at Cisco Systems, Inc., and 17 years at Bell Laboratories. Mr. Kennedy is a director of Polycom, Inc. and KLA-Tencor Corporation.

David Vellequette joined the Company in July 2004 as Vice President and Operations Controller and served in this capacity until June 2005 when he accepted the position of Chief Financial Officer. Prior to joining the Company, Mr. Vellequette was Vice President of Worldwide Sales and Services Operations at Openwave Systems, Inc., from April 2002 to July 2004. Between 1992 and 2002, Mr. Vellequette held increasingly responsible positions at Cisco Systems, first as Corporate Controller of StrataCom Corporation (acquired by Cisco in 1996) and later as Vice President of Finance. Mr. Vellequette is a Certified Public Accountant and holds a B.S. degree in accounting from the University of California, Berkeley.

Christopher S. Dewees was Senior Vice President, Corporate Development and Chief Legal Officer from June 2006 until September 2008, prior to which he was Senior Vice President and General Counsel from July 2003 until June 2006. From February 2003 until July 2003, Mr. Dewees served as Vice President and General Counsel, prior to which he was Acting General Counsel from October 2002 until February 2003. Mr. Dewees joined the Company’s Legal Department in October 1999. Prior to joining the Company, Mr. Dewees was employed at Morrison & Foerster LLP, where he represented the Company and other Silicon Valley public and private companies. Mr. Dewees earned his A.B. degree from Dartmouth College in 1986, and his J.D. degree from Northwestern University in 1989.

Alan “Al” Etterman was Executive Vice President, Chief Administrative Officer and Chief Information Officer of the Company until August 27, 2008, at which time he became Vice President and Senior Advisor and ceased to be an executive officer of the Company. He joined the Company in November 2004 and was responsible for Information Technology, Human Resources, Workplace Solutions and Customer Service. Before joining the Company, Mr. Etterman was Senior Vice President of Corporate Infrastructure and Chief Information Officer at Openwave Systems. In 2001, he co-founded and was Chief Operating Officer for TheoryR Capital Partners. Prior to that, Mr. Etterman was Cisco’s Senior Director of Global communications and technology services where he implemented the world’s first large scale (10,000+ lines) voice over Internet protocol communications system. Mr. Etterman’s experience also includes management roles at 3Com Corporation, IBM RealCom, LinCom, InteCom, and GTE Automatic Electric.

20

Thomas Waechter joined the Company as Executive Vice President and President of the Communications Test & Measurement Group in October 2007. Before joining the Company, Mr. Waechter was the chief operating officer of Harris Stratex Networks, an independent supplier of wireless transmission systems, where he was responsible for global operations, sales, services, and customer satisfaction. Prior to that, Mr. Waechter was the president and chief executive officer of REMEC Corporation and has also served as president and chief executive officer of Spectrian Corporation. He holds a Bachelor of Business Administration from The College of William and Mary.

David Gudmundson became Executive Vice President and President of the Optical Communications Products Group in April 2007. Mr. Gudmundson joined the Company in 2003 as senior vice president of business development and corporate marketing. Before joining the Company, Mr. Gudmundson spent more than a decade at Cisco Systems where he held a series of increasingly senior leadership roles at Cisco Systems, culminating in his service as Vice President and General Manager responsible for Cisco's security server, DSL and edge routing business units. Prior to Cisco, Mr. Gudmundson held various hardware and software development and systems engineering positions at Argo Systems, Inc. (now part of Boeing Company Inc.) and ESL Incorporated (now part of TRW).

Roy Bie became Senior Vice President, Advanced Optical Technologies Products Group in 2006, prior to which he was Vice President and General Manager of the Flex Products Group from 2000 until 2006, and Vice President of Operations for Flex Products from 1996 to 2000. From 1993 to 1996, Mr. Bie served as Director of Operations for Flex Products. Prior to joining the Company, Mr. Bie held operational and management leadership positions with Xicor (now part of Intersil), Material Progress (now part of Komag), Mag-Media (bought by Polaroid), and began his career at National Semiconductor.

21

PROPOSAL 2

AMENDMENT OF THE AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

General

The Company’s Stockholders are being asked to approve the amendments to the Company’s Amended and Restated 2003 Equity Incentive Plan (the “Plan”) described under the heading “Summary of Proposal” below. In addition, the Stockholders will be asked to reapprove the material terms of performance goals under the Plan so that the Company will continue to be able to fully deduct for federal income tax purposes performance-based compensation provided to certain employees pursuant to the Plan.

The Plan was originally approved by our Stockholders in November 2003 and was last amended with Stockholder approval in November 2006. Its purpose is to help us attract, motivate and retain the employees, directors and consultants whose contributions are important to our success. The use of broad-based equity incentive programs such as those made available through the Plan has long been an important component of our compensation and incentive philosophy. This philosophy emphasizes the alignment of compensation and incentives with Stockholder interests, and utilization of long-term equity incentives to increase the proportion of individual compensation that is dependent upon Company and segment performance as the level of individual employee responsibility increases. As further discussed below, we believe that the proposed amendments to the Plan are necessary to enable us to continue to provide these incentives.

Summary of Proposal

The first amendment to the Plan would increase by 13,200,000 the maximum number of shares of our Common Stock that may be issued under the Plan, subject to proportionate adjustment in the event of a stock split or other change in the Common Stock or capital structure of the Company. Currently, a maximum of 30,000,000 shares of Common Stock has been authorized for issuance under the Plan. Of that number, approximately 7,811,888 shares remained available for the grant of future awards as of June 28, 2008. We believe that these remaining shares will be insufficient to continue operating the Plan through calendar year 2009, after taking into account the charge of 1.5 shares against the available Plan share reserve for each share made subject to a “full value award,” such as a restricted stock unit award. We believe that the number of additional shares to be reserved for issuance under the Plan for which Stockholder approval is being sought will be sufficient for a minimum of an additional two full years following Stockholder approval of the amendments to the Plan. We believe that these additional shares to be reserved will allow us to remain consistent with our intent to limit annual potential incremental dilution attributable to equity incentive awards to at or below a long-term average of 3% while continuing to have the ability to utilize awards under the Plan to compete for, attract and retain talent necessary to the Company’s future success and align employee interests with those of the Company’s Stockholders. Consistent with this intent average annual dilution resulting from grants under the 2003 Plan to date has been 2.9%.2

The second amendment to the Plan would increase the maximum number of shares for which awards may be granted to any individual in any fiscal year. Currently, no individual may be granted in any fiscal year of the Company awards under the Plan for more than 375,000 shares, except that this limit is increased by an additional 250,000 shares in connection with an individual’s initial commencement of service or first promotion in any

[2]	Represents average of dilution in each of the Company’s 2006, 2007 and 2008 fiscal years. Excludes shares underlying options granted under the Company’s 2005 Acquisition Equity Incentive Plan (the “2005 Plan”) to employees of the Company’s Communications Test & Measurement Group upon their joining the Company following the Company’s merger with Acterna, LLC, on August 3, 2005. Average annual dilution resulting from awards under the Plan and 2005 Plan since the Plan was approved by stockholders was a combined 3.2%. No further awards under the 2005 Plan to Communications Test & Measurement employees will be granted by the Company.

22

fiscal year. As we explain below, these limits have been established to enable compensation in connection with certain types of awards granted under the Plan to qualify as “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and therefore to be fully deductible by the Company for federal income tax purposes. However, we believe that the current levels at which these limits are set too narrowly constrain the discretion of our Board of Directors and are significantly less than competitive benchmarks. The median number of shares that any individual may be granted in a fiscal year within our peer group of companies is 1,000,000. Our substantially lower limits put the Company at a competitive disadvantage in its ability to attract, motivate and retain key executive talent and align compensation to stockholder interests. Accordingly, subject to Stockholder approval, each of these limits would be increased to 1,000,000 shares. As in the case of the maximum number of shares issuable under the Plan, these individual fiscal year grant limits are subject to proportionate adjustment in the event of a stock split or other change in the Common Stock or capital structure of the Company.

Finally, the Plan is designed to preserve the Company’s ability to deduct in full for federal income tax purposes the compensation recognized by certain employees in connection with certain awards granted under the Plan. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to a “covered employee” of a publicly held company. Generally, covered employees are the chief executive officer, the chief financial officer and the three highest compensated officers other than the chief executive and chief financial officers. However, certain types of compensation, including performance-based compensation, are generally excluded from this limitation on deductibility. To enable compensation in connection with stock options, stock appreciation rights, certain restricted stock and restricted stock unit awards, performance shares and performance units granted under the Plan to qualify as “performance-based” within the meaning of Section 162(m), the Stockholders must approve the material terms of the performance goals that may be established in conjunction with performance-based compensation awarded under the Plan, which our Stockholders so approved in 2003. In addition, regulations issued under Section 162(m) generally require reapproval by the Stockholders every five years of the material terms of these performance goals if the Plan permits the compensation committee of the Board of Directors to select the specific target levels of performance to be achieved under these awards. Because the Plan authorizes the compensation committee to select the appropriate target levels of performance to be achieved, Stockholder reapproval of the material terms of the performance goals is required at this Annual Meeting if the Company is to continue to be able to deduct certain compensation under the Plan. Accordingly, by approving this proposal, the Stockholders will be reapproving the following specific provisions of the Plan:

•	the eligibility requirements for participation in the Plan;

•	the maximum numbers of shares for which awards may be granted to an employee in any fiscal year, as described above; and

•	the business criteria upon which the vesting of awards of performance shares, performance units and certain awards of restricted stock and restricted stock units may be based.

Summary of the Plan, as Amended

The following summary of the Plan, amended as described in this proposal, is qualified in its entirety by the specific terms of the Plan, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

Purpose of Plan. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance.

Shares Authorized for Issuance Under the Plan. If this proposal is approved by the Company’s Stockholders, the maximum number of shares of Common Stock that may be issued under the Plan will be increased from

23

30,000,000 to 43,200,000, subject to proportionate adjustment in the event of stock splits or other changes in the Common Stock or capital structure of the Company.

The number of shares charged against this Plan limit when an award is granted differs depending on whether the award is a “full value award” or another award, such as a stock option. Full value awards are awards, such as restricted stock, restricted stock units, performance shares or performance units, which do not require payment of a purchase price per share at least equal to the fair market value of a share of Common Stock on the date of grant. The Plan’s share reserve is reduced by 1.5 shares for each one share made subject to a full value award. Accordingly, 1.5 shares is returned to the share reserve for each share subject to a full value award that is forfeited, cancelled, expired, or repurchased by the Company at the lower of its original purchase price or its fair market value at the time of repurchase. For each share made subject to an award that is not a full value award, the Plan’s share reserve is reduced by one share, and one share is returned to the share reserve for each share subject to a non-full value award that is forfeited, cancelled, expired, or repurchased by the Company at the lower of its original purchase price or its fair market value at the time of repurchase. Except as described in this paragraph, shares that have been issued under the Plan cannot be returned to the Plan’s share reserve to again become available for future grant. The number of shares available under the Plan will be reduced upon the exercise of a stock appreciation right by the gross number of shares for which the award is exercised, rather than by the net number of shares actually issued.

Prior to its amendment, the Plan provided that the maximum number of shares for which awards may be granted to any participant during a fiscal year of the Company is 375,000 shares, except that this limit is increased by an additional 250,000 shares in connection with an individual’s initial commencement of service or first promotion in any fiscal year. Subject to Stockholder approval of this proposal, the maximum number of shares for which awards may be granted to any participant during a fiscal year will be 1,000,000 shares, provided that a participant may be granted awards for up to an additional 1,000,000 shares in connection with the participant’s initial commencement of service or first promotion in any fiscal year. These award limits will be adjusted proportionately in the event of a stock split or other change in the Common Stock or capital structure of the Company.

Administration. The Plan must be administered by the Board of Directors or a committee of the Board of Directors, either of which we refer to in this proposal as the “Administrator. The Board of Directors has delegated to its compensation committee the authority generally to administer the Plan. In the case of awards granted to officers and members of the Board of Directors or which are intended to qualify as “performance-based” for purposes of Section 162(m) of the Code, the Plan requires that the Administrator be constituted in a manner that complies with applicable law.

Subject to applicable laws and the terms of the Plan, the Administrator has the authority, in its discretion, to select the employees, directors and consultants to whom awards are to be granted; to determine the type of award granted; to determine the number of shares or the amount of other consideration to be covered by each award; to approve award agreements for use under the Plan; to determine the terms and conditions of each award; to construe and interpret the terms of the Plan and the awards granted; to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions; and to take such other action not inconsistent with the terms of the Plan as the Administrator deems appropriate.

Prohibition of Repricing without Stockholder Approval. The Plan expressly provides that, without the approval of the Company’s Stockholders, the Company may not reduce the exercise price of any option or stock appreciation right granted under the Plan or cancel an outstanding option or stock appreciation right having an exercise price that exceeds the fair market value of the underlying shares in exchange for cash, another option, stock appreciation right, restricted stock, restricted stock unit or other award, unless the exchange occurs in connection with a corporate transaction, as described below.

Terms and Conditions of Awards. The Plan provides for the grant of awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and

24

dividend equivalent rights. Options granted under the Plan may be either incentive stock options complying with Section 422 of the Code or nonqualified stock options. Incentive stock options may be granted only to employees. All other awards may be granted to employees, directors and consultants.

Each award must be evidenced by an award agreement designating the type of award granted. Options must be designated as either incentive stock options or nonqualified stock options. However, to the extent that the aggregate fair market value of shares of Common Stock subject to options designated as incentive stock options which become exercisable by an employee for the first time during any calendar year exceeds $100,000, such excess options are treated as nonqualified stock options. The term of any award granted under the Plan may not exceed eight years, provided that the term of an incentive stock option granted to an employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company may not exceed five years.

Awards may be granted with such vesting conditions, including satisfaction of performance criteria, as are determined by the Administrator. Compensation realized by a covered employee pursuant to a stock-based award other than a stock option or stock appreciation right will qualify as performance-based for purposes of Section 162(m) of the Code provided that it is payable only upon the achievement of one or more performance goals established by the Administrator not later than 90 days (or other period required by Section 162(m)) after the commencement of the services to which the goal relates and while the outcome is substantially uncertain. The Plan establishes the following business criteria upon which the Administrator may base such performance goals: (i) increase in share price, (ii) earnings per share, (iii) total Stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, and (xvii) market share.

Options and stock appreciation rights must have an exercise price per share that is not less than 100% of the fair market value of a share of Common Stock on the date the option is granted, except that in the case of incentive stock options granted to an employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company such exercise price may not be less than 110% of the fair market value of a share of Common Stock on the date the option is granted. The exercise price per share, if any, of an award intended to qualify as “performance-based” for purposes of Section 162(m) of the Code may not be less than 100% of the fair market value of a share of Common Stock on the date the award is granted. The exercise price is generally payable in cash, by check, through the surrender of shares of Common Stock or, in the case of options, by means of a broker-assisted sale and remittance procedure.

Under the Plan, the Administrator may establish one or more programs to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish separate programs for the grant of particular forms of awards to one or more classes of participants.

Termination of Service. A participant in the Plan whose service with the Company terminates may exercise an award only to the extent and only within the time period provided in the award agreement. Any award designated as an incentive stock option not exercised within the time permitted by Section 422 of the Code following the participant’s termination of employment will be treated as a nonqualified stock option.

Transferability of Awards. Incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the participant only by the participant. Other awards may transferred only by will or by the laws of descent and distribution, or by gift or domestic relations order to the participant’s immediate family in a manner determined by the Administrator. The Plan permits the designation of beneficiaries by holders of awards.

Change in Capitalization. Subject to any required action by the Stockholders of the Company, the number of shares of Common Stock covered by outstanding awards, the number of shares of Common Stock that have been

25

authorized for issuance under the Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of Common Stock that may be granted subject to awards to any participant in a fiscal year, and the like, will be proportionally adjusted in the event of (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the Common Stock, or (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. In addition, the Administrator is authorized to provide for such adjustments in connection with any other transaction with respect to Common Stock, including a merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction.

Corporate Transaction. Outstanding awards will terminate upon the consummation of a corporate transaction (as described below) except to the extent that they are continued by the Company or assumed by the successor entity or its parent. Except as otherwise provided by the award agreement, the vesting of an outstanding award will be accelerated in full if it is not continued by the Company or assumed or replaced by the successor entity or its parent in connection with a corporate transaction. The Plan provides that a corporate transaction includes (i) the sale of all or substantially all of the Company's assets, (ii) the complete dissolution or liquidation of the Company, (iii) a merger or consolidation in which the Company is not the surviving entity, (iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 40% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger, or (v) the acquisition in a single or series of related transactions by any person or related group of persons of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities.

Amendment, Suspension or Termination of the Plan. The Board of Directors may at any time amend, suspend or terminate the Plan. The Plan will terminate automatically ten years after the date of its initial approval by the Company's Stockholders. To the extent necessary to comply with applicable law, the Company will obtain Stockholder approval of any amendment to the Plan. The Board of Directors may unilaterally amend the Plan or any award agreement, retroactively or otherwise, in order to conform the Plan or award agreement to any present or future law, regulation or rule applicable to the Plan, including Section 409A of the Code. Section 409A establishes certain requirements applicable to nonqualified deferred compensation and imposes tax penalties on such deferred compensation that does not satisfy these requirements. Certain awards granted under the Plan may be deemed to constitute deferred compensation and will be required to comply with the requirements of Section 409A.

Certain U.S. Federal Income Tax Consequences

The following summary of the United States federal income tax consequences in connection with awards granted under the Plan is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss, state, local or non-U.S. tax consequences.

Nonqualified Stock Options. The grant of a nonqualified stock option under the Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant is subject to income tax at the rate applicable to ordinary compensation income on the excess of the fair market value on the date of exercise of the shares acquired over the exercise price paid. If the participant is an employee, this income will be subject to withholding of federal income and employment taxes. The Company generally will be entitled to an income tax deduction in the amount of the income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code. Any gain or loss realized by the participant upon a subsequent disposition of the shares will be a long- or short-term capital gain or loss, depending on whether the shares are held for more than one year following exercise of the option. The Company does not receive a tax deduction for any such gain.

Incentive Stock Options. The grant of an incentive stock option under the Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no taxable income for

26

regular tax purposes upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the incentive stock option was granted or within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price paid. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price paid, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price paid. Any gain in excess of the amount taxed as ordinary income will be treated as a long- or short-term capital gain, depending on whether the shares were held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the exercise price paid and the fair market value of the shares on the date when an incentive stock option is exercised is treated as an adjustment in computing income that may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Stock Appreciation Rights. A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the award’s base price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code. Any gain or loss on participant’s subsequent disposition of the shares will be a long- or short-term capital gain or loss, depending on whether the shares have been held for more than one year following exercise of the stock appreciation right. The Company does not receive a tax deduction for any such gain.

Restricted Stock. A participant who acquires shares under a restricted stock award will generally recognize ordinary income on the difference between the amount paid for the shares, if anything, and their fair market value on the date that the restrictions lapse. If the participant is an employee, this income will be subject to withholding of federal income and employment taxes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code. Any gain or loss on the recipient's subsequent disposition of the shares will be a long- or short-term capital gain or loss, depending on whether the shares have been held for more than one year since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock awards may make an election under Section 83(b) of the Code to recognize as ordinary income in the year that such shares are granted an the amount equal to the excess of the fair market value on the date of their issuance over the price paid for such shares, if any. If this election is made, the participant will recognize no additional compensation income when the restrictions on the shares lapse. Any gain or loss on the subsequent disposition of the shares will be a long- or short-term capital gain or loss, depending on whether the shares have been held for more than one year since they were acquired by the participant. An election under Section 83(b) must be made, if at all, within thirty days following the date on which the shares of restricted stock were issued to the participant.

27

Restricted Stock Units, Performance Shares and Performance Units. A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share or performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any unrestricted shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of federal income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of unrestricted shares on the date they were issued, will be taxed as a long- or short-term capital gain or loss, depending on whether the shares have been held for more than one year since they were acquired by the participant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code.

Dividends and Dividend Equivalents. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested shares subject to such awards. If the participant is an employee, such income is subject to withholding of federal income and employment taxes. The Company is entitled to an income tax deduction in the amount of the income recognized by a participant, except to the extent such deduction is limited by applicable provisions of the Code.

Options Granted to Certain Persons

The following table shows the number of shares subject to options issued under the Plan since its inception to:

•	The named executive officers;

•	All current named executive officers as a group;

•	All current directors who are not named executive officers; and

•	All employees as a group (excluding named executive officers).

2003 Equity Incentive Plan

Name and Position	Number of Shares
Kevin J. Kennedy Chief Executive Officer and President	218,750

David Vellequette Executive Vice President and Chief Financial Officer	126,250

Alan Etterman Executive Vice President, and Chief Administrative Officer	115,000

David Gudmundson Executive Vice President and President, Optical Communications Products Group	120,000

Thomas Waechter Executive Vice President and President, Communications Test & Measurement Group	0

All current named executive officers as a group (5 persons)	580,000

All current directors who are not named executive officers, as a group (9 persons)	93,000

All employees as a group (excluding named executive officers)	7,947,558

28

Required Vote

Approval of this proposal requires a number of votes “For” the proposal that represents a majority of the shares present or represented by proxy and entitled to vote on this proposal at the annual meeting of Stockholders. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, with abstentions having the same effect as a negative vote and broker non-votes having no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF

THE AMENDMENTS TO THE AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN.

29

PROPOSAL 3

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 30, 2009, and the Board has directed that the selection of the independent auditors be submitted for ratification by the Stockholders at the Annual Meeting.

Although the Company is not required to seek Stockholder approval of its selection of the independent auditors, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Board will investigate the reasons for Stockholder rejection and will reconsider its selection of the independent auditors. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the Company’s and its Stockholders’ best interests.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees billed for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended June 30, 2008 and June 30, 2007, respectively, and fees billed for other services rendered by PricewaterhouseCoopers LLP and during those periods.

	Fiscal 2008	Fiscal 2007
Audit Fees (1)	$5,708,779	$5,539,910
Audit-Related Fees (2)	0	46,668
Tax Fees (3)	145,153	353,970
All Other Fees (4)	146,564	32,900

Total	$6,000,496	$5,973,448

(1)	Audit Fees related to professional services rendered in connection with the audit of the Company’s annual financial statements, the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.
(2)	Audit-Related Fees include professional services related to the audit of the Company’s financial statements and consultation on accounting standards or corporate transactions. These services include professional services requested by the Company in connection with its preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
(3)	Tax Fees for fiscal 2008 include $30,479 for professional services rendered in connection with tax compliance and preparation relating to the Company’s expatriate program, tax audits and international tax compliance; and $114,674 for tax consulting, tax audits and planning services.
(4)	All Other Fees in fiscal 2008 are related to certain subscriptions for services, risk assessment of implementation of IT programs, and other consulting services.

For fiscal year 2008, the Audit Committee considered whether audit-related services and services other than audit-related services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP and concluded that the independence of PricewaterhouseCoopers LLP was maintained.

30

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS

FOR THE YEAR ENDING JUNE 30, 2009.

31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to the beneficial ownership as of August 15, 2008, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s Common Stock including Exchangeable Shares, (ii) each director and nominee, (iii) the Named Executive Officers (as defined in the “Compensation of Executive Officers” section below), and (iv) all current directors and executive officers as a group.

As of August 15, 2008, 209,597,880 shares of the Company’s Common Stock were outstanding, and 5,075,141 Exchangeable Shares were outstanding. The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.

	Number of Shares Beneficially Owned
Name	Number	Percentage
5% or more Stockholders (1)
AllianceBernstein L.P. 1345 Avenue of the Americas New York, NY 10105	28,724,056	13.38%
Lord, Abbett & Co. LLC 90 Hudson Street Jersey City, NJ 07302	24,595,048	11.46%
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	22,519,729	10.49%
Directors and Named Executive Officers
Kevin Kennedy (2)	897,309	*
Richard E. Belluzzo (3)	12,140	*
Harold L. Covert (4)	9,868	*
Bruce D. Day (5)	20,975	*
Kevin A. DeNuccio (6)	9,459	*
Masood Jabbar (7)	8,530	*
Martin A. Kaplan (8)	67,952	*
Richard T. Liebhaber (9)	21,164	*
Casimir S. Skrzypczak (10)	21,195	*
Roy Bie (11)	151,302	*
Christopher Dewees (12)	84,057	*
Alan Etterman (13)	156,665	*
David Gudmundson (14)	146,329	*
David Vellequette (15)	194,404	*
Thomas Waechter	0	*
All directors and executive officers as a group (15 persons) (16)	1,801,349	*

*	Less than 1%.
(1)	Based on information set forth in various Schedule 13 filings with the SEC current as of August 15, 2008.

32

(2)	Includes 607,276 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2008.
(3)	Includes (i) 9,603 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2008; and (ii) 595 shares subject to further vesting restrictions.
(4)	Includes (i) 7,422 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2008; and (ii) 565 shares subject to further vesting restrictions.
(5)	Includes (i) 12,916 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2008; (ii) 1,525 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd.; and (iii) 595 shares subject to further vesting restrictions.
(6)	Includes (i) 7,013 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2008; and (ii) 565 shares subject to further vesting restrictions.
(7)	Includes (i) 6,596 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2008; and (ii) 394 shares subject to further vesting restrictions.
(8)	Includes (i) 61,040 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2008; (ii) 595 shares subject to further vesting restrictions.
(9)	Includes (i) 7,061 shares held by Liebhaber & Associates, Inc., of which Mr. Liebhaber is President and Director, (ii) 14,103 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2008, and (iii) 595 shares subject to further vesting restrictions in the name Liebhaber & Associates.
(10)	Includes (i) 13,603 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2008; (ii) 595 shares subject to further vesting restrictions.
(11)	Includes 117,002 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2008.
(12)	Includes 84,057 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2008.
(13)	Includes 100,992 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2008.
(14)	Includes 98,412 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2008.
(15)	Includes 116,165 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2008.
(16)	Includes (i) 1,256,200 shares subject to stock options and RSUs currently exercisable or exercisable within 60 days of August 15, 2008, (ii) 4,499 shares subject to further vesting restrictions, (iii) 1,525 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd., and (iv) indirect holdings attributable to executive officers in the amount of 7,061 shares.

33

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

We believe that the quality, experience, skills, engagement and dedication of our executive officers are critical factors affecting the Company’s performance and our ability to drive long-term growth of Stockholder value. These factors guide our primary executive compensation philosophy: that total compensation should be established at a competitive level to attract, motivate and retain the superior executive talent necessary to achieve our business objectives. Our compensation philosophy recognizes that we compete for superior executive talent in a highly competitive market and that retention of executive talent is enabled through reinforcement of a strong pay for performance compensation system which provides the opportunity to earn above average compensation in return for business and financial success, and the sustained delivery of the results, leadership and innovation necessary to drive long-term growth of Stockholder value. Additionally, our compensation philosophy has evolved to align compensation with our diversified technology structure. Finally, we recognize that especially with respect to shared services positions we compete for superior executive talent not only within our industry, but also with companies outside our immediate markets and thus should consider role-specific factors when determining executive compensation.

In support of this compensation philosophy, the Compensation Committee of the Board (the “Committee”) utilizes three primary compensation elements, each aligned with specific goals: (a) base salary, to attract and retain highly qualified executive talent; (b) annual, semi-annual and other cash incentive bonuses to incentivize and reward delivery of financial and business results that enable long-term sustained profitability and revenue growth within each operating segment and at a corporate level; and (c) long-term equity grants, including restricted stock units (“RSUs”), stock options and other stock-based incentive awards intended to align our executives’ interests with those of our Stockholders by providing opportunities to derive compensation through equity ownership and appreciation in the fair market value of our stock and enable the Company to attract and retain superior executive talent. Each of these compensation elements are discussed in detail below.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) during the fiscal year 2008, as well as the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers” (or “NEOs”).

Determining Executive Compensation

It is the Committee’s intent that base salary, target cash bonus levels and target long-term incentive award values for the Company’s NEOs generally are to be established at or near the 60th percentile for cash components and 70th-75th percentile for equity incentive compensation, relative to a peer group utilized for benchmarking purposes (as discussed below). The Committee believes that these percentile levels and targets are necessary and appropriate to achieve the Committee’s primary executive compensation goals discussed above in the highly competitive market for high quality executive talent and during the Company’s current phase in its evolution and business cycles. To assist the Committee in its review of executive compensation, the Company’s Human Resources Department, the Company’s primary external compensation consultant, Compensia, Inc., (retained both by management and by the Committee) as well as Pearl, Meyer & Partners (retained solely by the Committee for assistance relative to CEO compensation), provide compensation data compiled both from executive compensation surveys (including proprietary surveys conducted by Radford Surveys + Consulting, Inc., Buck Consultants, LLC and Compensia, Inc.), and annual reports and proxy statements from companies that the Committee selects as a “peer group” of technology companies for executive compensation analysis purposes. The peer group utilized for this benchmarking purpose is determined based upon geographic location, annual revenue and other financial performance metrics including revenue growth, earnings, market capitalization, headcount, position within relevant business cycles, and the Company’s competition in recruiting executive

34

talent. The Committee’s policy is to choose peer group members that have one or more attributes significantly similar to JDSU, including markets, manufacturing profile, level of integration, and enterprises with global operations. The peer group is periodically reviewed by the Committee and may be amended from time to time based on the criteria stated above. The current list of peer group companies (the “Peer List”) is as follows:

Agilent Technologies, Inc., Corning, Inc., Sandisk Corporation, Beckman Coulter, Inc., Network Appliance Inc., Juniper Networks, Inc., Tellabs, Inc., KLA-Tencor Corporation, Applied Biosystems Inc., Palm, Inc., PerkinElmer, Inc. , XO Holdings, Inc., Teradyne, Inc., AVX Corporation, ADC Telecommunications, Inc., Bio-Rad Laboratories, Inc., Quantum Corporation, Brocade Communications Systems, Inc., Coherent Communications Systems Corp, Ciena Corporation, Newport Corporation

To enable alignment of compensation decisions with actual individual performance the CEO periodically apprises the Committee of his personal assessment of each executive officer’s performance. In assessing each executive officer, the CEO reviews and documents each executive officer’s performance during the relevant year or portion thereof, including accomplishments, areas of strength, areas for development and long-term potential. The CEO bases this evaluation on his own knowledge of each executive officer’s performance, actual results achieved and feedback provided by others. In addition, the independent members of the Committee have periodic formal and informal interactions with each NEO multiple times during the year including discussions relative to the functions and/or business units for which such NEO is responsible. Prior to any Committee decision on compensation for NEOs, the CEO, working with the Senior Vice President of Human Resources and the Compensation and Benefits group within the Human Resources Department, reviews the compensation data obtained as described in the preceding paragraph and budgetary data obtained from the Company’s Finance Department, and provides a recommendation to the Committee for each NEO’s compensation, except for himself. The Committee ultimately is responsible for the final determination of all compensation for NEOs other than the CEO.

The CEO’s annual performance is reviewed by the Committee using performance criteria developed by the Committee and approved by the full Board’s independent directors. The CEO’s performance criteria established for fiscal year 2008 and methodology used for their determination are discussed below. In assessing CEO performance, the Committee and independent members of the Board review Company business, operational and financial performance, and feedback that may be obtained from the CEO’s direct reports and other employees. Additionally, the CEO performs a self-assessment which he provides to the Chairpersons of the Committee and the Board. The Committee recommends to the independent directors of the Board all elements of compensation for the CEO, including salary and incentive-based and equity-based compensation, for the Board’s review, consideration and approval.

NEOs are not present for, nor do they participate in, Committee or Board discussions or approvals regarding their own compensation.

Elements of Executive Compensation

The fundamental policy of the Committee is to provide NEOs with competitive compensation opportunities based upon the overall financial performance of the Company and the Company’s individual operating segments, their specific current and anticipated future contributions to the financial success of the Company and their personal performance relative to associated business performance objectives. It is the Committee’s objective to have a significant portion of each named executive officer’s compensation contingent upon the Company’s performance, and as applicable, individual operating segment performance, as well as upon his or her own individual contributions to the achievement of business objectives. The compensation package for NEOs is, and in fiscal year 2008 was, comprised of three elements: (i) base salary, which is designed primarily to be competitive with salary levels in the industry as well as reflect individual performance through merit increases; (ii) periodic variable cash bonuses tied to the Company’s achievement of financial and business performance results and objectives within each operating segment and at a corporate level; and (iii) long-term equity-based incentive awards which provide enhanced executive compensation opportunities in return for performance

35

intended to increase long-term Stockholder value and enable the Company to attract and retain superior executive talent. As an executive officer’s level of responsibility increases, a greater proportion of such executive’s total target compensation is comprised of cash incentive bonuses and equity compensation vehicles in order to align total target compensation with the actual achievement of Company and operating segment business and financial performance objectives.

The factors which the Committee considered in establishing the individual components of each NEO’s compensation package for fiscal year 2008 are summarized below. The Committee may in its discretion apply different factors in the future, particularly different measures of financial and business performance, in setting NEO compensation.

Base Salary. The Company provides NEOs and other executives with a fixed base salary set at a level to allow the Company to attract, motivate and retain highly qualified executives. The base salary for each NEO is determined on the basis of the following factors: scope of responsibilities, experience, skill level, personal performance, potential for growth, and salary levels in effect for comparable positions within and outside the industry against which the Company competes for superior executive talent. The Committee also compares the compensation of NEOs with the compensation of other executive officers and Company employees for internal pay equity purposes. The weight given to each of these factors differs from individual to individual as the Committee deems appropriate and necessary to support the Company’s business objectives. For the purposes of maintaining competitive compensation, the Committee refers to the compensation surveys and peer group discussed above. The Committee targets setting each NEO’s base salary at or near the 60th percentile when compared to similarly situated senior executives at peer group companies utilizing the Company’s Peer List, as described above. Salary levels generally are considered annually as part of the Company’s performance review process as well as upon a promotion or other change of position or level of responsibility. Merit based increases to salaries of the Company’s NEOs other than the CEO are recommended by the CEO to the Committee, and all increases are based on the Committee’s (and in the case of the CEO, the independent directors of the full Board) review and assessment of the individual’s performance, skill set and competitive market factors.

On October 2, 2007, the Board approved, and the Company and Kevin Kennedy entered into, an employment agreement (the “Kennedy Agreement”) replacing Mr. Kennedy’s previous employment agreement dated September 1, 2003 (the “Former Kennedy Agreement”) which had an initial term that expired on August 31, 2007. Mr. Kennedy’s base salary under the Former Kennedy Agreement at the beginning of fiscal year 2008 was $575,000, and had last been increased to that amount on February 15, 2006 from Mr. Kennedy’s original base salary of $500,000 under the Former Kennedy Agreement. Mr. Kennedy’s base salary was increased to $800,000 under the terms of the Kennedy Agreement, retroactive to September 1, 2007. The Board approved this increase in Mr. Kennedy’s base salary in order to align it with the Company’s target of the 60th percentile when compared to CEOs at peer companies within the Company’s Peer List. The Board believes that this new base salary for Mr. Kennedy is consistent with its compensation philosophy regarding competition for superior executive talent in a highly competitive market and retention of executive talent through reinforcement of a strong pay for performance compensation system which provides the opportunity to earn above average compensation in return for business and financial success. In determining Mr. Kennedy’s base salary (and other compensation elements, as discussed below) under the Kennedy Agreement, the Committee and the independent members of the Board recognized the substantial results of Mr. Kennedy’s leadership in effectuating the Company’s turnaround and positioning of the Company for future long-term success. In particular, the Committee and Board considered, among other factors, the following specific substantial positive changes and improvements in the Company’s financial performance, business strategy, evolution and structure between the Company’s fiscal year 2003 (which ended on June 30, 2003, two months prior to the commencement of Mr. Kennedy’s employment under the Former Kennedy Agreement) and fiscal year 2007 (the Company’s last full fiscal year concluded prior to the execution of the Kennedy Agreement): (a) an increase in revenue from $676 million to $1.40 billion; (b) an increase in Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) from $(878) million to $9 million; (c) an increase in gross margins from 8% to 34%; (d) an increase in GAAP earnings per share from $(0.66) to $(0.12); (e) an increase in non-GAAP earnings per share from

36

$(0.16) to $0.30; (f) significant improvement in free cash flow from $(257) million to $(14) million, and from $(50) million in the fourth quarter of fiscal year 2003 to over $25 million in the fourth quarter of fiscal year 2007; (g) the Company’s successful transition to a diversified technology company through mergers and acquisitions as well as organic growth, providing substantial diversification in markets and customer base; (h) successful divestiture of unprofitable and/or non-core legacy assets; (i) improvements in financial and business controls (including the elimination of identified material weaknesses in financial controls under the Sarbanes-Oxley Act of 2002); (i) the positioning of the Company for continued improvement.

On May 13, 2008, the Committee approved an increase in David Vellequette’s base salary from $360,000 to $405,000, effective on May 25, 2008. The Committee approved this increase in Mr. Vellequette’s base salary in order to continue to align Mr. Vellequette’s base salary with the Company’s 60th percentile base salary target.

Thomas Waechter joined the Company as Executive Vice President and President of the Company’s Communications Test and Measurement operating segment (“CommTest”) in October 2007 at a base salary of $450,000, which was consistent with the base salary of his predecessor. Mr. Waechter’s base salary was set above the Company’s 60th percentile base salary target in recognition of his past executive experience and resulting potential to assume broader responsibilities within the Company.

On February 12, 2008, the Committee approved an increase in David Gudmundson’s base salary from $360,000 to $400,000, retroactively effective to February 3, 2008. The Committee approved this increase in Mr. Gudmundson’s base salary in recognition of his strong performance since assuming his role leading the Company’s Optical Communications operating segment (“Optical Communications”) and in order to continue to align his base salary with the Company’s 60th percentile base salary target.

The Committee determined that all other pay increases in fiscal year 2008 were in line with general cost-of-living level increases, were consistent with the compensation philosophy discussed above and are indicated in the “Salary” column of the Summary Compensation Table.

Cash Incentive Compensation. The Company utilizes three primary cash incentive programs relative to its NEOs which are designed to achieve the compensation goals discussed above: (i) the Annual Incentive Plan, in which the broad majority of Company personnel participate, (ii) the 2005 Executive Retention Program, in which only one senior executive continued to participate in fiscal year 2008, and (iii) the CEO Incentive Program, in which participation is limited to Mr. Kennedy.

Annual Incentive Plan: Semi-annual incentive bonuses, designed to reward short-term performance and achievement of designated results, may be earned by each NEO under the Company’s Annual Incentive Plan (“AIP”), in which the majority of Company employees participate. Awards under the AIP are based on Company performance as a whole and on the performance of individual operating segments, measured with respect to financial and business performance objectives, projections and estimates established for each half of the fiscal year by the Committee and the Board. These goals are determined in a manner designed to align executives’ and Stockholders’ interests by making payouts under the AIP contingent on profitability improvement, revenue growth, and/or business performance objectives (such as innovation, enhancements in effective corporate governance and controls, customer satisfaction, employee retention, and operational excellence) consistent with long-term profitability, revenue growth and sustainable, long-term appreciation in Stockholder value.

Each participant in the AIP is assigned a target bonus of a percentage of his or her base salary, based upon the individual’s grade level within the Company’s standard leveling structure for all Company employees. For fiscal year 2008 the assigned target bonuses for each of the Company’s NEOs were: 100% for Mr. Kennedy and 75% for each of Mr. Vellequette, Mr. Gudmundson, Alan Etterman and Mr. Waechter. The actual bonus payments earned by each employee annually under the AIP may be either less or greater than these target bonus percentages depending on whether and the extent to which the various operating segment and Company performance goals (as discussed below) are achieved in the fiscal year, and may range from 0% to 125% of each employee’s assigned target bonus. Additionally, each employee’s actual bonus under the AIP may be adjusted

37

lower or higher by a factor of 25% based upon subjective individual performance criteria (“Individual Performance Factor” or “IPF”). The CEO recommends to the Committee whether an IPF adjustment is warranted relative to executives other than himself, although the Committee (or in the case of the CEO the independent members of the Board) retains discretion to approve such adjustments. Actual bonuses earned by our NEOs in fiscal year 2008 are indicated in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

AIP goals are recommended by management and reviewed and approved by the Committee (and the independent members of the Board relative to the CEO’s participation in the AIP) for each operating segment and for central function employees (“Corporate”) to align AIP compensation with the Company’s portfolio structure, and are equally applicable to all employees eligible to participate in the AIP, regardless of grade level. These goals reflect financial and business performance objectives, projections and estimates approved by the Board upon the start of each half of the fiscal year utilized for purposes of financial and business planning and analysis. For fiscal year 2008, Mr. Kennedy, Mr. Vellequette and Mr. Etterman were treated as Corporate employees, Mr. Waechter as an employee of the CommTest segment and Mr. Gudmundson as an employee of Optical Communications segment.

The Company’s financial and business planning and performance objectives, projections and estimates approved by the Board upon the start of each half of the fiscal year and the corresponding AIP goals reflect the Company’s confidential and commercially sensitive analysis, expectations and objectives for its financial, operating and overall business performance, taking into consideration then current forecasted economic conditions, the outlook for the industry and the Company’s businesses, technology and new product development, and strategic objectives intended to drive growth in long-term Stockholder value, among other factors. Due to the confidential and commercially sensitive nature of these analyses, expectations and objectives and corresponding AIP funding thresholds and goals (as described below), their specific disclosure would result in competitive harm to the Company. It is for this reason that the Company’s specific financial performance objectives and estimates, while frequently referenced in this document, are not disclosed. The use of financial metrics and defined operating objectives for the establishment of the Company’s incentive bonus (and for equity compensation as discussed below) performance criteria is intended to set challenging goals and is designed to ensure that all participants, including our NEOs, are focused on operating the Company in a disciplined manner in accordance with the Committee’s and Board’s compensation objectives discussed above.

In general, achievement of Company annual operating plan objectives will result in NEOs earning incentive compensation payments below the target percentages listed above. Accordingly, in order for NEOs to receive their full target bonuses, and subject to the application of the IPF as discussed above, the Company must exceed operating plan objectives. The Committee anticipated that achieving fiscal year 2008 annual operating plan objectives would result in bonus payments of approximately 50% of target bonuses, which was determined to be considerably less than the percentage of target bonus payments for annual operating plan achievement at most companies within the Peer List.

For the first half of fiscal year 2008 payment of bonuses under the AIP was contingent upon the Company achieving a minimum threshold of EBITDA (for Corporate employees)(the “Corporate Funding”) or a minimum threshold of operating segment contribution margin (for CommTest employees) for the applicable period (the “CommTest Funding”). For the first half of fiscal year 2008, the criteria for determination of payment of bonuses under the AIP for Corporate employees, including Messrs. Kennedy, Vellequette, and Etterman, was measured against the following factors (in each case subject to Corporate Funding): 75% of the bonus calculation was based on the achievement of a Company-wide revenue target, and the remaining 25% was based on the achievement of a targeted level of corporate operating expenses as a percentage of revenue. Based upon relative performance against these factors, eligible Corporate employees, including Messrs. Kennedy, Vellequette, and Etterman, were paid 100% of their assigned target bonuses. Mr. Waechter was not eligible to participate in the AIP for the first half of fiscal year 2008, as he joined the Company in October 2007. However, Mr. Waechter received an $85,000 new hire bonus in lieu of participating in the AIP during the first half of fiscal year 2008, which is approximately equivalent

38

to what he would have received had he participated in the AIP for the first half of fiscal year 2008 on a pro-rata basis based upon achievement of applicable CommTest AIP performance targets.

For the second half of fiscal year 2008, payment of bonuses under the AIP was contingent upon the Company achieving a minimum threshold of earnings per share (“Funding”). Corporate goals under the AIP applicable to Messrs. Kennedy, Vellequette and Etterman were as follows (in each case subject to Funding): 50% of the bonus calculation was based on the achievement of a Company-wide revenue target, 25% was based on the achievement of a Company-wide free cash flow target, and the remaining 25% was based on the achievement of a targeted level of corporate operating expenses as a percentage of revenue. CommTest goals applicable to Mr. Waechter were as follows (subject to CommTest Funding): (i) 35% for achievement of a CommTest revenue target, (ii) 35% for achievement of a CommTest contribution margin target, (iii) 20% for achievement of a CommTest inventory turns target, and (iv) 10% for achievement of a CommTest free cash flow target. Based upon relative achievement of Funding and these goals, no bonuses were paid to any of the Company’s NEOs for the second half of fiscal year 2008. However, as discussed below in the description of the Executive Retention Program (“ERP”), since the incentive payment earned by Mr. Etterman under the ERP exceeded that which was earned by him under the AIP for the full fiscal year, Mr. Etterman’s first half of fiscal year 2008 AIP incentive payment was credited against Mr. Etterman’s payment under the ERP.

For fiscal year 2008, employees in Optical Communications, including Mr. Gudmundson, were ineligible to participate in the AIP based upon a determination by the Committee that Optical Communications was not generating a sufficient level of profitability to fund the broader payment of cash incentives under the AIP.

Executive Retention Program: In fiscal year 2005 the Committee approved a supplementary cash incentive compensation program, the Executive Retention Program (“ERP”), under which only Mr. Etterman continued to participate in fiscal year 2008. Eligibility for cash incentive payments under the terms of the ERP are subject to the achievement of certain Company EBITDA targets, continued employment in good standing and an individual performance rating for each participating executive of at least “meets” or “exceeds” expectations or their equivalents as determined by the Company’s CEO and approved by the Committee. These metrics were selected to support achievement of the Company’s profitability and individual performance objectives while ensuring incentive bonus payments are provided subject to continued service to the Company in good standing, and are intended to cause payment of incentives under the ERP to be reasonably probable. In each case eligibility for a cash incentive payment is determined following the close of a Company fiscal year. Each eligible employee may only receive the greater of such incentive bonus as may have been earned under the AIP or the ERP (but not both). In recognition of Mr. Etterman’s increasing responsibilities since the ERP was first approved in fiscal year 2005, the ERP was amended by the Committee in fiscal year 2007 to increase his target cash incentive payment for fiscal year 2007 from $150,000 to $200,000, and to make Mr. Etterman eligible for a cash incentive payment for fiscal year 2008 in the amount of $400,000, in each case subject to his satisfaction of the criteria described above. As discussed above, Mr. Etterman’s incentive payment earned under the ERP exceeded that which was earned under the AIP, and thus the incentive payment received by Mr. Etterman under the AIP for the first half of fiscal 2008 was credited against Mr. Etterman’s ERP incentive payment such that his total combined incentive payments for fiscal year 2008 equaled his target ERP incentive payment of $400,000. The ERP terminated at the end of fiscal year 2008.

CEO Incentive Plan: In addition to his eligibility to participate in the AIP, as CEO Mr. Kennedy is eligible to participate in an alternate annual incentive compensation plan (the “CEO Incentive Plan”) as defined within the Kennedy Agreement. Mr. Kennedy is entitled to receive the greater of (a) what he would be entitled to under the AIP, or (b) his bonus under the CEO Incentive Plan, but not both.

Under the CEO Incentive Plan and pursuant to the Kennedy Agreement, Mr. Kennedy was eligible to earn a minimum cash incentive bonus in fiscal year 2008 of $400,000 and a maximum cash incentive bonus of $1,000,000 (125% of Mr. Kennedy’s base salary) based upon performance criteria and performance evaluation recommended by the Committee and approved by the independent members of the Board for each fiscal year. For fiscal year 2008, performance criteria considered by the Committee and the independent members of the

39

Board included a comprehensive evaluation of the Company’s financial and business performance including the total payout under the AIP to the Corporate Group, talent management (including talent acquisition, succession planning and organization planning objectives) and strategy development (including strategy development, updates and execution, as well as growth in Asian markets).

In considering whether to provide Mr. Kennedy with a bonus under the CEO Incentive Plan the Committee and the independent directors of the Board performed an evaluation of Mr. Kennedy’s performance during the fiscal year. This review included an evaluation of the Company’s performance against internal confidential and commercially sensitive expectations and objectives for its financial, operating and overall business performance and business model development, actual year over year revenue growth and profitability improvements, as well as Mr. Kennedy’s strategy development, execution and leadership contributions. In particular, in evaluating whether to provide Mr. Kennedy with a bonus under the CEO Incentive Plan for fiscal year 2008, the Committee and the independent members of the Board considered the substantial improvements in Company and segment financial performance during fiscal year 2008, including: (a) overall revenue growth of 9.5% (to $1.53 billion); (b) year over year revenue growth in three out of four Company segments; (c) positive free cash flow in all four fiscal quarters; (d) year over year non-GAAP gross margin improvement from 37.7% to 42.8%; (e) EBITDA reaching $142.9, or 9.3% of revenue, the highest in the last six fiscal years; and (f) 72% increase in non-GAAP earnings per share over fiscal year 2007 and for the second consecutive fiscal year the Company demonstrated positive earnings per share on a non-GAAP basis in all four quarters of fiscal year 2008. The Committee and the Board also considered the bonus paid to Mr. Kennedy for the first half of fiscal year 2008 as reported on the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, and the fact that no bonuses were paid to other Company NEOs under the AIP for the second half of fiscal year 2008. Based upon these considerations and despite the substantial operational and financial performance improvements noted above, the Committee and Board determined that Mr. Kennedy would not be paid a CEO Incentive Bonus in excess of his bonus already paid under the AIP (which as described above would be applied as a credit against any bonus earned under the CEO Incentive Plan) and thus no bonus was paid to Mr. Kennedy under the CEO Incentive Plan for fiscal year 2008.

In addition to annual incentive bonus payments, executive officers are eligible for individual recognition bonuses at the discretion of the Committee or, in the case of the CEO, the independent members of the Board, for exceptional achievement that exceeds the performance metrics set for that executive through the AIP or any other incentive bonus program. None of the Company’s NEOs earned an individual recognition bonus in fiscal year 2008.

Mr. Waechter’s original terms of employment included the offer of moving and temporary living expenses as well as his choice of either (a) a relocation package including home sale and purchase assistance, or (b) a lump sum bonus of $265,000 plus a more limited set of relocation benefits. These benefits were intended to offset the costs that the Committee anticipated Mr. Waechter would incur as a result of his then-planned move at the Company’s request from California to Maryland. However, following the commencement of his employment the Company determined that a change in Mr. Waechter’s principal residence to Maryland would not be required to fulfill his responsibilities to the Company, though he would continue to be required to spend a significant portion of his working time in the Company’s Germantown, Maryland office. As a result of this change, the Committee authorized an amendment to Mr. Waechter’s original employment terms in June 2008 (a) eliminating the offer of relocation-related benefits and home sale and purchase assistance, and (b) further approving a one-time bonus of $265,000 to be drawn by Mr. Waechter between the date of execution of such amendment and the end of the calendar year. The Committee determined that this amendment was appropriate as the value of this bonus had been a factor in Mr. Waechter’s total compensation package as originally offered. While the Company and Mr. Waechter did not enter into the formal letter agreement prior to the end of the fiscal year amending his original terms of employment, the Committee considers it appropriate to include this one-time bonus referenced above in Mr. Waechter’s fiscal year 2008 compensation for purposes of this proxy statement.

Long-Term Incentive Compensation. Long-term incentives are provided through RSUs, restricted stock and/or stock option grants. The Committee believes that stock-based compensation aligns the interests of employees

40

with long-term Stockholder value creation, providing each NEO with a significant incentive to manage the Company from the perspective of an owner driving long-term Stockholder value. The Committee also believes stock-based compensation provides the Company with a significant long-term retention tool in a highly competitive market for executive talent. The Committee sets equity grant levels to executive officers based on a variety of factors, including the individual performance of the executive officer, an assessment of the value of the individual’s current and anticipated future services to the Company, relative business criticality of the position held, the awards given to other executives, and the desire to keep the Company’s overall compensation competitive. The number of shares of Common Stock subject to each grant is set at a level intended to create a meaningful opportunity for stock ownership and resulting compensation opportunity based on the executive officer’s current position with the Company, the base salary associated with that position, the average size and potential returns of comparable awards made to executive officers in similar positions within the industry, the executive officer’s potential for increased responsibility and promotion over the grant term, and the executive officer’s personal performance in recent periods. The Committee also takes into account the number of vested and unvested equity incentives held by the executive officer in order to maintain an appropriate level of equity incentives for that executive officer. Additionally, the Committee generally grants equity awards to executive officers upon commencement of their employment with the Company, with the level of award based on factors similar to those considered in connection with awards to existing executive officers. Finally, the Committee considers the number of shares of Common Stock which would be subject to proposed equity incentive awards to individual NEOs for consistency with the Committee’s objective to limit annual potential incremental dilution attributable to equity awards to Company employees to at or below a long-term average of 3%.

RSUs are granted with vesting requirements related to (a) the passage of time, to encourage continued service and retention, (b) the occurrence of one or more events, and/or (c) the satisfaction of performance or financial goals or other conditions that are aligned with the Company’s business and financial objectives and designed to support growth in long-term Stockholder value. In all cases, vesting of RSUs is contingent upon the executive officer’s continued employment with the Company. The Company utilizes a mix of time and performance-based RSU awards for all of its NEOs.

Similarly, all stock options are granted at a fixed price per share equal to or greater than the market price on the grant date and have a term not to exceed eight years. Stock options generally become exercisable at the rate of 25% of the shares subject thereto one year from the grant date and as to approximately 6.25% of the shares subject to the option at the end of each three-month period thereafter such that the option is fully exercisable four years from the grant date, contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide the maximum return to the executive officer only if the executive officer remains employed by the Company for the full four year vesting period, and then only if the market price of the underlying shares of Common Stock appreciate over the option term.

In May 2007 the Committee approved a change in long-term incentive compensation programs such that future awards for Company employees will be in the form of RSUs only. The Company and the Committee presently believe that RSUs are a better method than stock options to provide equity compensation opportunities to continuing employees in a manner that permits more predictable long-term rewards and functions as an improved long-term retention tool. Also, the use of RSUs allows the Company to recognize and provide employees with compensation opportunities based upon measurements of business improvement that are important for the long-term health, profitability and growth of the Company that may not be immediately reflected in the Company’s stock price. Thus while our compensation tables include prior equity grants to NEOs in formats other than RSUs, the Company did not issue long-term compensation in a form other than RSUs in fiscal year 2008 to the Company’s current NEOs. However, the Committee periodically reviews available equity compensation vehicles and retains discretion to utilize other forms of equity compensation.

Mr. Gudmundson was awarded RSUs as an element of the Company’s fiscal year 2008 annual review process on February 15, 2008. This was done in February, rather than June, due to the Committee’s desire to recognize significant performance improvements within the Optical Communications segment under Mr. Gudmundson’s

41

leadership earlier in the fiscal year and to provide a retention incentive. RSUs awarded to Mr. Gudmundson are shown in the Grants of Plan-Based Awards Table. This RSU award was subject to 100% time-based vesting requirements, with 2/3rds of the award to vest on the one year anniversary of the award and 1/3rd of the award to vest fifteen months following the award date. The Committee believes that this vesting schedule for Mr. Gudmundson’s fiscal year 2008 annual award will most effectively deliver competitive compensation opportunities while utilizing fewer shares, reducing dilution and aggregate financial expense than would a longer vesting term. Additionally, the Committee believes that this vesting schedule is aligned with the Committee’s objective of providing a retention incentive.

Mr. Vellequette, Mr. Etterman and Mr. Waechter were awarded RSUs in June 2008 as an element of the Company’s fiscal year 2008 annual review process. Management recommended and the Committee determined a target award level for each NEO (the “Target Award Level”) consistent with the 70th-75th percentile level of the Peer List and adjusted based upon individual performance assessments as discussed above. Each NEO was then awarded approximately 80% of the total RSUs representing this adjusted Target Award Level in the form of time-based RSUs, which vest in three equal annual installments. The Committee believes that a three year vesting period for these fiscal year 2008 annual awards will most effectively deliver competitive compensation opportunities while utilizing fewer shares, reducing dilution and aggregate financial expense than would a longer vesting term. The Committee intends to consider at least annually the Company’s time-based vesting criteria and retains the discretion to utilize longer or shorter vesting schedules for future grants. Actual awards to NEOs are shown in the Grants of Plan-Based Awards Table.

It is the Committee’s present intent that if the Company achieves certain commercially sensitive and confidential Company fiscal year 2009 EBITDA targets, the Company will award Mr. Vellequette, Mr. Etterman, Mr. Gudmundson and Mr. Waechter RSUs in a number equivalent to the remaining 20% of such executive’s fiscal year 2008 adjusted Target Award Level (the “Anticipated Performance Awards”), subject to further adjustment as described below, following the public release of the Company’s fiscal year 2009 results, which is presently anticipated to occur in August 2009. The actual number of units that will be awarded in each Anticipated Performance Award will depend upon the percentage achievement of fiscal year 2009 Company EBITDA targets, subject to a minimum threshold achievement. In the event Anticipated Performance Awards are issued, 1/3rd of the units comprising each such award will immediately vest, and the remaining 2/3rds of these units will vest in equal installments on the first and second anniversary of the award date. The Committee believes that aligning the performance goals for the Anticipated Performance Awards with Company fiscal year 2009 EBITDA targets will most closely tie compensation of these NEOs to Company profitability growth.

Certain elements of Mr. Kennedy’s long-term incentive compensation are stipulated by the terms of the Kennedy Agreement. Specifically, the Company awarded Mr. Kennedy a grant of 175,000 deferred stock units (“DSUs”) on October 15, 2007 which was fully vested upon the date of grant. These shares are being held by the Company to be delivered to Mr. Kennedy upon the sooner to occur of: (i) the date upon which Mr. Kennedy’s service to the Company terminates for any reason; (ii) upon a change of control (as defined in the Kennedy Agreement), or (iii) on the second anniversary of the date of the grant of the deferred stock units. Similarly, the Company also awarded Mr. Kennedy a grant of 200,000 RSUs October 15, 2007 subject to time-based vesting requirements. This award shall vest in equal installments on each of the first and second anniversaries of the date of grant.

Finally, the Kennedy Agreement provides that no later than the last business day of the first fiscal quarter of the Company’s fiscal year 2009 the Company will award Mr. Kennedy a grant of a minimum of 375,000 RSUs under the Company’s then effective equity incentive plan(s). This award shall be subject to the following conditions of vesting:

•

40% of the award shall vest at the rate of 1/4th of the awarded units (for clarity, 37,500 RSUs per half fiscal year), which such vesting shall occur upon the date of the Company’s public release on Form 8-K of its financial results for every other fiscal quarter, commencing with the release of financial results for the second fiscal quarter of the Company’s fiscal year 2009, and subject to the achievement of performance criteria to be established by the Board; and

42

•	60% of the award shall vest in three equal annual installments on the first, second and third anniversaries of the grant date.

In June 2008 the independent members of the Board determined the performance criteria applicable to the RSU award described in the preceding paragraph. Specifically, the performance targets to be applicable to such award shall be based upon achievement of certain commercially sensitive and confidential Company fiscal year 2009 and 2010 EBITDA targets, measured at points in time described in the preceding paragraph. Such performance targets applicable to fiscal year 2009 EBITDA targets are aligned with targets applicable to the Anticipated Performance Awards for the Company’s other NEOs described above. The Committee believes that aligning the performance goals for this award with Company fiscal year 2009 and 2010 EBITDA targets will most closely tie this element of Mr. Kennedy’s compensation to full Company profitability growth. As stated above, these performance criteria are based upon Board-approved financial performance objectives, projections and estimates, and as such are confidential and commercially sensitive.

The Committee and the Board intend that the above elements of Mr. Kennedy’s long-term incentive compensation result in compensation opportunities that are at or near the 75th percentile when compared to CEOs at peer group companies on the Company’s Peer List, consistent with the long-term incentive compensation philosophy discussed above. The Committee and the Board further believe that targeting the CEO’s long-term incentive compensation at or near the 75th percentile is necessary and appropriate to retain the highest caliber of individual at the CEO level to manage the continuing risks, challenges and opportunities inherent in successfully completing a corporate turnaround situation, sustain the positive momentum resulting from a successfully completed turnaround and continuing to transform the Company into a benchmark for sustainable profitability. As a consequence, the Committee and Board believe the establishment of more aggressive long-term incentive compensation opportunities for the Company’s CEO is consistent with the long term interests of Stockholders. The Committee and the Board’s decision to include in the Kennedy Agreement the award of DSUs which were immediately vested is intended to provide such opportunities to Mr. Kennedy though increasing his beneficial holding of Company Common Stock, support his commitment to the Kennedy Agreement upon the expiration of the initial term of the Former Kennedy Agreement and provide favorable tax treatment without increased expense to the Company, and is consistent with the Committee and Board’s CEO compensation targets.

The long-term incentive compensation portion of Mr. Waechter’s new hire compensation package awarded on November 15, 2007, as detailed in the “Stock Awards” columns of the Outstanding Equity Awards at Fiscal Year End Table, reflects the standard Company policy at that point in fiscal year 2008 of granting RSUs to NEOs with 60% time-based vesting and 40% performance-based vesting provisions. Mr. Waechter’s performance-based RSUs will vest upon the earlier of (a) the achievement of certain CommTest specific, commercially sensitive and confidential, gross margin and operating expense milestones, or (b) in their entirety on the third anniversary of the date of grant. The Committee determined that allowing the cliff vesting of the performance-based portion of this RSU grant on the third anniversary of the grant date with the opportunity for accelerated vesting was consistent with the Committee’s objective of encouraging accelerated achievement of aggressive and challenging performance objectives while simultaneously enabling the recruitment and retention of a highly experienced executive with previous public company CEO experience to lead the Company’s largest (by revenue) business segment.

Current compensation and amounts realizable from prior compensation are considered in setting other elements of compensation, as the Committee actively tracks historical and prospective summaries of total compensation components for each NEO in order to gauge how much retention value previous grants and continuing cash incentive programs provide.

Other Compensation Programs and Policies. In addition to the components of compensation that the Company currently pays to its NEOs, below are two additional potential elements of compensation available to NEOs:

Deferred Compensation Plan. The Company maintains a deferred compensation plan, pursuant to which certain members of management (including executive officers) may elect to defer a portion of his or her annual

43

compensation. The participants’ funds are invested among various funds designated by the plan administrator and which are identical to those available in the Company’s 401(k) Retirement Plan, and may not be invested in the Company’s Common Stock or other Company securities. Upon the death or retirement of a participant, the funds attributable to the participant (including any earnings on contributions) are distributed to the participant or the participant’s beneficiary in a lump sum or in annual installments over a period not to exceed fifteen years. During fiscal year 2008, none of the Company’s NEOs participated in the deferred compensation plan.

Perquisites and Other Personal Benefits. We strongly believe that it is critical that the Company maintains an egalitarian culture in our facilities and operations, and that our executive officers are not entitled to operate under different standards than other employees. The Company’s healthcare, insurance, and other welfare and employee benefit programs are the same for all eligible employees, including executive officers. The Company shares the cost of health and welfare benefits with its employees, a cost that is dependent on the level of benefits coverage that each employee elects. The Company does not have programs for providing personal benefit perquisites to NEOs, such as defraying the cost of financial or legal advice, personal entertainment, recreational club memberships or family travel, nor does it provide its officers with reserved parking spaces or separate dining or other facilities or services. The Company has no outstanding loans of any kind to any of its executive officers, and it expects its officers to be role models under its Code of Business Conduct, which applies equally to all employees.

As indicated in the “All Other Compensation” column of the Summary Compensation Table, the Kennedy Agreement required the Company to obtain a policy of insurance which provides that if Mr. Kennedy’s employment is terminated as the result of his death or disability, a benefit equivalent to three years’ salary, at Mr. Kennedy’s annual salary in effect on the effective date of the event, plus three years’ bonus calculated based upon Mr. Kennedy’s “at target” bonus under the CEO Incentive Plan, shall be paid to Mr. Kennedy and/or Mr. Kennedy’s estate or heirs as may be designated by Mr. Kennedy at his sole discretion. The Company pays the premium listed in the “All Other Compensation” column of the Summary Compensation Table on behalf of Mr. Kennedy to maintain this insurance policy. Under the Former Kennedy Agreement, which contained a similar employment termination benefit in the event of Mr. Kennedy’s death or disability, the Company bore the risk and would have had to bear the entire cost in the event Mr. Kennedy’s death or disability employment termination benefit became due and owing. When entering into the Kennedy Agreement the independent members of the Board determined that it was reasonable and appropriate to insure against these contingencies under the Kennedy Agreement rather than have the Company bear this risk.

Compensation Recovery Policy

The Committee will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer if such executive engages in misconduct that caused or partially caused a restatement of financial results, in accordance with section 304 of the Sarbanes-Oxley Act of 2002. If circumstances warrant, we will seek to claw back appropriate portions of the executive officer’s compensation for the relevant period, as provided by law.

Executive Stock Ownership Policy

The Committee recommended and the full Board approved formal stock ownership requirements for non-employee directors and executive officers of the Company in fiscal year 2005. Under the policy, each non-employee director of the Company should have a minimum equity interest in the Company’s stock at least equal to that non-employee director’s then current annual cash retainer by the later to occur of the fifth anniversary of his or her first election the Board or June 30, 2010. Likewise, each executive officer of the Company should have a minimum equity interest in the Company’s stock at least equal to that executive officer’s then current annual base salary by the later to occur of the fifth anniversary of his or her commencement of employment with the Company or June 30, 2010. The shares that count towards this Company policy include stock owned outright, unvested and vested restricted stock and RSUs, and any stock options exercisable with 60 days of the valuation date. The equity incentive awards granted in fiscal year 2008 to each of the current named executive officers are listed in the Outstanding Equity At Fiscal Year End Table.

44

Equity Grant Practices

All stock option awards made to our NEOs, as well as all other Company employees, have an exercise price equal to the fair market value of our common stock on the date of grant. Fair market value is defined under our equity compensation plans as the closing market price of a share of our common stock on NASDAQ on the date of grant. The Committee generally makes grants to our NEOs and other senior management on a once-a-year basis, but the Committee retains the discretion to make additional awards to NEOs at other times in connection with the initial hiring of a new officer, for retention purposes, or otherwise. All new hire equity incentive awards for all employees, including officers, are granted on the 15th day of the month immediately following the first day of employment of such new employee.

The Company does not have any program, plan or practice to time equity compensation grants to its executives in coordination with the release of material nonpublic information. The Company has not timed, nor does it plan to time, the release of material nonpublic information for the purpose of affecting the value of executive compensation, nor are equity compensation grants timed with regard to current share price or factors which may affect future share price.

Tax Considerations

The Committee endeavors to maximize deductibility of compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent practicable while maintaining a competitive, performance-based compensation program. . Based on the amount of deductions the Company can take each year, the actual impact of the loss of deduction for compensation paid to any NEO over the $1 million limitation is extremely small and has a de minimus impact on the Company’s overall tax position. For the foregoing reasons, the Committee, while considering tax deductibility as one of the factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Committee will, of course, consider alternative forms of compensation that, consistent with its compensation goals, preserve deductibility.

The Company’s 2003 Equity Incentive Plan (the “2003 Plan”) is structured such that compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 2003 Plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation. In addition, other stock based awards issued under the 2003 Plan may be exempt from the $1 million limitation if such awards are subject to performance criteria and administered in accordance with Section 162(m) of the Code. The Company has discretion to issue other stock based awards which are intended to be exempt from the $1 million limitation as well as other stock based awards that are not intended to be exempt from the $1 million limitation.

45

COMPENSATION COMMITTEE REPORT

The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Casimir S. Skrzypczak, Chair

Richard E. Belluzzo

Kevin A. DeNuccio

Penelope A. Herscher

Martin A. Kaplan

46

SUMMARY COMPENSATION TABLE

The following table summarized the total compensation of our Named Executive Officers in fiscal years 2007 and 2008. The amounts shown below for stock awards (i.e. RSUs) and stock options represent the amounts we expensed during fiscal years 2007 and 2008, rather than the amounts actually received by our NEOs, and includes compensation cost recognized in our consolidated financial statements with respect to awards granted in fiscal years 2007 and 2008, respectively, and in prior years.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Awards ($)(1) (e)	Option Awards ($)(1) (f)	Non-Equity Incentive Plan Compensation ($)(2)(3) (g)	All Other Compensation ($)(4) (h)	Total ($) (i)

Kevin Kennedy	2008	756,731	0		6,820,669	176,103	410,241	64,090	8,227,833
Chief Executive Officer and President	2007	575,000	0		767,508	175,141	425,000	4,000	1,946,649
David Vellequette	2008	363,461	0		1,619,211	174,077	155,250	4,000	2,316,000
Executive Vice President and Chief Financial Officer	2007	333,846	0		484,513	173,373	300,000	4,000	1,295,732
Alan Etterman	2008	330,000	0		1,462,566	165,872	400,000	4,000	2,362,438
Executive Vice President, and Chief Administrative Officer	2007	302,308	0		681,902	164,966	200,000	4,000	1,353,175
David Gudmundson	2008	375,385	0		1,360,667	118,207	0	0	1,854,258
Executive Vice President and President, Optical Communications Products Group
Thomas Waechter Executive Vice President and President, Communications Test & Measurement Group	2008	308,077	265,000	(5)	699,522	0	85,000	3,461	1,361,061

(1)	The amounts in columns (e) and (f) for fiscal year 2008 reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2008, in accordance with SFAS 123(R) (without regard to estimated forfeitures related to service based condition) of awards pursuant to the Amended and Restated 2003 Equity Incentive Plan and thus include amounts from awards granted in and prior to fiscal year 2008. Assumptions used in the calculation of these amounts are included in footnote 14 to the Company’s audited financial statements for the fiscal year ended June 30, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 27, 2008.
(2)	Any non-equity incentive plan compensation paid to the Named Executive Officers in September 2006 to reflect fiscal year 2006 efforts has been excluded from this table. Due to previous Company policy regarding the timing of executive bonus compensation, our fiscal year 2006 executive bonuses were paid and considered earned in early fiscal year 2007. In order to avoid any potential confusion that might arise from considering both a September 2006 bonus payment (for fiscal year 2006 achievements) and an October 2007 bonus payment as both reflecting fiscal year 2007 achievements, we are only reflecting the October 2007 bonus payments in the Non-Equity Incentive Plan Compensation column above for fiscal year 2007.
(3)	Bonuses paid to each Named Executive Officer in fiscal year 2007 and 2008 include the following:
•	Kevin Kennedy received $425,000 in fiscal year 2007 CEO Incentive Plan and $410,241 in fiscal year 2008 under the Annual Incentive Plan, as that term is defined in the Compensation Discussion and Analysis.
•	Mr. Vellequette received his fiscal year 2007 bonus shown in column (g) pursuant to the Executive Retention Program, as that term is defined in the Compensation Discussion and Analysis, and his fiscal year 2008 bonus pursuant to the Annual Incentive Plan.
•	Mr. Etterman received both his fiscal year 2007 and fiscal year 2008 bonuses shown in column (g) pursuant to the Executive Retention Program as that term is defined in the Compensation Discussion and Analysis.
•	Mr. Waechter received the bonus shown in column (g) as a new hire bonus in lieu of participating in the Annual Incentive Plan during the first half of fiscal year 2008, as described in the Compensation Discussion and Analysis.
(4)	The Company paid $60,090 worth of premiums in fiscal year 2008 for two insurance policies required by the terms of the Kennedy Agreement, as that term is defined and described in the Compensation Discussion and Analysis. All other amounts in column (h) represent 401k matching contributions by the Company.
(5)	Mr. Waechter will receive a one-time bonus of $265,000 to be drawn before the end of calendar year 2008 as described under the “Cash Incentive Compensation” section of the Compensation Discussion and Analysis.

47

Employment Contracts, Termination of Employment and Change in Control Arrangements

On October 2, 2007, the Company and Mr. Kennedy entered into a new employment agreement (the “Kennedy Agreement”) replacing Mr. Kennedy’s previous employment agreement dated September 1, 2003 (the “Former Kennedy Agreement”). The Former Kennedy Agreement had an original term of September 1, 2003 to August 31, 2007. Pursuant to the Kennedy Agreement the term commenced on September 1, 2007 and shall expire on August 31, 2009, subject to being automatically renewed for additional periods of one year each unless sooner terminated pursuant to the terms of the Kennedy Agreement.

Mr. Kennedy’s base salary under the Kennedy Agreement is $800,000, with effect from September 1, 2007. In addition, Mr. Kennedy is eligible to earn an annual bonus under the Company’s established incentive plan(s) for senior executives with a target bonus of 100% of his annual base salary and a range of potential bonus from 0% to a maximum bonus of up to 125% of his annual base salary, based upon achievement of objectives determined by the Company from time to time. Mr. Kennedy also is eligible to participate in an individual performance-based bonus program (the “CEO Incentive Plan”) with performance targets to be established by the Company’s Board of Directors and reasonably agreed upon by Mr. Kennedy (the “CEO Bonus Targets”). Under the CEO Incentive Plan, subject to achievement of minimum performance criteria, Mr. Kennedy is eligible to receive a minimum bonus of 50% of his annual base salary, and a maximum bonus of up to 125% of his annual base salary. Any bonus paid to Mr. Kennedy under the Company’s established incentive plan(s) for senior executives shall be a credit against and will be deducted from any obligation of the Company to Mr. Kennedy under the CEO Incentive Plan.

Pursuant to the Kennedy Agreement, the Company awarded Mr. Kennedy a grant of 175,000 deferred stock units on October 15, 2007 which was fully vested upon the date of grant, such shares to be delivered to Mr. Kennedy upon the sooner to occur of: (i) the date upon which Mr. Kennedy’s service to the Company terminates for any reason; (ii) upon a change of control (as defined in the Kennedy Agreement), or (iii) on the second anniversary of the date of the grant of the deferred stock units.

Pursuant to the Kennedy Agreement, the Company also awarded Mr. Kennedy a grant of 200,000 restricted stock units (“RSUs”) on October 15, 2007, under the Company’s then effective equity incentive plan(s). This award shall vest in equal installments on each of the first and second anniversaries of the date of grant.

Pursuant to the Kennedy Agreement, no later than the last business day of the first fiscal quarter of the Company’s 2009 fiscal year the Company will award Mr. Kennedy a grant of a minimum of 375,000 RSUs under the Company’s then effective equity incentive plan(s). This award shall be subject to the following conditions of vesting:

•

40% of the award shall vest at the rate of 1/4th of the awarded units (for clarity, 37,500 RSUs per half fiscal year), which such vesting shall occur upon the date of the Company’s public release on Form 8-K of its fiscal results every other fiscal quarter, commencing with release of quarterly financial results for the second fiscal quarter of the Company’s 2009 fiscal year, and subject to the achievement of performance criteria to be established by the Board of Directors in its sole discretion; and

•	60% of the award shall vest in three equal annual installments on the first, second and third anniversaries of the grant date.

For a complete summary of the termination and change of control provisions of the Kennedy Agreement, please see the section “Potential Payments Made Upon Termination or Change of Control” below. A complete summary of the Executive Change of Control Severance Plan that the Company adopted on February 17, 2007, which explains the termination benefits available to the NEOs other than Mr. Kennedy, can also be found under that section heading below.

48

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information about equity and non-equity awards granted to the Named Executive Officers in fiscal year 2008:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin Kennedy	10/15/2007							200,000	(3)	3,152,000
	10/15/2007							175,000	(4)	2,758,000
	N/A	400,000	800,000	1,000,000						N/A
David Vellequette	6/17/2008							66,200	(5)	815,584
	N/A	56,953	303,750	474,609						N/A
Alan Etterman	6/17/2008							46,400	(5)	571,648
	N/A	400,000	400,000	400,000						N/A
David Gudmundson	2/15/2008							60,000	(5)	771,600
	N/A	56,250	300,000	468,750						N/A
Thomas Waechter	11/15/2007							112,443	(5)	1,499,990
	11/15/2007				29,985	29,985	29,985			400,000
	11/15/2007				44,977	44,977	44,977			599,993
	6/17/2008							51,200	(5)	630,784
	N/A	63,281	337,500	527,344						N/A

(1)	These columns show the potential cash value of the payout for each Named Executive Officer under the Company’s Annual Incentive Plan (“AIP”) and, in the case of Mr. Etterman, its Executive Retention Program (“ERP”), both as described in the Compensation Discussion and Analysis above. The potential payouts are performance-driven and therefore completely at risk. With the exception of those values in these columns for Mr. Etterman, they represent threshold, target and maximum payments to those NEOs under the AIP, not the ERP. The amounts actually earned by each NEO in fiscal year 2008 are summarized in the Summary Compensation Table above.
(2)	Mr. Waechter’s performance-based RSUs summarized in these columns will vest upon the earlier of (a) the achievement of certain CommTest specific, commercially sensitive and confidential, gross margin and operating expense milestones, or (b) in their entirety on the third anniversary of the date of grant. Thus while the RSUs are performance-based, they do not have differing threshold, target and maximum share payouts. For more information, please refer to the “Long-Term Incentive Compensation” section of the Compensation Discussion and Analysis above.
(3)	Time-based RSU with 1/2 of the units vesting on each of the first and second anniversaries of the grant date.
(4)	DSUs which were fully vested on the grant date that are being held by the Company to be delivered to Mr. Kennedy upon the sooner to occur of: (i) the date upon which Mr. Kennedy’s service to the Company terminates for any reason; (ii) upon a change of control (as defined in the Kennedy Agreement), or (iii) on the second anniversary of the grant date of the DSUs.
(5)	These grants are time-based RSUs that vest 1/3 of the awarded units on each of the first, second and third anniversary of the grant date.
(6)	This column represents that full grant date fair value of each RSU award computed in accordance with SFAS 123R without regard to estimated forfeitures related to service based condition. The NASDAQ closing price of our Common Stock was $15.76 on October 15, 2007, $13.34 on November 15, 2007, $12.86 on February 15, 2008 and $12.32 on June 17, 2008.

49

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information regarding outstanding equity awards, including stock options and RSUs, and applicable market values at the end of fiscal year 2008.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Name	Exercisable		Unexercisable
Kevin Kennedy	5,000	(2)	0	70.48	11/7/2009
	1,250	(2)	0	18.01	10/30/2010
	375	(2)	0	18.01	10/30/2010
	250,000	(2)	0	27.60	8/31/2011
	125,000	(2)	0	34.80	3/21/2012
	46,875	(3)	15,625	12.88	5/27/2013
									14,584	(10)	168,737
	15,625	(3)	15,625	22.80	5/17/2014
						20,838	(6)	241,096
						150,008	(6)	1,735,593
									150,000	(9)	1,735,500
						200,000	(4)	2,314,000
						175,000	(5)	2,024,750
David Vellequette	21,875	(2)	0	24.96	7/18/2012
	18,750	(3)	6,250	12.88	5/27/2013
									5,278	(10)	61,066
	46,875	(3)	15,625	12.24	6/13/2013
	8,437	(3)	8,438	22.80	5/16/2014
						3,960	(6)	45,817
									49,800	(9)	576,186
						33,202	(6)	384,147
						66,200	(6)	765,934
Alan Etterman	37,500	(2)	0	25.92	11/14/2012
	28,125	(3)	9,375	12.88	5/27/2013
									2,917	(10)	33,750
	20,000	(3)	20,000	22.80	5/16/2014
						1,667	(6)	19,287
						33,500	(7)	387,595
									40,800	(9)	472,056
						27,202	(6)	314,727
						46,400	(6)	536,848
David Gudmundson	43,750	(2)	0	27.23	12/15/2011
	7,500	(2)	0	34.80	3/11/2012
	18,750	(3)	6,250	12.88	5/27/2013
									5,000	(10)	57,850
	6,875	(3)	6,875	22.80	5/16/2014
						1,334	(6)	15,434
	7,500	(3)	22,500	13.33	5/15/2015
									20,000	(8)	231,400
						33,335	(6)	385,686
									12,000	(9)	138,840
						8,001	(6)	92,572
									10,000	(8)	115,700
						60,000	(11)	694,200
Thomas Waechter						112,443	(12)	1,300,966
									44,977	(13)	520,384
									29,985	(13)	346,926
						51,200	(6)	592,384

(1)	Amounts reflecting market value of RSUs are based on the price of $11.57 per share, which was the closing price of our common stock as reported on NASDAQ on June 27, 2008.
(2)	Fully vested stock option.
(3)	Stock option with 1/4 of the grant vesting on the first anniversary of the grant date and 1/12 of the balance vesting quarterly thereafter for three years.
(4)	Time-based RSU with 1/2 of the units vesting on each of the first and second anniversaries of the grant date.
(5)	DSUs which were fully vested on the grant date that are being held by the Company to be delivered to Mr. Kennedy upon the sooner to occur of: (i) the date upon which Mr. Kennedy’s service to the Company terminates for any reason; (ii) upon a change of control (as defined in the Kennedy Agreement), or (iii) on the second anniversary of the grant date of the DSUs.

50

(6)	Time-based RSUs with 1/3 of the units vesting on each of the first three anniversaries of the grant date.
(7)	Time-based RSUs with 1/3 of the units vesting on the first anniversary of the grant date and the remaining 2/3 of the units vesting on the second anniversary of the grant date.
(8)	Performance-based RSUs with 1/2 of the units vesting upon the achievement of certain performance metrics (as discussed in the Compensation Discussion and Analysis) and the remaining 1/2 vesting the first anniversary of the date of performance metric achievement.
(9)	Performance-based RSUs with 1/3 of the units vesting upon the achievement of certain performance metrics (as discussed in the Compensation Discussion and Analysis) and the remaining 2/3 of the units vesting in equal parts on each of the first two anniversaries of the date of performance metric achievement.
(10)	Performance-based RSUs with 1/3 of the units vesting upon the achievement of certain performance metrics (as discussed in the Compensation Discussion and Analysis) and the remaining 2/3 of the units vesting in equal parts on each of the first two anniversaries of the date of performance metric achievement. If the applicable performance metrics are not met, the RSUs become time-based with all units vesting on the fifth anniversary of the grant date.
(11)	Time-based RSUs with 2/3 of the units vesting on the first anniversary of grant and the remaining 1/3 vesting on the fifteen month anniversary of the grant date.
(12)	Time-based RSUs with 1/4 of the units vesting on each of the first four anniversaries of the grant date.
(13)	Performance-based RSUs will vest upon the earlier of (i) the achievement of certain gross margin and operating expense milestones (as discussed in the Compensation Discussion and Analysis), or (ii) in their entirety on the third anniversary of the grant date.

51

OPTION EXERCISES AND STOCK VESTED TABLE

The following Option Exercises and Stock Vested Table provides additional information about the value realized by the Named Executive Officers due to the vesting of restricted stock units during fiscal year 2008.

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Number of Withheld Shares Sold to Cover Taxes (#)	Value Realized on Vesting ($)(2)
Kevin Kennedy	242,042	50,655	3,553,939
David Vellequette	61,143	37,604	734,644
Alan Etterman	48,958	27,248	606,212
David Gudmundson	35,876	20,080	429,795
Thomas Waechter	0	0	0

(1)	Our Named Executive Officers did not exercise any stock options in fiscal year 2008.
(2)	The value realized on vesting of these RSUs is equal to the product of the number of units vested and the closing price of our Common Stock on NASDAQ on the vesting day, minus the product of the number of shares withheld to cover taxes owed and the closing price of our Common Stock on NASDAQ on the vesting date.

Potential Payments Made Upon Termination or Change of Control

The descriptions and table below reflect the amount of compensation to each of the Named Executive Officers of the Company in the event of termination of such executive’s employment. The amounts of compensation shown below are payable to each named executive officer upon termination without cause or for good reason, following a change of control, for non-renewal of an employment contract and in the event of death or disability of the executive. The figures shown below assume that such termination was effective as of June 30, 2008 (and therefore use the closing price of our Common Stock on NASDAQ as of June 27, 2008 for all equity-based calculations), and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts that would be paid can only be determined at the time of such executive’s separation from the Company.

For a complete summary of the salary and bonus provisions of the employment agreement between the Company and Kevin Kennedy, our Chief Executive Officer and President (the “Kennedy Agreement”), please see the section “Employment Contracts, Termination of Employment and Change in Control Arrangements” following the Summary Compensation Table above. What follows below summarizes only the termination and change of control provisions of the Kennedy Agreement.

The Kennedy Agreement provides that in the event of a qualifying termination, Mr. Kennedy will be entitled to receive (i) a benefit equivalent to three years’ salary, at Mr. Kennedy’s annual salary in effect on the effective date of the event, plus three years’ bonus (calculated based upon Mr. Kennedy’s “at target” bonus under the CEO Incentive Plan), (ii) three years of accelerated vesting of unvested stock options and other securities or similar incentives held at the time of termination and (iii) reimbursement of COBRA premiums for up to eighteen months and a lump sum payment equal to the cost of reasonably comparable health insurance benefits for six months. A qualifying termination under the Kennedy Agreement is any termination by the Company other than for cause or any voluntary termination for good reason, both as defined in the Kennedy Agreement.

Pursuant to the Kennedy Agreement, the Company procured a policy of insurance that provides that if Mr. Kennedy’s employment is terminated as the result of his death or disability, a benefit equivalent to three years’ salary, at Mr. Kennedy’s annual salary in effect on the effective date of the event, plus three years’ bonus calculated based upon Mr. Kennedy’s “at target” bonus under the CEO Incentive Plan, shall be paid to Mr. Kennedy and/or Mr. Kennedy’s estate or heirs as may be designated by Mr. Kennedy at his sole discretion.

52

As well, if Mr. Kennedy’s employment is terminated due to his death or disability, Mr. Kennedy and/or Mr. Kennedy’s estate or heirs will receive (i) three years of accelerated vesting of unvested stock options and other securities or similar incentives held at the time of termination and (ii) reimbursement of COBRA premiums for up to eighteen months and a lump sum payment equal to the cost of reasonably comparable health insurance benefits for six months.

In the event that the Company provides notice of its intent not to renew the term of the Kennedy Agreement for an additional one year period following the current August 31, 2009 expiration date of the term of the Kennedy Agreement, Mr. Kennedy will be entitled to receive upon such expiration date (i) a benefit equivalent to one year’s salary, at Mr. Kennedy’s annual salary in effect on the effective date of the event, plus one year’s bonus (calculated based upon Mr. Kennedy’s “at target” bonus under the CEO Incentive Plan), (ii) one year of accelerated vesting of unvested stock options and other securities or similar incentives held at the time of termination and (iii) reimbursement of COBRA premiums for up to eighteen months and a lump sum payment equal to the cost of reasonably comparable health insurance benefits for six months.

All other individuals employed by the Company and its subsidiaries in the United States at the level of Senior Vice President and above reporting directly to the Chief Executive Officer and on a United States payroll (defined as “Eligible Executives”) are subject to the Executive Change of Control Severance Plan dated February 17, 2007 (the “Plan”). The Plan provides that in the event of a qualifying termination, each of the Eligible Executives will be entitled to receive (i) one year of accelerated vesting of unvested stock options and other securities or similar incentives held at the time of termination, (ii) a lump sum payment equal to six months base salary (less applicable tax and other withholdings) and (iii) reimbursement of COBRA premiums for up to one year. A qualifying termination under the Plan is any involuntary termination without cause, any voluntary termination for good reason, or any termination due to disability or death, in each case occurring upon or within six months following a change in control of the Company, as such terms are defined in the Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason($)(1)	Within Six Months After Change in Control Termination w/o Cause or for Good Reason($)(2)	Non-Renewal of Employment Contract($)(3)	Death or Disability($)(4)
Kevin Kennedy	Salary	2,400,000	2,400,000	800,000	0
	Bonus	2,400,000	2,400,000	800,000	0
	Securities	8,219,675	8,219,675	4,953,383	8,219,675
	COBRA	22,989	22,989	22,989	22,989
David Vellequette	Salary	0	202,500	0	202,500
	Securities	0	715,732	0	715,732
	COBRA	0	14,116	0	14,116
Alan Etterman	Salary	0	165,000	0	165,000
	Securities	0	917,374	0	917,374
	COBRA	0	16,702	0	16,702
David Gudmundson	Salary	0	200,000	0	200,000
	Securities	0	1,197,483	0	1,197,483
	COBRA	0	16,702	0	16,702
Thomas Waechter	Salary	0	225,000	0	225,000
	Securities	0	522,663	0	522,663
	COBRA	0	11,495	0	11,495

(1)

Mr. Kennedy’s benefits in this column represent (a) a benefit equivalent to three years’ salary, at Mr. Kennedy’s annual salary in effect on the effective date of the event, plus three years’ bonus (calculated based upon Mr. Kennedy’s “at target” bonus under the CEO Incentive Plan), (b) three years

53

of accelerated vesting of unvested stock options and other securities or similar incentives held at the time of termination and (c) reimbursement of COBRA premiums for up to eighteen months and a lump sum payment equal to the cost of reasonably comparable health insurance benefits for six months. The other NEOs do not receive any potential payments in the event of their termination without cause or for good reason before a change of control.

(2)	All benefits in this column except for Mr. Kennedy’s represent (i) one year of accelerated vesting of unvested stock options and other securities or similar incentives held at the time of termination, (ii) a lump sum payment equal to six months base salary and (iii) reimbursement of COBRA premiums for up to one year. Mr. Kennedy’s benefits in this column represent (a) a benefit equivalent to three years’ salary, at Mr. Kennedy’s annual salary in effect on the effective date of the event, plus three years’ bonus (calculated based upon Mr. Kennedy’s “at target” bonus under the CEO Incentive Plan), (b) three years of accelerated vesting of unvested stock options and other securities or similar incentives held at the time of termination and (c) reimbursement of COBRA premiums for up to eighteen months and a lump sum payment equal to the cost of reasonably comparable health insurance benefits for six months.
(3)	Mr. Kennedy’s benefits in this column (to be paid upon the expiration date in the event that the Company provides notice of its intent not to renew the term of the Kennedy Agreement for an additional one year period following the current August 31, 2009 expiration date of the term of the Agreement) represent (a) a benefit equivalent to one year’s salary, at Mr. Kennedy’s annual salary in effect on the effective date of the event, plus one year’s bonus (calculated based upon Mr. Kennedy’s “at target” bonus under the CEO Incentive Plan), (b) one year of accelerated vesting of unvested stock options and other securities or similar incentives held at the time of termination and (c) reimbursement of COBRA premiums for up to eighteen months and a lump sum payment equal to the cost of reasonably comparable health insurance benefits for six months. The other NEOs do not have employment contracts to renew, and therefore cannot receive any potential payments in the event of their non-renewal.
(4)	All benefits in this column except for Mr. Kennedy’s are provided only if death or disability occurs within six months following a change in control of the Company; if death or disability occurs after six months, no compensation will be provided. Benefits in this column for the NEOs other than Mr. Kennedy represent (i) one year of accelerated vesting of unvested stock options and other securities or similar incentives held at the time of termination, (ii) a lump sum payment equal to six months base salary and (iii) reimbursement of COBRA premiums for up to one year. Mr. Kennedy’s benefits in this column, which do not require a change of control of the Company, represent (a) three years of accelerated vesting of unvested stock options and other securities or similar incentives held at the time of termination and (b) reimbursement of COBRA premiums for up to eighteen months and a lump sum payment equal to the cost of reasonably comparable health insurance benefits for six months.

54

EQUITY COMPENSATION PLANS

The following table sets forth information about shares of the Company’s Common Stock and Exchangeable Shares that may be issued under the Company’s equity compensation plans, including compensation plans that were approved by the Company’s Stockholders as well as compensation plans that were not approved by the Company’s Stockholders. Information in the table is as of June 28, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans Approved by security holders (1) (2)	15,777,626	$11.80	9,269,896
Equity compensation plans Not approved by security holders (3)	5,046,488	66.97	1,402,404

Total / Weighted Ave./ Total	20,824,114	$25.17	10,672,300

(1)	Represents shares of the Company’s Common Stock issuable upon exercise of options and restricted stock units outstanding under the following equity compensation plan: 2003 Equity Incentive Plan.
(2)	Represents shares of the Company’s Common Stock authorized for future issuance under the following equity compensation plan: Amended and Restated 1998 Employee Stock Purchase Plan (under which 1,458,008 shares remain available for grant).
(3)	Represents shares of the Company’s Common Stock issuable upon exercise of options outstanding or authorized for future issuance under the following equity compensation plans: Amended and Restated 1993 Flexible Stock Incentive Plan, 1996 Non-Qualified Stock Option Plan, Amended and Restated 1999 Canadian Employee Stock Purchase Plan (under which 975,629 shares remain available for grant, though the Company has terminated use of such plan), and the 2005 Acquisition Equity Incentive Plan.
(4)	As of June 28, 2008, options and rights to purchase an aggregate of 1,303,049 shares of the Company’s Common Stock at a weighted average exercise price of $255.70 were outstanding under the following equity compensation plans, which options and rights were assumed in connection with the following merger and acquisition transactions: JDS FITEL 1994 and 1996 Stock Option Plans; EPITAXX, Inc. Amended and Restated 1996 Employee, Director and Consultant Stock Option Plan; Optical Coating Laboratory, Inc. 1993, 1998 and 1999 Incentive Compensation Plans; E-TEK Dynamics, Inc. 1997 Equity Incentive Plan, and 1998 Stock Plan; Optical Process Automation, Inc. 2000 Stock Option and Incentive Plan, and 2000 Series B Preferred Stock Option Plan; SDL, Inc. 1995 Stock Option Plan, and SDL UK Plan; Photonic Power System 2002 Stock Option Plan; ABNH 1998 Stock Incentive Plan, ABNH 2000 Stock Incentive Plan; and ABNH 2005 Stock Incentive Plan. No further grants or awards will be made under the assumed equity compensation plans, and the options outstanding under the assumed plans are not reflected in the table above.

The following are descriptions of the material features of the Company’s equity compensation plans that were not approved by the Company’s Stockholders:

1996 Non-Qualified Stock Option Plan

The Board of Directors adopted the 1996 Non-Qualified Stock Option Plan (the “1996 Plan”) in November 1996. The 1996 Plan is administered by the Compensation Committee. Pursuant to the 1996 Plan, the Compensation Committee may grant nonqualified stock options only to employees, independent contractors and consultants of the Company or any parent or subsidiary corporation of the Company. Only nonqualified stock options may be issued under the 1996 Plan. Stock options may not be granted to officers and directors of the

55

Company. The 1996 Plan will continue in effect until terminated by the Board of Directors. The Company last granted stock options under the 1996 Plan on April 17, 1998. The Company presently does not intend to grant any additional options under the 1996 Plan.

An aggregate of 2,392,000 shares has been reserved for the grant of stock options under the 1996 Plan. Shares underlying awards that are forfeited or canceled are not counted as having been issued under the 1996 Plan. Stock options issued under the 1996 Plan must have an exercise price of not less than 85% of the fair market value of the Company’s Common Stock on the date of grant of the option. Options are generally non-transferable. The term of all options granted under the Plan shall not exceed eight years from the date of grant.

Amended and Restated 1999 Canadian Employee Stock Purchase Plan

The Amended and Restated 1999 Canadian Employee Stock Purchase Plan (the “Canadian ESPP”) was adopted by the Board of Directors in August 1999 and is administered by the Board of Directors. An aggregate of 1,250,000 shares of Common Stock has been reserved for issuance under the Canadian ESPP. Only employees of JDS Uniphase Inc. (which generally includes all Company employees in Ottawa) and corporate affiliates of the Company as designated by the Board of Directors are eligible to participate in the Canadian ESPP. The Canadian ESPP is not intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

The terms of the Canadian ESPP provide that shares of the Company’s Common Stock are offered for purchase through a series of successive or overlapping purchase periods (the “Purchase Periods”), each of a duration (not to exceed twenty-four months) as determined by the Board of Directors. Participants enrolled in a Purchase Period are granted a purchase right which entitles the participating employee to specify a level of payroll deduction between 1% and 10% of compensation to be in effect on each pay day during the Purchase Period, and the accumulated payroll deductions are applied to the purchase of the shares when the purchase right is exercised. No rights or accumulated payroll deductions of a participant under the Canadian ESPP may be transferred (other than by will or by the laws of descent and distribution).

Outstanding purchase rights are automatically exercised on successive quarterly or semi-annual purchase dates as determined by the Board of Directors. The purchase right is exercised by applying the accumulated payroll deductions to the purchase of whole shares on each quarterly or semi-annual purchase date. The purchase price per share is the lesser of (i) 85% of the fair market value per share on the date the Purchase Period begins or (ii) 85% of the fair market value per share on the date the purchase right is exercised. The Canadian ESPP limits purchase rights to a maximum of (i) $25,000 worth of stock (determined at the fair market value of the shares at the time the purchase right is granted) in any calendar year, and (ii) 20,000 shares in any Purchase Period.

The Board of Directors amended the Canadian ESPP on July 31, 2002 to provide that no new Purchase Periods shall commence under the Canadian ESPP on or after August 1, 2002, except as otherwise determined by the Board of Directors. Although the Canadian ESPP will not terminate by its terms until July 1, 2009, all Purchase Periods under the Canadian ESPP were terminated on July 31, 2002. The Company has since integrated former participants in the Canadian ESPP into the Company’s Stockholder approved Amended and Restated 1998 Employee Stock Purchase Plan and it is the Company’s intention to utilize for future purchase periods only this single Stockholder approved employee stock purchase plan for the benefit of all eligible employees of the Company and its corporate affiliates.

2005 Acquisition Equity Incentive Plan

The Board of Directors adopted the 2005 Acquisition Equity Incentive Plan (the “2005 Plan”) in August 2005. The 2005 Plan is administered by the Compensation Committee. Pursuant to the 2005 Plan, the Compensation Committee may grant stock options, SARs, Dividend Equivalent Rights, Restricted Stock, Restricted Stock Units

56

and Performance Units to employees (including directors and officers) of the Company or any parent or subsidiary corporation of the Company, or any other such entity in which the Company holds a substantial ownership interest. Pursuant to NASDAQ listing rules regarding equity compensation plans not approved by security holders, the Company can and will only issue awards under the 2005 Plan to individuals joining the Company as a result of acquisitions or related strategic transactions, and not for new grants to continuing employees of the Company, nor to regular new hires. The 2005 Plan will continue in effect until terminated by the Board of Directors.

An aggregate of 2,000,000 shares has been reserved for the grant of awards under the 2005 Plan. As of June 28, 2008, there were 426,775 shares remaining available for future grants under the 2005 Plan. No awards have been issued by the Company under the 2005 Plan since March 20, 2006. Shares underlying awards that are forfeited, canceled or expired are not counted as having been issued under the 2005 Plan. Stock options and any awards intended to qualify as performance-based compensation issued under the 2005 Plan must have an exercise price of not less than 100% of the fair market value of the Company’s Common Stock on the date of grant of the award. Awards are generally non-transferable. The term of all awards granted under the Plan shall not exceed eight years from the date of grant.

57

AUDIT COMMITTEE REPORT

The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

The Audit Committee of the Board of Directors is responsible for assisting the full Board of Directors in fulfilling its oversight responsibilities relative to the Company’s financial statements, financial reporting practices, systems of internal accounting and financial control, the internal audit function, annual independent audits of the Company’s financial statements, and such legal and ethics programs as may be established from time to time by the Board. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. The Audit Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, all of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, rules applicable to NASDAQ-listed issuers, and any other regulatory requirements. All members of the Committee are required to have a working knowledge of basic finance and accounting, and at all times at least one member of the Committee qualifies as a “financial expert” as defined by the Sarbanes-Oxley Act of 2002.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee has the general oversight responsibility with respect to the Company’s financial reporting and reviews the scope of the internal independent audits, the results of the audits and other non-audit services provided by the Company’s independent registered public accounting firm.

The following is the Report of the Audit Committee with respect to the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 28, 2008, which includes the consolidated balance sheets of the Company as of June 28, 2008 and June 30, 2007, and the related consolidated statements of operations, Stockholders’ equity and cash flows for each of the three years in the period ended June 28, 2008, and the notes thereto.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Accounting Standards No. 61, “Communications with Audit Committees” which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements, and both with and without management present, discussed and reviewed the results of PricewaterhouseCoopers’ examination of the financial statements.

58

The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers describing all relationships between the Company and the independent registered public accounting firm that bear on the accountants’ independence consistent with the Independence Standards Board Standard No. 1 (which relates to the auditors’ independence from the Company and its related entities). The Audit Committee has discussed with PricewaterhouseCoopers any relationships that may impact its objectivity and independence and also considered whether the provision of non-audit services by PricewaterhouseCoopers is compatible with maintaining the accountants’ independence and satisfied itself as to PricewaterhouseCoopers’ independence.

During the course of fiscal year 2008 management engaged in documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and PricewaterhouseCoopers at several regularly scheduled Audit Committee meetings. The Audit Committee also held a number of special meetings to discuss issues as they arose. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation for fiscal year 2009.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2008.

AUDIT COMMITTEE

Harold L. Covert, Chair

Bruce D. Day

Masood Jabbar

Casimir S. Skrzypczak

59

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and any persons who directly or indirectly hold more than 10 percent of the Company’s Common Stock (“Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received and written representations from certain Reporting Persons that no such forms were required, the Company believes that during fiscal 2008, with the exception of one late Form 4 filing for Alan Etterman, all Reporting Persons complied with the applicable filing requirements on a timely basis.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, JDS UNIPHASE CORPORATION, 430 NORTH MCCARTHY BOULEVARD, MILPITAS, CALIFORNIA 95035, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE FISCAL 2008 REPORT, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By Order of the Board of Directors,

Kevin J. Kennedy
Chief Executive Officer and President

September 26, 2008

Milpitas, California

60

APPENDIX A

AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

JDS UNIPHASE CORPORATION

AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

(As Amended on November      , 2008)

1.         Purpose of the Plan. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance.

2.         Definitions. As used herein, the following definitions shall apply:

(a)         “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b)         “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)         “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d)         “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e)         “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, or other right or benefit under the Plan.

(f)         “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g)         “Board” means the Board of Directors of the Company.

(h)         “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Active Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct, material violation of any applicable Company or Related Entity policy, or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(i)         “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i)         the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii)         a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j)         “Code” means the Internal Revenue Code of 1986, as amended.

(k)         “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(l)         “Common Stock” means the common stock of the Company.

(m)         “Company” means JDS Uniphase Corporation, a Delaware corporation.

(n)         “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(o)         “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p)         “Continuous Active Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Active Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Active Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

(q)         “Corporate Transaction” means any of the following transactions:

(i)         a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)         the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)         the complete liquidation or dissolution of the Company;

(iv)         any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v)         acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r)         “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s)         “Director” means a member of the Board or the board of directors of any Related Entity.

(t)         “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u)         “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(v)         “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x)         “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)         If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)         If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)         In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(y)         “Full Value Award” means the grant of Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares under the Plan with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant.

(z)         “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(aa)         “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(bb)         “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

(cc)         “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(dd)         “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ee)         “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(ff)         “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(gg)         “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(hh)         “Performance Shares” means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

(ii)         “Performance Units” means an Award which may be earned in whole or in part based upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(jj)         “Plan” means this 2003 Equity Incentive Plan.

(kk)         “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(ll)         “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(mm)         “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(nn)         “Restricted Stock Unit” means a grant of a right to receive in cash or stock, as established by the Administrator, the market value of one Share.

(oo)         “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(pp)         “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(qq)         “Share” means a share of the Common Stock.

(rr)         “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.         Stock Subject to the Plan.

(a)         Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 43,200,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b)         Any Shares that are not subject to Full Value Awards will be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. Any Shares subject to Full Value Awards will be counted against the numerical limits of this Section 3 as 1.5 Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as 1.5 Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3, the Plan will be credited with 1.5 Shares.

(c)         Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. With respect to SARs, the gross number of Shares subject to a SAR will cease to be available under the Plan (whether or not the SAR is net settled for a lesser number of Shares).

4.         Administration of the Plan.

(a)         Plan Administrator.

(i)         Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)         Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii)         Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv)         Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)         Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)         to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)         to determine whether and to what extent Awards are granted hereunder;

(iii)         to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv)         to approve forms of Award Agreements for use under the Plan;

(v)         to determine the terms and conditions of any Award granted hereunder;

(vi)         to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, (B) the reduction of the exercise price of any Option or SAR awarded under the Plan shall be subject to stockholder approval and (C) canceling or

“buying-out” an Option or SAR at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for cash, another Option, SAR, Restricted Stock, Restricted Stock Unit, or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction;

(vii)         to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii)         to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

(ix)         to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c)         Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to handle and defend the same.

5.         Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6.         Terms and Conditions of Awards.

(a)         Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b)         Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified

Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c)         Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share, (xviii) personal management objectives, and (xix) other measures of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d)         Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e)         Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f)         Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g)         Individual Limitations on Awards. The maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company shall be one million (1,000,000) Shares. In connection with a Grantee’s (i) commencement of Continuous Active Service or (ii) first promotion in any fiscal year of the Company, a Grantee may be granted Awards for up to an additional one million (1,000,000) Shares which shall not count against the limit set forth in the preceding sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Awards are canceled, the canceled Awards shall continue to count against the maximum number of Shares with respect to which Awards may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR. If the vesting or receipt of Shares under the

Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to the Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(h)         Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i)         Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than eight (8) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(j)         Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable by will and by the laws of descent and distribution, and during the lifetime of the Grantee, by gift or pursuant to a domestic relations order to members of the Grantee’s Immediate Family to the extent and in the manner determined by the Administrator. Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k)         Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such later date as is determined by the Administrator.

7.         Award Exercise or Purchase Price, Consideration and Taxes.

(a)         Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i)         In the case of an Incentive Stock Option:

(A)         granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B)         granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)         In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)         In the case of a SAR, the base amount on which the stock appreciation is calculated shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv)         In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(v)         In the case of other Awards, such price as is determined by the Administrator.

(vi)         Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d) above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b)         Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i)         cash;

(ii)         check;

(iii)         surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six (6) months;

(iv)         with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(v)         any combination of the foregoing methods of payment.

(c)         Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8.         Exercise of Award.

(a)         Procedure for Exercise; Rights as a Stockholder.

(i)         Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)         An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b)         Exercise of Award Following Termination of Continuous Active Service.

(i)         An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Active Service only to the extent provided in the Award Agreement.

(ii)         Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Active Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii)         Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Active Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9.         Conditions Upon Issuance of Shares.

(a)         Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)         As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10.         Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and the Administrator's determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11.         Corporate Transactions.

(a)         Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b)         Acceleration of Award Upon Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction.

(c)         Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the excess Options shall be treated as Non-Qualified Stock Options.

12.         Effective Date and Term of Plan. The Plan shall become effective upon its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13.         Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 4(b)(vi) or this Section 13(a). Notwithstanding any other provision of the Plan to the contrary, the Board may, in its sole and absolute discretion and without the consent of any participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.

(b)         No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)         No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee.

14.         Reservation of Shares.

(a)         The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)         The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.         No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Active Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Active Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Active Service has been terminated for Cause for the purposes of this Plan.

16.         No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17.         Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

APPENDIX B

2008 ANNUAL REPORT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K/A
(Amendment No. 1)

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended June 28, 2008

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission File Number 0-22874

JDS UNIPHASE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	94-2579683
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, California 95035

(Address of principal executive offices including Zip code)

(408) 546-5000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value of $0.001 per share

Preferred Stock Purchase Rights

(Title of Class)

Securities registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☒    No  ☐

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained to the best of the Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of December 29, 2007 the aggregate market value of the voting stock held by non-affiliates of the Registrant was approximately $2.9 billion, based upon the closing sale prices of the common stock and exchangeable shares as reported on the NASDAQ National Market and the Toronto Stock Exchange, respectively. Shares of common stock and exchangeable shares held by executive officers and directors have been excluded from this calculation because such persons may be deemed to be affiliates. This determination of affiliate status is not necessarily a conclusive determination for other purposes.

As of July 25, 2008, the Registrant had 214,377,670 shares of common stock outstanding, including 5,113,641 exchangeable shares of JDS Uniphase Canada Ltd. Each exchangeable share is exchangeable at any time into common stock on a one-for-one basis, entitles a holder to dividend and other rights economically equivalent to those of the common stock, and through a voting trust, votes at meetings of stockholders of the Registrant.

Documents Incorporated by Reference: Portions of the Registrant’s Notice of Annual Meeting of stockholders and Proxy Statement to be filed pursuant to Regulation 14A within 120 days after Registrant’s fiscal year end of June 28, 2008 are incorporated by reference into Part III of this Report.

EXPLANATORY NOTE

We are filing this Form 10-K/A Amendment No. 1 (the “Amendment”) to our Annual Report on Form 10-K for the fiscal year ended June 28, 2008, as filed on August 27, 2008 (the “Original Filing”), to correct a typographical error contained in Note 12, Income Taxes (see paragraph 4 of page 118), of the Notes to Consolidated Financial Statements, regarding the Company’s state tax net operating loss carryforward. The previously reported amount of such state tax net operating loss was $137.4 million and the correct amount of such state tax net operating loss is $2,564.6 million.

Except as described above, no other changes have been made to the Original Filing, and this Amendment does not otherwise amend, update or change the financial statements or disclosures in the Original Filing.

i

FORWARD-LOOKING STATEMENTS

Statements contained in this Annual Report on Form 10-K which are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement may contain words such as “anticipates that,” “believes,” “can impact,” “continue to,” “estimates,” “expects to,” “intends,” “may,” “plans,” “potential,” “projects,” “to be,” “will be,” “will continue to be,” “continuing,” “ongoing,” or the negative thereof or other comparable terminology regarding beliefs, plans, expectations or intentions regarding the future. Forward-looking statements include statements regarding: our expectations regarding an increase in consumer demand for real-time, interactive visual and audio experiences; our beliefs regarding bandwidth growth over optical networks; our belief that we are well positioned to benefit from industry trends; our plan to expand opportunities in emerging geographies and through channel marketing; our strategy to operate as a Company comprised of a portfolio of businesses with a focus on optical and broadband innovation; our expectation that the growing demand for network capacity will encourage the adoption of optical communications products across the telecom sector; our belief that an increase in network capacity will increase the demand for optical products in the storage and enterprise sectors; our belief that the deployment of fiber closer to the end user increases the availability of high-bandwidth services and will result in increased demand on the metro and long-haul networks; our plan to continue to enable our customers to build systems for Agile Optical Networks (“AON”); our expectation that the Company will continue to play a vital role in the broadband and optical innovation that enables breakthrough solutions for essential high-tech industries; our belief that we are well positioned to migrate from fixed to reconfigurable dense wavelength division multiplexer (“DWDM”) architectures and networks; our belief that increasing deployments of broadband access, the expansion of IP-based services, and the need to reduce deployment time and cost should result in increased demand for communications test and measurement instruments, systems, software and services; our expectation that the Company’s Communications Test and Measurement business unit will continue to improve profitability; our belief that we have the broadest range of wire line products and solutions available in the communications test and measurement industry; our belief that our broad portfolio of test and measurement solutions position the company well to benefit from these improvements; our plan to continue to leverage our unique intellectual property, including leading expertise in optics, light management and material technology to develop solutions that provide unique advantages for our customers; our belief in the increasing demand for high quality lasers for a variety of markets; our belief that the Company is well positioned to benefit from the demand for quality compact lasers; our plan to accelerate new customer applications enabled by using lasers coupled with high performance photonic power photovoltaic converters to provide power over fiber; our belief that the Company is a pioneer in the emerging market of photonic power; our plan to continue to help customers make their existing networks more flexible and agile by designing agility into our products at the photonic level; our objective to continue to be a leading supplier for all markets and industries we serve and the strategies we plan to pursue to achieve such objective; our commitment to invest organically through acquisitions and partnerships in new technologies, products and services; our commitment to the ongoing evaluation of strategic opportunities and the acquisition of additional products, technologies or businesses; our belief that we strengthened our business model by expanding our addressable market, customer base and expertise, diversifying our product portfolio and fortifying our core businesses through acquisitions as well as other organic initiatives; our plans to leverage the technologies, distribution relationships, products and services gained as a result of acquisitions; our belief that our acquisitions create new opportunities for the acquired products due to JDSU’s direct sales and service organization serving the largest telecommunications and cable service providers worldwide; our plan to continue to strengthen our partnerships with contract manufacturers for our telecommunications, data communications and laser products; our intention to continue to centralize many administrative functions such as information technology, human resources and finance; our devotion of substantial resources to research and development in order to develop new and enhanced products to serve our markets and segments; our intention to establish at least two sources of supply for raw materials whenever possible; our intention not to broadly license our intellectual property rights; our belief that we have good employee relations; our expectation that seasonable demand fluctuations will cause significant, periodic variations in our financial results for our Communications Test and Measurement segment; our desire to expand our markets and customer base, improve the profitability of our product portfolio and improve time to revenue in our Advanced Optical Technologies segment and commercial lasers business and efforts to effect such changes; our efforts to reduce our cost structure; the impact of restructuring charges on our results of operations and cash flows; our efforts to divert resources from new product research and development and other functions to assist with difficulties related to execution capabilities and customer relations; our continued experiences with product failures; our intention to continue to develop new product lines and improve the business for existing ones; our expectation that the introduction of new products will continue to incur higher start-up costs and increased yield and product quality risk among other issues; our expectations regarding our future growth; our continued reliance on a limited number of customers for a significant portion of our revenues; our expectation that we will continue to experience strain on our supply chain and periodic supplier problems; our belief that we must maintain a substantial commitment to innovation and product differentiation, as well as significantly reduce cost structure to remain competitive in future business climates; our intention to continue to address the need to develop new products through acquisitions of other companies and technologies; our efforts to continue to recruit key personnel; our expectations that net revenue from international customers outside of North America will continue to account for a significant portion of our total revenue; our expectation regarding the expansion of our research and development activities in China; our expectation of the need to respond to and our intention to respond to intellectual property infringement claims in the course of our business operations from our competitors; our belief that our existing properties, including both owned and leased sites, are in good condition and suitable for the conduct of our business; our belief that our existing facilities are adequate to meet our immediate needs; our belief that various critical accounting policies are affected by significant estimates, assumptions and judgments used in the preparation of our consolidated financial statements; our belief that certain equipment is not software related and should be excluded from the scope of the AICPA SOP No. 97-2; our belief that using a combination of historical and market-based implied volatility from traded options on Company common stock is a better indicator of expected volatility and future stock price trends than relying solely on historical volatility; our anticipation that cash dividends will not be paid in the foreseeable future; our commitment to enabling broadband and optical innovation in the communications and commercial markets; our expectation that high customer concentration, attendant pricing pressure, and other effects on our communications markets will remain for the foreseeable future; our efforts to expand our products, customers and distribution channels for several of our core competencies; our expectations that seasonality in the Communications Test and Measurement segment will continue for the foreseeable future; our expectation that the adoption of certain accounting pronouncements will not have a material adverse effect on our financial statements; our estimates for costs associated with our restructuring plans; our assumptions related to pension and postretirement benefits; our expectation that we will continue to encounter a number of industry and market structural risks and uncertainties that will limit our business climate and market visibility; the continued North American assembly transitions; our belief that investment in research and development (“R&D”) is critical to attaining our strategic objectives; our continued efforts to reduce total operating spending; our intention to continue to address our selling, general and administrative (“SG&A”) expenses and reduce these expenses as and when opportunities arise; our expectations regarding future SG&A expenses; our expectation that none of the non-core SG&A expenses will have a material adverse impact on our financial condition; our expectation that the zero coupon convertible notes will be retired within one year; our efforts to take advantage of opportunities to reduce costs through targeted, customer-driven restructuring events; our expectation that payments related to severance benefits will be paid off by the third quarter of fiscal 2013 and that payments related to lease costs will be paid by the fourth quarter of fiscal 2012; our plan to pay the lease costs associated with the Ottawa facility by the third quarter of fiscal 2018; our belief that we have provided adequate amounts for adjustments that may result from tax audits; our estimates for additional required investment in research and development in connection with our acquisitions; our expectation that our acquisitions will strengthen the Company’s position in the related markets and help grow our business in various regions; our belief that our existing cash balances and investments will be sufficient to meet our liquidity and capital spending requirements at least through the next 12 months; our expectation that gains and losses on derivatives will be offset by re-measurement gains and losses on the foreign currency dominated assets and liabilities; our ability to mitigate credit risk and marketability risk of our portfolio of investments; our intention to maintain a sufficient safety stock of products and to maintain ongoing communications with suppliers to guard against interruptions or cessation of supply; the expectation for the deductibility of goodwill associated with our acquisitions; our estimates for associated restructuring and non-recurring charges; our expectation that $19.5 million will be repatriated with no additional tax expense in China; our estimate that no additional taxes would have to be provided if the earnings were repatriated back to the U.S.; our belief that certain jurisdictions in which we received tax benefits attributable to the release of valuation allowances will generate future income; our expectation that the Full Value Awards will vest over one to four years; our expectation to amortize $30.3 million of unrecognized stock-based compensation cost related to stock option activity over a period of 2.9 years; our expectation to amortize $0.1 million of stock based compensation expense related to the employee stock purchase plan (“ESPP”) in the first quarter of fiscal 2009; our expectation to amortize $69.5 million of estimated stock based compensation expense related to Full Value Awards over an estimated amortization period of 2.5 years; our expectation that the required contribution to the Company’s pension plans in fiscal 2009 will be zero; our expectation to close $167.3 million in obligations to purchase inventory and other commitments within one year; our estimate that the Company’s potential tax liability related to a Dutch wage tax audit and a Texas franchise tax audit will be from $0.8 million to $46.2 million, plus interest and penalties; our belief that the factual allegations and circumstances underlying the securities class actions, derivative actions, the OCLI and SDL class actions, and the ERISA class actions are without merit and that the expense of defending such actions will continue to be costly and may not be covered by our insurance policies; and our belief that resolving claims that arise in the ordinary course of our business will not have a material adverse impact on our financial position or results of operations.

Management cautions that forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those projected in such forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: incorrect assumptions regarding the basis for consumer demands; an unexpected decreased in the availability of broadband networks; our inability to successfully capitalize on our position in the market, industry trends and strategic opportunities; inability to successfully operate as a portfolio of businesses solely with a focus on optical and broadband innovation; inability to meet marketplace demands for optical communications products; inability to accurately assess the demand on the metro and long-haul networks into which high-bandwidth services feed; inability to support our customer growth in building systems for AONs; our inability to assess the feasibility of certain innovations and the impact that such innovations might have on high-tech industries; licensing issues related to our intellectual property; broader product offering of competitors; inaccuracies regarding the direction of the market to migrate from fixed to reconfigurable DWDM architectures and networks; inability to accurately assess the market demand for communications test and measurement instruments, systems, software and services; difficulties associated with limiting and predicting costs in the Communications Test and Measurement business unit; inaccurate assumptions regarding the optical industry; inability to accurately predict the demand for high-quality lasers in various commercial markets; inability to quickly introduce customer applications into the marketplace to meet customer demands for commercial lasers; inaccuracies regarding the Company’s position in the photonic power market; inaccurate assumptions regarding the importance of agility and flexibility to our current customers; our inability to invest in new technologies; inaccuracies regarding promising markets and our ability to focus the company’s resources towards developing products for potentially promising markets; unanticipated SG&A expenses and inaccuracies as to the impact of SG&A expenses on the Company’s financial condition; inaccurate assumptions regarding the viability of certain product lines; unanticipated difficulties associated with the centralization of administrative functions; inability to timely and effectively develop, manufacture and market our new products, or enhance our existing products; our inability to accurately and timely complete valuation analyses in connection with our acquisitions; our limited ability to perceive or predict market trends; decreases in our product portfolio and revenues; inaccuracies regarding our employee relations and inability to maintain a steady workforce; loss of a significant customer eliminating a significant portion of our future revenues; dependence on fewer customers limiting our ability to increase our profitability; unrealized customer and market penetration resulting from our recent acquisitions; inability to effectively execute programs related to our investments and partnerships; failure to reduce manufacturing costs through restructuring efforts; inability to accurately predict the volatility of future stock trends; introduction of new accounting pronouncements; lack of resources set aside for investment in R&D; inaccurate assessment of our tax liability as a result of acquisitions and tax audits; greater than anticipated tax exposure; unforeseen damage and repairs to the Company’s leased and owned properties; need to expand or decrease the size of our existing facilities; excessive costs associated with defending various claims and suits brought against the Company and its directors; unexpected impairment of goodwill associated with our acquisitions; delays in bringing products to market due to development problems; excessively high costs in the future related to enhancing our existing systems; significant changes in customer preferences; the possibility that competitors will introduce products faster than us; unanticipated difficulties in building close working relationships with manufacturers; our inability to establish relationships with alternative suppliers of raw materials; growth in our business placing unexpected strains on our resources; international expansion beyond the capacities of our current properties; loss of key personnel to competitors and an inability to effectively recruit replacements; inherent uncertainty surrounding the litigation process and the fact that litigation could result in substantial cost and diversion of our management’s attention; inability to obtain new orders from major customers; substantial technological changes in the Communications Test and Measurement solutions market; the timing of orders; difficulties in assessing the impact of accounting changes on financial statements; incorrect estimates, assumptions and judgments used in preparing the Company’s consolidated financial statements; inaccuracies in categorizing equipment for accounting purposes; inaccuracies related to the assumptions used in assessing the Company’s option-price; market rejection of new products; inaccuracies of the strength of various acquisitions on improving the Company’s position within various markets; inability to accurately predict when various products acquired during our acquisitions will be fully developed and completed; inaccurate assumptions or estimates associated with severance and lease payments; inability to accurately assess additional tax expenses due to repatriation of certain earnings in China; inability to accurately assess future income attributable to tax benefits; inability to predict the vesting period of the Company’s Full Value Awards; difficulty in estimating the amortization period of stock based compensation expense of stock option activity and our ESPP; inability to accurately predict the amount of money the Company must contribute to its pension plans as legally mandated; inability to deliver inventory and collect payments due under purchase orders; and other factors set forth in “Risk Factors” and elsewhere herein. Further, our future business, financial condition and results of operations could differ materially from those anticipated by such forward-looking statements and are subject to risks and uncertainties including the risks set forth above and in Part I, Item 1A “Risk Factors” set forth in this Form 10-K. Moreover, neither we assume nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Forward-looking statements are made only as of the date of this Report and subsequent facts or circumstances may contradict, obviate, undermine or otherwise fail to support or substantiate such statements. We are under no duty to update any of the forward-looking statements after the date of this Form 10-K to conform such statements to actual results or to changes in our expectations.

PART I

ITEM 1. BUSINESS

General

Overview

JDS Uniphase Corporation (“JDSU”) is the leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. JDSU technologies also enable broadband and optical innovation in many essential industries such as biomedical and environmental instrumentation, semiconductor processing, aerospace and defense, and brand protection. In addition, our optical coatings are used in visual display and decorative product differentiation applications.

To serve its markets, JDSU operates in the following business segments: Optical Communications, which accounted for approximately 34% of net revenue in fiscal 2008; Communications Test and Measurement, which accounted for approximately 46% of net revenue in fiscal 2008; Advanced Optical Technologies, which accounted for approximately 14% of net revenue in fiscal 2008; and Commercial Lasers, which accounted for approximately 6% of net revenue in fiscal 2008. The financial results for the Commercial Lasers business is reported in the “All Other, Commercial Lasers” segment in this document.

Industry Trends

The trends that drive the broadband communications industry are key drivers in the business segments that comprise JDSU. Demand for high-bandwidth communications continues to increase, powered by the growing number of broadband users worldwide and the greater reliance on high-bandwidth capabilities in our daily lives. For example, the number of video and digital music downloads is growing rapidly, as is demand for HDTV and fiber-to-the-home or other fiber networks (FTTx). In addition, cell phones increasingly offer integrated audio, photo, video, email and Internet capabilities. As greater bandwidth capacity is delivered closer to end users through broadband access networks, consumer demand for real-time, interactive, visual and audio experiences will increase. The resulting traffic, in turn, impacts core networks that depend on optical technology. New services will also drive the need for test and measurement, as well as service assurance solutions. JDSU is well-positioned to continue to benefit from these industry trends due to its leadership in the broadband test and measurement and optical networking markets.

In addition to communications, optical technologies are increasingly applied to solve complex problems in other industries. For example, our high-precision lasers enable the trend toward smaller integrated circuits for use in today’s compact consumer electronics, the testing of new pharmaceuticals via induced fluorescence, and deoxyribonucleic acid (DNA) sequencing through the appropriate application of monochromatic light. Our optically variable pigment (OVP®) solutions protect commercial brands and consumer products, such as medicines and electronics, against counterfeiting with secure labels and other optical devices. This technology is also used to inhibit counterfeiting of currencies and valuable documents.

Sales and Marketing

JDSU markets its products to telecommunications and cable television service providers, network equipment manufacturers, OEMs, distributors and strategic partners worldwide. Each business segment has a dedicated sales force that communicates directly with customers’ executive, technical, manufacturing and purchasing personnel as needed to determine design, performance, and cost requirements. In addition, all business segments are working to expand opportunities in emerging geographies and through alternate channels of distribution.

A high level of support is necessary to develop and maintain long-term relationships with our customers. JDSU engages the customer at the design-in phase and continues to build the relationship as customer needs change and develop. Service and support are provided through JDSU offices and those of its partners worldwide.

Additional Information

JDSU was incorporated in California in 1979 and reincorporated in Delaware in 1993. JDSU is the product of several significant mergers and acquisitions including, among others, the combination of Uniphase Corporation and JDS FITEL in 1999, and the acquisition of Acterna, Inc. in 2005. Our strategy is to operate as a company comprised of a portfolio of business with a focus on optical and broadband innovation.

We are subject to the information requirements of the Securities Exchange Act of 1934, or the Exchange Act. Therefore, we file periodic reports, proxy statements and other information with the Securities and Exchange Commission (SEC). Such reports, proxy statements and other information may be obtained by visiting the Public Reference Room of the SEC at 100 F Street, NE, Washington, DC 20549 or by calling the SEC at 1-800-SEC-0330, by sending an electronic message to the SEC at publicinfo@sec.gov or by sending a fax to the SEC at 1-202-777-1027. In addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We also post all SEC filings on our website at www.jdsu.com/investors as soon as reasonably practicable after they are electronically filed or furnished to the SEC.

Business Segments

The JDSU corporate structure is comprised of four business segments—optical communications, communications test and measurement, advanced optical technologies, and commercial lasers. Each segment has its own engineering, manufacturing, sales, and marketing groups to better serve customers and respond quickly to the market needs. In addition, our business segments share common corporate services that provide capital, infrastructure, resources, and functional support, allowing them to focus on core technological strengths to compete and innovate in their markets.

Optical Communications

The Optical Communications business segment provides products used by communications equipment providers for telecommunications and enterprise data communications. These products enable the transmission and transport of video, audio and text data over high-capacity fiber optic cables. Transmission products primarily consist of optical transceivers, optical transponders, and their supporting components such as modulators and source lasers, like vertical-cavity surface-emitting lasers (VCSELs). Transport products primarily consist of amplifiers and ROADMS and their supporting components such as 980 nm pumps, passive devices, and array waveguides (AWGs). In fact, today’s most advanced optical networks are built on our transport and transmission components, modules and subsystems.

Market

JDSU Optical Communications produces a wide range of components, modules, subsystems, and solutions to support and maintain customers in our two market segments: telecommunications, including access (local), metro (intracity), long-haul (city-to-city and worldwide), and submarine (undersea) networks; and enterprise data communications, including storage access networks (SANs), local area networks (LANs), and Ethernet wide-area networks (WANs).

Customers

JDSU customers such as Alcatel-Lucent, Ciena, Cisco, Ericsson, Fujitsu, Hewlett-Packard, Huawei, IBM, Nokia Siemens Networks, Nortel, and Tellabs manufacture network equipment used to create telecommunications and data communications.

Trends

To remain competitive, network operators worldwide must offer broader suites of digital services. To do this, they are migrating to Internet protocol (IP) networks, which effectively deliver triple-play services (voice, video and data) while lowering capital and operating costs of DWDM networks. In data communications, demand for broadband is driven by growing needs of intracompany LAN and intercompany WAN networks. In addition, many companies are embracing new applications, such as voice over IP (VoIP), that replace traditional fixed voice communications with network routed calls; and universal messaging systems that require greater bandwidth and data storage. This growing demand for more capacity will encourage the adoption of optical communications products across the telecom sector, including long-haul, metro (core and access), cable television (CATV), submarine, and fiber to the premises (FTTP or FTTx). It will also increase demand for optical products in the storage and enterprise sectors, including LAN, SAN and WAN.

Migrating to agile optical networks (AONs), which employ reconfigurable optical add/drop multiplexers (ROADM), tunable transponders, and other agile optical products, also provides an effective way to respond to unpredictable bandwidth demands and manage expenses. With an AON, a service provider can add capacity, with minimal human intervention, by using remote management applications rather than by dispatching technicians to perform manual operations in the field.

In addition, the high-end routers, switches, and cross-connect equipment that must handle legacy and IP traffic, are becoming increasingly complex in order to meet higher bandwidth, scalability, speed, and reliability needs with compact designs. At the same time, those compact designs must meet requirements for emissions, performance, cost, and reduced power consumption.

Deployment of fiber closer to the end user increases the availability of high-bandwidth services and will result in increased demand on the metro and long-haul networks into which these services feed. The dynamically reconfigurable nature of an AON offers competitive and cost advantages, such as enabling communications service providers to more flexibly use and scale network capacity, streamline service provisioning, accelerate rerouting around points of failure, and modify network topology through simple point-and-click network management systems.

JDSU, with its innovative optical communications and flexible, cost-effective AON portfolio, is positioned to be the supplier of choice for next-generation networks.

Strategy

Customers partner with JDSU Optical Communications not only for access to its pipeline of optical technologies, but also for the ability to expand their own supply chain with a vendor that is capable of high-volume manufacturing.

Our strategy for optical communications is to focus on technology leadership, cost leadership, and functional integration.

As our optical communications segment continues to align the latest technologies with best-in-class manufacturing and operations, JDSU will thrive as the source for the innovation that drives the next phase of optical communications with highly integrated technologies that are faster, more agile, and more reliable, making us a valuable business and technology partner to NEMs and service providers.

Competition

JDSU competes against numerous public and private companies providing fiber optic components, modules, and subsystems, including independent merchant suppliers and business units within vertically integrated equipment manufacturers, some of whom are our customers. A partial list of public company competitors includes Avanex, Bookham Technology, Finisar, Fujitsu, Furukawa Electric, Optium, Opnext, Oplink Communications, and Sumitomo Electric.

In addition to these established companies, JDSU faces significant and focused competition from other companies and emerging startups. While each of its product families has multiple competitors, JDSU has the broadest range of products and technologies available in the industry. Furthermore, with the breadth and product leadership of its AON portfolio positions, JDSU is well positioned as the industry continues to migrate from fixed to reconfigurable DWDM architectures and networks.

Offerings

As mentioned above, the JDSU optical communications segment addresses two markets—telecommunications and enterprise data communications. In addition to a full selection of active and passive components, JDSU offers increasing levels of functionality and integration in modules, circuit packs, and subsystems for transmission, amplification, wavelength management, and more. Our optical communications product offerings include:

Telecommunications

In the telecommunications segment, we offer solutions for the synchronous optical network (SONET), synchronous digital hierarchy (SDH) and wavelength division multiplexer (WDM) markets, including transmission and transport products.

These include tunable transponders, ROADMs, and optical amplifiers. JDSU also offers components used to develop the previously mentioned products, which include active components like tunable lasers and 980 nm pumps, as well as passive components such as attenuators, circulators, couplers/splitters/WDMs, gain flattening filters, hybrid interleavers, multiplexer/demultiplexers (mux/demux), polarization components, switches, and wavelength lockers.

Transmission products

JDSU products used for sending and receiving data include tunable transponders, transceivers and transmitter modules, as well as components like tunable lasers, detectors/receivers, modulators, and source lasers such as VCSELs.

Transport products

JDSU products used for transporting data include ROADMs and optical amplifiers, as well as the components used to develop these products. This includes active components such as 980 nm pumps and optical channel monitors, as well as passive components such as attenuators, circulators, couplers/splitters/WDMs, gain flattening filters, hybrid interleavers, multiplexer/demultiplexers (mux/demux), polarization components, switches, and wavelength lockers

We continue to innovate for our customers with the new AON Super Transport Blade, which integrates all major optical transport functions (wavelength switching, preamplification, postamplification, monitoring) into a single-slot blade. This all-in-one solution reduces the size, cost, and power requirements of optical components, incorporates nano wavelength selective switch (WSS) technology, and enables greater chassis density and smaller footprint.

Data communications

For the data communications market, which relies on storing and moving vast amounts of data, JDSU offers optical transceivers for Fibre Channel and Gigabit Ethernet applications. JDSU transceivers are also used in Ethernet connections for servers, routers, hubs, and switches for Internet and e-mail services.

In data communications, digital music, video, interactive games, social networking, e-mail, e-commerce, datacenter replication, and disaster recovery applications continue to drive SAN bandwidth higher. To support this growth, many storage system providers have migrated from 2 to 4 or 8 Gbps. Higher speeds, increased system densities, and lower power consumption are also driving next-generation optical transceivers.

For higher data transfer rates of 40 and 100 Gbps, optical technologies like vertical-cavity surface-emitting lasers (VCSELs) address the concerns associated with increasingly complex solutions. VCSELs reduce power consumption, heat, electromagnetic interference (EMI), and cost while increasing speed, reliability, and link distance. Our compact arrays offer an innovative solution for the LANs, SANs, broadband Internet, and metro-area network applications that currently depend on high-end routers, switches, and cross-connect equipment to handle legacy and IP traffic.

Optical transceivers

JDSU integrated fiber optic transceivers provide a high-speed, serial electrical interface for connecting processors, switches, and peripherals using fiber optic technology. They are available in hot-pluggable or pin-through-hole versions with a small footprint for use in compact system designs. This allows manufacturers to double the density of transceivers on a board compared to conventional designs.

Communications Test and Measurement

The Communications Test and Measurement business segment products and services enable the design, deployment, and maintenance of communication equipment and networks, as well as ensure the quality of services delivered to the end customer. These products and services provide solutions that help accelerate the deployment of new services and lower operating expenses while improving performance and reliability. Included in the product portfolio are test tools and platforms for optical transport networks, DSL services, data networks, cable networks, digital video broadcast, and fiber characterization services.

Market

JDSU provides instruments, service assurance systems and services for communications network operators and equipment manufacturers that deliver and/or operate broadband/IP networks (cable, fixed and mobile) deploying triple- and quad-play services (voice, video, data, and wireless). Our solutions help accelerate the deployment of new services, lower operating expenses, reduce customer turnover with improved quality of service, and increase productivity across each critical phase of the network lifecycle, including research and development, production, deployment, and service assurance. JDSU enables the effective management of services, such as VoIP and IPTV, by providing visibility into the end-user experience and also provides repair, calibration, instrument management and other services to aid its customers in the rapid deployment and repair of networks and services. JDSU test solutions address lab and production (capacity expansion and 40G), field service (triple-play deployments for cable, telecom, FTTx, and home networking) and service assurance (quality of experience, or QoE, for Ethernet and IP services, including cable, wireless and fixed/telecom networks).

Customers

JDSU customers for communications test and measurement solutions include the world’s largest communications service providers, communications equipment manufacturers, government organizations, and large corporate customers. These include major telecom and cable operators such as AT&T, Bell Canada, British Telecom, China Telecom, Comcast, Deutsche Telecom, France Telecom, Telefonica, Telmex, TimeWarner, Verizon and many others. JDSU test and measurement customers also include many of the network equipment manufacturers served by our optical communications group, including Alcatel-Lucent, Ciena, Cisco, Huawei, Fujitsu, Nortel, and Motorola.

Trends

As content providers in the communications industry are developing new business models to expand their distribution capabilities, they are increasingly adopting on-line channels for rich broadband content such as music, gaming, video programming, and movies. Telecommunications service providers are, in turn, planning to increase their revenues and profitability by expanding the capabilities of their IP packet-based networks to increase their network capacity and to deliver sophisticated levels of quality of service required to meet the service requirements of the content providers and the consumers.

Telecommunications, cable television, satellite, and wireless service providers are competing with each other to offer content providers and consumers the ability to carry virtually any type of content via bundled services. With more applications and content available, potential benefits for service providers include increased average revenue per user (ARPU) and less customer turnover due to better service quality, thus increasing profitability and long-term competitive advantage. As a result, many providers are developing consolidated network architectures intended to enable a triple-play (integrated voice, data and video services) offering from a single provider rather than three separate services from three separate providers over three separate networks.

Additionally, the proliferation of new and higher bandwidth services, including video-based content such as news, movies, and gaming, is generating strong growth in demand for network capacity and bandwidth rates, which in turn drives demand for many types of networking, access and transport systems.

Increasing deployments of broadband access, the expansion of IP-based services, and the need to reduce deployment time and cost should result in increased demand for communications test and measurement instruments, systems, software, and services. These communications test and measurement solutions support the rapid deployment of new services, increase customer satisfaction by helping technicians complete installation and repair work correctly the first time, and lower operating expenses by automating and improving network installation, maintenance, and management processes. Our broad portfolio of test and measurement solutions positions us well to benefit from these developments.

Strategy

The JDSU Communications Test and Measurement business segment will continue to improve profitability by providing communications test and management solutions that address the business challenges of network operators and communications equipment manufacturers. Its focus is to enable network operators to accelerate deployment of new services, improve service quality, reduce customer churn, and lower network operating expenses.

Competition

JDSU competes against various companies, including Agilent, Anritsu, Exfo, Spirent, and Sunrise. While each of the JDSU product families has multiple competitors, the Company has one of the broadest ranges of wireline products and solutions available in the communications test and measurement industry.

Offerings

JDSU provides the industry’s most expansive set of communications-focused test and measurement solutions. This portfolio provides end-to-end test support across communications networks, including the core, metro, access, and home networking environments. JDSU is a leader in the test and measurement market and has an installed base of hundreds of thousands of test instruments and systems deployed in communications networks around the world. Our test and measurement product portfolio includes:

Instruments

JDSU provides devices that perform various communications test and monitoring functions. Designed to be mobile devices, these products assist service provider technicians in assessing the performance of network elements and segments or verifying the integrity of the information being transmitted across the network. These instruments incorporate high levels of intelligence and have user interfaces that are designed to simplify operation and minimize training. JDSU test instruments also include those used by network equipment manufacturers (NEMs) in the design and manufacture of next-generation network equipment. Thorough testing by NEMs plays a critical role in producing the components and equipment that are the building blocks of network infrastructure.

Software

JDSU provides software products and custom software development services to its customers. Software products address applications for network capacity management, test operations support systems and workflow solutions. Software services are provided to customize software applications and to interface JDSU software to customer operations support systems.

Systems

JDSU systems are test and management devices that reside in communication networks. Typically, these systems consist of hardware and software components. Using an integrated test and management system, JDSU customers are able to analyze a variety of network elements, transmission technologies and protocols from a single console, simplifying the process of deploying, provisioning and managing network equipment and services. From a centralized location, technicians can access the test systems within the network and perform simultaneous test and monitoring functions on one or more elements, either manually or automatically. These capabilities allow network operators to initiate service to new customers faster, decrease the need for technicians to make on-site service calls, help to make necessary repairs faster and, as a result, provide higher quality and more reliable services.

Services

JDSU offers a range of product support and professional services geared to comprehensively address its customers’ requirements. JDSU provides repair, calibration, and software support services for our products as well as technical assistance on a global basis. In addition, it offers product and technology training services as well as consulting services to our customers. Project management services are an integral part of the professional service offerings. These professional services are provided in conjunction with system integration projects that include installation and implementation.

Advanced Optical Technologies

The Advanced Optical Technologies (AOT) business segment leverages its core technology strengths of optics and materials science to manage light and/or color effects. With deep experience in optical coating technology, AOT develops innovative solutions that meet the needs of a variety of markets—from holograms to space exploration. AOT consists of the Authentication Solutions Group (ASG), the Custom Optics Product Group (COPG), and the Flex Products Group

Market

Our AOT segment spans several markets including multilayer product security techniques, which involve overt and covert product verification for protection against diversion, brand erosion, and lost revenue due to counterfeiting. These technologies safeguard brands in the pharmaceutical, consumer electronics, printing/imaging supplies, and fast-moving consumer good industries through innovative color-shifting properties. Holographic technologies, which manage light and color, also protect transaction cards issued by more than 20,000 financial institutions worldwide.

AOT also produces precise, high-performance, optical thin-film coatings for a variety of applications in government and aerospace, biomedical, telecommunications, office automation, and other markets. These applications include night-vision goggles, satellite solar covers, medical instrumentation, optical communications components, fax machines, computer-driven projectors, and event lighting.

In addition, we offer unique solutions for product finishes and decorative packaging that can be applied to a wide variety of substrates. These include innovative optically-based color-shifting and other solutions that provide product enhancement for brands in the pharmaceutical, automotive, consumer electronics, and fast-moving consumer goods industries.

Customers

The AOT business segment serves customers such as BAE Systems, Eastman Kodak, Hewlett-Packard, ITT, Mitsubishi, Northrup Grumman, SICPA, Siemens Medical, Sony, and Toshiba. JDSU technology is used to protect the currencies of China, the European Union, the United States, and other governments around the world. Leading pharmaceutical companies worldwide also use JDSU solutions to protect their brands, as do transaction card providers such as American Express, Discover, MasterCard, and VISA. JDSU decorative product differentiation solutions are used by customers such as DuPont and PPG.

Trends

Product integrity is a worldwide, multibillion dollar issue that poses consumer health and safety risks, corporate liability, devaluation of brand image, weakening of brand loyalty, and lost revenues. Favored targets include pharmaceuticals, imaging supplies, apparel, automotive parts, consumer electronics, and electronic media. Other issues, such as product diversion, where distributors divert products intended for lower-priced markets to higher-priced markets, increasingly require brand protection. The spread of counterfeiting can be attributed to using the Internet to facilitate distribution, a ready availability of low-cost, high-quality printing equipment to reproduce product packaging, the elimination of international trade barriers, and an increasingly mobile global society.

The need to protect high-value documents and offer solutions for authenticating personal, identification, and financial documents is also growing. Our authentication solution products offer multilayer solutions for creating effective security programs that combine secure authentication, flexible aesthetics, and ease of application.

Demand for optical solutions to solve complex problems extends to the aerospace, defense and medical/environmental instrumentation markets, which require customized, high-precision coated products and optical components that selectively absorb, transmit or reflect light to meet the performance requirements of advanced systems. Our custom optics products offer an array advanced technologies and precision optics—from the ultraviolet to the far infrared portion of the light spectrum. Most products are custom optical filters, on either a simple or complex irregular shape, that require from one to several hundred layers to create the coating.

Another challenge is the need to differentiate products in order to build brands. Global competition and an increasing range of product offerings are driving designers to look for innovative ways to increase the aesthetic value of their products and make them stand out. Our decorative products are used in coatings and packaging to create unique and striking visual effects. JDSU technology has also become a worldwide standard for currency protection.

Strategy

The AOT business segment develops technologies that differentiate and effectively protect valuable brands via a secure, flexible, aesthetically striking optical platform. It also strives to supply the highest-quality, best-in-class optical components and assemblies with innovative thin-film coating processes that help customers protect and/or differentiate their products. JDSU will continue to leverage its unique intellectual property, including leading expertise in optics, light management and material technology to develop solutions that provide a unique advantage to customers.

Competition

In these markets, JDSU faces competition from providers of special-effect pigments, like Merck KGA, and from Japanese coating companies such as Nidek, Toppan, and Toray, as well as display-component companies such as Asahi, Fuji Photo-Optical, Nikon, Nitto Optical, and Viratec. JDSU also competes with optics companies such as Barr Associates and Deposition Sciences.

Offerings

Optical thin-film coatings are submicroscopic (nanometer to micrometer) layers of materials, such as silicon and magnesium fluoride, that are applied to the surface of a substrate, including glass, plastic or metal, to alter the substrate’s optical properties. Thin-film coatings work by controlling, enhancing or modifying the behavior of light at the surface of the substrate to produce specific effects such as reflection, refraction, absorption, abrasion resistance, antiglare, oxygen and/or moisture transmission, and electrical conductivity.

Brand Protection

To strengthen brand integrity, many corporate brand owners are introducing protective measures of overt packaging that provides consumers and/or inspection personnel with the ability to quickly determine product authenticity by visually detecting a color effect on the package. Covert solutions provide an additional layer of protection that cannot be seen or detected without a visual aid.

JDSU offers both overt and covert solutions for security, including a line of products that use light interference technology, which allows inks or plastics to exhibit different colors and visual effects from different viewing angles. This technology is also used to inhibit counterfeiting of currencies, identification, and other valuable documents. Applications include pharmaceuticals, imaging supplies, electronics, computer, and other consumer goods. JDSU offers these solutions in a wide range of choices by incorporating them into printing inks, product labels, and product packaging.

Document authentication

Our background as an innovator in optical science is showcased in our optically variable pigment (OVP®) technology and SecureShift® pigments, which provide the reflective surface necessary for the light interference that produces color-shifting characteristics. SecureShift technology combats forgery and counterfeiting, protects against alteration of data, and allows for immediate authentication of high-value documents.

Aerospace and defense

JDSU provides customized optics for solar cell coverglass, thermal control mirror technology, and optical sensors for aerospace applications. One or more JDSU thin-film optics products can be found on U.S. manned spacecraft, U.S. satellites, and international satellites. In addition, JDSU supplies various types of filters used in military defense applications such as infrared night vision goggles and electronic counter measures. JDSU also provides beam splitters and optical filters for medical instruments.

Consumer and commercial electronics

JDSU manufactures and sells products for use in home and business display systems. These products include dichroic filters, mirrors, polarization compensators, heater panels and other coated optics, and assemblies. Products for the automation market include photo receptors and mirrors for photocopiers, document scanners, computer-driven projectors, and facsimile machines.

Instrumentation

JDSU provides multicavity and linear variable optical filters on a variety of substrates for numerous applications, including gas monitoring and analysis, thermal imaging, smart munitions, fire detection, spectroscopy, and pollution monitoring. These filters are additionally used in biomedical applications including microscopy, cytology, semiconductor test systems, and test and measurement equipment. JDSU also provides advanced optical filters used to create dramatic lighting effects and project rich, saturated color in intelligent lighting systems for concerts, discotheques, stages, studios, and architectural lighting.

Product Differentiation

For decorative product differentiation, a wide variety of products are designed with our ChromaFlair® and SpectraFlair® pigments to create striking color effects that emphasize body contours, create dynamic environments, or enhance products in motion. Some products that use OVP pigments include eye-catching automobiles, spectacular sports equipment, and cutting-edge electronics. These pigments are added to paints, plastics, or textiles to achieve dramatic and vivid effects.

Our line of decorative products uses proprietary manufacturing processes and light interference (or diffractive) technology to provide products with certain color characteristics that are attractive for applications in paints, cosmetics, and plastics. The products create a durable finish with striking color properties for automotive, consumer electronics, and other applications.

Currency Protection

Our SecureShift pigment is an overt security technology designed for easy integration into document authentication security programs. SecureShift technology solutions provide a color-shifting effect that enables positive, easy visual verification and deters counterfeiting. SecureShift ink applications can be used protect and authenticate banknotes as well as high-value government documents, such as passports, identification cards, checks, and bonds.

Commercial Lasers

Market

The JDSU portfolio of laser products includes components and subsystems used in a wide variety of original equipment manufacturer (OEM) applications from low- to high-power output, ultraviolet (UV), visible, and IR wavelengths. Core laser technologies include continuous-wave (cw), q-switched, and mode-locked lasers addressing application needs from cw to Megahertz repetition rates. JDSU supports clients in the solid-state, gas, and fiber-based laser markets, which include applications such as biotechnology, materials processing, semiconductor wafer processing, solar cell processing, graphics and imaging, remote sensing/ranging, and other precision machining.

Customers

JDSU provides commercial lasers to clients such as Applied Biosystems, ASML, Beckman Coulter, Disco, Eastman Kodak, Electro Scientific Instruments, General Dynamics, Han’s Laser, KLA Tencor, Panasonic, and Sony.

Trends

There is increased demand for high-quality lasers in a variety of markets, including semiconductor processing, materials processing and biotechnology, as well as for use in imaging, aerospace and defense applications. Maturing technology trends in these markets are increasing the pressure on laser manufacturers to consistently produce smaller and lower-cost lasers with high reliability for applications. These trends include:

•	Demand for electronic products with greater functionality, requiring high-speed, precise micromachining and materials processing

•	Advances in cytology, hematology, genome sequencing, and crime scene investigation

•	Solar cell processing and high-throughput silicon wafer processing

•	Technology requirements shifting toward smaller feature sizes that require short wavelengths

•	Laser processing replacing mature mechanical processing, such as drills and saws

•	Electronics and precision materials processing, such as microbending, soldering and plastic welding

Strategy

JDSU works to establish long-term business partnerships with OEM laser clients. Leveraging established manufacturing, engineering, telecommunications, and photonics expertise, JDSU provides its clients with products that meet cost-of-ownership and reliability needs while delivering on volume production demands.

Competition

JDSU competitors in the laser market include Coherent (COHR), IPG Photonics (IPGP), Rofin-Sinar (RSTI), CVI-Melles, and the Spectra-Physics division of Newport Corporation (NEWP). In photonic power solutions, JDSU competes against Spectrolab.

Offerings

Our broad range of products includes continuous-wave and pulsed diode-pumped solid-state lasers, high-reliability industrial diode lasers, gas lasers including argon-ion and helium-neon (HeNe) lasers, and fiber-based lasers:

Diode-pumped solid-state lasers with excellent beam quality, low noise, exceptional reliability, and extremely small packaging are used in biotechnology instrumentation, materials processing, graphics and imaging, semiconductor manufacturing, and laser-induced fluorescence applications. JDSU offers very low noise continuous-wave green lasers and blue lasers, high-repetition-rate near-infrared lasers, and high-power pulsed UV lasers.

Industrial diode lasers include components, plug-and-play modules and fiber-coupled devices. These diode lasers address a wide variety of applications, including laser pumping, thermal exposure, illumination, ophthalmology, image recording, printing, materials processing, optical storage, and spectral analysis.

Gas lasers, including argon-ion and helium-neon lasers provide a stable, low-cost and reliable solution over a wide range of operating conditions, making them well suited for complex, high-resolution OEM applications such as flow cytometry, DNA sequencing, graphics and imaging, and semiconductor inspection.

Fiber-based lasers are compact, efficient and air-cooled, making them easy to integrate into many applications. Wavelengths around one micron are ideal for precision machining applications, such as marking, bending, and cutting, and selective soldering where visible wavelengths are used for fluorescence and inspection applications.

Photonic Power

Traditional power provided over copper cables is susceptible to radio frequency (RF) and EMI interference. Photonic power is an innovative power-over-fiber delivery system that converts optical power to electrical power. Since it is delivered over nonconducting fiber optic cable, it is immune to the surrounding environment, is lighter, generates less heat, and is spark-free. JDSU is a pioneer in this emerging market. This innovative power source can be used to drive sensors, gauges, actuators, low-power communications devices, and innumerable other electronic devices. The isolated nature of the power delivery makes it ideal for applications that require a spark-free environment or that are operating under high levels of RF, EMI, or voltage, or other harsh environmental conditions. Power is provided without contributing any adverse effects. This technology can be used in an ever-increasing number of applications, including medical, energy, defense, aerospace, fiber optic and wireless communications, and industrial sensors.

Corporate Strategy

Our objective is to continue to be a leading provider for all markets and industries we serve, as detailed in previous sections. In support of our business segments, we are pursuing a corporate strategy that we believe will best position us for future opportunities. The key elements of our corporate strategy include:

•

Enabling our customers’ innovation in broadband and optical markets We will continue to help customers make their existing networks more flexible by designing agility into our products, providing NEMs with the performance, size, and power benefits they require to meet growing demand and maximize the competitiveness of their offerings.

We remain committed to working closely with our customers from initial product design and manufacturing through to solution deployment and training. We strive to engage with our customers at the early stages of development to provide them with the most innovative and timely products and services and ensure our technology direction is aligned with their emerging requirements. Our sales, customer support, product marketing, and development efforts are organized to maximize effectiveness in our customer interactions. Based on current and anticipated demand, we will continue to invest in R&D and through acquisitions and partnerships in new technologies, products and services that offer our customers increased efficiency, higher performance, improved functionality, and/or higher levels of integration.

•

Strengthening our product portfolio based on profitability and revenue growth In fiscal 2008, we continued to invest in product development in line with our profitability and growth objectives. Similarly, acquisition targets are carefully selected to support our objective to expand our addressable market in potentially higher growth, higher profitability areas. The acquisition of the fiber division of Westover Scientific, Inc., for example, complements our existing fiber field and lab and production test portfolio with a full suite of fiber inspection and cleaning solutions that are critical components in a comprehensive fiber deployment and operations strategy.

We remain committed to streamlining our manufacturing operations and reducing costs by using contract manufacturers where appropriate for our less complex, high volume products, and by situating our factories in lower-cost locations capable of consistently meeting our customers’ quality and performance requirements.

•

Diversifying our customer base Our acquisition strategy over the last several years has focused on our desire to diversify our business in terms of product offering and customer base. The acquisition of American Bank Note Holographics, Inc. (“ABNH”), for example, expanded our presence in the transaction card and hologram markets. With this acquisition, JDSU builds upon its leadership position in security solutions for brand protection, and expands its offering to include security solutions for transaction card-based commerce. It also fortifies our leadership position as a fully integrated overt and covert security solutions provider for product authentication and brand protection.

•

Focusing on best-in-class operating metrics Our business segments are required to exhibit profitability and sustainable growth in addition to focusing on best-in-class operating metrics. Our shared corporate functions model provides our business segments with the centralized strength and depth of a larger company, while allowing each segment to remain focused and responsive to its own market needs. In turn, each of our corporate functions focuses on benchmark operating metrics in the high-technology sector.

Although we expect to successfully implement our strategy, internal and/or external factors could impact our ability to meet any, or all, of our objectives. Some of these factors are discussed under “Risk Factors.”

Acquisitions

As part of our strategy, we are committed to the ongoing evaluation of strategic opportunities and, where appropriate, the acquisition of additional products, technologies or businesses that are complementary to, or broaden the markets for our products. We believe we strengthened our business model by expanding our addressable market, customer base, and expertise, diversifying our product portfolio, and fortifying our core businesses through acquisition as well as through organic initiatives.

In February 2008, we purchased American Bank Note Holographics Inc. (“ABNH”), a public company. ABNH is a market leader in the origination, production and marketing of holograms for security applications and the leading supplier of optical security devices for the transaction card market and is included in our Advanced Optical Technologies segment.

In January 2008, we purchased certain assets of the fiber optics division of Westover Scientific Inc. (“Westover”), and agreed to acquire the tangible assets of Westover’s related party contract manufacturer Fuzhou Chenpo Optical Instrument Co. Ltd. Westover is a leading provider of fiber optic inspection and cleaning solutions, which complements our existing fiber field and lab and production test portfolio and is included in our Communications Test and Measurement segment.

In May 2007, we completed the acquisition of Innocor Ltd. (“Innocor”), a provider of broadband test solutions for network equipment manufacturers. The merger strengthened our position in the North American lab and production markets and helped grow our business in the EMEA and APAC regions. Innocor is included in our Communications Test and Measurement segment.

In May 2007, we completed the acquisition of Picolight Inc. (“Picolight”), a designer and manufacturer of optical pluggable transceivers. By acquiring Picolight, we strengthened our position in high-growth pluggable optics for the enterprise market and added an established, vertically integrated manufacturing model. Picolight is included in our Optical Communications segment.

In January 2007, we completed the acquisition of Casabyte Inc. (“Casabyte”), a provider of service quality monitoring solutions for mobile network operations. By acquiring Casabyte, we accelerated our service assurance growth by capitalizing on a number of key assets, including Casabyte’s wireless service quality solutions expertise, technology and established customer relationships. We also plan to leverage our global direct sales organization and other distribution channels to increase Casabyte’s penetration into international markets. Casabyte is included in our Communications Test and Measurement segment.

In May 2006, we completed the acquisition of Test-Um Inc. (“Test-Um”), a provider of home networking test instruments for the FTTx and digital cable markets. By acquiring Test-Um, we expanded our channels for the sale of our broad portfolio of test instruments for broadband access networks, including the recently introduced SmartClass line of instruments. We leveraged Test-Um’s network of several hundred distribution partners, making our access test instruments available to the service installation and electrical contractors served by Test-Um today. In addition, the acquisition creates new market opportunities for Test-Um’s products, which is available through JDSU’s direct sales and service organization serving the largest telecommunications and cable service providers worldwide. Test-Um is included in our Communications Test and Measurement segment.

In November 2005, we completed the acquisition of Agility Communications Inc. (“Agility”), a provider of widely tunable laser solutions for optical networks. The acquisition solidified our leadership position in the rapidly growing market for tunable lasers and transponders; offered a more efficient path to high volume, high yield, tunable, pluggable solutions when combined with JDSU’s manufacturing scalability, and established JDSU as the broadest end-to-end agile optical network portfolio provider in the marketplace. Agility is included in our Optical Communications segment.

In August 2005, we completed the acquisition of Acterna Inc. (“Acterna”), a leading worldwide provider of broadband and optical test and measurement solutions for telecommunications and cable service providers and network equipment manufacturers. With this acquisition, we have become a leading provider of broadband test and measurement systems serving an expanded customer base that includes many of the largest 100 telecommunications and cable services providers and system manufacturers worldwide. The combined portfolio of products and services enhanced the deployment of IP-based data, voice, and video services over optical long haul, metro, fiber-to-the-home, DSL, and cable networks. Starting in the first quarter of fiscal 2006, the addition of Acterna’s Test and Measurement business created a new reportable segment of our business, the Communications Test and Measurement segment.

Please refer to “Note 3. Mergers and Acquisitions” of Notes to Consolidated Financial Statements under Item 8 of this Annual Report on Form 10-K for further discussion of the acquisitions completed during fiscal 2008, 2007 and 2006.

Restructuring Programs and Divestitures

Since April 2001, we have significantly consolidated the manufacturing of our products based on core competencies, cost efficiency, and alternative manufacturers, where appropriate. Among other things, we continue to strengthen our partnerships with contract manufacturers primarily for our telecommunications, data communications, and laser products. We also are in the process of centralizing in-house manufacturing from North America pertaining to product lines relating to primarily the Optical Communications segment to our lower-cost facility in Shenzhen, China. Additionally, we continue to centralize many administrative functions such as information technology, human resources, and finance to take advantage of common processes and controls, and economies of scale.

Our results of operations and financial condition were significantly affected by charges related to our restructuring activities, the write-downs of inventories, and the impairment of our investments and long-lived assets during fiscal 2008, 2007, and 2006. We may not be successful in our manufacturing strategy, and there are many risks to be addressed as described in the “Risk Factors” section.

Please refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations under Item 7 and the Notes to the Consolidated Financial Statements under Item 8 of this Annual Report on Form 10-K for further discussion on these charges.

Research and Development

During fiscal 2008, 2007, and 2006, we incurred research and development expenses of $188.1 million, $168.4 million, and $155.5 million, respectively. The number of employees engaged in research and development was approximately 1,100 as of June 28, 2008 and 1,000 as of June 30, 2007, and July 1, 2006.

We devote substantial resources to research and development to develop new and enhanced products to serve our markets. Once the design of a product is complete, our engineering efforts shift to enhancing both the performance of that product and our ability to manufacture it in volume and at lower cost.

For the optical communications market, we are increasing our focus on the most promising markets while maintaining our capability to provide products throughout the network. We are increasing our emphasis on the next generation AON components and modules, such as ROADMs and tunable devices needed for long-haul, metro, access, local area network, storage area network, and enterprise markets. We are also responding to our customers’ requests for higher levels of integration, including the integration of optics, electronics and software in our modules, subsystems, and circuit packs.

In our communications test and measurement market, we track and address the market segments for portable instruments for Telecom Field Service personnel, systems and software used in Network Operations Centers and instruments use in the design and production of telecom network equipment. We are increasing our focus on IP-based service delivery and assurance and the required changes in the network architecture as they relate to our target market segments. At the same time, we maintain our capability to continue to serve all major network architectures and protocols.

In our Advanced Optical Technologies and Commercial Laser market, our research and development efforts concentrate on developing more innovative solutions for our markets. Our Applied Optical technology group continues to advance light interference micro-flakes, color separation and birefringent filters, holographic images, components and assemblies for optical systems. Our Commercial Laser group continues to develop new product offerings in solid state lasers that embrace processes and assemblies strategies consistent with our telecommunication heritage. All of these developments are targeted to serve the security, biomedical, environmental monitoring, semiconductor, aerospace and display industries.

Manufacturing

The following table sets forth our major manufacturing locations and the primary products manufactured at each location as of June 28, 2008. Manufacturing facilities and products manufactured by our contract-manufacturing partners (located in California, Texas, Ottawa, China, Indonesia, Singapore, Malaysia, and Thailand) are not included in the table below:

Location	Products

NORTH AMERICA:

Canada:
Kanata, Ontario	Telecommunications test hardware

United States:
Bloomfield, CT	Lithium niobate modulators, wavelength lockers, and electronic drivers for telecommunications

Camarillo, CA	Home networking test hardware

Commerce, CA	Packaging labels for both security and non-security applications

Coral Springs, FL	Color and image enhancement products

Germantown, MD	Communications Test and Measurement products

Indianapolis, IN	Communications Test and Measurement products

Louisville, CO	VCSEL Wafer fabrication for telecommunications

Mill Creek, WA	Fiber optic inspection and cleaning solutions

Milpitas, CA	Waveguide wafer fabrication & photonic power products

Robbinsville, NJ	Holograms for security applications and optical security devices

San Jose, CA	Wafer fabrication (high power lasers, source lasers, detectors), submarine products, CoC testing, and solid state lasers

Santa Rosa, CA	Optical display and projection products, light interference pigments for security and decorative applications, and thin film filters

REST OF WORLD:

China:
Beijing	Light interference pigments for security applications

Shenzhen	Variety of standard optical components and modules, photodetectors, receiver products, erbium doped fiber amplifiers (EDFA), optical circuit packs, differential gain equalizers, high power lasers and source lasers

France:
St. Etienne	Communications Test and Measurement products

Germany:
Eningen	Communications Test and Measurement products

Sources and Availability of Raw Materials

JDSU uses various companies and contract manufacturers to supply parts and components for the manufacture and support of multiple product lines. Although our intention is to establish at least two sources of supply for materials whenever possible, for some certain components we do have sole or limited source supply arrangements. We may not be able to procure these components from alternative sources at acceptable prices within reasonable time; therefore the loss or interruption of such arrangements could have an impact on our ability to deliver certain products on a timely basis.

JDSU will continue initiatives to reduce cost and risk of production interruptions and shortages of components with: (1) selecting and qualifying alternative sources of supplies for key components whenever possible, and (2) maintaining an appropriate safety stock of key components.

Patents and Proprietary Rights

Intellectual property rights that apply to our various products include patents, trade secrets, and trademarks. We do not intend to broadly license our intellectual property rights unless we can obtain adequate consideration or enter into acceptable patent cross-license agreements. As of June 28, 2008, we owned 1,350 U.S. patents and 544 foreign patents, and we are processing several hundred pending applications throughout the world.

Backlog

Backlog consists of purchase orders for products for which we have assigned shipment dates within the following 12 months. As of June 28, 2008, our backlog was approximately $341.1 million as compared to $342.5 million at June 30, 2007. Because of possible changes in product delivery schedules and cancellation of product orders and our sales often reflect orders shipped in the same quarter in which they are received, our backlog at any particular date is not necessarily indicative of actual revenue or the level of orders for any succeeding period.

Employees

We employed approximately 7,100 employees as of June 28, 2008, as compared to approximately 7,000 and 7,100 as of June 30, 2007 and July 1, 2006, respectively. Our workforce as of June 28, 2008 included approximately 4,100 employees in manufacturing, 1,100 employees in research and development, 800 employees in general and administrative functions, and 1,100 employees in sales and marketing.

We have never experienced a work stoppage, slowdown or strike. Notwithstanding the reductions in force that have taken place, we consider our employee relations generally to be good.

Similar to other technology companies, particularly those in Silicon Valley, we rely upon our ability to use stock options, Full Value Awards, and other forms of stock-based compensation as key components of our executive and employee compensation structure. Historically, these components have been critical to our ability to retain important personnel and offer competitive compensation packages. Without these components, we would be required to significantly increase cash compensation levels (or develop alternative compensation structures) to retain our key employees.

ITEM 1A. RISK FACTORS

We have a history of net losses, and our future profitability is not assured.

Although our profitability has improved materially over the last several years, we continue to incur net losses. We incurred net losses of $21.7 million, $26.3 million, and $151.2 million in fiscal years 2008, 2007 and 2006, respectively. As a portfolio company, comprised of many product lines, with diverse operating metrics and markets, our profit performance in a particular period is generally a function of both revenue and product mix factors. For example, our product portfolio has a broad gross margin range. Moreover, the profit contribution of each of our business segments currently varies materially. Additionally, for the last several years, we have undergone multiple manufacturing, facility, organizational and product line transitions. We expect some of these activities to continue for the foreseeable future. These activities are costly and impair our profitability objectives while ongoing. Specific factors that may undermine our financial objectives include, among others:

•	uncertain future telecom carrier and cable operator capital and R&D spending levels, which particularly affects our Optical Communications and Communications Test and Measurement segments;

•

the current uncertain macro-economic climate including, among other things, the ongoing fall-out from the recent credit market crisis, which, in the near term has negatively-impacted our transaction card business in our AOT segment, and more generally creates uncertainty for business across our portfolio;

•

adverse changes to our product mix, both fundamentally (resulting from new product transitions, the declining profitability of certain legacy products and the termination of certain formerly higher margin products, among other things) and due to quarterly demand fluctuations;

•	under-utilization of our manufacturing capacities, particularly in our Optical Communications segment;

•

intense pricing pressure across our product lines (due to competitive forces, increasingly from Asia, and to a highly concentrated customer base for many of our product lines), which continues to offset many of the cost improvements we are realizing quarter over quarter;

•	availability and cost of components for our products, particularly in our Optical Communications segment;

•	increasing commoditization of previously differentiated products, and the attendant negative effect on average selling prices and profit margins, particularly in our Optical Communications segment;

•	execution challenges, which limit revenue opportunities and harm profitability, market opportunities and customer relations;

•	revenue declines associated, periodically, with terminated or divested product lines;

•	redundant costs related to periodic transitioning of manufacturing to low cost locations;

•	ongoing costs associated with organizational transitions, consolidations and restructurings, which are expected to continue in the nearer term;

•	continuing high levels of selling, general and administrative, (“SG&A”) expenses; and

•	seasonal fluctuations in revenue from our Communications Test and Measurement segment, which is the largest of our business segments.

Taken together, these factors limit our ability to predict future profitability levels and to achieve our long-term profitability objectives. While some of these factors may diminish over time as we improve our cost structure and focus on enhancing our product mix, several factors, such as continuous pricing pressure, increasing Asia-based competition, increasing commoditization of previously-differentiated products, a highly concentrated customer base for many of our product lines and seasonal Communications Test and Measurement segment revenue fluctuations, are likely to remain endemic to our businesses. If we fail to achieve profitability expectations, the price of our debt and equity securities, as well as our business and financial condition, may be adversely impacted.

Our Communications Test and Measurement Segment is particularly vulnerable to seasonal variations in our business.

The majority of the products in our Communications Test and Measurement segment are subject to significant seasonal fluctuations in demand. Reasons for this seasonal variation include, among other things, the customary capital equipment and research and development buying patterns of the telecommunications carriers and cable service providers, which are the most significant customers for these products. As a consequence, we expect seasonal demand fluctuations to cause significant, periodic variations in our financial results for this reportable segment. Moreover, our overall financial results will be adversely impacted by these seasonal fluctuations to the extent that financial results from our other reportable segments do not offset the declines in our Communications Test and Measurement segment.

We have continuing concerns regarding the manufacture, quality and distribution of our products. These concerns are heightened with new product offerings and when overall demand increases.

Our success depends upon our ability to deliver both our current product offerings and new products and technologies on time and at acceptable cost to our customers. As a technology company, we constantly encounter quality, capacity and cost concerns. The following factors are potential contributors to our concerns:

•

our continuing cost reduction programs, which include site and organization consolidations, asset divestitures, product transfers (internally to our Shenzhen, China facilities and to contract manufacturers) and employee reductions, require the re-establishment and re-qualification by our customers of complex manufacturing lines, as well as modifications to systems, planning and operational infrastructure. During this process, we have experienced, and continue to experience additional costs, delays in re-establishing volume production levels, planning difficulties, inventory issues, factory absorption concerns, and systems integration problems;

•

increases in demand for certain of our products, in the midst of our cost reduction programs, are straining our execution abilities as well as those of our suppliers, as we are experiencing periodic and varying capacity, workforce and materials constraints, enhanced by the impact of our ongoing product and operational transfers;

•

variability of manufacturing yields caused by difficulties in the manufacturing process, the effects from a shift in product mix, changes in product specifications and the introduction of new product lines. These difficulties can reduce yields or disrupt production and thereby increase our manufacturing costs and adversely affect our margin;

•

the possibility of incurring significant costs to correct defective products (despite rigorous testing for quality both by our customers and by us), which could include lost future sales of the affected product and other products, and potentially severe customer relations problems, litigation and damage to our reputation;

•

our dependence on a limited number of often small, specialized vendors for raw materials, packages and standard components. Our business and results of operations have been, and could continue to be adversely affected by this dependency. Specific concerns we periodically encounter with our suppliers include stoppages or delays of supply, insufficient vendor resources to supply our requirements, substitution of more expensive or less reliable products, receipt of defective parts or contaminated materials, increases in the price of supplies, and an inability to obtain reduced pricing from our suppliers in response to competitive pressures; and

•

new product programs and introductions, which due to their large-scale restricted field testing and lack of production manufacturers with their increased complexity, expose us to yield and product risk internally and with our materials suppliers.

These factors have caused strain on our execution capabilities and customer relations. Currently, we are (a) having periodic difficulty responding to customer delivery expectations for some of our products, (b) experiencing yield and quality problems, particularly with some of our new products and higher volume products, and (c) expending additional funds and other resources to respond to these execution challenges. We are also, in the short-term, diverting resources from new product research and development and other functions to assist with resolving these matters. If we do not improve our performance in all of these areas, our operating results will be harmed, the commercial viability of new products may be challenged and our customers may choose to reduce their purchases of our products and purchase additional products from our competitors.

We rely on a limited number of customers for a significant portion of sales.

We believe that we will continue to rely upon a limited number of customers for a significant portion of our revenues for each period for the foreseeable future and any failure by us to capture a significant share of these customers could materially harm our business. Dependence on a limited number of customers exposes us to the risk that order reductions from any one customer can have a material adverse effect on periodic revenue. Further, to the extent that our direct communications equipment manufacturer customer base and their customer base, the service providers, consolidates, we will have increased dependence on fewer customers who may be able to exert increased pressure on our prices and contractual terms in general. Customer consolidation activity and periodic manufacturing and inventory initiatives could also create the potential for pauses in customer demand for our products as a consequence of their new decision frameworks and periods of operational streamlining.

Also, we have a strategic alliance with SICPA, our principal customer for our light interference microflakes that are used to, among other things, provide security features in currency. Under a license and supply agreement, we rely exclusively on SICPA to market and sell one of these product lines, Optically Variable Pigment (OVP®), for document authentication applications worldwide. The agreement requires SICPA to purchase minimum quantities of these pigments over the term of the agreement. If SICPA fails to purchase these quantities, as and when required by the agreement, for any reason, our business and operating results (including, among other things, our revenue and gross margin) will be harmed, at least in the short-term. In the long-term, we may be unable to find a substitute marketing and sales partner or develop these capabilities ourselves.

Risks in acquisitions.

Our growth strategy continues to include a reliance on periodic acquisitions of complimentary businesses and technologies. Acquisitions involve numerous risks, including the following:

•	difficulties and costs in integrating the operations, technologies, products and personnel of the acquired businesses;

•

inadequate internal control procedures and disclosure controls to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or poor integration of a target company’s or businesses’ procedures and controls;

•	diversion of management’s attention from normal daily operations of the business;

•	potential difficulties in completing projects associated with in-process research and development;

•	difficulties in entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions;

•	insufficient net revenue to offset increased expenses associated with acquisitions;

•	potential loss of key employees of the acquired companies; and

•	difficulty in forecasting revenues and margins.

Acquisitions may also cause us to:

•	issue common stock that would dilute our current shareholders’ percentage ownership;

•	assume liabilities, some of which may be unknown at the time of such acquisitions;

•	record goodwill and intangible assets that will be subject to impairment testing and potential periodic impairment charges;

•	incur amortization expenses related to certain intangible assets;

•	incur large and immediate write-offs of in-process research and development costs; or

•	become subject to litigation.

Mergers and acquisitions of high-technology companies inherently entail risk, and no assurance can be given that our previous or future acquisitions will be successful or will not adversely affect our business, operating results, or financial condition. We are currently devoting substantial resources to the integration of our recent acquisitions, which among other things, requires significant investment in IT systems and infrastructure. Failure to manage and successfully integrate acquisitions could harm our business and operating results in a material way. Even when an acquired company has already developed and marketed products, there can be no assurance that product enhancements will be made in a timely fashion or that all pre-acquisition due diligence will have identified all possible issues that might arise with respect to such products.

If we fail to attract and retain key finance personnel, our ability to maintain internal control over financial reporting may be impaired.

Our key financial positions are currently staffed. Should we experience turnover or should the demands on our current resources increase due to an increase in the number of complex, non-routine transactions, our internal control over financial reporting could be adversely impacted. This could result in material weaknesses in our internal controls over financial reporting.

Certain of our non-communications related products are subject to governmental and industry regulations, certifications and approvals.

The commercialization of certain of the products we design, manufacture and distribute through our Advanced Optical Technologies segment and Commercial Lasers business unit may be more costly due to required government approval and industry acceptance processes. Development of applications for our light interference and diffractive microflakes may require significant testing that could delay our sales. For example, certain uses in cosmetics may be regulated by the Food and Drug Administration, which has extensive and lengthy approval processes. Durability testing by the automobile industry of our decorative microflakes used with automotive paints can take up to three years. If we change a product for any reason, including technological changes or changes in the manufacturing process, prior approvals or certifications may be invalid and we may need to go through the approval process again. If we are unable to obtain these or other government or industry certifications in a timely manner, or at all, our operating results could be adversely affected.

We face risks related to our international operations and revenue.

Our customers are located throughout the world. In addition, we have significant offshore operations, including product development, manufacturing, sales and customer support operations. Our operations outside North America include product development and manufacturing facilities in Europe and Asia and service, sales and support offices worldwide.

In particular, as a result of our efforts to reduce costs, we have expanded our manufacturing operations in Shenzhen and Beijing, China. Looking ahead we expect to expand our research and development activities in China. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, such as those relating to taxation, import and export tariffs, environmental regulations, land use rights, intellectual property and other matters, which laws and regulations remain highly underdeveloped and subject to change, with little or no prior notice, for political or other reasons.

Our international presence exposes us to certain risks, including the following:

•	Currency fluctuations;

•	our ability to comply with customs, import/export and other trade compliance regulations of the countries in which we do business, together with any unexpected changes in such regulations;

•	difficulties in establishing and enforcing our intellectual property rights;

•	tariffs and other trade barriers;

•	political, legal and economic instability in foreign markets, particularly in those markets in which we maintain manufacturing and product development facilities;

•	difficulties in staffing and management;

•	language and cultural barriers;

•	seasonal reductions in business activities in the countries where our international customers are located;

•	integration of foreign operations;

•	longer payment cycles;

•	greater difficulty in accounts receivable collection;

•	difficulties in management of foreign distributors; and

•	potential adverse tax consequences.

Net revenue from customers outside the Americas accounted for 48%, 45% and 39% of our total net revenue for fiscal 2008, 2007 and 2006, respectively. We expect that net revenue from customers outside North America will continue to account for a significant portion of our total net revenue. Lower sales levels that typically occur during the summer months in Europe and some other overseas markets may materially and adversely affect our business. In addition, the revenues we derive from many of our customers depend on international sales and consequently further expose us to the risks associated with such international sales.

Changes in our effective tax rate or adverse outcomes resulting from tax audits may have an adverse impact our results.

As an international corporation, we are subject to taxation in the various jurisdictions in which we conduct business. Significant judgment is required in the determination of our worldwide provision for income taxes and this determination requires the interpretation and application of complex and sometimes uncertain tax laws and regulations. Our effective tax rate may be adversely impacted by changes in the mix of earnings between countries which have different statutory tax rates, in the valuation of our deferred tax assets, and by changes in tax rules and regulations. We are subject to income tax audits in the respective jurisdictions in which we conduct business and we regularly assess the likelihood of adverse outcomes resulting from these tax audits to ascertain the adequacy of our provision for income taxes. There can be no assurance that the outcomes of these tax audits will not have an adverse impact on our results and financial condition.

Our business and operations would be adversely impacted in the event of a failure of our information technology infrastructure.

We rely upon the capacity, reliability and security of our information technology hardware and software infrastructure and our ability to expand and update this infrastructure in response to our changing needs. We are constantly updating our information technology infrastructure. For example, we have initiated a multiphase, companywide program to upgrade and restructure our current Oracle system in an effort to improve system integration and performance. Any failure to manage, expand and update our information technology infrastructure or any failure in the operation of this infrastructure could harm our business.

Our acquisition of Acterna created additional burden and risk. The integration of Acterna is of particular concern to our information technology infrastructure due to Acterna’s size and complexity. Converting Acterna’s business processes, data and applications to our standards continues to be a complex and time-consuming task. During this transition period, we are exposed to the risks associated with incompatible and complex reporting systems.

Despite our implementation of security measures, our systems are vulnerable to damages from computer viruses, natural disasters, unauthorized access and other similar disruptions. Any system failure, accident or security breach could result in disruptions to our operations. To the extent that any disruptions or security breach results in a loss or damage to our data, or in inappropriate disclosure of confidential information, it could harm our business. In addition, we may be required to incur significant costs to protect against damage caused by these disruptions or security breaches in the future.

Failure to maintain effective internal controls may adversely affect our stock price. Out-of-period adjustments could require us to restate previously issued financial statements.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. The SEC, as directed by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring public companies to include a report by management on the effectiveness of the Company’s internal control over financial reporting in their annual reports on Form 10-K. In addition, our independent registered public accounting firm must report on the effectiveness of the internal control over financial reporting. Although we review our internal control over financial reporting in order to ensure compliance with the Section 404 requirements, if we or our independent registered public accounting firm is not satisfied with our internal control over financial reporting or the level at which these controls are documented, designed, operated or reviewed, or if our independent registered public accounting firm interprets the requirements, rules and/or regulations differently from our interpretation, then they may issue a report that is qualified. This could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of our financial statements, which ultimately could negatively impact our stock price.

In addition, we have in the past recorded, and may in the future record, “out-of-period” adjustments to our financial statements. In making such adjustments we apply the analytical framework of Staff Accounting Bulletin No. 99, “Materiality”, (“SAB 99”) to determine whether the effect of any out-of-period adjustment to our financial statements is material and whether such adjustments, individually or in the aggregate, would require us to restate our financial statements for previous periods. Under SAB 99, companies are required to apply quantitative and qualitative factors to determine the “materiality” of particular adjustments. From a quantitative perspective, the amount of a company’s reported profit or loss is a significant factor in the determination. In recent periods, we have reported net income at, or close to, “break-even” levels. In periods with “break-even” profitability it is mathematically more likely that such adjustments may meet the quantitative “materiality” threshold established under SAB 99. This is especially the case if we continue to operate at or near “break-even” over an extended period of time so that this becomes our de facto standard of profitability. We have recorded out-of-period adjustments in the past in each instance determining that such adjustments were not material to the period that the error originated or was corrected. In the future we may identify further out-of-period adjustments impacting our interim or annual financial statements during a period (or series of periods) when our net income or loss is at or near break-even levels. Depending upon the complete qualitative and quantitative analysis, this could result in our having to restate previously issued financial statements.

If we fail to timely file with the trustee of our Zero Coupon Senior Convertible Notes or our 1% Senior Convertible Notes certain information, documents and reports required to be filed by us with the SEC, such notes could become due and payable immediately. As a result, our liquidity position could be adversely impacted or we may not have enough cash to pay the note holders, which would harm our business and the trading price of our debt and equity securities.

Under the terms of both of the indentures governing our senior convertible notes, we must comply with certain covenants, agreements and conditions, including filing with the trustee certain information, documents and reports required to be filed by us with the SEC. Certain failures to comply with the filing of such reports with the trustee would constitute a default. Upon such a default, the trustee or holders of 25% of the outstanding principal of either series of notes have the option to send us a notice of default, demanding that such default be cured within 60 days. If we receive such a notice of default, we will be required to cure such default within 60 days or obtain a waiver from holders of a majority of the outstanding principal balance of each series of notes. If we cannot cure such default within 60 days or obtain a waiver, the notes could be accelerated. This could severely impact our liquidity position or, under certain circumstances, we may not have enough cash to pay the note holders, which would harm our business and the trading price of debt and equity securities.

We sold $475 million of senior convertible notes in 2003 and $425 million of senior convertible notes in 2006, which may cause our reported earnings per share to be more volatile because of the conversion contingency features of these notes.

We issued $475 million of indebtedness in October 2003 and $425 million of indebtedness in May and June, 2006 in the form of senior convertible notes. The issuance of these notes substantially increased our principal payment obligations and we may not have enough cash to repay the notes when due. The degree to which we are leveraged could materially and adversely affect our ability to successfully obtain financing for working capital, acquisitions or other purposes and could make us more vulnerable to industry downturns and competitive pressures. In addition, the holders of those notes are entitled to convert those notes into shares of our common stock or a combination of cash and shares of common stock under certain circumstances which would cause dilution to our existing stockholders and lower our reported per share earnings.

If we have insufficient proprietary rights or if we fail to protect those we have, our business would be materially harmed.

Our intellectual property rights may not be adequate to protect our products or product roadmaps.

We seek to protect our products and our product roadmaps in part by developing and/or securing proprietary rights relating to those products, including patents, trade secrets, know-how and continuing technological innovation. The steps taken by us to protect our intellectual property may not adequately prevent misappropriation or ensure that others will not develop competitive technologies or products. Other companies may be investigating or developing other technologies that are similar to our own. It is possible that patents may not be issued from any application pending or filed by us and, if patents do issue, the claims allowed may not be sufficiently broad to deter or prohibit others from making, using or selling similar products. We do not own patents in every country in which we sell or distribute our products, and thus others may be able to offer identical products in countries in which we do not have intellectual property protection. In addition, the laws of some territories in which our products are or may be developed, manufactured or sold, including Europe, Asia-Pacific or Latin America, may not protect our products and intellectual property rights to the same extent as the laws of the United States.

Any patents issued to us may be challenged, invalidated or circumvented, and recent Supreme Court precedent may make it easier to invalidate some of our patents than in the past. Additionally, we are currently a licensee in all of our operating segments for a number of third-party technologies, software and intellectual property rights from academic institutions, our competitors and others, and are required to pay royalties to these licensors for the use thereof. Unless we are able to obtain such licenses on commercially reasonable terms, patents or other intellectual property held by others could inhibit our development of new products, impede the sale of some of our current products, substantially increase the cost to provide these products to our customers, and could have a significant adverse impact on our operating results. In the past, licenses generally have been available to us where third-party technology was necessary or useful for the development or production of our products. In the future licenses to third-party technology may not be available on commercially reasonable terms, if at all.

Our products may be subject to claims that they infringe the intellectual property rights of others.

Lawsuits and allegations of patent infringement and violation of other intellectual property rights occur in our industry on a regular basis. We have received in the past, and anticipate that we will receive in the future, notices from third parties claiming that our products infringe third-party proprietary rights. Over the past few years there has been a marked increase in the number and potential severity of third party patent infringement claims, primarily from two distinct sources. First, large technology companies, including some of our customers and competitors, are seeking to monetize their patent portfolios and have developed large internal organizations that have approached us with demands to enter license agreements. Second, numerous patent-holding companies, entities that do not make or sell products (often referred to as “patent trolls”), have claimed that our products infringe upon their proprietary rights. In addition, our markets are extremely competitive and we expect to experience intellectual property infringement disputes with our competitors from time to time. We will continue to respond to these claims in the course of our business operations. In the past, the settlement and disposition of these disputes has not had a material adverse impact on our business or financial condition, however this may not be the case in the future. Further, the litigation or settlement of these matters, regardless of the merit of the claims, could result in significant expense to us and divert the efforts of our technical and management personnel, whether or not we are successful. If we are unsuccessful, we could be required to expend significant resources to develop non-infringing technology or to obtain licenses to the technology that is the subject of the litigation. We may not be successful in such development, or such licenses may not be available on terms acceptable to us, if at all. Without such a license, we could be enjoined from future sales of the infringing product or products, which could adversely affect our revenues and operating results.

The use of open source software in our products, as well as those of our suppliers, manufacturers and customers, may expose us to additional risks and harm our intellectual property position.

Certain of the software and/or firmware that we use and distribute (as well as that of our suppliers, manufacturers and customers) may be, be derived from, or contain, so-called “open source” software that is generally made available to the public by its authors and/or other third parties. Such open source software is often made available under licenses which impose obligations in the event the software or derivative works thereof are distributed or re-distributed. These obligations may require us to make source code for the derivative works available to the public, and/or license such derivative works under a particular type of license, rather than the forms of license customarily used to protect our own software products. While we believe we have complied with our obligations under the various applicable licenses for open source software, in the event that a court rules that these licenses are unenforceable, or in the event the copyright holder of any open source software were to successfully establish in court that we had not complied with the terms of a license for a particular work, we could be required to release the source code of that work to the public and/or stop distribution of that work. Additionally, open source licenses are subject to occasional revision. In the event future iterations of open source software are made available under a revised license, such license revisions may adversely affect our ability to use such future iterations.

We face certain litigation risks that could harm our business.

We have had numerous lawsuits filed against us asserting various claims, including securities and ERISA class actions and stockholder derivative actions. For example, although all claims in In re JDS Uniphase Corporation Securities Litigation have been dismissed pursuant to the Court’s final judgment and the period for appealing that judgment has expired, several lawsuits against the Company based on the same facts alleged in In re JDS Uniphase Corporation Securities Litigation remain unresolved. The results of those and other complex legal proceedings are difficult to predict. Moreover, many of the complaints filed against us do not specify the amount of damages that plaintiffs seek, and we therefore are unable to estimate the possible range of damages that might be incurred should these lawsuits be resolved against us. While we are unable to estimate the potential damages arising from such lawsuits, certain of them assert types of claims that, if resolved against us, could give rise to substantial damages. Thus, an unfavorable outcome or settlement of one or more of these lawsuits could have a material adverse effect on our financial condition, liquidity and results of operations. Even if these lawsuits are not resolved against us, the uncertainty and expense associated with unresolved lawsuits could seriously harm our business, financial condition and reputation. Litigation is costly, time-consuming and disruptive to normal business operations. The costs of defending these lawsuits, particularly the securities class actions and stockholder derivative actions, have been significant, will continue to be costly and may not be covered by our insurance policies. The defense of these lawsuits could also result in continued diversion of our management’s time and attention away from business operations, which could harm our business. For additional information regarding certain of the lawsuits in which we are involved, see the “Legal Proceedings” portion of this report.

We may be subject to environmental liabilities which could increase our expenses and harm our operating results.

We are subject to various federal, state and foreign laws and regulations governing the environment, including those governing pollution and protection of human health and the environment and, recently, those restricting the presence of certain substances in electronic products and holding producers of those products financially responsible for the collection, treatment, recycling and disposal of certain products. Such laws and regulations have been passed in several jurisdictions in which we operate. Laws governing the environmental effects of electronic products have been passed in several European Union member countries, and similar laws are now pending in various jurisdictions within the United States. The European Union has enacted the Restriction of the Use of Certain Hazardous Substances in Electrical and Electronic Equipment, or RoHS, and the Waste Electrical and Electronic Equipment, or WEEE, directives. The RoHS directive prohibits the use of certain substances, including lead, mercury, cadmium and chromium, in covered products placed on the market after July 1, 2006. The WEEE directive obligates parties that place electrical and electronic equipment onto the market in the European Union to clearly mark the equipment, register with and report to European Union regulators regarding distribution of the equipment, and provide a mechanism to recall and properly dispose of the equipment. Each European Union member country has enacted, or is expected to soon enact, legislation clarifying what is and what is not covered by the WEEE directive in that country. However, there is still some uncertainty in certain European Union countries as to which party involved in the manufacture, distribution and sale of electronic equipment will be ultimately held responsible. If we are deemed to be a manufacturer of covered products, we may be required to register as a producer in certain European Union countries, and incur financial responsibility with respect to products sold within the European Union, including products of other manufacturers that have been replaced by our products. We may also incur substantial costs to change our manufacturing processes, redesign or reformulate, and obtain substitute components for, our products that are deemed covered products under the RoHS directive. We may also incur significant inventory write-downs if certain components held in inventory become unusable because they are not RoHS-compliant. If we fail to timely provide RoHS-compliant products, we will not be able to offer our products within European Union, and we may be subject to civil or criminal liabilities.

Similar legislation has been and may be enacted in other locations where we manufacture or sell our products. We will need to ensure that we comply with such laws and regulations as they are enacted, as well as all environmental laws and regulations, and as appropriate or required, that our component suppliers also timely comply with such laws and regulations. If we fail to timely comply with such laws, we could face sanctions for such noncompliance, and our customers further may refuse to purchase our products, which would have a materially adverse effect on our business, financial condition and results of operations.

With respect to compliance with environmental laws and regulations in general, we have incurred and in the future could incur substantial costs for the cleanup of contaminated properties, either those we own or operate or to which we have sent wastes in the past, or to comply with such environmental laws and regulations; further, we could be subject to disruptions to our operations and logistics as a result of such clean-up or compliance obligations. In addition, if we were found to be in violation of these laws, we could be subject to governmental fines and liability for damages resulting from such violations. If we have to make significant capital expenditures to comply with environmental laws, or if we are subject to significant expenditures in connection with a violation of these laws, our financial condition or operating results could be adversely impacted.

Our rights plan and our ability to issue additional preferred stock could harm the rights of our common stockholders.

In February 2003, we amended and restated our Stockholder Rights Agreement and currently each share of our outstanding common stock is associated with one right. Each right entitles stockholders to purchase 1/100,000 share of our Series B Preferred Stock at an exercise price of $21.00.

The rights only become exercisable in certain limited circumstances following the tenth day after a person or group announces acquisition of or tender offers for 15% or more of our common stock. For a limited period of time following the announcement of any such acquisition or offer, the rights are redeemable by us at a price of $0.01 per right. If the rights are not redeemed, each right will then entitle the holder to purchase common stock having the value of twice the then-current exercise price. For a limited period of time after the exercisability of the rights, each right, at the discretion of our Board of Directors, may be exchanged for either 1/100,000 share of Series B Preferred Stock or one share of common stock per right. The rights expire on June 22, 2013.

Our Board of Directors has the authority to issue up to 499,999 shares of undesignated preferred stock and to determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued shares of undesignated preferred stock and to fix the number of shares constituting any series and the designation of such series, without the consent of our stockholders. The preferred stock could be issued with voting, liquidation, dividend and other rights superior to those of the holders of common stock.

The issuance of Series B Preferred Stock or any preferred stock subsequently issued by our Board of Directors, under some circumstances, could have the effect of delaying, deferring or preventing a change in control.

Some provisions contained in the rights plan, and in the equivalent rights plan that our subsidiary, JDS Uniphase Canada Ltd., has adopted with respect to our exchangeable shares, may have the effect of discouraging a third party from making an acquisition proposal for us and may thereby inhibit a change in control. For example, such provisions may deter tender offers for shares of common stock or exchangeable shares, which offers may be attractive to stockholders, or deter purchases of large blocks of common stock or exchangeable shares, thereby limiting the opportunity for stockholders to receive a premium for their shares of common stock or exchangeable shares over the then-prevailing market prices.

Some anti-takeover provisions contained in our charter and under Delaware laws could hinder a takeover attempt.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law prohibiting, under some circumstances, publicly-held Delaware corporations from engaging in business combinations with some stockholders for a specified period of time without the approval of the holders of substantially all of our outstanding voting stock. Such provisions could delay or impede the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving us, even if such events could be beneficial, in the short-term, to the interests of the stockholders. In addition, such provisions could limit the price that some investors might be willing to pay in the future for shares of our common stock. Our certificate of incorporation and bylaws contain provisions relating to the limitations of liability and indemnification of our directors and officers, dividing our board of directors into three classes of directors serving three-year terms and providing that our stockholders can take action only at a duly called annual or special meeting of stockholders. These provisions also may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

ITEM 1B. UNRESOLVED STAFF COMMENTS

None.

ITEM 2. PROPERTIES

We own and lease various properties in the United States and in 25 other countries around the world. We use the properties for executive and administrative offices, data centers, product development offices, customer service offices, and manufacturing facilities. Our corporate headquarters of approximately 180,110 square feet is located in Milpitas, California. As of June 28, 2008, our leased and owned properties provided us with aggregate square footage of approximately 2.8 million and 0.4 million, respectively. Larger owned sites include properties located in the United States and Germany. Larger leased sites include properties located in Canada, United States, Germany, and China. We believe that our existing properties, including both owned and leased sites, are in good condition and suitable for the conduct of our business.

From time to time we consider various alternatives related to our long-term facilities needs. While we believe our existing facilities are adequate to meet our immediate needs, it may become necessary to lease, acquire, or sell additional or alternative space to accommodate any future business needs.

ITEM 3. LEGAL PROCEEDINGS

The material set forth in Note 20 of our Notes to Consolidated Financial Statements in this Annual Report on Form 10-K is incorporated herein by reference.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Our common stock is traded on the NASDAQ Stock Market under the symbol “JDSU” and our exchangeable shares of JDS Uniphase Canada Ltd. are traded on the Toronto Stock Exchange under the symbol “JDU.” Holders of exchangeable shares may tender their holdings for common stock on a one-for-one basis at any time. As of July 25, 2008, we had 214,377,670 shares of common stock outstanding, including 5,113,641 exchangeable shares. The closing price on July 25, 2008 was $10.94 for the common stock and Canadian $11.11 for the exchangeable shares. The following table summarizes the high and low closing sales prices for our common stock as reported on the NASDAQ Stock Market during fiscal 2008 and 2007.

	High	Low
Fiscal 2008:
Fourth Quarter	$15.00	$11.23
Third Quarter	14.11	10.06
Second Quarter	15.77	12.80
First Quarter	15.89	13.35

Fiscal 2007:
Fourth Quarter	$16.98	$12.51
Third Quarter	17.93	14.90
Second Quarter	19.37	14.04
First Quarter	21.20	16.40

As of July 25, 2008, we had 4,250 holders of record of our common stock and exchangeable shares. We have not paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future.

Stock Repurchase Program

On May 15, 2008, the Company’s Board of Directors authorized the Company to repurchase up to $200 million of its common stock through open market or private transactions during a two year period ending May 14, 2010. During the three months ended June 28, 2008, the Company repurchased approximately 9.6 million shares of common stock in open market purchases at an average price of $11.76 per share. The total purchase price of $113.2 million was reflected as a decrease to common stock based on the stated par value per share with the remainder to accumulated deficit. All common shares repurchased under this program have been cancelled and retired. See “Note 21. Subsequent Events” for more details.

STOCK PERFORMANCE GRAPH

The information contained in the following graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The following graph and table set forth the Company’s total cumulative Stockholder return of an investment of $100 in June 2003 and ending June 2008 in: (i) the Company’s Common Stock, (ii) the S&P 500 Index, (iii) the NASDAQ Composite (U.S.) Index and, (iv) the NASDAQ Telecommunications Index. Total return assumes reinvestment of dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

	6/03	6/04	6/05	6/06	6/07	6/08
JDS Uniphase Corporation	100.00	108.38	43.47	72.35	48.01	40.61
S&P 500	100.00	119.11	126.64	137.57	165.90	144.13
NASDAQ Composite (U.S.)	100.00	129.09	127.97	136.00	164.15	142.67
NASDAQ Telecommunications	100.00	158.99	142.16	155.17	208.02	177.36

ITEM 6. SELECTED FINANCIAL DATA

This table sets forth selected financial data of JDSU, in millions, except share and per share amounts, for the periods indicated. This data should be read in conjunction with and is qualified by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Item 7 of this Annual Report on Form 10-K and our audited consolidated financial statements, including the notes thereto and our independent registered public accounting firm’s report thereon and the other financial information included in Item 8 of this Form 10-K. The selected data in this section are not intended to replace the consolidated financial statements included in this report.

	Years Ended
	June 28, 2008	June 30, 2007	July 1, 2006(1)	July 2, 2005	July 3, 2004
Consolidated Statement of Operations Data:
Net revenue	$1,530.1	$1,396.8	$1,204.3	$712.2	$635.9
Gross profit	591.3	472.0	340.5	112.2	135.9
Amortization of intangibles	30.0	26.8	24.4	6.4	6.1
Acquired in-process research and development	—	5.1	20.3	1.1	2.6
Impairment of goodwill and intangibles and loss on long-lived assets	43.7	7.8	28.0	85.3	52.3
Restructuring charges	6.7	14.7	35.0	18.2	11.5
Total operating expense	724.3	591.2	588.5	362.0	316.7
Loss from operations	(133.0)	(119.2)	(248.0)	(249.8)	(180.8)
Net loss	(21.7)	(26.3)	(151.2)	(261.3)	(115.5)
Net loss per share—basic and diluted	(0.10)	(0.12)	(0.73)	(1.45)	(0.64)

	Years Ended
	June 28, 2008 (2)	June 30, 2007	July 1, 2006(1)	July 2, 2005	July 3, 2004
Consolidated Balance Sheet Data:
Cash, cash equivalents, short-term investments, and restricted cash	$884.7	$1,142.7	$1,238.6	$1,304.5	$1,545.9
Working capital	983.7	1,312.8	1,382.6	1,350.9	1,539.5
Total assets	2,906.1	3,025.3	3,065.1	2,089.9	2,392.2
Long-term obligations	643.3	941.9	1,059.1	519.4	508.9
Total stockholders’ equity	1,817.4	1,735.5	1,583.6	1,329.7	1,571.1

(1)	(a) Effective July 3, 2005, the first day of fiscal 2006, we adopted Statement of Financial Accounting Standard No. 123, “Share-Based Payment (Revised 2004)” (“SFAS 123(R)”) on a modified prospective basis. As a result, we have included stock-based compensation costs in our results of operations starting fiscal 2006.

(b) On August 3, 2005, we acquired Acterna, Inc. (“Acterna”) in a transaction accounted for as a purchase. The Consolidated Statement of Operations for fiscal 2006 included the results of operations from Acterna subsequent to August 3, 2005 and the Consolidated Balance Sheet as of July 1, 2006 included Acterna’s financial position.

(c) On May 17, 2006, we completed an offering of $375 million aggregate principal amount of 1% Senior Convertible Notes due 2026. On June 5, 2006, we sold an additional $50 million aggregate principal amount of the notes which were issued upon the exercise by the initial purchasers of an over-allotment option granted by JDSU. The sale of the additional notes brought the total aggregate principal amount of 1% Senior Convertible Notes outstanding to $425 million. Both transactions are included in the Consolidated Balance Sheet as of July 1, 2006.

(2)	Cash and working capital balances declined in fiscal 2008 primarily due to $400.7 million of repurchases of debt and common stock, offset by cash from operations of $197.2 million.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OUR INDUSTRIES AND DEVELOPMENTS

JDSU is the leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. JDSU technologies also enable broadband and optical innovation in many essential industries such as biomedical and environmental instrumentation, semiconductor processing, aerospace and defense, and brand protection. In addition, our optical coatings are used in visual display and decorative product differentiation applications.

Our Optical Communications segment consists generally of:

•

Optical components, modules, and subsystems sold to manufacturers of network equipment used to create telecommunications and data communications networks such as Alcatel-Lucent, Ciena, Cisco, Ericsson, Fujitsu, Hewlett-Packard, Huawei, IBM, Nokia Siemens Networks, Nortel, and Tellabs.

Our Communications Test and Measurement segment consists generally of:

•

Lab and production test platforms used in the design, performance, and interoperability testing of network equipment for all major and emerging core, metro, cable, and access network technologies for customers such as Alcatel-Lucent, Ciena, Cisco, Huawei, Fujitsu, Nortel, Motorola, and Nokia Siemens Networks.

•

Field test instrumentation and software used in the installation, provisioning, and maintenance of broadband voice, video, and data communication services for customers such as AT&T, China Telecom, Comcast, Deutsche Telecom, Telefonica, Telmex, and Verizon.

•	Network and service assurance systems used to monitor and troubleshoot network performance and to optimize quality of service for customers such as Bell Canada, British Telecom, and TimeWarner.

Our Advanced Optical Technologies segment consists generally of:

•

Security holograms that authenticate valuable documents and products, as well as security devices used to protect a wide range of products, such as most major transaction cards, personal documents issued many governments, pharmaceuticals, and other consumer and industrial products

•	Precise, high-performance, optical thin-film coatings used in medical/environmental instrumentation and optical sensors for aerospace and defense applications.

•	Optically based color-shifting solutions used in security for currencies and high-value documents, anticounterfeiting measures, and decorative surface treatments.

Our Commercial Lasers segment consists generally of:

•	Laser used in biotech instrumentation, semiconductor inspection, electronic material processing and precision machining.

•	Our innovative photonic power delivery system used to drive sensors, gauges, actuators, low-power communications devices, and innumerable other electronic devices.

Overall, our optical communications markets are notable for, among other things, their high concentration of customers at each level of the industry, extremely long design cycles and increasing competition from Asian (principally China-based) suppliers. One consequence of a highly concentrated customer base and increasing Asian competition is systemic pricing pressure at each level of the industry. Large capital investment requirements, long return on investment periods, uncertain business models and complex and shifting regulatory hurdles, among other things, currently combine to limit opportunities for new carriers and their system suppliers to emerge. Thus, we expect that high customer concentration, the attendant pricing pressure, and other effects on our communications markets will remain for the foreseeable future. Long design cycles mean that considerable resources must be spent to design and develop new products with limited visibility relative to the ultimate market opportunity for the products (pricing and volumes) or the timing thereof.

As a supplier of components and modules to the telecommunications industry, we feel these effects most acutely, as system designs must first be initiated at the carrier level, communicated to the systems provider and then communicated to us and our competitors. During system design periods, shifts in economic, industry, customer or consumer conditions could and often do cause redesigns, delays or even cancellations to occur. Communications industry design cycles are often challenging for companies without the financial and infrastructural resources to sustain the long periods between project initiation and revenue realization.

The advanced optical technologies markets and the laser business, while more diverse, share some of the customer concentration and design cycle attributes of our communications markets.

We are working aggressively on strategies to expand our products, customers and distribution channels for several of our core competencies in these areas in order to, among other things, reduce our exposure to customer concentration and long design cycles across our company. As part of this strategy, we have expanded into the communications test and measurement segment, which has expanded our customer base and distribution significantly.

However, there remains a level of uncertainty due to economic conditions. For example, in North America telecom, we witnessed a pattern such that a few of the largest providers maintained or increased their spending while the smaller service providers evidenced cautionary practices. Relative to the businesses that serve consumer markets, we saw pullbacks in commercial lasers that enable semiconductor inspection and holograms that protect credit card authenticity.

In February 2008, we purchased American Bank Note Holographics Inc.(“ABNH”), a public company. ABNH is a market leader in the origination, production and marketing of holograms for security applications and the leading supplier of optical security devices for the transaction card market and is included in our Advanced Optical Technologies segment.

In January 2008, we purchased certain assets of the fiber optics division of Westover Scientific Inc. (“Westover”), and agreed to acquire the tangible assets of Westover’s related party contract manufacturer Fuzhou Chenpo Optical Instrument Co. Ltd. Westover is a leading provider of fiber optic inspection and cleaning solutions, which complements our existing fiber field and lab and production test portfolio and is included in our Communications Test and Measurement segment.

In May 2007, we completed the acquisition of Innocor Ltd. (“Innocor”), a provider of broadband test solutions for network equipment manufacturers. The merger strengthened our position in the North American lab and production markets and helped grow our business in the EMEA and APAC regions. Innocor is included in our Communications Test and Measurement segment.

In May 2007, we completed the acquisition of Picolight Inc. (“Picolight”), a designer and manufacturer of optical pluggable transceivers. By acquiring Picolight, we strengthened our position in high-growth pluggable optics for the enterprise market and added an established, vertically integrated manufacturing model. Picolight is included in our Optical Communications segment.

In January 2007, we completed the acquisition of Casabyte Inc. (“Casabyte”), a provider of service quality monitoring solutions for mobile network operations. By acquiring Casabyte, we accelerated our service assurance growth by capitalizing on a number of key assets, including Casabyte’s wireless service quality solutions expertise, technology and established customer relationships. We also plan to leverage our global direct sales organization and other distribution channels to increase Casabyte’s penetration into international markets. Casabyte is included in our Communications Test and Measurement segment.

In May 2006, we completed the acquisition of Test-Um Inc. (“Test-Um”), a provider of home networking test instruments for the FTTx and digital cable markets. By acquiring Test-Um, we expanded our channels for the sale of our broad portfolio of test instruments for broadband access networks, including the recently introduced SmartClass line of instruments. We leveraged Test-Um’s network of several hundred distribution partners, making our access test instruments available to the service installation and electrical contractors served by Test-Um today. In addition, the acquisition creates new market opportunities for Test-Um’s products, which is available through JDSU’s direct sales and service organization serving the largest telecommunications and cable service providers worldwide. Test-Um is included in our Communications Test and Measurement segment.

In November 2005, we completed the acquisition of Agility Communications Inc. (“Agility”), a provider of widely tunable laser solutions for optical networks. The acquisition solidified our leadership position in the rapidly growing market for tunable lasers and transponders; offer an optimal path to high volume, high yield, tunable, pluggable solutions when combined with JDSU’s manufacturing scalability; establish JDSU as the broadest end-to-end agile optical network portfolio provider in the marketplace. Agility is included in our Optical Communications segment.

In August 2005, we completed the acquisition of Acterna Inc. (“Acterna”), a leading worldwide provider of broadband and optical test and measurement solutions for telecommunications and cable service providers and network equipment manufacturers. Beginning in the first quarter of fiscal 2006, the addition of Acterna created a new reportable segment to our business, the Communications Test and Measurement segment. One attribute of this segment is considerable seasonal revenue variability. We expect this seasonality to continue for the foreseeable future, impacting our Communications Test and Measurement financial results, our overall product mix, and financial performance.

During fiscal 2008:

•

Net revenue in fiscal 2008 increased 10%, or $133.3 million, to $1,530.1 million from $1,396.8 million in fiscal 2007. Net revenue in fiscal 2008 consisted of $526.9 million, or approximately 34% of net revenue, from Optical Communications, $710.6 million, or approximately 46% of net revenue, from Communications Test and Measurement, $206.5 million, or approximately 14% of net revenue, from Advanced Optical Technologies, and $87.2 million, or approximately 6% of net revenue, from Commercial Lasers and other. Communications Test and Measurement net revenue includes $(1.1) million of deferred revenue that is eliminated from consolidated revenue as a result of purchase accounting adjustments.

•

Gross profit in fiscal 2008 increased to 39% from 34% in fiscal 2007. The improvement in gross margin was primarily related to the increased gross profit of Communications Test and Measurement, an increase in Optical Communications’ sales volume, and the impact of our on-going manufacturing cost reduction programs.

•

Our combined research and development (“R&D”) and selling, general and administrative (“SG&A”) expenses, as a percent of net revenue, increased to 42% in fiscal 2008 from 38% in fiscal 2007. The increase is primarily due to additional business brought by the recent acquisitions of ABNH, Westover, Picolight, and Innocor coupled with increased investment in new platforms and products, and higher stock-based compensation expense.

RECENT ACCOUNTING PRONOUNCEMENTS

FASB Staff Positions APB 14-1

In May 2008, the FASB issued FASB Staff Position (FSP) No. APB 14-1, “Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”. FSB No APB 14-1 applies to convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash. The FSP is effective for fiscal years (and interim periods within those fiscal years) beginning after

December 15, 2008 and is to be applied retrospectively to all past periods presented—even if the instrument has matured, converted, or otherwise been extinguished as of the FSP’s effective date. The Company has not completed its assessment of the impact of FSP 14-1. However, management expects this will have a significant impact on its consolidated financial statements.

FASB Staff Positions FAS 142-3

In April 2008, the FASB issued FASB Staff Position (FSP) No. FAS 142-3, “Determination of the Useful Life of Intangible Assets”. The final FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142, “Goodwill and Other Intangible Assets”. The FSP is intended to improve the consistency between the useful life of an intangible asset determined under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141 (revised 2007), “Business Combinations”, and other US generally accepted accounting principles. The FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. We believe the adoption of FSP 142-3 will not have a material impact on our consolidated financial statements.

FASB Staff Positions FAS 157-1 and 2

In February 2008, the FASB has issued the following two final FASB Staff Positions (FSP) amending FASB Statement No. 157, Fair Value Measurements (FAS 157):

•

FSP FAS 157-2 delays the effective date of FAS 157 by one year for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. The delay gives the FASB and constituents additional time to consider the effect of various implementation issues that have arisen, or that may arise, from the application of FAS 157 to these assets and liabilities. For items covered by the FSP, FAS 157 will now go into effect in fiscal years beginning after November 15, 2008 and in interim periods within those fiscal years.

•

FSP FAS 157-1 amends FAS 157 to exclude FASB Statement No. 13, Accounting for Leases (FAS 13), and its related interpretive accounting pronouncements that address leasing transactions. The FASB decided to exclude leasing transactions covered by FAS 13 in order to allow it to more broadly consider the use of fair value measurements for these transactions as part of its project to comprehensively reconsider the accounting for leasing transactions.

We are currently evaluating the impact these FSPs will have on our consolidated financial statements.

FASB Statement No. 141( R)

In December 2007, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 141(R), Business Combinations (SFAS 141(R)). SFAS 141(R) introduces significant changes in the accounting for and reporting of business. SFAS 141(R) continues the movement toward the greater use of fair values in financial reporting and increased transparency through expanded disclosures. It changes how business acquisitions are accounted for and will impact financial statements at the acquisition date and in subsequent periods. Further, certain of the changes will introduce more volatility into earnings and thus may impact a company’s acquisition strategy. In addition, SFAS 141(R) will impact the annual goodwill impairment test associated with acquisitions that close both before and after the effective date of the Standard. We are currently evaluating the impact SFAS 141(R) will have on our consolidated financial statements. SFAS 141(R) is effective for the Company beginning in fiscal year 2010.

FASB Statement No. 159

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 expands the use of fair value accounting but does not affect existing standards which require assets or liabilities to be carried at fair value. Under SFAS 159, a company may elect to use fair value to measure accounts and loans receivable, available-for-sale and held-to-maturity securities, equity method investments, accounts payable, guarantees and issued debt. Other eligible items include firm commitments for financial instruments that otherwise would not be recognized at inception and non-cash warranty obligations where a warrantor is permitted to pay a third party to provide the warranty goods or services. If the use of fair value is elected, any upfront costs and fees related to the item must be recognized in earnings and cannot be deferred, e.g., debt issue costs. The fair value election is irrevocable and generally made on an instrument-by-instrument basis, even if a company has similar instruments that it elects not to measure based on fair value. At the adoption date, unrealized gains and losses on existing items for which fair value has been elected are reported as a cumulative adjustment to beginning retained earnings. Subsequent to the adoption of SFAS 159, changes in fair value are recognized in earnings. We are currently evaluating the impact SFAS 159 will have on our consolidated financial statements. SFAS 159 is effective for the Company beginning in fiscal year 2009.

FASB Statement No. 157

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”), to provide enhanced guidance when using fair value to measure assets and liabilities. SFAS 157 defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. SFAS 157 applies whenever other pronouncements require or permit assets or liabilities to be measured at fair value and, while not requiring new fair value measurements, may change current practices. We are currently evaluating the impact SFAS 157 will have on our consolidated financial statements. SFAS 157 is effective for the Company beginning in fiscal year 2009 for financial assets and financial liabilities.

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, net revenue and expenses, and the related disclosures. We base our estimates on historical experience, our knowledge of economic and market factors and various other assumptions that we believe to be reasonable under the circumstances. Estimates and judgments used in the preparation of our financial statements are, by their nature, uncertain and unpredictable, and depend upon, among other things, many factors outside of our control, such as demand for our products and economic conditions. Accordingly, our estimates and judgments may prove to be incorrect and actual results may differ, perhaps significantly, from these estimates under different estimates, assumptions or conditions. We believe the following critical accounting policies are affected by significant estimates, assumptions and judgments used in the preparation of our consolidated financial statements.

Revenue Recognition

We recognize revenue when it is realized or realizable and earned. We consider revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured. Delivery does not occur until products have been shipped or services have been provided to the client, risk of loss has transferred to the client and client acceptance has been obtained, client acceptance provisions have lapsed, or we have objective evidence that the criteria specified in the client acceptance provisions have been satisfied. In situations where a formal acceptance is required but the acceptance only relates to whether the product meets its published specifications, revenue is generally recognized upon shipment provided all other revenue recognition criteria are met. The sales price is not considered to be fixed or determinable until all contingencies related to the sale have been resolved.

We reduce revenue for rebates and other similar allowances. Revenue is recognized only if these estimates can be reliably determined. We base our estimates on historical results taking into consideration the type of client, the type of transaction and the specifics of each arrangement.

In addition to the aforementioned general policies, the following are the specific revenue recognition policies for multiple-element arrangements and for each major category of revenue.

Hardware

Revenue from hardware sales is generally recognized when the product is shipped to the customer and when there are no unfulfilled company obligations that affect the customer’s final acceptance of the arrangement. Any cost of warranties and remaining obligations that are inconsequential or perfunctory are accrued when the corresponding revenue is recognized. Revenue from rentals and operating leases is recognized on a straight-line basis over the term of the rental or lease.

Multiple-Element Arrangements

We enter into multiple-element revenue arrangements, which may include any combination of hardware, software and services. Certain of our networking and communications products are integrated with software that is not considered more than incidental to the functionality of the equipment. We believe that this equipment is not considered software related and would therefore be excluded from the scope of American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) No. 97-2, “Software Revenue Recognition” (“SOP 97-2”). Accordingly, we allocate the fair value of the equipment when sold with software according to the FASB Emerging Issues Task Force Abstracts No. 00-21, “Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). The value of the arrangement, less the allocated hardware is then considered within the scope of SOP 97-2.

To the extent that a deliverable(s) in a multiple-element arrangement is subject to specific guidance (for example, software that is subject to SOP 97-2 on whether and/or how to separate multiple-deliverable arrangements into separate units of accounting (separability) and how to allocate value among those separate units of accounting (allocation), that deliverable(s) is accounted for in accordance with such specific guidance. A multiple-element arrangement is separated into more than one unit of accounting if all of the following criteria are met:

•	The delivered item(s) has value to the client on a standalone basis.

•	There is objective and reliable evidence of the fair value of the undelivered item(s).

•

If the arrangement includes a general right of return relative to the delivered item(s), delivery or performance of the undelivered item(s) is considered probable and substantially in the control of us.

If these criteria are not met, revenue is deferred until the earlier of when such criteria are met or when the last undelivered element is delivered. If there is objective and reliable evidence of fair value for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on each unit’s relative fair value. There may be cases, however, in which there is objective and reliable evidence of fair value of the undelivered item(s) but no such evidence for the delivered item(s). In those cases, the residual method is used to allocate the arrangement consideration. Under the residual method, the amount of consideration allocated to the delivered item(s) equals the total arrangement consideration less the aggregate fair value of the undelivered item(s). The revenue policies described below are then applied to each unit of accounting, as applicable.

Services

Revenue from services and system maintenance is typically recognized on a straight-line basis over the term of the contract. Revenue from time and material contracts is recognized at the contractual rates as labor hours are delivered and direct expenses are incurred. Revenue related to extended warranty and product maintenance contracts is deferred and recognized on a straight-line basis over the delivery period. We also generate service revenue from hardware repairs and calibrations which is recognized as revenue upon completion of the service.

Software

Revenue from perpetually licensed software is recognized at the inception of the license term. Revenue from time based license arrangements is recognized on a subscription basis over the period that the customer is using the license. Revenue from maintenance, unspecified upgrades and technical support is recognized over the period such items are delivered. In multiple-element revenue arrangements that include software that is more than incidental to the products or services as a whole (software multiple-element arrangements), software and software-related elements are accounted for in accordance with the following policies. Software-related elements include software products and services as well as any non-software deliverable(s) for which a software deliverable is essential to its functionality.

A software multiple-element arrangement is separated into more than one unit of accounting if all of the following criteria are met:

•	The functionality of the delivered element(s) is not dependent on the undelivered element(s).

•	There is vendor-specific objective evidence (VSOE) of fair value of the undelivered element(s).

•	Delivery of the delivered element(s) represents the culmination of the earnings process for that element(s).

If these criteria are not met, the revenue is deferred until the earlier of when such criteria are met or when the last undelivered element is delivered. If there is VSOE for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on each unit’s relative VSOE. There may be cases, however, in which there is VSOE of the undelivered item(s) but no such evidence for the delivered item(s). In these cases, the residual method is used to allocate the arrangement consideration. Under the residual method, the amount of consideration allocated to the delivered item(s) equals the total arrangement consideration less the aggregate VSOE of the undelivered elements. Our assessment of VSOE for each undelivered element is primarily determined via contract specific substantive renewal rates. Changes to the elements in an arrangement and our ability to establish vendor-specific objective evidence for those elements could affect the timing of the revenue recognition.

Allowances for Doubtful Accounts

We perform credit evaluations of our customers’ financial condition. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. We record our bad debt expenses as selling, general and administrative expenses. When we become aware that a specific customer is unable to meet its financial obligations to us, for example, as a result of bankruptcy or deterioration in the customer’s operating results or financial position, we record a specific allowance to reflect the level of credit risk in the customer’s outstanding receivable balance. In addition, we record additional allowances based on certain percentages of our aged receivable balances. These percentages are determined by a variety of factors including, but not limited to, current economic trends, historical payment and bad debt write-off experience. We are not able to predict changes in the financial condition of our customers, and if circumstances related to our customers deteriorate, our estimates of the recoverability of our trade receivables could be materially affected and we may be required to record additional allowances. Alternatively, if we provide more allowances than we need, we may reverse a portion of such provisions in future periods based on our actual collection experience.

Stock-based Compensation

We estimate the fair value of equity awards granted using the Black-Scholes-Merton option-pricing formula and a single option award approach. This option-pricing model requires the input of highly subjective assumptions, including the option’s expected life and the price volatility of the underlying stock. The expected stock price volatility assumption was determined using a combination of historical and implied volatility of our common stock. We believe that using a combination of historical and market-based implied volatility from traded options on JDSU common stock is a better indicator of expected volatility and future stock price trends than relying solely on historical volatility. In addition, we are required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. When estimating forfeitures, we consider voluntary termination behavior as well as future workforce reduction programs. Estimated forfeiture rates are trued-up to actual forfeiture as the stock-based awards vest. The total fair value of the equity awards, net of forfeiture, is recorded on a straight-line basis (except for performance based Full Value Awards which are amortized based upon graded vesting method) over the requisite service periods of the awards, which is generally the vesting period.

Fair Value of Financial Instruments

The carrying amounts of certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued compensation and other accrued liabilities, approximate fair value because of their short maturities. Estimates of fair value of fixed-income securities are based on quoted market prices from markets or third party, market-based pricing sources which the company believes to be reliable. These estimates represent the third parties’ good faith opinion as to what a buyer in the marketplace would pay for a security in a current sale. For instruments that are not actively traded, estimates may be based on current treasury yields adjusted by an estimated market credit spread for the specific instrument. The use of different valuation methodologies or market assumptions could have a material impact on estimated fair value amounts. Fair value for equity investments in public companies is determined using quoted market prices for those securities. Fair value for equity investments in privately held companies is estimated based upon one or more of the following: Assessment of the investees’ historical and forecasted financial condition; operating results and cash flows; the values of recent rounds of financing; or quoted market prices of comparable public companies. The fair market value of the Company’s Senior Convertible Notes fluctuates with interest rates and with the market price of the stock, but does not affect the carrying value of the debt on the balance sheet, which remains at the par value of $1,000 per bond. See “Note 10. Convertible Debt and Letters of Credit” for more detail.

Inventory Valuation

We assess the value of our inventory on a quarterly basis and write-down those inventories which are obsolete or in excess of our forecasted usage to their estimated realizable value. Our estimates of realizable value are based upon our analysis and assumptions including, but not limited to, forecasted sales levels by product, expected product lifecycle, product development plans and future demand requirements. Our marketing department plays a key role in our excess review process by providing updated sales forecasts, managing product rollovers and working with manufacturing to maximize recovery of excess inventory. If actual market conditions are less favorable than our forecasts or actual demand from our customers is lower than our estimates, we may be required to record additional inventory write-downs. If actual market conditions are more favorable than anticipated, inventory previously written down may be sold, resulting in lower cost of sales and higher income from operations than expected in that period.

Goodwill Valuation

We test goodwill for possible impairment on an annual basis in our fourth quarter and at any other time if events occur or circumstances indicate that the carrying amount of goodwill may not be recoverable. Circumstances that could trigger an impairment test include but are not limited to: a significant adverse change in the business climate or legal factors; an adverse action or assessment by a regulator; unanticipated competition; loss of key personnel; the likelihood that a reporting unit or significant portion of a reporting unit will be sold or otherwise disposed; results of testing for recoverability of a significant asset group within a reporting unit; and recognition of a goodwill impairment loss in the financial statements of a subsidiary that is a component of a reporting unit.

Application of the goodwill impairment test requires judgments. They include the identification of the reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, determining the fair value of each reporting unit, forecasting of future operating results used in the preparation of the estimated future cash flows, including forecasted revenues and costs, timing of overall market growth and our percentage of that market, discount rates and growth rates in terminal values.

Long-lived asset valuation (property, plant and equipment and intangible assets)

Long-lived assets held and used

We test long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amounts may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amounts of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisals in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Long-lived assets held for sale

We classify long-lived assets as held for sale when certain criteria are met, including: management’s commitment to a plan to sell the assets; the availability of the assets for immediate sale in their present condition; whether an active program to locate buyers and other actions to sell the assets has been initiated; whether the sale of the assets is probable and their transfer is expected to qualify for recognition as a completed sale within one year; whether the assets are being marketed at reasonable prices in relation to their fair value; and how unlikely it is that significant changes will be made to the plan to sell the assets. Long-lived assets held for sale are classified as other current assets in the Consolidated Balance Sheets.

We measure long-lived assets to be disposed of by sale at the lower of carrying amounts or fair value less cost to sell. Fair value is determined using quoted market prices or the anticipated cash flows discounted at a rate commensurate with the risk involved.

Income Taxes

In accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”), we recognize income taxes using an asset and liability approach. This approach requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in our consolidated financial statements or tax returns. The measurement of current and deferred taxes is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated.

SFAS 109 provides for recognition of deferred tax assets if the realization of such deferred tax assets is more likely than not to occur. With the exception of certain international jurisdictions, we have determined that at this time it is more likely than not that deferred tax assets attributable to the remaining jurisdictions will not be realized, primarily due to uncertainties related to our ability to utilize our net operating loss carryforwards before they expire based on our recent years history of losses. Accordingly, we have established a valuation allowance for such deferred tax assets. If there is a change in our ability to realize our deferred tax assets, then our tax provision may decrease in the period in which we determine that realization is more likely than not.

On July 13, 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement 109” (“FIN 48”). We adopted FIN 48 on July 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with FASB Statement 109, “Accounting for Income Taxes”, and prescribes a recognition threshold and measurement attributes for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Additionally, FIN 48 provides guidance on recognition, classification, and disclosure of tax positions.

We are subject to income tax audits by the respective tax authorities in all of the jurisdictions in which we operate. The determination of tax liabilities in each of these jurisdictions requires the interpretation and application of complex and sometimes uncertain tax laws and regulations. We recognize liabilities based on our estimate of whether, and the extent to which, additional tax liabilities are more likely than not. If we ultimately determine that the payment of such a liability is not necessary, then we reverse the liability and recognize a tax benefit during the period in which the determination is made that the liability is no longer necessary.

The recognition and measurement of current taxes payable or refundable and deferred tax assets and liabilities requires that we make certain estimates and judgments. Changes to these estimates or a change in judgment may have a material impact on our tax provision in a future period.

Warranty Accrual

We provide reserves for the estimated costs of product warranties at the time revenue is recognized. We estimate the costs of our warranty obligations based on our historical experience of known product failure rates, use of materials to repair or replace defective products and service delivery costs incurred in correcting product failures. In addition, from time to time, specific warranty accruals may be made if unforeseen technical problems arise. Should our actual experience relative to these factors differ from our estimates, we may be required to record additional warranty reserves. Alternatively, if we provide more reserves than we need, we may reverse a portion of such provisions in future periods.

Restructuring Accrual

In accordance with Statement of Financial Accounting Standard No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”), generally costs associated with restructuring activities initiated after December 31, 2002 have been recognized when they are incurred rather than at the date of a commitment to an exit or disposal plan. However, in the case of leases, the expense is estimated and accrued when the property is vacated. Given the significance of, and the timing of the execution of such activities, this process is complex and involves periodic reassessments of estimates made at the time the original decisions were made, including evaluating real estate market conditions for expected vacancy periods and sub-lease rents. In addition, post-employment benefits accrued for workforce reductions related to restructuring activities initiated after December 31, 2002 are accounted for under Statement of Financial Accounting Standards No. 112, “Employer’s Accounting for Post-employment Benefits” (“SFAS 112”). A liability for post-employment benefits is recorded when payment is probable, the amount is reasonably estimable, and the obligation relates to rights that have vested or accumulated. We continually evaluate the adequacy of the remaining liabilities under our restructuring initiatives. Although we believe that these estimates accurately reflect the costs of our restructuring plans, actual results may differ, thereby requiring us to record additional provisions or reverse a portion of such provisions.

Pension and Other Postretirement Benefits

The funded status of our retirement-related benefit plans is recognized in the Consolidated Balance Sheets. The funded status is measured as the difference between the fair value of plan assets and the benefit obligation at fiscal year end, the measurement date. For defined benefit pension plans, the benefit obligation is the projected benefit obligation (PBO) and for the nonpension postretirement benefit plan the benefit obligation is the accumulated postretirement benefit obligation (APBO). The PBO represents the actuarial present value of benefits expected to be paid upon retirement. The APBO represents the actuarial present value of postretirement benefits attributed to employee services already rendered. The fair value of plan assets represents the current market value of cumulative company contributions made to an irrevocable trust fund, held for the sole benefit of participants, which are invested by the trust fund. Underfunded plans, with the benefit obligation exceeding the fair value of plan assets, are aggregated and recorded as a retirement and nonpension postretirement benefit obligation equal to this excess. The current portion of the retirement-related benefit obligation represents the actuarial present value of benefits payable in the next 12 months in excess of the fair value of plan assets, measured on a plan-by-plan basis. This liability is recorded in other current liabilities in the Consolidated Balance Sheets.

(Gains)/losses and prior service cost/(credit) not recognized as a component of net periodic pension cost/(income) in the Consolidated Statement of Operations as they arise are recognized as a component of accumulated other comprehensive income in the Consolidated Balances Sheets, net of tax. Those (gains)/losses and prior service cost/(credit) are subsequently recognized as a component of net periodic pension period cost/(income) pursuant to the recognition and amortization provisions of applicable accounting standards. (Gains)/losses arise as a result of differences between actual experience and assumptions or as a result of changes in actuarial assumptions. Prior service cost/(credit) represents the cost of benefit improvements attributable to prior service granted in plan amendments.

Net periodic pension cost/(income) is recorded in the Consolidated Statement of Operations and includes service cost, interest cost, expected return on plan assets, amortization of prior service cost and (gains)/losses previously recognized as a component of accumulated other comprehensive income. Service cost represents the actuarial present value of participant benefits earned in the current year. Interest cost represents the time value of money cost associated with the passage of time. Certain events, such as changes in employee base, plan amendments and changes in actuarial assumptions, result in a change in the benefit obligation and the corresponding change in other comprehensive income. The result of these events is amortized as a component of net periodic cost/(income) over the service lives of the participants, provided such amounts exceed thresholds which are based upon the benefit obligation or the value of plan assets.

The measurement of the benefit obligation and net periodic pension cost/(income) is based on our estimates and actuarial valuations provided by third-party actuaries which are approved by our management. These valuations reflect the terms of the plans and use participant-specific information such as compensation, age and years of service, as well as certain assumptions, including estimates of discount rates, expected return on plan assets, rate of compensation increases, and mortality rates. While we believe that our assumptions are appropriate, significant differences in our actual experience or significant changes in our assumptions that may be required under new legislation, or accounting pronouncements, or otherwise may materially affect our pension and other post-retirement obligations and our future expense.

Loss Contingencies

We are subject to the possibility of various loss contingencies arising in the ordinary course of business. We consider the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as our ability to reasonably estimate the amount of loss in determining loss contingencies. An estimated loss is accrued when it is probable that an asset has been impaired or a liability has been incurred and the amount of loss can be reasonably estimated. We regularly evaluate current information available to us to determine whether such accruals should be adjusted and whether new accruals are required.

Out of Period Adjustments

In fiscal 2008, we recorded adjustments primarily related to revenue, cost of sales, operating expenses, income tax expense, and certain balance sheet accounts. These adjustments resulted in additional net income of $2.1 million recorded in fiscal 2008. As a result of these adjustments, the operating loss for fiscal 2008 decreased by $3.1 million and was partially offset by $1.0 million related to tax provision adjustments. There was a positive impact on net loss of $0.01 per share in fiscal 2008 from these adjustments.

In fiscal 2007, we recorded adjustments primarily related to retention bonuses, interest expense, manufacturing, and inventory. These adjustments resulted in additional net loss of $1.5 million recorded in fiscal 2007. As a result of these adjustments, the operating loss for fiscal 2007 increased by $3.9 million and was partially offset by $2.4 million related to adjustments for interest expense, tax provision, and foreign exchange. There was a negative impact on net loss per share of $0.01 in fiscal 2007 from these adjustments.

In fiscal 2006, we recorded adjustments primarily related to restructuring charges, asset retirement obligations, and deferred rent expenses. These adjustments resulted in additional net loss of $6.3 million recorded in fiscal 2006. As a result of these adjustments, the operating loss for fiscal 2006 increased by $7.7 million and was partially offset by $1.4 million in gains on investments. There was a negative impact on net loss per share of $0.04 in fiscal 2006 from these adjustments.

Management and the Audit Committee believe that such amounts are not material to the current and previously reported financial statements.

RESULTS OF OPERATIONS

The results of operations for the current period are not necessarily indicative of results to be expected for future years. The following table sets forth the components of our Consolidated Statements of Operations as a percentage of net revenue:

	Years Ended
	June 28, 2008	June 30, 2007	July 1, 2006
Net revenue	100%	100%	100%
Cost of sales	58	63	69
Amortization of acquired developed technologies	3	3	3
Impairment of acquired developed technologies	—	—	—

Gross profit	39	34	28

Operating expenses:
Research and development	12	12	13
Selling, general and administrative	30	26	27
Amortization of other intangibles	2	2	2
Acquired in-process research and development	—	—	2
Impairment of goodwill	2	—	2
Impairment of intangibles and loss on long-lived assets	—	1	—
Restructuring charges	1	1	3

Total operating expenses	47	42	49

Loss from operations	(8)	(8)	(21)
Interest and other income	8	5	2
Interest expense	(1)	(1)	—
Gain on sale of investments	—	2	6
Loss before income taxes	(1)	(2)	(13)

Provision of (benefit for) income taxes	—	—	—

Net loss	(1)%	(2)%	(13)%

Financial Data for Fiscal 2008, 2007, and 2006

The following table summarizes selected Consolidated Statement of Operations items (in millions, except for percentages):

	2008	2007	Change	Percentage Change	2007	2006	Change	Percentage Change
Net revenue	$1,530.1	$1,396.8	$133.3	10%	$1,396.8	$1,204.3	$192.5	16%

Gross profit	591.3	472.0	119.3	25%	472.0	340.5	131.5	39%
Percentage of net revenue	39%	34%			34%	28%

Research and development	188.1	168.4	19.7	12%	168.4	155.5	12.9	8%
Percentage of net revenue	12%	12%			12%	13%

Selling, general and administrative	455.8	368.4	87.4	24%	368.4	325.3	43.1	13%
Percentage of net revenue	30%	26%			26%	27%

Amortization of other intangibles	30.0	26.8	3.2	12%	26.8	24.4	2.4	10%
Percentage of net revenue	2%	2%			2%	2%

Acquired in-process research and development	—	5.1	(5.1)	-100%	5.1	20.3	(15.2)	-75%
Percentage of net revenue	—	—			—	2%

Impairment of goodwill	37.0	—	37.0	0%	—	22.4	(22.4)	-100%
Percentage of net revenue	2%	—			—	2%

Impairment of other long-lived assets	6.7	7.8	(1.1)	-14%	7.8	5.6	2.2	39%
Percentage of net revenue	—	1%			1%	—

Restructuring charges	6.7	14.7	(8.0)	-54%	14.7	35.0	(20.3)	-58%
Percentage of net revenue	—	1%			1%	3%

Net Revenue

Net revenue in fiscal 2008 increased 10%, or $133.3 million, to $1,530.1 million from $1,396.8 million in fiscal 2007. The increase is primarily due to an increased demand for our Communications Test and Measurement products mostly in Telecom Field Service, Field Test and System, and Optical transport business units. Revenue growth also includes increased demand for certain of our Optical Communications products including Pluggables, Submarine Products, Tunable Transponders, and Modules. Demands for our products in the Advanced Optical Technologies segment increased in business units: Flex and Custom Optics. Revenue increase in Authentication Solutions business unit was the result of recent acquisition of ABNH. The increase in net revenue was partially offset by decrease in our Commercial Lasers business unit in the Lasers segment due to declining demand.

Net revenue in fiscal 2007 increased 16%, or $192.5 million, to $1,396.8 million from $1,204.3 million in fiscal 2006. The increase is primarily due to an increased demand for our Communications Test and Measurement products including telecom and cable operators. Revenue growth also includes increased demand for certain of our Optical Communications products including Modulators, Submarines, Tunable Transponders, ROADMS, Passive Components and Circuit Packs. There were also growth in our Commercial Lasers products including High Power Lasers, Solid State Lasers, Integrated Photonics products, and Tunable Lasers. Demands for our Document Authentication products in the Advanced Optical Technologies segment also increased. Revenue growth is also the result of recent acquisitions. The increase in net revenue was partially offset by a decrease in our Custom Optics business unit in the Advanced Optical Technologies segment due to our decision to exit non-core and unprofitable product lines.

Going forward, we expect to continue to encounter a number of industry and market structural risks and uncertainties that will limit our business climate and market visibility, and consequently, our ability to predict future revenue, profitability and general financial performance, and that could create quarter over quarter variability in one or more of our financial measures. These structural risks and uncertainties include: (a) strong pricing pressures, particularly within our Optical Communications markets, due to, among other things, a highly concentrated customer base, increasing Asian competition, excess device manufacturing capacity within the optical communications industry and a general commoditization trend for many of our products; (b) high product mix variability, particularly in our Optical Communications products, which causes revenue variability, as well as gross profit variability due to, among other things, factory utilization fluctuations and inventory and supply chain management complexities; (c) seasonal buying patterns within our Communications Test and Measurement customers, which causes significant seasonal revenue variation within this high gross margin business unit; and (d) continuing service provider business model uncertainty, which causes demand, revenue and profitability measure unpredictability at each level of the communications industry. Moreover, the current trend of communications industry consolidations is expected to continue, directly affecting our Optical Communication’s and Communications Test and Measurement’s customer base and adding additional risk and uncertainty to our financial and business predictability.

Our program of North American assembly manufacturing transitions will continue, but until completed, these activities will continue to present additional supply chain and product delivery disruption risks, yield and quality concerns and increased cost risks. These risks, while expected to diminish over the next several quarters, also currently limit our ability to predict future revenue, profitability and general financial performance.

We operate primarily in three geographic regions: Americas, Europe and Asia. The following table presents net revenue by geographic regions (in millions):

	Years Ended
	June 28, 2008	June 30, 2007	July 1, 2006
Net revenue:
Americas	$803.1	$766.8	$736.2
Europe	436.0	376.0	283.1
Asia-Pacific	291.0	254.0	185.0

Total net revenue	$1,530.1	$1,396.8	$1,204.3

Net revenue from customers outside the Americas represented 48%, 45%, and 39% of net revenue for the fiscal years ended 2008, 2007, and 2006, respectively. Net revenue was assigned to geographic regions based on the customers’ shipment locations. We expect revenue from international customers to continue to be an important part of our overall net revenue and an increasing focus for net revenue growth.

During fiscal 2008, 2007, and 2006, no one single customer accounted for more than 10% of net revenue.

Gross Profit

Gross profit in fiscal 2008 increased 25%, or $119.3 million, to $591.3 million from $472.0 million in fiscal 2007. The increase is primarily due to gross profit increase in our Communications Test and Measurement segment, mostly from increase in sales in Field Service group, Field Test and System, and Optical transport business units. Additional gross profit increase is in Advanced Optical Technologies segment due to increased demand and acquisition; and Optical Communications segment primarily from an increase in sales volume and savings from our on-going manufacturing cost reduction programs. This increase in gross profit was partially offset by small increase in amortization expense of acquired developed technologies, purchase accounting adjustments recognized in fiscal 2007. Gross profit excluding amortization expense of acquired developed technologies in fiscal 2008 increased 25%, or $128.4 million; to $640.6 million from $512.2 million in fiscal 2007.

Gross profit in fiscal 2007 increased 39%, or $131.5 million, to $472.0 million from $340.5 million in fiscal 2006. The increase is primarily due to gross profit increase in our Communications Test and Measurement segment, mostly from increase in sales in Cable and Fiber Optics. Additional gross profit increase is in Optical Communications, primarily from an increase in sales volume and savings from our on-going manufacturing cost reduction programs. This increase in gross profit was partially offset by small increase in amortization expense of acquired developed technologies, purchase accounting adjustments recognized in fiscal 2006. Gross profit excluding amortization expense of acquired developed technologies in fiscal 2007 increased 36%, or $135.3 million; to $512.2 million from $376.9 million in fiscal 2006.

As discussed in more detail under “Net Revenue” above, we sell products in certain markets that are consolidating, undergoing product, architectural and business model transitions, have high customer concentrations, are highly competitive (increasingly due to Asia-based competition), are price sensitive and are affected by customer seasonal and mix variant buying patterns. These factors along with our continuing ongoing product and manufacturing transitions, certain suppliers’ constraints, and factory utilization and execution issues, could have an impact, resulting in quarterly variability of our gross profit.

In addition to the risks and uncertainties discussed under “Net Revenue” above, we face additional risks and uncertainties, associated with new product introductions that could impair future gross profits. New product programs and introductions, which due to their large scale restricted field testing and lack of production manufacturers with their increased complexity, have incurred and are expected to continue to incur relatively higher start-up costs and increased yield and product quality risk. Issues associated with some of these products have negatively impacted and could continue to negatively impact our gross profit.

Research and Development (“R&D”)

R&D expense in fiscal 2008 increased 12%, or $19.7 million, to $188.1 million from $168.4 million in fiscal 2007. The increase is primarily due to additional business brought by the recent acquisitions of ABNH, Westover, Picolight, and Innocor in the amount of $15.6 million, coupled with increased investment in new platforms and products, and higher stock-based compensation expense in the amount of $2.8 million.

R&D expense in fiscal 2007 increased 8%, or $12.9 million, to $168.4 million from $155.5 million in fiscal 2006. The increase is primarily due to the recent acquisitions of Picolight, Casabyte, Test-Um and Innocor, coupled with increased investment in new platforms and products, and higher stock-based compensation expense. Stock-based compensation expense was lower in fiscal 2006 due to the acceleration of options with exercise prices above $20.00 in June 2005, resulting in a lower number of options being expensed compared to fiscal 2007.

We believe that investment in R&D is critical to attaining our strategic objectives. Historically, we have devoted significant engineering resources to assist with production, quality and delivery challenges which have had some negative impact on our new product development activities. Despite our continued efforts to reduce total operating expenses, there can be no assurance that our R&D expenses will continue to remain at the current level. In addition, there can be no assurance that such expenditures will be successful or that improved processes or commercial products, at acceptable volumes and pricing, will result from our investment in R&D.

Selling, General and Administrative (“SG&A”)

SG&A expense in fiscal 2008 increased 24%, or $87.4 million, to $455.8 million from $368.4 million in the fiscal 2007. The increase is primarily due to increased selling expense on higher bookings and significant increases in revenues year over year of 9.5%, or $133.2 million, as well as cost of additional business from ABNH, Westover, Picolight and Innocor acquisitions, coupled with upgrade of company’s ERP system and higher stock based compensation expense in fiscal 2008.

SG&A expense in fiscal 2007 increased 13%, or $43.1 million, to $368.4 million from $325.3 million in the fiscal 2006. The increase is primarily due to increased selling expense on higher bookings and significant increases in revenues year over year of 16%, or $192.5 million, the inclusion of Picolight, Casabyte, Test-Um and Innocor acquisitions expense, coupled with higher stock based compensation expense in fiscal 2007. Stock-based compensation was lower in fiscal 2006 due to the acceleration of options with exercise prices above $20.00 in June 2005, resulting in a lower number of options being expensed compared to fiscal 2007.

We intend to continue to aggressively address our SG&A expenses and reduce these expenses as and when opportunities arise. We have in the recent past experienced, and expect to continue to experience in the future, certain non-core expenses, such as litigation and dispute related settlements and accruals, which could increase our SG&A expenses, and impair our profitability expectations, in any particular quarter. We are also increasing SG&A expenses in the near term to complete the integration of recent acquisitions, particularly with respect to business infrastructure and systems matters. None of these non-core expenses, however, is expected to have a material adverse impact on our financial condition. There can be no assurance that our SG&A expense will decline in the future or that, more importantly, we will develop a cost structure (including our SG&A expense), which will lead to profitability under current and expected revenue levels.

Amortization of Other Intangibles

Amortization of other intangibles in fiscal 2008 increased 12%, or $3.2 million, to $30.0 million from $26.8 million in fiscal 2007. The increase in amortization expense in fiscal 2008 is primarily due to the increase in our intangible assets subject to amortization as a result of our acquisitions of Casabyte, Innocor, and Picolight in fiscal 2007 and ABNH and Westover in the third quarter of fiscal 2008.

Amortization of other intangibles in fiscal 2007 increased 10%, or $2.4 million, to $26.8 million from $24.4 million in fiscal 2006. The increase in amortization expense in fiscal 2007 is primarily due to the increase in our intangible assets subject to amortization as a result of our acquisitions of Test-Um in the fourth quarter of fiscal 2006, and Casabyte, Innocor and Picolight in fiscal 2007.

For Additional information regarding intangible assets subject to amortization, see “Note 8. Other Intangibles” to the Consolidated Financial Statements.

Acquired In-Process Research and Development

In fiscal 2008, we did not incur any in-process research and development (“IPR&D”) expense.

In fiscal 2007, we incurred $3.0 million and $2.1 million of in-process research and development (“IPR&D”) expense in connection with our purchase of Picolight and Innocor in the fourth quarter of fiscal 2007. In accordance with generally accepted accounting principles, this IPR&D amount was expensed on the acquisition date as the acquired technology had not yet reached technological feasibility and had no future alternative uses.

Impairment of Goodwill

As part of our quarterly review of financial results, we determine if there are indicators that the carrying value of our goodwill may not be recoverable. We test for impairment of goodwill on an annual basis in the fourth quarter and at any other time if events occur or circumstances indicate that the carrying amount of goodwill may not be recoverable. See “Note 7. Goodwill” of our Notes to Consolidated Financial Statements.

As part of our annual impairment analysis as of May 1, 2008, under the first step of the Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), the fair value of ASG and da Vinci was determined. Based on that analysis, we concluded that the carrying amounts of ASG and da Vinci exceeded their fair value.

Accordingly, we recorded a $24.5 million goodwill impairment related to the Authentication Solution Group (“ASG”) (formerly ABNH, the business we acquired in February 2008) reporting unit within the Advanced Optical Technologies segment and a $12.5 million goodwill impairment related to the da Vinci reporting unit within the Communications Test and Measurement segment. The impairment for the ASG was the result of lower than expected demand for transaction card products due to trouble in the U.S. Banking industry. The impairment for da Vinci was the result of delayed product introduction and acceptance of next generation color and image enhancement products. We performed the second step analysis to determine the amount of goodwill impairment.

In fiscal 2007, we performed our annual impairment analysis. As a result, we did not record any impairment charges.

In fiscal 2006, we recorded a $22.4 million of impairment charge related to our da Vinci reporting unit within the Communications Test and Measurement segment. The impairment was the result of delayed product introduction and acceptance of next generation color and image enhancement products.

Impairment of Other Long-Lived Assets

During fiscal 2008, 2007 and 2006, we recorded $10.7 million, $7.8 million and $5.6 million, respectively, of impairments in the carrying value of our long-lived assets in accordance with Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”).

The following table summarizes the components of the impairments of other long-lived assets (in millions):

	2008	2007	2006
Impairments of other long-lived assets:
Assets held and used	$8.8	$0.8	$3.0
Assets held for sale	—	0.7	0.1
(Gain)/loss on the sale of assets	(1.4)	1.7	2.5
Long-lived assets to be disposed of other than sale	3.3	4.6	—

Total impairments of other long-lived assets	$10.7	$7.8	$5.6

Fiscal 2008

Assets Held and Used

During fiscal year 2008, we recorded an impairment charge of $0.4 million for certain assets related to the Company’s Santa Rosa, California facility and $8.4 million for certain intangible assets related to our da Vinci business. The $8.4 million consists of $4.0 million and $4.4 million recorded in cost of sales and operating expenses, respectively.

Sale of Assets

During fiscal year 2008, we recorded a gain of $1.4 million for the sale and disposal of assets.

Assets to be Disposed of Other Than Sale

During fiscal year 2008, we recorded a loss of $3.3 million for the disposal of assets related to Singapore and Ottawa facilities.

Fiscal 2007

Assets Held and Used

In the second quarter of fiscal year 2007, we recorded impairment charges of $0.8 million for certain assets related to our Santa Rosa, California facility.

Assets Held for Sale

In the first quarter of fiscal year 2007, we recorded impairment charges of $0.7 million related to the sale of our Rochester, Minnesota facility.

Sale of Assets

During fiscal year 2007, we recorded losses of $1.7 million on the sale of assets primarily relating to the transfer of assets to Fabrinet.

Assets to be Disposed of Other Than Sale

During fiscal year 2007, we recorded losses of $4.6 million on assets to be disposed of other than sale primarily relating to a $3.7 million impairment charge for the cancellation of a software program implementation at our Eningen, Germany facility, and write-offs resulting from a physical count of fixed assets.

Fiscal 2006

Assets Held and Used

We noticed indicators during fiscal 2006 that the carrying value of our long-lived assets may not be recoverable and performed an impairment review in accordance with SFAS 144. We evaluated the recoverability of our long-lived assets and recorded impairment charges based on the amounts by which the carrying amounts of these assets exceeded their fair value. As a result of the review, we recorded losses of $2.7 million for impairment of certain assets formerly utilized in our Santa Rosa, California manufacturing facility, $0.2 million in connection with the closure of the Melbourne, Florida facility, and $0.5 million in connection with the closure of the Rochester, Minnesota facility, partially offset by $0.4 million gain on other adjustments.

Assets Held for Sale

In the fourth quarter of fiscal year 2006, we entered into a contract to sell our Milan, Italy sales office facility and evaluated its fair value in accordance with SFAS 144 to record an impairment charge of $0.1 million. The sale closed in the second quarter of fiscal year 2007 and resulted in a net proceeds of approximately $2.8 million.

Sale of Assets

During fiscal year 2006, we recorded losses of $6.9 million on the sale of assets primarily relating to the sale of our front surface mirror business and the sale of one of our Santa Rosa, California manufacturing facilities, offset by gains of $3.8 million on the sale of our Melbourne, Florida manufacturing facility, $0.3 million on the sale of our Cotia, Brazil sales and warehouse facility, and $0.3 million on the sale of 55 acres of land in Raleigh, North Carolina.

Restructuring and Other Related Charges

We continue to take advantage of opportunities to further reduce costs through targeted, customer-driven restructuring events intended to consolidate and rationalize the manufacture of our products based on core competencies and cost efficiencies. See “Note 11. Restructuring” for more detail.

During fiscal 2008, we recorded $6.7 million in restructuring charges which included $6.2 million for severance and benefits, $0.2 million for manufacturing transfer costs, and $0.3 million of lease costs for additional restructured space. These charges were primarily related to the further consolidation of our manufacturing operations. This further consolidation accounted for the termination of 159 employees: 114 in North America, 29 in Asia, 15 in Europe and 1 in Latin America. Of these reductions to headcount, 95 were in manufacturing, 25 in research and development and 39 in sales, general and administration functions. As of June 28, 2008, 141 of these employees have been terminated. Payments related to severance and benefits are expected to be paid off by the third quarter of fiscal 2013 and payments related to lease costs are expected to be paid by the fourth quarter of fiscal 2012. In addition during fiscal 2008, we also recorded a lease exit charge, net of assumed sub-lease income, of $5.4 million related to the Ottawa facility that was included in selling, general and administrative expenses. The payments related to these lease costs are expected to be paid by the third quarter of fiscal 2018.

During fiscal 2007, we recorded $14.7 million in restructuring charges which included $5.6 million for severance and benefits, $11.2 million for manufacturing transfer costs, and $(2.1) million of lease costs which include $(2.5) million gain on the settlement of lease obligations, $0.6 million for additional restructured space, and $(0.2) million to adjust accruals on previously restructured leases. These charges were primarily related to the further consolidation of our manufacturing operations. This further consolidation accounted for the termination of 241 employees: 237 in North America and 4 in Asia. Of these reductions to headcount, 182 were in manufacturing, 41 in research and development and 18 in sales, general and administration functions. As of

June 28, 2008, 185 of these employees have been terminated. In the third quarter of fiscal 2008, we decided that 52 employees located in North America would not be terminated, and as a result, a restructuring accrual of $0.1 million was reversed. Payments related to severance and benefits are expected to be paid off by the second quarter of fiscal 2009 and payments related to lease costs are expected to be paid by the first quarter of fiscal 2014.

During fiscal 2006, we recorded $35.0 million in restructuring charges which included $15.2 million for severance and benefits, $9.0 million for manufacturing transfer costs, $5.8 million in lease termination costs and $5.0 million to adjust accruals on previously restructured leases. These charges were primarily related to the further consolidation of our manufacturing operations and the transfer of such operations to other of our facilities and to the facilities of our contract manufacturing partners and the relocation of our executive offices to accommodate the future needs of the organization. These events accounted for the termination of 921 employees: 894 in North America and 27 in Europe. Of these reductions to headcount, 770 were in manufacturing, 84 in research and development and 67 in sales, general and administration functions. As of June 28, 2008, 905 of these employees have been terminated. Payments related to severance and benefits are expected to be paid off by the first quarter of fiscal 2009.

Interest and Other Income (Loss)

During fiscal 2008, interest and other income (loss) increased by $47.1 million, from $73.0 million in fiscal 2007 to $120.1 million in fiscal 2008. The increase was primarily due to the receipt of proceeds from a Nortel class action settlement of $61.6 million and an increase in gains of $4.8 million from the repurchase of Zero Coupon Senior Convertible Notes, offset by a decrease in interest income of $9.5 million due to lower cash balances resulting from the repurchase of Zero Coupon Senior Convertible Notes and the repurchase of shares, a decrease in net foreign exchange gains of $4.2 million and income of $5.1 million related to the settlement of a held-to-maturity security received in fiscal 2007. See “Note 4. Balance sheet and Other Details” for more information

During fiscal 2007, interest and other income (loss) increased by $46.0 million, from $27.0 million in fiscal 2006 to $73.0 million in fiscal 2007. The increase was primarily due to an increase in interest income of $26.7 million due to higher cash balances resulting from the issuance of the 1% Senior Convertible Notes in the fourth quarter of fiscal 2006, an increase in net foreign exchange gains of $9.5 million, gains of $6.3 million from the repurchase of $92 million aggregate principle amount of Zero Coupon Senior Convertible Notes and income of $5.1 million related to the settlement of a held-to-maturity security. See “Note 4. Balance sheet and Other Details” for more information.

Interest Expense

During fiscal 2008, interest expense increased by $1.7 million, from $7.1 million in fiscal 2007 to $8.8 million in fiscal 2008. The increase was primarily the result of a one time out-of-period benefit recorded in fiscal 2007 of $1.1 million which was disclosed in our 10-Q for the three months ended December 30, 2006 and is referred to in Note 1 to these financial statements.

During fiscal 2007, interest expense increased by $3.3 million, from $3.8 million in fiscal 2006 to $7.1 million in fiscal 2007. The higher interest expense was primarily due to the issuance of $425.0 million of 1% Senior Convertible Notes in the fourth quarter of fiscal 2006.

Gain on Sale of Investments

During fiscal 2008, we recorded net gains on sale of investments of $2.4 million primarily due to the sale of fixed income securities for a net gain of $1.0 million and the sale of equity investments in BaySpec, Inc. (“BaySpec”) and Nufern, Inc. (“Nufern”) for net gains of $0.5 million and $0.5 million, respectively. These equity investments had a combined carrying value of zero at June 30, 2007. The fair value of our marketable equity securities at June 28, 2008 was approximately $0.1 million. See “Note 6. Investments” for more details.

During fiscal 2007, we recorded net gains on sale of investments of $29.0 million primarily due to the sale of our equity investments in IPG Photonics Corporation (“IPG”) and Epion Corporation (“Epion”) for net gains of $25.7 million and $3.2 million, respectively. These investments had a combined carrying value of $1.0 million at July 1, 2006. The fair value of our marketable equity securities at June 30, 2007 was approximately $0.5 million. See “Note 6. Investments” for more details.

During fiscal 2006, we recorded net gains on sale of investments of $73.2 million primarily due to the sale of our equity investments in ADVA Optical Networking AG (“ADVA”), Prudential Financial, Inc. (“Prudential”), and Nortel Networks (“Nortel”) for net gains of $63.6 million, $3.6 million, and $4.4 million, respectively. These investments had a combined carrying value of $9.8 million at July 2, 2005. The fair value of our marketable equity securities at July 1, 2006 was approximately $1.1 million. See “Note 6. Investments” for more details.

Provision (Benefit) for Income Tax

Fiscal 2008 Tax Expense

We recorded an income tax expense of $2.4 million for fiscal 2008. The expected tax benefit derived by applying the federal statutory rate to our loss before income taxes for fiscal 2008 differed from the income tax expense recorded primarily due to non-deductible acquisition-related charges, a net increase in our valuation allowance related to the increase in domestic and foreign tax net operating losses sustained during the fiscal year, the recognition of $8.7 million of uncertain tax benefits relating to the expiration of a statute of limitations in a non-U.S. jurisdiction, establishment of a valuation allowance against $2.7 million of deferred tax assets in a foreign jurisdiction, and the recognition a net $1.0 million of foreign jurisdiction research tax credits. Also, the Company received a favorable IRS ruling to treat one of the Company’s subsidiaries as a disregarded entity which resulted in the recognition of a $1.3 million tax benefit.

During fiscal year 2008, China adopted transitional rules regarding the 2007 Unified Enterprise Income Tax Law which took effect on January 1, 2008. Pursuant to these transitional rules of the new law, an 18% statutory tax rate applies for the 2008 calendar year and increases each year until calendar year 2012 when it reaches a 25% statutory rate. The measurement of the Company’s deferred taxes in China has been calculated taking into account the new transition rules.

Based on a jurisdiction by jurisdiction review of anticipated future income and due to the continued economic uncertainty in the industry, management has determined that in most of our jurisdictions it is more likely than not that our net deferred tax assets will not be realized and we have recorded deferred tax assets as of June 28, 2008 only to the extent of certain offsetting deferred tax liabilities in those jurisdictions. During fiscal 2008 the valuation allowance for deferred tax assets decreased by $25.4 million. The decrease was primarily due to increase to deferred tax liabilities resulting from acquired intangibles. The decrease was partially offset by the increase domestic and foreign tax net operating losses sustained during the fiscal year.

We are currently subject to various federal, state and foreign audits by taxing authorities. We believe that adequate amounts have been provided for any adjustments that may result from these examinations.

Fiscal 2007 Tax Expense

We recorded an income tax expense of $2.0 million for fiscal 2007. The expected tax benefit derived by applying the federal statutory rate to our loss before income taxes for fiscal 2007 differed from the income tax expense recorded primarily due to non-deductible acquisition-related charges and a net increase in our valuation allowance for deferred tax assets. Also included in tax expense for fiscal 2007 is a tax benefit of $1.6 million related to the release of valuation allowance for one of our foreign subsidiaries which we believe is more likely than not to have future income as a result of a restructuring, and a net tax benefit of $3.4 million attributable to the increase of our net deferred tax assets associated with our Chinese operations, which includes a $2.7 million benefit attributable to a change in tax rates.

During fiscal 2007, China adopted a new Unified Enterprise Income Tax Law which took effect on January 1, 2008. Pursuant to the law, a new 25% statutory tax rate applies to most companies beginning January 1, 2008, subject to certain transitional rules and other potential special incentives. During fiscal year 2007, there were uncertainties as to how the final transitional rules would impact phase-in of the new tax rate, we measured the increase in our deferred taxes assuming a prorated introduction of the new tax rate over a five year period which resulted in a $2.7 million tax benefit.

Based on a jurisdiction by jurisdiction review of anticipated future income and due to the continued economic uncertainty in the industry, management has determined that in most of our jurisdictions it is more likely than not that our net deferred tax assets will not be realized and we have recorded deferred tax assets as of June 30, 2007 only to the extent of certain offsetting deferred tax liabilities in those jurisdictions. During fiscal 2007, the valuation allowance for deferred tax assets increased by $90.2 million. The increase was primarily due to domestic and foreign tax net operating losses sustained during the fiscal year and changes to loss carryforwards resulting from tax audits. The increase was partially offset by the increase to deferred tax liabilities resulting from acquired intangibles.

We are currently subject to various federal, state and foreign audits by taxing authorities. We believe that adequate amounts have been provided for any adjustments that may result from these examinations.

Fiscal 2006 Tax Benefit

We recorded a net income tax benefit of $0.4 million in fiscal 2006. The net income tax benefit recorded for fiscal 2006 primarily relates to $9.6 million of income tax benefit recognized for refunds attributable to the successful conclusion of an IRS audit related to tax losses carried back to taxable periods, net of reductions to related goodwill. In addition, we recognized a tax benefit of $2.3 million attributable to the release of valuation allowance for jurisdictions which we believe are more likely than not to have future income and a tax expense of $3.6 million as a result of a non cash charge associated with the reversal of tax benefits recognized in prior periods relating to the sale of certain marketable securities. The $3.6 million income tax expense was recorded in accordance with Statement of Financial Accounting Standard No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS 115”) and Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS 109”). We also provided $6.9 million of current tax expense for certain foreign and state jurisdictions.

Based on a jurisdiction by jurisdiction review of anticipated future income and due to the continued economic uncertainty in the industry, management has determined that in most of our jurisdictions it is more likely than not that our net deferred tax assets will not be realized and we have recorded deferred tax assets as of July 1, 2006 only to the extent of certain offsetting deferred tax liabilities in those jurisdictions. During fiscal 2006 the valuation allowance for deferred tax assets increased by $48.9 million. The increase was primarily due to domestic and foreign tax net operating losses sustained during the fiscal year. The increase was partially offset by the increase to deferred tax liabilities resulting from acquired intangibles.

Operating Segment Information (dollars in millions)

	2008	2007	Change	Percentage Change	2007	2006	Change	Percentage Change
Optical Communications
Net Revenue	$526.9	$496.1	$30.8	6%	$496.1	$470.5	$25.6	5%
Operating income	20.8	(14.2)	35.0	-246%	(14.2)	(26.6)	12.4	47%

Communications Test and Measurement
Net Revenue	710.6	635.2	75.4	12%	635.2	494.5	140.7	28%
Operating income	117.2	96.7	20.5	21%	96.7	70.7	26.0	37%

Advanced Optical Technologies
Net Revenue	206.5	170.0	36.5	21%	170.0	162.8	7.2	4%
Operating income	76.8	52.6	24.2	46%	52.6	36.2	16.4	45%

All Other, Commercial Lasers
Net Revenue	87.2	95.9	(8.7)	-9%	95.9	80.5	15.4	19%
Operating loss	(0.5)	4.2	(4.7)	-112%	4.2	—	4.2	100%

Optical Communications:

The increase in Optical Communications net revenue between fiscal 2008 and fiscal 2007 was mainly related to increased revenue growth in each of Optical Communications’ major business units, as well as the acquisition of Picolight in fiscal 2007. The decrease in operating loss for Optical Communications mostly related to improved margins due to site consolidations, product transfers to Asia, vertical integration, cost reduction programs, and improved product mix.

The increase in Optical Communications net revenue between fiscal 2007 and fiscal 2006 was mainly related to increased revenue growth in each of Optical Communications’ major business units. The decrease in operating loss for Optical Communications is due to improved margins due to site consolidations, product transfers to Asia, cost reduction programs, improved product mix, and lower operating expenses.

Communications Test and Measurement:

The increase in Communications Test and Measurement net revenue between fiscal 2008 and fiscal 2007 was mainly related to strong broadband deployment trends, the acquisition of Westover and Innocor, and strong demand from telecom companies, cable operators, and network equipment manufacturers. Operating income increased due to strong margins partially offset by increased operating expense from sales commissions on higher bookings and the continued efforts to increase our R&D investment level.

The increase in Communications Test and Measurement net revenue between fiscal 2007 and fiscal 2006 was mainly related to strong broadband deployment trends, the acquisition of Casabyte, Innocor and Test-Um, and strong demand from telecom companies, cable operators, and network equipment manufacturers. Operating income increased due to strong margins partially offset by increased operating expense from sales commissions on higher bookings and the continued efforts to increase our R&D investment level.

On August 3, 2005, we completed the acquisition of Acterna, a leading worldwide provider of broadband and optical test and measurement solutions for telecommunications and cable service providers and network equipment manufacturers. Beginning in the first quarter of fiscal 2006, the addition of Acterna comprises a new reportable segment to our business: Communications Test and Measurement.

Advanced Optical Technologies:

The increase in Advanced Optical Technologies net revenue between fiscal 2008 and fiscal 2007 was primarily due to increased demand for Document Authentication and core Custom Optics products, and the recent acquisition of ABNH. The increase in operating income for Advanced Optical Technologies reflects increased revenue, improved product mix and successful cost reduction initiatives.

The increase in Advanced Optical Technologies net revenue between fiscal 2007 and fiscal 2006 was primarily due to increased demand for Document Authentication and core Custom Optics products partially offset by non-core and unprofitable product lines in Custom Optics. The increase in operating income for Advanced Optical Technologies reflects increased revenue, improved product mix and successful cost reduction initiatives.

All Other, Commercial Lasers:

The decrease in Commercial Lasers net revenue between fiscal 2008 and fiscal 2007 was primarily due to an overall decline of demand for Solid State Lasers in semiconductor equipment market; together with continuing decrease demand for Gas Lasers. The decrease in operating income for Lasers is due to lower revenues, as well as increased investment in product development and marketing.

The increase in Commercial Lasers net revenue between fiscal 2007 and fiscal 2006 was primarily due to an increase in shipments of solid state lasers, as demand for these products continued to grow and replace Gas Lasers in the market, coupled with improved product mix. The increase in operating income for Commercial Lasers reflects stronger margins and the benefit of cost reduction plans, partly offset by increased investment in product development and marketing.

LIQUIDITY AND CAPITAL RESOURCES

Our investments of surplus cash are made in accordance with an investment policy approved by the Audit Committee of our Board of Directors. In general, our investment policy requires that securities purchased be rated A-1/P-1, A/A2 or better. Securities that are down graded subsequent to purchase are evaluated and may be sold or held at management’s discretion. No security may have an effective maturity that exceeds 37 months, and the average duration of our holdings may not exceed 18 months. At any time, no more than 10% of the investment portfolio may be concentrated in a single issuer other than the U.S. government or U.S. agencies. Our investments in debt securities and marketable equity securities are primarily classified as available-for-sale investments or trading assets and are recorded at fair value. The cost of securities sold is based on the specific identification method. Unrealized gains and losses on available-for-sale investments are reported as a separate component of stockholders’ equity. We did not hold any investments in auction rate securities, mortgage backed securities, collateralized debt obligations, or variable rate demand notes at the end of fiscal 2008 and all debt securities held were of investment grade (at least BBB/Baa3) or higher.

Fiscal 2008

We had a combined balance of cash and cash equivalents, short-term investments and restricted cash of $884.7 million at June 28, 2008, a decrease of $258.0 million from June 30, 2007. Significant inflows included $197.2 million provided by operating activities, $32.2 million from a sales-leaseback transaction and $15.8 million from the exercise of stock options and the issuance of stock under employee stock plans. Significant outflows included $113.2 million of cash used to repurchase JDSU’s common stock, $287.5 million of cash used to repurchase a portion of the company’s Zero Coupon Senior Convertible Notes, $51.7 million for purchases of property, plant and equipment and $59.9 million of cash used in acquisitions. Cash and cash equivalents decreased by $97.3 million in fiscal 2008, primarily due to the above-referenced items and sales and maturities of investments in excess of purchases of $177.5 million.

Operating activities provided $197.2 million of cash during fiscal 2008, resulting from our net loss adjusted for non-cash items such as depreciation, amortization, and various gains and losses, of $180.0 million, together with changes in operating assets and liabilities that provided $17.2 million related primarily to a decrease in inventories of $30.4 million and an increase in accounts payable of $9.6 million, offset by an increase in net accounts receivable of $23.0 million.

Cash provided by investing activities was $53.4 million during fiscal 2008, primarily due to $177.5 million from sales and maturities of investments in excess of purchases, and $3.6 million of proceeds from the sale of assets. Partially offsetting these sources of cash were $51.7 million used for purchases of property and equipment, and $59.9 million of cash used for acquisitions, net of cash acquired.

Our financing activities used cash of $353.0 million, primarily related to $287.5 million used to repurchase a portion of the company’s Zero Coupon Senior Convertible Notes, and $113.2 million used to repurchase common stock, offset by proceeds from a sales-leaseback transaction of $32.2 million and the exercise of stock options and issuance of stock under employee stock plans of $15.8 million. See “Note 10. Convertible Debt and Letters of Credit” of our Notes to Consolidated Financial Statements for additional information regarding debt financing.

On May 15, 2008, the Company’s Board of Directors authorized the Company to repurchase up to $200 million of its common stock through open market or private transactions during a two year period ending May 14, 2010. During the three months ended June 28, 2008, the Company repurchased approximately 9.6 million shares of common stock in open market purchases at an average price of $11.76 per share. The total purchase price of $113.2 million was reflected as a decrease to common stock based on the stated par value per share with the remainder to accumulated deficit. All common shares repurchased under this program have been cancelled and retired. See “Note 21. Subsequent Events” for more details.

Fiscal 2007

We had a combined balance of cash and cash equivalents, short-term investments and restricted cash of $1,142.7 million at June 30, 2007, a decrease of $95.9 million from July 1, 2006. Significant inflows included $61.3 million provided by operating activities and $13.0 million from the exercise of stock options and the issuance of stock under employee stock plans. Significant outflows included $85.0 million of cash used to repurchase a portion of the company’s Zero Coupon Senior Convertible Notes, $75.7 million for purchases of property, plant and equipment and $69.2 million of cash used in acquisitions. Cash and cash equivalents decreased by $2.0 million in fiscal 2007, primarily due to the above-referenced items and sales and maturities of investments in excess of purchases of $134.8 million.

Operating activities provided $61.3 million of cash during fiscal 2007, resulting from our net loss adjusted for non-cash items such as depreciation, amortization, and various gains and losses, of $103.9 million, offset by changes in operating assets and liabilities that used $42.6 million related primarily to an increase in net accounts receivable, which used $22.3 million and a decrease in accounts payable, which used $19.6 million.

Cash provided by investing activities was $6.4 million during fiscal 2007, primarily due to $10.2 million of proceeds from the sale of assets, and $134.8 million from sales and maturities of investments in excess of purchases. Partially offsetting these sources of cash were $75.7 million used for purchases of property and equipment, and $69.2 million of cash used for acquisitions, net of cash acquired.

Our financing activities used cash of $72.0 million, primarily related to $85.0 million used to repurchase a portion of the company’s Zero Coupon Senior Convertible Notes, offset by $13.0 million provided by the exercise of stock options and issuance of stock under employee stock plans. See “Note 10. Convertible Debt and Letters of Credit” of our Notes to Consolidated Financial Statements for additional information regarding debt financing.

Fiscal 2006

We had a combined balance of cash, cash equivalents, short-term investments and restricted cash of $1,238.6 million at July 1, 2006, a decrease of $65.9 million from June 30, 2005. Significant inflows included

$415.9 million of net proceeds from the issuance of convertible debt, $75.1 million from the sale of long-term investments, $31.6 million from sales of net assets and $28.2 million from the exercise of stock options and the issuance of stock under employee stock plans. Significant outflows included $479.7 million of cash used in acquisitions, $81.2 million used in operating activities and $67.2 million for purchases of property, plant and equipment. Cash and cash equivalents decreased by $141.8 million in fiscal 2006, primarily due to the above-referenced items and to an increase in short-term investments of $64.0 million.

Operating activities used $81.2 million in cash during fiscal 2006, resulting from: (i) our net loss, adjusted for non-cash items such as depreciation, amortization, and various gains and losses, of $23.1 million, and (ii) changes in operating assets and liabilities that used $58.1 million. The largest change in operating assets and liabilities was an increase in net accounts receivable, which added $67.1 million to cash used in operating activities. The increase in accounts receivable was primarily due to the acquisition of Acterna in August 2005.

Cash used in investing activities was $506.7 million during fiscal 2006, primarily due to $479.7 million of cash used for acquisitions, net of cash acquired, and $67.2 million used for purchases of property and equipment. Partially offsetting these uses of cash were $31.6 million of proceeds from the sale of assets, and $16.8 million from sales and maturities of investments in excess of purchases.

Our financing activities provided cash of $444.1 million, representing $415.9 million of net proceeds from issuance of debt and $28.2 million from the exercise of stock options and issuance of stock under employee stock plans.

Financial Commitments

Our holdings include $13.2 million in minority investments in certain privately held companies and venture capital funds. As of June 28, 2008, we had a commitment of $4.0 million to provide additional funding to a partnership.

Contractual Obligations

The following summarizes our contractual obligations at June 28, 2008, and the effect such obligations are expected to have on our liquidity and cash flow over the next five years (in millions):

	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Contractual Obligations
Asset retirement obligations—expected cash payments	$13.1	$1.2	$4.8	$0.8	$6.3

Long-Term Debt: (1)
Zero Coupon Senior Convertible Notes	83.0	83.0	—	—	—
1% Senior Convertible Notes	425.0	—	—	425.0	—
Interest on 1% Senior Convertible Notes	21.3	4.3	8.5	8.5	—
Purchase obligations (2)	167.3	167.3	—	—	—
Operating lease obligations (2)	128.8	30.0	42.7	27.5	28.6
Capital lease obligations (2)	2.8	1.0	1.8	—	—
Pension and postretirement benefit payments	86.6	11.3	9.4	10.4	55.5
Other non-current liabilities	3.5	1.9	1.0	0.3	0.3

Total	$931.4	$300.0	$68.2	$472.5	$90.8

(1)	See “Note 10. Convertible Debt and Letters of Credit” for more information.
(2)	See “Note 17. Commitments and Contingencies” for more information.

As of June 28, 2008, operating lease obligations of $7.1 million in connection with our restructuring program were accrued in our Consolidated Balance Sheet. Operating lease obligations of $2.5 million were included in the “Restructuring accrual” and $4.6 million was accrued in “Other non-current liabilities”.

Purchase obligations represent legally-binding commitments to purchase inventory and other commitments made in the normal course of business to meet operational requirements.

As of June 28, 2008, other non-current liabilities primarily represent other long-term employment related obligations.

As of June 28, 2008, our liabilities for unrecognized tax benefits including accrued interest and penalties amounted to $35.1 million and are classified as other non-current liabilities on our Consolidated Balance Sheets. As of June 28, 2008, the settlement period for our income tax liabilities cannot be determined, however it is not anticipated to be within the next twelve months.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, as such term is defined in rules promulgated by the Securities and Exchange Commission, that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Acquisitions

As part of our strategy, we are committed to the ongoing evaluation of strategic opportunities and, where appropriate, the acquisition of additional products, technologies or businesses that are complementary to, or broaden the markets for our products. We believe we strengthened our business model by expanding our addressable market, customer base, and expertise, diversifying our product portfolio, and fortifying our core businesses through acquisition as well as through organic initiatives.

In February 2008, we purchased American Bank Note Holographics Inc. (“ABNH”), a public company, for approximately 8.7 million shares of the Company’s common stock with a market value of $110.3 million at the measurement date and $19.5 million in cash, including $1.2 million of direct transaction costs incurred in connection with the acquisition. We also assumed ABNH’s employee outstanding stock options at close, valued at $11.4 million at the measurement date. ABNH is a market leader in the origination, production and marketing of holograms for security applications and the leading supplier of optical security devices for the transaction card market and is included in our Advanced Optical Technologies segment.

In January 2008, we purchased certain assets of the fiber optics division of Westover Scientific Inc. (“Westover”) for approximately $51.5 million in cash, including $0.8 million of direct transaction costs incurred in connection with the acquisition. We also agreed to acquire the tangible assets of Westover’s related party contract manufacturer Fuzhou Chenpo Optical Instrument Co. Ltd. Westover is a leading provider of fiber optic inspection and cleaning solutions, which complements our existing fiber field and lab and production test portfolio and is included in our Communications Test and Measurement segment.

In May 2007, we completed the acquisition of Innocor Ltd. (“Innocor”), a provider of broadband test solutions for network equipment manufacturers, for $19.4 million in cash. The merger strengthened our position in the North American lab and production markets and helped grow our business in the EMEA and APAC regions. Innocor is included in our Communications Test and Measurement segment.

In May 2007, we completed the acquisition of Picolight Inc. (“Picolight”), a designer and manufacturer of optical pluggable transceivers. The aggregate announced purchase price for this acquisition was approximately $110.0 million in common stock, which equated to approximately 8.1 million shares. By acquiring Picolight, we strengthened our position in high-growth pluggable optics for the enterprise market and added an established, vertically integrated manufacturing model. Picolight is included in our Optical Communications segment.

In January 2007, we completed the acquisition of Casabyte Inc. (“Casabyte”), a provider of service quality monitoring solutions for mobile network operations, for $34.5 million in cash. By acquiring Casabyte, we accelerated our service assurance growth by capitalizing on a number of key assets, including Casabyte’s wireless service quality solutions expertise, technology and established customer relationships. We also plan to leverage our global direct sales organization and other distribution channels to increase Casabyte’s penetration into international markets. Casabyte is included in our Communications Test and Measurement segment.

In May 2006, we completed the acquisition of Test-Um Inc. (“Test-Um”), a provider of home networking test instruments for the FTTx and digital cable markets, for $17.2 million in cash. By acquiring Test-Um, we expanded our channels for the sale of our broad portfolio of test instruments for broadband access networks, including the recently introduced SmartClass line of instruments. We leveraged Test-Um’s network of several hundred distribution partners, making our access test instruments available to the service installation and electrical contractors served by Test-Um today. In addition, the acquisition creates new market opportunities for Test-Um’s products, which is available through our direct sales and service organization serving the largest telecommunications and cable service providers worldwide. Test-Um is included in our Communications Test and Measurement segment.

In November 2005, we completed the acquisition of Agility Communications Inc. (“Agility”), a provider of widely tunable laser solutions for optical networks, for approximately $10.7 million in cash and $54.1 million in common stock, which equated to approximately 2.8 million shares. The acquisition solidified our leadership position in the rapidly growing market for tunable lasers and transponders; offer an optimal path to high volume, high yield, tunable, pluggable solutions when combined with our manufacturing scalability; establishes JDSU as the broadest end-to-end agile optical network portfolio provider in the marketplace. Agility is included in our Optical Communications segment.

In August 2005, we completed the acquisition of Acterna Inc. (“Acterna”), a leading worldwide provider of broadband and optical test and measurement solutions for telecommunications and cable service providers and network equipment manufacturers, for approximately $459.3 million in cash and $304.7 million in common stock, which equated to approximately 25.1 million shares. Beginning in the first quarter of fiscal 2006, the addition of Acterna created a new reportable segment to our business, the Communications Test and Measurement segment. One attribute of this segment is considerable seasonal revenue variability. We expect this seasonality to continue for the foreseeable future, impacting our Communications Test and Measurement financial results, our overall product mix, and financial performance.

Please refer to “Note 3. Mergers and Acquisitions” of our Notes to Consolidated Financial Statements.

Employee Stock Options

Our stock option and Full Value Award program is a broad-based, long-term retention program that is intended to attract and retain employees and align stockholder and employee interests. As of June 28, 2008, we have available for issuance 8.2 million shares of common stock for grant primarily under our Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”). The exercise price for the options is equal to the fair market value of the underlying stock at the date of grant. Options generally become exercisable over a four-year period and, if not exercised, expire from five to ten years post grant date. Majority of our employees participate in our stock option program. “Full Value Awards” are Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares that are granted with a per share or unit purchase price below 100% of Fair Market Value on the date of grant. These Full Value Awards are performance based, time based, or a combination of performance and time based and are expected to vest over one to five years except with respect to awards with performance conditions, such conditions are achieved on a different timeline. The fair value of the Full Value Awards is based on the closing market price of our common stock on the date of award. Beginning in the fourth quarter of fiscal 2007, the intent is to use Full Value Awards as our predominant equity compensation vehicle. See “Note 14. Stock-Based Compensation” for more detail.

Pension and Other Postretirement Benefits

As a result of acquiring Acterna in August 2005, we sponsor pension plans for certain past and present employees in the UK and Germany. JDSU also is responsible for the nonpension postretirement benefit obligation of a previously acquired subsidiary. These plans have been closed to new participants and no additional service costs are being accrued. The plans are partially funded. SFAS No. 158 requires the recognition of the funded status of the pension plans and nonpension postretirement benefit plans (retirement-related benefit plans) as an asset or a liability in the Consolidated Statement of Financial Position. SFAS No. 158 also requires the recognition of changes in that funded status in the year in which they occur through the Gains and (losses) not affecting retained earnings, net of tax, and the recognition of previously unrecognized gains/(losses), prior service costs/(credits) and transition assets as a component of Accumulated gains and (losses) not affecting retained earnings in the Consolidated Statement of Stockholders’ Equity. The funded status of a retirement plan is the difference between the projected benefit obligation and the fair value of its plan assets. The projected benefit obligation is the actuarial present value of all benefits attributed by the plan’s benefit formula to employee service. At June 28, 2008, our pension plans were under funded by $85.4 million since the projected benefit obligation exceeded the fair value of its plan assets. Similarly, we had accrued $0.8 million related to our non-pension postretirement benefit plan.

Because the plans have received limited funding in the past, we anticipate future annual outlays related to the plans will at least approximate estimated future benefit payments. These future benefit payments have been estimated based on the same actuarial assumptions used to measure our projected benefit obligation and currently are forecasted to range between $5.3 million and $5.9 million per annum. In addition, during fiscal 2009 we anticipate the UK pension plan will make lump-sum cash payments of approximately $4.4 million to deferred pensioners who have elected to transfer out of the plan. We anticipate these transfer out payments will be made from plan assets.

During the fourth quarter of fiscal 2008, we contributed GBP 2.5 million or approximately $4.9 million to our UK pension plan. This contribution allowed the Company to substantially comply with regulatory funding requirements.

A key actuarial assumption is the discount rate. Changes in the discount rate impact the interest cost component of the net periodic benefit cost calculation and, due to the fact that the accumulated benefit obligation (“ABO”) is calculated on a net present value basis, changes in the discount rate will also impact the current ABO. Decreases in the discount rate will generally increase pre-tax cost, recognized expense and the ABO. Increases in the discount rate tend to have the opposite effect. In estimating the expected return on plan assets, we consider historical returns on plan assets, adjusted for forward-looking considerations, inflation assumptions and the impact of the active management of the plan’s invested assets. While it is not possible to accurately predict future rate movements, we believe our current assumptions are appropriate. Please refer to “Note 15. Employee Benefit Plans” of Notes to Consolidated Financial Statements under Item 8 of this Annual Report on Form 10-K for further discussion.

Status of Acquired In-Process Research and Development Projects

We periodically review the stage of completion and likelihood of success of each of the IPR&D projects. The nature of the efforts required to develop the IPR&D projects into commercially viable products principally relates to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the products can be produced to meet their design specifications, including functions, features and technical performance requirements. The current status of our significant IPR&D projects from acquisitions is as follows:

Picolight

Picolight was acquired in May 2007, and at the time of acquisition was in the process of developing transceivers. We have incurred post-acquisition costs of approximately $5.1 million to date.

Lightwave

Lightwave was acquired in May 2005, and at the time of acquisition was in the process of developing multiple diode pumped solid state laser products. We have incurred post-acquisition costs of $9.3 million to date. The project was completed in the third quarter of fiscal year 2008.

Liquidity and Capital Resources Requirement

We believe that our existing cash balances and investments will be sufficient to meet our liquidity and capital spending requirements at least through the next 12 months. However, possible investments in or acquisitions of complementary businesses, products or technologies may require the use of additional cash or financing prior to such time. We have in past periods consumed, and in the future we may consume, portions of our cash reserves to fund our operations. The amounts consumed to date, together with the amounts currently anticipated to be spent, are not expected to materially impair our financial condition. However, we may need to expend additional, currently unanticipated, cash reserves to fund our operations. Our liquidity could be negatively affected by a decline in demand for our products, which are subject to rapid technological changes, or a reduction of capital expenditures by telecommunications carriers.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Foreign Exchange Risk

We utilize foreign exchange forward contracts and other instruments, including option contracts, to hedge foreign currency risk associated with foreign currency denominated assets and liabilities, primarily short-term certain intercompany receivables and payables. Our foreign exchange forward contracts and other instruments are accounted for as derivatives whereby the fair value of the contracts are reflected as other current assets or other current liabilities and the associated gains and losses are reflected in Interest and other income (loss) in the Consolidated Statements of Operations. Our hedging programs reduce, but do not eliminate, the impact of currency exchange rate movements. The gains and losses on those derivatives are expected to be offset by re-measurement gains and losses on the foreign currency denominated assets and liabilities.

The following table provides information about our foreign currency forward and option contracts outstanding as of June 28, 2008. The forward contracts, most with a term of less than 120 days, were transacted near month end; therefore, the fair value of the contracts is approximately zero.

(in millions)	Contract Amount (Local Currency)	Contract Amount (USD)	Fair Value at June 28, 2008 (USD)
Canadian Dollar (contracts to sell CAD / buy USD)	CAD 5.4	$5.3	$—
Chinese Renmimbi (contracts to sell CNY / buy USD)	CNY 145.4	21.5	—
British Pound (contracts to buy GBP / sell USD)	GBP 5.0	9.8	—
Euro (contracts to sell EUR / buy USD)	EUR 69.1	107.1	—
Hong Kong Dollar (contracts to sell HKD / buy USD)	HKD 104.5	13.4	—
Singapore Dollar (contracts to sell SGD / buy USD)	SGD 32.3	23.7	—
Mexican Peso (contracts to buy MXN / sell USD)	MXN 40.6	3.9	—
Australian Dollar (contracts to sell AUD / buy USD)	AUD 6.8	6.4	—
Brazilian Real (contracts to sell BRL / buy USD)	BRL 3.1	1.9	—
Japanese Yen (contracts to sell JPY / buy USD)	JPY 645.9	6.0	—

Total USD notional amount of outstanding Foreign Exchange Contracts		$199.0

Net unrealized gain (loss) on derivative financial instruments			$—

The counterparties to these hedging transactions are creditworthy multinational banks. The risk of counterparty nonperformance associated with these contracts is not considered to be material. Notwithstanding our efforts to mitigate some foreign exchange risks, we do not hedge all of our foreign currency exposures, and there can be no assurances that our mitigating activities related to the exposures that we do hedge will adequately protect us against the risks associated with foreign currency fluctuations.

Investments

We maintain an investment portfolio in a variety of financial instruments, including, but not limited to, U.S. government and agency bonds, corporate obligations, money market funds, asset-backed securities, and other investment-grade securities. The majority of these investments pay a fixed rate of interest. The securities in the investment portfolio are subject to market price risk due to changes in interest rates, perceived issuer creditworthiness, marketability, and other factors. These investments are generally classified as available-for-sale and, consequently, are recorded on our Consolidated Balance Sheets at fair value with unrealized gains or losses reported as a separate component of stockholders’ equity.

Investments in both fixed-rate and floating-rate interest earning instruments carry a degree of interest rate risk. The fair market values of our fixed-rate securities decline if interest rates rise, while floating-rate securities may produce less income than expected if interest rates fall. Due in part to these factors, our future investment income may be less than expectations because of changes in interest rates or we may suffer losses in principal if we sell securities that have experienced a decline in market value because of changes in interest rates.

The following tables (in millions) present the hypothetical changes in fair value in the available-for-sale debt instruments held at June 28, 2008 and June 30, 2007 that are sensitive to changes in interest rates. These instruments are not leveraged or hedged and are held for purposes other than trading. Investments in money market funds and similar investment funds that seek to maintain a constant net asset value per unit of investment are not considered to be subject to market price risk and are not included in this sensitivity analysis. The modeling technique used measures the change in fair values arising from selected potential changes in interest rates. Market changes reflect immediate hypothetical parallel shifts in the yield curve of plus or minus 50 basis points (“BPS”), 100 BPS, and 150 BPS over a 12-month horizon. Beginning fair values represent the market value, excluding accrued interest and dividends at June 28, 2008 and June 30, 2007.

	Valuation of Securities Given an Interest Rate Decrease of “X” BPS			Fair Value as of June 28, 2008	Valuation of Securities Given an Interest Rate Increase of “X” BPS
	150 BPS	100 BPS	50 BPS		50 BPS	100 BPS	150 BPS
U.S. Treasuries and agencies	$180	$180	$179	$179	$178	$178	$178
Municipal bonds and sovereign debt instruments	5	5	5	5	5	5	5
Asset-backed securities	165	165	164	162	163	163	163
Corporate bonds and commercial paper	312	311	310	310	309	309	308

Total	$662	$660	$658	$656	$656	$655	$654

	Valuation of Securities Given an Interest Rate Decrease of “X” BPS			Fair Value as of June 30, 2007	Valuation of Securities Given an Interest Rate Increase of “X” BPS
	150 BPS	100 BPS	50 BPS		50 BPS	100 BPS	150 BPS
U.S. Treasuries and agencies	$127	$126	$125	$125	$124	$124	$124
Municipal bonds and sovereign debt instruments	—	—	—	—	—	—	—
Asset-backed securities	218	217	216	215	214	213	212
Corporate bonds and commercial paper	528	527	525	523	521	519	517

Total	$873	$870	$866	$863	$859	$856	$853

We seek to mitigate the credit risk of our portfolio of fixed-income securities by holding only high-quality, investment-grade obligations with effective maturities of 37 months or less. We also seek to mitigate marketability risk by holding only highly liquid securities with active secondary or resale markets. However, the investments may decline in value or marketability due to changes in perceived credit quality or changes in market conditions.

Long-term Debt

The fair market value of the Zero Coupon Senior Convertible Notes and the 1% Senior Convertible Notes is subject to interest rate and market price risk due to the convertible feature of the notes and other factors. Generally the fair market value of fixed interest rate debt will increase as interest rates fall and decrease as interest rates rise. The fair market value of the notes may also increase as the market price of JDSU stock rises and decrease as the market price of the stock falls. Interest rate and market value changes affect the fair market value of the notes but do not impact our financial position, cash flows or results of operations. Based on quoted market prices, as of June 28, 2008 and June 30, 2007, the fair market values of the Zero Coupon Senior Convertible Notes were approximately $80.8 million and $354.6 million and the fair market values of the 1% Senior Convertible Notes were $334.9 million and $347.8 million, respectively. Changes in fair market value reflect both the change in the market price of the notes and the impact of the partial repurchase of the Zero Coupon Senior Convertible Notes during fiscal year 2008. For additional information, see “Note 10. Convertible Debt and Letters of Credit”.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of JDS Uniphase Corporation:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders’ equity, and cash flows present fairly, in all material respects, the financial position of JDS Uniphase Corporation and its subsidiaries at June 28, 2008 and June 30, 2007, and the results of their operations and their cash flows for each of the three years in the period ended June 28, 2008 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of June 28, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express opinions on these financial statements and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

As discussed in Note 15 to the consolidated financial statements, effective June 30, 2007, the Company changed its method of accounting for certain defined benefit pension plans. As discussed in Note 12 to the consolidated financial statements, effective July 1, 2007, the Company changed its method of accounting for uncertainty in income taxes.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

August 26, 2008

JDS UNIPHASE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Years Ended
	June 28, 2008	June 30, 2007	July 1, 2006
Net revenue	$1,530.1	$1,396.8	$1,204.3
Cost of sales	885.5	884.6	827.4
Amortization of acquired technologies	49.3	40.2	36.4
Impairment of acquired developed technologies	4.0	—	—

Gross profit	591.3	472.0	340.5

Operating expenses:
Research and development	188.1	168.4	155.5
Selling, general and administrative	455.8	368.4	325.3
Amortization of other intangibles	30.0	26.8	24.4
Acquired in-process research and development	—	5.1	20.3
Impairment of goodwill	37.0	—	22.4
Impairment of intangibles and loss on long-lived assets	6.7	7.8	5.6
Restructuring charges	6.7	14.7	35.0

Total operating expenses	724.3	591.2	588.5

Loss from operations	(133.0)	(119.2)	(248.0)
Interest and other income	120.1	73.0	27.0
Interest expense	(8.8)	(7.1)	(3.8)
Gain on sale of investments	2.4	29.0	73.2

Loss before income taxes	(19.3)	(24.3)	(151.6)
Provision of (benefit for) income taxes	2.4	2.0	(0.4)

Net loss	$(21.7)	$(26.3)	$(151.2)

Net loss per share—basic and diluted	$(0.10)	$(0.12)	$(0.73)

Shares used in per share calculation—basic and diluted	223.8	211.7	206.2

See accompanying notes to consolidated financial statements.

JDS UNIPHASE CORPORATION

CONSOLIDATED BALANCE SHEETS

(in millions, except share and par value data)

	June 28, 2008	June 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$265.6	$362.9
Short-term investments	608.0	769.9
Restricted cash	11.1	9.9
Accounts receivable, less reserves and allowances of $5.0 at June 28, 2008 and $5.4 at June 30, 2007	297.7	264.2
Inventories	188.9	204.3
Refundable income taxes	7.8	4.7
Other current assets	50.0	44.8

Total current assets	1,429.1	1,660.7
Property, plant and equipment, net	213.2	210.5
Deferred income taxes	3.6	7.1
Goodwill	796.2	710.0
Other intangibles, net	416.1	411.5
Long-term investments	25.6	3.1
Other non-current assets	22.3	22.4

Total assets	$2,906.1	$3,025.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$129.6	$111.5
Current portion of long-term debt	83.0	—
Accrued payroll and related expenses	58.9	62.0
Income taxes payable	6.7	42.3
Deferred income taxes	0.4	2.6
Restructuring accrual	5.7	6.9
Warranty accrual	10.1	10.3
Other current liabilities	151.0	112.3

Total current liabilities	445.4	347.9

Long-term debt	425.0	808.0
Other non-current liabilities	218.3	133.9
Commitments and contingencies (Note 17, 19, and 20)
Stockholders’ equity:
Preferred Stock, $0.001 par value: Authorized shares: 1,000,000	—	—
Common Stock, $0.001 par value:
Authorized shares: 1,000,000,000	0.2	0.2
Issued and outstanding shares: 221,977,736 at June 28, 2008 and 219,012,065 at June 30, 2007
Additional paid-in capital	69,325.0	69,143.6
Accumulated deficit	(67,585.7)	(67,450.8)
Accumulated other comprehensive income	77.9	42.5

Total stockholders’ equity	1,817.4	1,735.5

Total liabilities and stockholders’ equity	$2,906.1	$3,025.3

See accompanying notes to consolidated financial statements.

JDS UNIPHASE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Years Ended
	June 28, 2008	June 30, 2007	July 1, 2006
OPERATING ACTIVITIES:
Net loss	$(21.7)	$(26.3)	$(151.2)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	65.2	61.4	57.4
Asset retirement obligations and deferred rent expenses	0.5	0.6	5.6
Amortization expense	79.3	67.0	60.8
Amortization of deferred compensation and other stock-based compensation expense	49.3	29.7	15.0
Acquired in-process research and development	—	5.1	20.3
Non-cash tax expense on sale of short term investment	—	—	3.6
Amortization of debt issuance costs	2.3	3.8	2.7
Non-cash changes in short term investment	(3.6)	(4.5)	3.4
Impairment of intangibles and other long-lived assets	10.7	7.8	5.7
Impairment of goodwill	37.0	—	22.4
Gain on sale of investments	(2.3)	(29.0)	(73.2)
Settlement of held-to-maturity debt security	—	(5.1)	—
Reduction in fair value of investments	—	0.2	4.2
Activity related to equity investments	(1.2)	—	0.3
Gain on sale of subsidiaries’ assets	—	—	(0.1)
Gain on repurchase of debt	(11.1)	(6.3)	—
Non-cash portion of Nortel settlement	(24.0)	—	—
Allowance for doubtful accounts	(0.4)	(0.5)	2.2
Changes in operating assets and liabilities, net of impact of acquisitions of businesses:
Accounts receivable	(23.0)	(22.3)	(69.3)
Inventories	30.4	7.8	(13.8)
Other current assets	(3.4)	41.3	28.6
Accounts payable	9.6	(19.6)	16.4
Income taxes payable	(11.2)	(3.7)	3.4
Deferred taxes, net	(1.2)	(9.5)	(2.1)
Accrued payroll and related expenses	(6.5)	(2.0)	5.6
Other	22.5	(34.6)	(29.1)

Net cash provided by (used in) operating activities	197.2	61.3	(81.2)

INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(753.1)	(777.0)	(541.0)
Maturities and sales of investments	930.6	911.8	557.8
Changes in restricted cash	(7.1)	6.5	(7.8)
Acquisitions, net of cash acquired	(59.9)	(69.2)	(479.7)
Purchases of long term investments	(9.0)	—	(0.4)
Proceeds from settlement of held-to-maturity debt security	—	5.1	—
Acquisition of property and equipment	(51.7)	(75.7)	(67.2)
Proceeds from sale of net assets	3.6	10.2	31.6
Other assets	—	(5.3)	—

Net cash provided by (used in) investing activities	53.4	6.4	(506.7)

FINANCING ACTIVITIES:
Payments on debt and capital lease obligations	(0.3)	—	—
Repayment of debt	(287.5)	(85.0)	—
Proceeds from issuance of debt, net of issuance costs	—	—	415.9
Proceeds from finance lease	32.2	—	—
Repurchase of common stock	(113.2)	—	—
Proceeds from exercise of employee stock options and employee stock purchase plan	15.8	13.0	28.2

Net cash provided by (used in) financing activities	(353.0)	(72.0)	444.1

Effect of exchange rates on cash and cash equivalents	5.1	2.3	2.0
Decrease in cash and cash equivalents	(97.3)	(2.0)	(141.8)
Cash and cash equivalents at beginning of period	362.9	364.9	506.7

Cash and cash equivalents at end of period	$265.6	$362.9	$364.9

Supplemental disclosure of cash flow information:
Cash paid for interest	$6.6	$4.5	$0.2
Cash paid for taxes	8.5	6.5	7.7
Cash received for tax refunds	2.5	23.5	2.7
Non-cash transactions:
Common stock issued in connection with acquisitions	121.6	104.7	358.8

See accompanying notes to consolidated financial statements.

JDS UNIPHASE CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in millions)

	Preferred Stock		Common Stock		Additional Paid-In Capital	Deferred Compensation	Accumulated Deficit	Accumulated Other Comprehensive Income	Total

	Shares	Amount	Shares	Amount
Balance at July 2, 2005	—	$—	181.0	$1.4	$68,597.4	$(4.9)	$(67,273.3)	$9.1	$1,329.7
Net loss	—	—	—	—	—	—	(151.2)	—	(151.2)
Change in net unrealized gains on available-for-sale investments	—	—	—	—	—	—	—	0.8	0.8
Foreign currency translation adjustment	—	—	—	—	—	—	—	2.7	2.7

Comprehensive loss	—	—	—	—	—	—	—	—	(147.7)

Adjustment for divestiture	—	—	—	—	(0.4)	—	—	—	(0.4)
Shares issued under employee stock plans, net of tax effects	—	—	1.8	0.1	28.1	—	—	—	28.2
Stock-based compensation	—	—	0.1	—	15.0	—	—	—	15.0
Shares issued for Acterna acquisition	—	—	25.0	0.2	304.5	—	—	—	304.7
Shares issued for Agility acquisition	—	—	2.8	—	54.1	—	—	—	54.1
Reclass of deferred compensation balance upon adoption of SFAS 123(R)	—	—	—	—	(4.9)	4.9	—	—	—

Balance at July 1, 2006	—	—	210.7	1.7	68,993.8	—	(67,424.5)	12.6	1,583.6
Net loss	—	—	—	—	—	—	(26.3)	—	(26.3)
Change in net unrealized gains on available-for-sale investments	—	—	—	—	—	—	—	5.8	5.8
Foreign currency translation adjustment	—	—	—	—	—	—	—	15.2	15.2

Comprehensive loss	—	—	—	—	—	—	—	—	(5.3)

Defined benefit obligation upon adoption of SFAS 158, net of tax	—	—	—	—	—	—	—	8.9	8.9
Shares issued under employee stock plans, net of tax effects	—	—	0.9	—	13.0	—	—	—	13.0
Reverse stock split reclass	—	—	—	(1.5)	1.5	—	—	—	—
Stock-based compensation	—	—	0.2	—	28.8	—	—	—	28.8
Shares issued for Picolight acquisition	—	—	7.2	—	104.7	—	—	—	104.7
Note conversion	—	—	—	—	1.8	—	—	—	1.8

Balance at June 30, 2007	—	—	219.0	0.2	69,143.6	—	(67,450.8)	42.5	1,735.5
Net loss	—	—	—	—	—	—	(21.7)	—	(21.7)
Change in net unrealized gains on available-for-sale investments	—	—	—	—	—	—	—	(0.6)	(0.6)
Foreign currency translation adjustment	—	—	—	—	—	—	—	28.5	28.5
Defined benefit obligation, net of tax	—	—	—	—	—	—	—	7.5	7.5

Comprehensive income	—	—	—	—	—	—	—		13.7

Shares issued under employee stock plans, net of tax effects	—	—	2.1	—	15.8	—	—	—	15.8
Repurchase of common stock	—	—	(9.6)	—	—	—	(113.2)	—	(113.2)
Stock-based compensation	—	—	0.8	—	44.0	—	—	—	44.0
Shares issued for Picolight acquisition	—	—	1.0	—	(0.1)	—	—	—	(0.1)
Shares issued for ABNH acquisition	—	—	8.7	—	121.7	—	—	—	121.7

Balance at June 28, 2008	—	$—	222.0	$0.2	$69,325.0	$—	$(67,585.7)	$77.9	$1,817.4

See accompanying notes to consolidated financial statements.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Business and Summary of Significant Accounting Policies

Description of Business

JDS Uniphase Corporation is the leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. JDSU technologies also enable broadband and optical innovation in many essential industries such as biomedical and environmental instrumentation, semiconductor processing, aerospace and defense, and brand protection. In addition, our optical coatings are used in visual display and decorative product differentiation applications.

Fiscal Years

The Company utilizes a 52-53 week fiscal year ending on the Saturday closest to June 30th. The Company’s fiscal 2008 ended on June 28, 2008 and was a 52 week year. The Company’s fiscal 2007 and fiscal 2006 ended on June 30, 2007 and July 1, 2006, and were also 52 week years. Historically, for comparative presentation purposes, the Company utilized a dating convention where its consolidated financial statements and notes were shown as ending on the last day of the calendar quarter. In addition, the Company disclosed in the notes to the financial statements its use of this dating convention and the actual period end dates for each period presented. Beginning in the second quarter of fiscal year 2007, the Company changed its dating convention to utilize the actual closing dates for all periods presented in its Consolidated Financial Statements and accompanying notes. This change had no impact on the Company’s financial position, results of operations, and cash flows for any of the periods presented.

Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and include the Company and its wholly-owned subsidiaries. All inter-company accounts and transactions have been eliminated.

Out of Period Adjustments

In fiscal 2008, the Company recorded adjustments primarily related to revenue, cost of sales, operating expenses, income tax expense, and certain balance sheet accounts. These adjustments resulted in additional net income of $2.1 million recorded in fiscal 2008. As a result of these adjustments, the operating loss for fiscal 2008 decreased by $3.1 million and was partially offset by $1.0 million related to tax provision adjustments. There was a positive impact on net loss of $0.01 per share in fiscal 2008 from these adjustments.

In fiscal 2007, the Company recorded adjustments primarily related to retention bonuses, interest expense, manufacturing, and inventory. These adjustments resulted in additional net loss of $1.5 million recorded in fiscal 2007. As a result of these adjustments, the operating loss for fiscal 2007 increased by $3.9 million and was partially offset by $2.4 million related to adjustments for interest expense, tax provision, and foreign exchange. There was a negative impact on net loss per share of $0.01 in fiscal 2007 from these adjustments.

In fiscal 2006, the Company recorded adjustments primarily related to restructuring charges, asset retirement obligations, and deferred rent expenses. These adjustments resulted in additional net loss of $6.3 million recorded in fiscal 2006. As a result of these adjustments, the operating loss for fiscal 2006 increased by $7.7 million and was partially offset by $1.4 million in gains on investments. There was a negative impact on net loss per share of $0.04 in fiscal 2006 from these adjustments.

Management and the Audit Committee believe that such amounts are not material to the current and previously reported financial statements.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of net revenue and expenses during the period. The Company bases estimates on historical experience and on various assumptions about the future that are believed to be reasonable based on available information. The Company’s reported financial position or results of operations may be materially different under different conditions or when using different estimates and assumptions, particularly with respect to significant accounting policies, which are discussed below. In the event that estimates or assumptions prove to differ from actual results, adjustments are made in subsequent periods to reflect more current information.

Cash and Cash Equivalents

The Company considers highly liquid instruments such as treasury bills, commercial paper and money market instruments with original maturities of 90 days or less at the time of purchase to be cash equivalents.

Restricted Cash

At June 28, 2008 and June 30, 2007, the Company’s restricted cash balance was $11.1 million and $9.9 million, respectively. It primarily includes interest-bearing investments in bank certificates of deposit and money market funds which act as collateral supporting the issuance of letters of credit and performance bonds for the benefit of third parties.

Investments

The Company’s investments in debt securities and marketable equity securities are primarily classified as available-for-sale investments or trading assets and are recorded at fair value. The cost of securities sold is based on the specific identification method. Unrealized gains and losses on available-for-sale investments, net of tax, are reported as a separate component of stockholders’ equity. Gains or losses on trading assets resulting from changes in fair value are recognized currently in earnings. The Company’s short-term investments include securities with stated maturities of longer than twelve months which are classified as current assets as they are highly liquid and available to support current operations. The Company’s long-term investments include certain available-for-sale debt securities that are classified as long term based on the Company’s expectation that they will be held to maturity. The Company also has certain minority investments in privately held companies and private venture funds. These investments are generally carried at cost and are generally classified as long-term investments.

The Company periodically reviews these investments for impairment. In the event the carrying value of an investment exceeds its fair value and the decline in fair value is determined to be other-than-temporary, the Company writes down the value of the investment to its fair value.

Fair Value of Financial Instruments

The carrying amounts of certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued compensation and other accrued liabilities, approximate fair value because of their short maturities. Estimates of fair value of fixed-income securities are based on quoted market prices from active markets or third party, market-based pricing sources which the company believes to be reliable. These estimates represent the third parties’ good faith opinion as to what a buyer in the marketplace would pay for a security in a current sale. For instruments that are not actively traded, estimates may be based on current treasury yields adjusted by an estimated market credit spread for the specific instrument. The use of different valuation

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

methodologies or market assumptions could have a material impact on estimated fair value amounts. Fair value for equity investments in public companies is determined using quoted market prices for those securities. Fair value for equity investments in privately held companies is estimated based upon one or more of the following: Assessment of the investees’ historical and forecasted financial condition; operating results and cash flows; the values of recent rounds of financing; or quoted market prices of comparable public companies. The fair market value of the Company’s Senior Convertible Notes fluctuates with interest rates and with the market price of the stock, but does not affect the carrying value of the debt on the balance sheet, which remains at the par value of $1,000 per bond. See “Note 10. Convertible Debt and Letters of Credit” for more detail.

Inventories

Inventory is valued at standard cost, which approximates actual cost computed on a first-in, first-out basis, not in excess of net realizable market value. The Company assesses the valuation on a quarterly basis and writes down the value for estimated excess and obsolete inventory based upon estimates of future demand, including warranty requirements.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is computed by the straight-line method over the following estimated useful lives of the assets: 5 to 40 years for building and improvements, 2 to 10 years for machinery and equipment, and 2 to 5 years for furniture, fixtures and office equipment. Leasehold improvements are amortized by the straight-line method over the shorter of the estimated useful lives of the assets or the term of the lease.

Costs related to software acquired, developed or modified solely to meet the Company’s internal requirements and for which there are no substantive plans to market are capitalized in accordance with the provisions of AICPA Statement of Position 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“SOP 98-1”). Costs incurred after the preliminary planning stage of the project and after management has authorized and committed funds to the project are capitalized. Costs capitalized for computer software developed or obtained for internal use are included in Property, Plant and Equipment on the Consolidated Balance Sheets.

Goodwill

Goodwill represents the excess of the purchase price of an acquired enterprise or assets over the fair value of the identifiable assets acquired and liabilities assumed. The Company tests for impairment of goodwill on an annual basis in the fourth quarter and at any other time if events occur or circumstances indicate that the carrying amount of goodwill may not be recoverable. See “Note 7. Goodwill” for more detail.

Circumstances that could trigger an impairment test include, but are not limited to: a significant adverse change in the business climate or legal factors; an adverse action or assessment by a regulator; unanticipated competition; loss of key personnel; the likelihood that a reporting unit or significant portion of a reporting unit will be sold or otherwise disposed; results of testing for recoverability of a significant asset group within a reporting unit; or recognition of a goodwill impairment loss in the financial statements of a subsidiary that is a component of a reporting unit.

If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recorded in the Statement of Operations as “Impairment of goodwill”. Measurement of the fair value of a reporting unit is based on one or more of the following fair value measures including: amounts at which the unit as a whole could be bought or sold in a current transaction between willing parties; using present value techniques of estimated future cash flows; or using valuation techniques based on multiples of earnings or revenue, or a similar performance measure.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Other Intangible Assets

Other intangible assets consist primarily of intellectual property acquired and purchased intangible assets. Purchased intangible assets primarily include acquired developed technologies (developed and core technology), proprietary know-how, trade secrets, trademarks and trade names, and customer base. Other intangible assets are amortized using the straight-line method over estimated useful lives ranging from 1 to 16 years.

Impairment or disposal of long-lived assets (plant and equipment and other intangible assets)

Long-lived assets held and used

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; or current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. See “Note 9. Impairment of Other Long-Lived Assets” for more detail.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized in the Statement of Operations as “Impairment of intangibles and loss on long-lived assets” when the carrying amount is not recoverable and exceeds fair value.

Long-lived assets held for sale

Long-lived assets are classified as held for sale when certain criteria are met, which include: management commitment to a plan to sell the assets; the availability of the assets for immediate sale in their present condition; an active program to locate buyers and other actions to sell the assets has been initiated; whether the sale of the assets is probable and their transfer is expected to qualify for recognition as a completed sale within one year; whether the assets are being marketed at reasonable prices in relation to their fair value; and how unlikely it is that significant changes will be made to the plan to sell the assets. See “Note 9. Impairment of Other Long-Lived Assets” for more detail.

The Company measures long-lived assets to be disposed of by sale at the lower of carrying amount or fair value less cost to sell. Fair value is determined using quoted market prices or the anticipated cash flows discounted at a rate commensurate with the risk involved.

Pension and Other Postretirement Benefits

The funded status of the Company’s retirement-related benefit plans is recognized in the Consolidated Balance Sheets. The funded status is measured as the difference between the fair value of plan assets and the benefit obligation at fiscal year end, the measurement date. For defined benefit pension plans, the benefit obligation is the projected benefit obligation (PBO) and for the nonpension postretirement benefit plan the benefit obligation is the accumulated postretirement benefit obligation (APBO). The PBO represents the actuarial present value of benefits expected to be paid upon retirement. The APBO represents the actuarial present value of postretirement benefits attributed to employee services already rendered. The fair value of plan assets represents the current market value of cumulative company contributions made to an irrevocable trust fund, held for the sole benefit of participants, which are invested by the trust fund. Underfunded plans, with the benefit obligation exceeding the fair value of plan assets, are aggregated and recorded as a retirement and nonpension

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

postretirement benefit obligation equal to this excess. The current portion of the retirement-related benefit obligation represents the actuarial present value of benefits payable in the next 12 months in excess of the fair value of plan assets, measured on a plan-by-plan basis. This liability is recorded in other current liabilities in the Consolidated Balance Sheets.

(Gains)/losses and prior service cost/(credit) not recognized as a component of net periodic pension cost/(income) in the Consolidated Statement of Operations as they arise are recognized as a component of accumulated other comprehensive income in the Consolidated Balances Sheets, net of tax. Those (gains)/losses and prior service cost/(credit) are subsequently recognized as a component of net periodic pension period cost/(income) pursuant to the recognition and amortization provisions of applicable accounting standards. (Gains)/losses arise as a result of differences between actual experience and assumptions or as a result of changes in actuarial assumptions. Prior service cost/(credit) represents the cost of benefit improvements attributable to prior service granted in plan amendments.

Net periodic pension cost/(income) is recorded in the Consolidated Statement of Operations and includes service cost, interest cost, expected return on plan assets, amortization of prior service cost and (gains)/losses previously recognized as a component of accumulated other comprehensive income. Service cost represents the actuarial present value of participant benefits earned in the current year. Interest cost represents the time value of money cost associated with the passage of time. Certain events, such as changes in employee base, plan amendments and changes in actuarial assumptions, result in a change in the benefit obligation and the corresponding change in other comprehensive income. The result of these events is amortized as a component of net periodic cost/(income) over the service lives of the participants, provided such amounts exceed thresholds which are based upon the benefit obligation or the value of plan assets.

The measurement of the benefit obligation and net periodic pension cost/(income) is based on the Company’s estimates and actuarial valuations provided by third-party actuaries which are approved by management. These valuations reflect the terms of the plans and use participant-specific information such as compensation, age and years of service, as well as certain assumptions, including estimates of discount rates, expected return on plan assets, rate of compensation increases, and mortality rates. While the Company believes that the assumptions are appropriate, significant differences in the actual experience or significant changes in the assumptions that may be required under new legislation, or accounting pronouncements, or otherwise may materially affect the Company’s pension and other post-retirement obligations and future expense.

Concentration of Credit and Other Risks and Allowance for Doubtful Accounts

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, investments and trade receivables. The Company’s cash equivalents and short-term investments are held in safekeeping by large, creditworthy financial institutions. The Company invests its excess cash primarily in U.S. government and agency bonds, corporate obligations, money market funds, asset-backed securities, and other investment-grade securities. In general, the Company’s investment policy requires that securities purchased and held be rated A-1/P-1, A/A2 or better. The Company has established guidelines relative to credit ratings, diversification and maturities that seek to maintain safety and liquidity.

The Company performs credit evaluations of its customers’ financial condition and generally does not require collateral from its customers. These evaluations require significant judgment and are based on a variety of factors including, but not limited to, current economic trends, historical payment, bad debt write-off experience, and financial review of the customer.

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. When the Company becomes aware that a specific customer is

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

unable to meet its financial obligations, the Company records a specific allowance to reflect the level of credit risk in the customer’s outstanding receivable balance. In addition, the Company records additional allowances based on certain percentages of aged receivable balances. The Company classifies bad debt expenses as selling, general and administrative expenses.

The Company is not able to predict changes in the financial stability of its customers. Any material change in the financial status of any one or a group of customers could have a material adverse effect on the Company’s results of operations and financial condition. Although such losses have been within management’s expectations to date, there can be no assurance that such allowances will continue to be adequate. The Company has significant trade receivables concentrated in the telecommunications industry. While the Company’s allowance for doubtful accounts balance is based on historical loss experience along with anticipated economic trends, unanticipated financial instability in the telecommunication’s industry could lead to higher than anticipated losses. No one customer accounted for greater than 10% of accounts receivables or revenue for the periods presented.

The Company depends on a limited number of contract manufacturers, subcontractors, and suppliers for raw materials, packages and standard components. The Company generally purchases these single or limited source products through standard purchase orders or one-year supply agreements and has no long-term guaranteed supply agreements with such vendors. While the Company seeks to maintain a sufficient safety stock of such products and maintains ongoing communications with its suppliers to guard against interruptions or cessation of supply, the Company’s business and results of operations could be adversely affected by a stoppage or delay of supply, substitution of more expensive or less reliable products, receipt of defective parts or contaminated materials, increases in the price of such supplies, or the Company’s inability to obtain reduced pricing from its suppliers in response to competitive pressures.

The Company generally uses a rolling twelve month forecast based on anticipated product orders, customer forecasts, product order history and backlog to determine its material requirements. Lead times for the parts and components that the Company orders vary significantly and depend on factors such as the specific supplier, contract terms and demand for a component at a given time. If the forecast does not meet actual demand, the Company may have excess or shortfalls of some materials and components, as well as excess inventory purchase commitments. The Company could experience reduced or delayed product shipments or incur additional inventory write-downs and cancellation charges or penalties, which would increase costs and could have a material adverse impact on the Company’s results of operations.

Derivatives

The Company recognizes all derivatives on the Consolidated Balance Sheets at fair value. Derivatives that are not designated for hedge accounting are adjusted to fair value through the Statement of Operations. If the derivative is accounted for as a hedge, depending on the nature of the hedge, changes in the fair value of the derivatives will either be offset against the change in fair value of the hedged assets, liabilities or firm commitments through the Statement of Operations, or recognized in other accumulated comprehensive income (loss) until the hedged item is recognized in earnings. The change in a derivative’s fair value related to the ineffective portion of a hedge, if any, will be immediately recognized in the Statement of Operations.

The Company’s objective for holding derivatives is to minimize the material risks associated with non-functional currency transactions. The Company does not use derivatives for trading purposes.

The Company conducts its business and sells its products directly to customers primarily in North America, Europe and Asia. In the normal course of business, the Company’s financial position is routinely subject to market risks associated with foreign currency rate fluctuations due to balance sheet positions in foreign

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

currencies. The Company evaluates foreign exchange risks and may employ foreign currency forward contracts to reduce such risks. The foreign currency forward contracts generally expire within 120 days. The change in fair value of these foreign currency forward contracts is recorded as income or loss in the Company’s Consolidated Statements of Operations as a component of interest and other income (loss).

Foreign Currency Translation

Assets and liabilities of non-U.S. subsidiaries that operate in a local currency environment, where that local currency is the functional currency, are translated into U.S. dollars at exchange rates in effect at the balance sheet date, with the resulting translation adjustments directly recorded to a separate component of accumulated other comprehensive income. Income and expense accounts are translated at the prior month balance sheet exchange rates. Translation adjustments are recorded in interest and other income (loss), where the U.S. dollar is the functional currency.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured. Delivery does not occur until products have been shipped or services have been provided to the client, risk of loss has transferred to the client and client acceptance has been obtained, client acceptance provisions have lapsed, or the Company has objective evidence that the criteria specified in the client acceptance provisions have been satisfied. In situations where a formal acceptance is required but the acceptance only relates to whether the product meets its published specifications, revenue is generally recognized upon shipment provided all other revenue recognition criteria are met. The sales price is not considered to be fixed or determinable until all contingencies related to the sale have been resolved.

The Company reduces revenue for rebates and other similar allowances. Revenue is recognized only if these estimates can be reasonably and reliably determined. The Company bases its estimates on historical results taking into consideration the type of client, the type of transaction and the specifics of each arrangement.

In addition to the aforementioned general policies, the following are the specific revenue recognition policies for multiple-element arrangements and for each major category of revenue.

Hardware

Revenue from hardware sales is generally recognized when the product is shipped to the customer and when there are no unfulfilled company obligations that affect the customer’s final acceptance of the arrangement. Any cost of warranties and remaining obligations that are inconsequential or perfunctory are accrued when the corresponding revenue is recognized. Revenue from rentals and operating leases is recognized on a straight-line basis over the term of the rental or lease.

Multiple-Element Arrangements

The Company enters into multiple-element revenue arrangements, which may include any combination of hardware, software and services. Certain of the Company’s networking and communications products are integrated with software that is not considered more than incidental to the functionality of the equipment. The Company believes that this equipment is not considered software related and would therefore be excluded from the scope of American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) No. 97-2, “Software Revenue Recognition” (“SOP 97-2”). Accordingly, the Company allocates the fair value of the

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

equipment when sold with software according to the FASB Emerging Issues Task Force Abstracts No. 00-21, “Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). The value of the arrangement, less the allocated hardware is then considered within the scope of SOP 97-2.

To the extent that a deliverable(s) in a multiple-element arrangement is subject to specific guidance (for example, software that is subject to SOP 97-2 on whether and/or how to separate multiple-deliverable arrangements into separate units of accounting (separability) and how to allocate value among those separate units of accounting (allocation), that deliverable(s) is accounted for in accordance with such specific guidance. A multiple-element arrangement is separated into more than one unit of accounting if all of the following criteria are met:

•	The delivered item(s) has value to the client on a standalone basis.

•	There is objective and reliable evidence of the fair value of the undelivered item(s).

•

If the arrangement includes a general right of return relative to the delivered item(s), delivery or performance of the undelivered item(s) is considered probable and substantially in the control of the Company.

If these criteria are not met, revenue is deferred until the earlier of when such criteria are met or when the last undelivered element is delivered. If there is objective and reliable evidence of fair value for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on each unit’s relative fair value. There may be cases, however, in which there is objective and reliable evidence of fair value of the undelivered item(s) but no such evidence for the delivered item(s). In those cases, the residual method is used to allocate the arrangement consideration. Under the residual method, the amount of consideration allocated to the delivered item(s) equals the total arrangement consideration less the aggregate fair value of the undelivered item(s). The revenue policies described below are then applied to each unit of accounting, as applicable.

Services

Revenue from services and system maintenance is typically recognized on a straight-line basis over the term of the contract. Revenue from time and material contracts is recognized at the contractual rates as labor hours are delivered and direct expenses are incurred. Revenue related to extended warranty and product maintenance contracts is deferred and recognized on a straight-line basis over the delivery period. The Company also generates service revenue from hardware repairs and calibrations which is recognized as revenue upon completion of the service.

Software

Revenue from perpetually licensed software is recognized at the inception of the license term. Revenue from maintenance, unspecified upgrades and technical support is recognized over the period such items are delivered. In multiple-element revenue arrangements that include software that is more than incidental to the products or services as a whole (software multiple-element arrangements), software and software-related elements are accounted for in accordance with the following policies. Software-related elements include software products and services as well as any non-software deliverable(s) for which a software deliverable is essential to its functionality.

A software multiple-element arrangement is separated into more than one unit of accounting if all of the following criteria are met:

•	The functionality of the delivered element(s) is not dependent on the undelivered element(s).

•	There is vendor-specific objective evidence (VSOE) of fair value of the undelivered element(s).

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

•	Delivery of the delivered element(s) represents the culmination of the earnings process for that element(s).

If these criteria are not met, the revenue is deferred until the earlier of when such criteria are met or when the last undelivered element is delivered. If there is VSOE for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on each unit’s relative VSOE. There may be cases, however, in which there is VSOE of the undelivered item(s) but no such evidence for the delivered item(s). In these cases, the residual method is used to allocate the arrangement consideration. Under the residual method, the amount of consideration allocated to the delivered item(s) equals the total arrangement consideration less the aggregate VSOE of the undelivered elements. The Company limits its assessment of VSOE for each undelivered element is primarily determined via contract specific substantive renewal rates. Changes to the elements in an arrangement and the Company’s ability to establish vendor-specific objective evidence for those elements could affect the timing of the revenue recognition.

Warranty

The Company provides reserves for the estimated costs of product warranties at the time revenue is recognized. It estimates the costs of its warranty obligations based on its historical experience of known product failure rates, use of materials to repair or replace defective products and service delivery costs incurred in correcting product failures. In addition, from time to time, specific warranty accruals may be made if unforeseen technical problems arise. Should the actual experience relative to these factors differ from the estimates, the Company may be required to record additional warranty reserves. Alternatively, if the Company provides more reserves than it needs, it may reverse a portion of such provisions in future periods.

Shipping and Handling Costs

The Company records costs related to shipping and handling of revenue in cost of sales for all periods presented.

Advertising Expense

The Company expenses advertising costs as incurred. Advertising costs totalled $2.4 million, $1.3 million, and $2.0 million in fiscal 2008, 2007, and 2006, respectively.

Research and Development (“R&D”) Expense

Costs related to research and development are charged to expense as incurred, except as follows: capitalization of material software development costs begins when a product’s technological feasibility has been established in accordance with the provisions of SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed” (“SFAS 86”). To date, the period between achieving technological feasibility, which the Company has defined as the establishment of a working model, and which typically occurs when beta testing commences, and the general availability of such software has been very short. Accordingly, software development costs have been expensed as incurred.

Stock-Based Compensation

The Company estimates the fair value of equity awards granted using the Black-Scholes-Merton option-pricing formula and a single option award approach. This option-pricing model requires the input of highly subjective assumptions, including the option’s expected life and the price volatility of the underlying stock. The expected stock price volatility assumption is determined using a combination of historical and implied volatility of our common stock. The Company believes that using a combination of historical and market-based implied

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

volatility from traded options on JDSU common stock is a better indicator of expected volatility and future stock price trends than relying solely on historical volatility. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. When estimating forfeitures, the Company considers voluntary termination behavior as well as future workforce reduction programs. Estimated forfeiture rates are trued-up to actual forfeiture as the stock-based awards vest. The total fair value of the equity awards, net of forfeiture, is recorded on a straight-line basis (except for performance based Full Value Awards which are amortized based upon graded vesting method) over the requisite service periods of the awards, which is generally the vesting period.

Comprehensive Income (Loss)

The Company’s accumulated other comprehensive income (loss) consists of the accumulated net unrealized gains or losses on available-for-sale investments, foreign currency translation adjustments, and pension liability. At June 28, 2008 and June 30, 2007, the Company had a balance of net unrealized loss of $3.8 million and $3.2 million, respectively, on available-for-sale investments. At June 28, 2008 and June 30, 2007, the Company had $65.3 million and $36.8 million, respectively, of foreign currency translation gains.

The components of comprehensive income (loss), net of tax, were as follows (in millions):

	Years Ended
	June 28, 2008	June 30, 2007	July 1, 2006
Net loss	$(21.7)	$(26.3)	$(151.2)
Other comprehensive income:
Net change in unrealized gains (losses) on investments	(0.6)	5.8	0.8
Net change in cumulative translation adjustment	28.5	15.2	2.7
Net change in defined benefit obligation, net of tax	7.5	—	—

Net change in other comprehensive income	35.4	21.0	3.5

Comprehensive income (loss)	$13.7	$(5.3)	$(147.7)

At June 28, 2008 and June 30, 2007, balances for the components of accumulated other comprehensive income were as follows (in millions):

	Years Ended
	June 28, 2008	June 30, 2007
Unrealized losses on investments	$(3.8)	$(3.2)
Foreign currency translation gains	65.3	36.8
Defined benefit obligation, net of tax	16.4	8.9

Accumulated other comprehensive income	$77.9	$42.5

The change between fiscal 2008 and 2007 for unrealized gains (losses) on investments was mainly related to debt securities.

The change between fiscal 2008 and 2007 for foreign currency translation was mainly related to exchange gains on translation of the results of foreign subsidiaries.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Income Taxes

In accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”), the Company recognizes income taxes using an asset and liability approach. This approach requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in our consolidated financial statements or tax returns. The measurement of current and deferred taxes is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated.

SFAS 109 provides for recognition of deferred tax assets if the realization of such deferred tax assets is more likely than not to occur. With the exception of certain international jurisdictions, the Company has determined that at this time it is more likely than not that deferred tax assets attributable to the remaining jurisdictions will not be realized, primarily due to uncertainties related to its ability to utilize the net operating loss carryforwards before they expire based on its recent years history of losses. Accordingly, the Company has established a valuation allowance for such deferred tax assets. If there is a change in the Company’s ability to realize its deferred tax assets, then its tax provision may decrease in the period in which it determines that realization is more likely than not.

On July 13, 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement 109” (“FIN 48”). The Company adopted FIN 48 on July 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with FASB Statement 109, “Accounting for Income Taxes”, and prescribes a recognition threshold and measurement attributes for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Additionally, FIN 48 provides guidance on recognition, classification, and disclosure of tax positions.

The Company is subject to income tax audits by the respective tax authorities in all of the jurisdictions in which it operates. The determination of tax liabilities in each of these jurisdictions requires the interpretation and application of complex and sometimes uncertain tax laws and regulations. The Company recognizes liabilities based on its estimate of whether, and the extent to which, additional tax liabilities are more likely than not. If the Company ultimately determines that the payment of such a liability is not necessary, then it reverses the liability and recognizes a tax benefit during the period in which the determination is made that the liability is no longer necessary.

The recognition and measurement of current taxes payable or refundable and deferred tax assets and liabilities requires that the Company makes certain estimates and judgments. Changes to these estimates or a change in judgment may have a material impact on the Company’s tax provision in a future period.

Restructuring Accrual

In accordance with Statement of Financial Accounting Standard No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”), generally costs associated with restructuring activities initiated after December 31, 2002 have been recognized when they are incurred rather than at the date of a commitment to an exit or disposal plan. However, in the case of leases, the expense is estimated and accrued when the property is vacated. Given the significance of, and the timing of the execution of such activities, this process is complex and involves periodic reassessments of estimates made at the time the original decisions were made, including evaluating real estate market conditions for expected vacancy periods and sub-lease rents. In addition, post-employment benefits accrued for workforce reductions related to restructuring activities initiated after December 31, 2002 are accounted for under Statement of Financial Accounting Standards No. 112, “Employer’s Accounting for Post-employment Benefits” (“SFAS 112”). A liability for post-employment benefits is recorded

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

when payment is probable, the amount is reasonably estimable, and the obligation relates to rights that have vested or accumulated. The Company continually evaluates the adequacy of the remaining liabilities under its restructuring initiatives. Although the Company believes that these estimates accurately reflect the costs of its restructuring plans, actual results may differ, thereby requiring the Company to record additional provisions or reverse a portion of such provisions.

Loss Contingencies

The Company is subject to the possibility of various loss contingencies arising in the ordinary course of business. The Company considers the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as its ability to reasonably estimate the amount of loss in determining loss contingencies. An estimated loss is accrued when it is probable that an asset has been impaired or a liability has been incurred and the amount of loss can be reasonably estimated. The Company regularly evaluates current information available to determine whether such accruals should be adjusted and whether new accruals are required.

Net Loss Per Share

The following table sets forth the computation of basic and diluted net loss per share (in millions, except per share data):

	Years Ended
	June 28, 2008	June 30, 2007	July 1, 2006
Numerator:
Net loss	$(21.7)	$(26.3)	$(151.2)

Denominator:
Weighted-average number of common shares outstanding	223.8	211.7	206.2

Net loss per share—basic and diluted	$(0.10)	$(0.12)	$(0.73)

As the Company incurred net losses for the years ended 2008, 2007, and 2006, potential dilutive securities from stock options, employee stock purchase plan (“ESPP”), Full Value Awards, and Zero Coupon Senior Convertible Notes have been excluded from the diluted net loss per share computations as their effect was deemed anti-dilutive.

As of June 28, 2008, contingently issuable shares relating to the 1% Senior Convertible Notes were also excluded in accordance with Emerging Issues Task Force Abstract No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings Per Share” (“EITF 04-8”). These shares, which are represented below as potentially dilutive securities, would be included in the computation of diluted net income per share in periods when the closing price of the Company’s common stock is at least $30.30. Depending on the stock price on the conversion date, up to a maximum of approximately 14.0 million shares, subject to certain adjustments, may be issued upon conversion of the 1% Senior Convertible Notes. During fiscal 2008, the Company repurchased $300.0 million aggregate principal amount of the Zero Coupon Senior Convertible Notes for $287.4 million in cash. The repurchase and retirement of the notes reduced the number of conversion shares potentially issuable from approximately 9.7 million to approximately 2.1 million. For additional information regarding these two notes, see “Note10. Convertible Debt and Letters of Credit”.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table sets forth the weighted average potentially dilutive securities excluded from the computation because their effect would have been anti-dilutive (in millions):

	Years Ended
	June 28, 2008	June 30, 2007	July 1, 2006
Stock options and ESPP	16.7	18.6	15.3
Restricted shares and stock units	3.0	0.8	0.4
Zero coupon senior convertible notes	5.5	11.7	12.0
1% senior convertible notes	14.0	14.0	14.0

Total potentially dilutive securities	39.2	45.1	41.7

Asset Retirement Obligations

Asset retirement obligations (“ARO”) are legal obligations associated with the retirement of long-lived assets. These liabilities are initially recorded at fair value and the related asset retirement costs are capitalized by increasing the carrying amount of the related assets by the same amount as the liability. Asset retirement costs are subsequently depreciated over the useful lives of the related assets. Subsequent to initial recognition, the Company records period-to-period changes in the ARO liability resulting from the passage of time and revisions to either the timing or the amount of the original estimate of undiscounted cash flows. The Company de-recognizes ARO liabilities when the related obligations are settled. At June 28, 2008 and June 30, 2007, $1.2 million and $0.9 million of ARO was included in the Consolidated Balance Sheets in “Other current liabilities” and the remainder of $11.9 million and $9.5. million was included in “Other non-current liabilities”.

(in millions)	Balance at Beginning of Period	Liabilities Incurred	Liabilities Settled	Accretion Expense	Revisions to Estimates	Balance at End of Period
Asset Retirement Obligations:
Year ended June 28, 2008	$10.4	1.3	(0.2)	1.0	0.6	$13.1
Year ended June 30, 2007	$9.2	0.5	—	0.7	—	$10.4

Note 2. Recent Accounting Pronouncements

FASB Staff Positions APB 14-1

In May 2008, the FASB issued FASB Staff Position (FSP) No. APB 14-1, “Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”. FSB No. APB 14-1 applies to convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash. The FSP is effective for fiscal years (and interim periods within those fiscal years) beginning after December 15, 2008 and is to be applied retrospectively to all past periods presented—even if the instrument has matured, converted, or otherwise been extinguished as of the FSP’s effective date. The Company has not completed its assessment of the impact of FSP 14-1. However, management expects this will have a significant impact on its consolidated financial statements.

FASB Staff Positions FAS 142-3

In April 2008, the FASB issued FASB Staff Position (FSP) No. FAS 142-3, “Determination of the Useful Life of Intangible Assets”. The final FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142, “Goodwill and Other Intangible Assets”. The FSP is intended to improve the consistency between the useful life of an intangible asset determined under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141 (revised 2007), “Business Combinations”, and other US generally accepted

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

accounting principles. The FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company believes there is no impact FSP 142-3 will have on its consolidated financial statements.

FASB Staff Positions FAS 157-1 and 2

In February 2008, the FASB issued the following two final FASB Staff Positions (FSP) amending FASB Statement No. 157, Fair Value Measurements (FAS 157):

•

FSP FAS 157-2 delays the effective date of FAS 157 by one year for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. The delay gives the FASB and constituents additional time to consider the effect of various implementation issues that have arisen, or that may arise, from the application of FAS 157 to these assets and liabilities. For items covered by the FSP, FAS 157 will now go into effect in fiscal years beginning after November 15, 2008 and in interim periods within those fiscal years.

•

FSP FAS 157-1 amends FAS 157 to exclude FASB Statement No. 13, Accounting for Leases (FAS 13), and its related interpretive accounting pronouncements that address leasing transactions. The FASB decided to exclude leasing transactions covered by FAS 13 in order to allow it to more broadly consider the use of fair value measurements for these transactions as part of its project to comprehensively reconsider the accounting for leasing transactions.

The Company is currently evaluating the impact these FSPs will have on its consolidated financial statements.

FASB Statement No. 141( R)

In December, 2007, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 141(R), Business Combinations (SFAS 141(R)). SFAS 141(R) introduces significant changes in the accounting for and reporting of business. SFAS 141(R) continues the movement toward the greater use of fair values in financial reporting and increased transparency through expanded disclosures. It changes how business acquisitions are accounted for and will impact financial statements at the acquisition date and in subsequent periods. Further, certain of the changes will introduce more volatility into earnings and thus may impact a company’s acquisition strategy. In addition, SFAS 141(R) will impact the annual goodwill impairment test associated with acquisitions that close both before and after the effective date of the Standard. The Company is currently evaluating the impact SFAS 141(R) will have on its consolidated financial statements. SFAS 141(R) is effective for the Company beginning in fiscal year 2010.

FASB Statement No. 159

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 expands the use of fair value accounting but does not affect existing standards which require assets or liabilities to be carried at fair value. Under SFAS 159, a company may elect to use fair value to measure accounts and loans receivable, available-for-sale and held-to-maturity securities, equity method investments, accounts payable, guarantees and issued debt. Other eligible items include firm commitments for financial instruments that otherwise would not be recognized at inception and non-cash warranty obligations where a warrantor is permitted to pay a third party to provide the warranty goods or services. If the use of fair value is elected, any upfront costs and fees related to the item must be recognized in earnings and cannot be deferred, e.g., debt issue costs. The fair value election is irrevocable and generally made on an instrument-by-instrument basis, even if a company has similar instruments that it elects not to measure based on fair value. At the adoption date, unrealized gains and losses on existing items for which fair value has been elected are reported as a cumulative adjustment to

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

beginning retained earnings. Subsequent to the adoption of SFAS 159, changes in fair value are recognized in earnings. The Company is currently evaluating the impact SFAS 159 will have on its consolidated financial statements. SFAS 159 is effective for the Company beginning in fiscal year 2009.

FASB Statement No. 157

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”), to provide enhanced guidance when using fair value to measure assets and liabilities. SFAS 157 defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. SFAS 157 applies whenever other pronouncements require or permit assets or liabilities to be measured at fair value and, while not requiring new fair value measurements, may change current practices. The Company is currently evaluating the impact SFAS 157 will have on its consolidated financial statements. SFAS 157 is effective for the Company beginning in fiscal year 2009 for financial assets and financial liabilities.

Note 3. Mergers and Acquisitions

Fiscal 2008 Acquisitions

American Bank Note Holographics, Inc. (“ABNH”)

In February 2008, the Company purchased ABNH, a public company, for approximately 8.7 million shares of the Company’s common stock with a market value of $110.3 million at the measurement date and $19.5 million in cash, including $1.2 million of direct transaction costs incurred in connection with the acquisition. JDSU also assumed ABNH’s employee outstanding stock options at close, valued at $11.4 million at the measurement date.

ABNH is a market leader in the origination, production and marketing of holograms for security applications and the leading supplier of optical security devices for the transaction card market and is included in JDSU’s Advanced Optical Technologies segment.

The transaction was accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”); therefore, the tangible assets acquired were recorded at fair value on the acquisition date. The preliminary allocation of the purchase price was based, in part, upon a valuation, and the estimates and assumptions used therein are subject to changes.

The purchase price was allocated on a preliminary basis as follows (in millions):

Net tangible assets acquired	$23.5
Intangible assets acquired:
Transaction card customer relationships	35.5
Secure Government relationships	1.8
Proprietary know-how and trade secret	15.4
Trademark/tradename	0.3
Goodwill	65.9

Total purchase price	$142.4

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes the components of the tangible assets acquired at fair value (in millions):

Cash	$17.0
Account receivable	4.1
Inventories	7.3
Property and equipment	5.3
Other assets and liabilities, net	(10.2)

Net tangible assets acquired	$23.5

The acquired intangible assets are being amortized over their estimated useful lives, which are presented in the table below:

Transaction card customer relationships	11-16 years
Secure Government relationships	9 years
Proprietary know-how and trade secret	4 years
Trademark/tradename	9 years

Goodwill, which represents the excess of the purchase price over the fair value of tangible and identified intangible assets acquired, is not being amortized but will be reviewed annually for impairment, or more frequently if impairment indicators arise, in accordance with Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). In part, goodwill reflects the competitive advantages the Company expects to realize from ABNH’s standing in the optical security industry. Goodwill has been assigned to the Advanced Optical Technologies segment and is not expected to be deductible for tax purposes. See “Note 7. Goodwill” for more details related to ABNH impairment in fiscal 2008.

ABNH’s results of operations have been included in the Company’s consolidated financial statements subsequent to the date of acquisition. The financial information in the table below summarizes the combined results of operations of the Company and ABNH, on a pro forma basis, as though the companies had been combined as of the beginning of each of the periods presented:

	Years Ended
(in millions, except per share data)	June 28, 2008	June 30, 2007
Pro forma net revenue	$1,555.5	$1,426.2
Reported net revenue	1,530.1	1,396.8

Pro forma net loss	(26.2)	(22.5)
Pro forma net loss per share
Basic	(0.12)	(0.11)
Diluted	(0.12)	(0.11)

Reported net loss	(21.7)	(26.3)
Reported net loss per share
Basic	(0.10)	(0.12)
Diluted	(0.10)	(0.12)

The unaudited, pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the merger had taken place at the beginning of each of the periods presented.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Westover Scientific Inc. (“Westover”)

In January 2008, the Company purchased Westover’s Fiber Optic Division for approximately $51.5 million in cash, including $0.8 million of direct transaction costs incurred in connection with the acquisition. The Company also agreed to acquire the tangible assets of Westover’s related party contract manufacturer Fuzhou Chenpo Optical Instrument Co. Ltd.

The fiber division of Westover is a leading provider of fiber optic inspection and cleaning solutions. Westover’s products complement JDSU’s existing fiber field and lab and production test portfolio and is included in the Communications Test and Measurement segment.

The transaction was accounted for as a purchase in accordance with FAS 141, therefore, the tangible assets acquired were recorded at fair value on the acquisition date. The preliminary allocation of the purchase price was based, in part, upon a valuation, and the estimates and assumptions used therein are subject to changes.

The purchase price was allocated on a preliminary basis as follows (in millions):

Net tangible assets acquired	$15
Intangible assets acquired:
Developed technology	21.7
Customer relationships	2.0
Other	0.5
Goodwill	25.8

Total purchase price	$51.5

The following table summarizes the components of the tangible assets acquired at fair value (in millions):

Inventories	$1.6
Property and equipment	0.1
Other assets and liabilities, net	(0.2)

Net tangible assets acquired	$1.5

The acquired intangible assets are being amortized over their estimated useful lives, which are presented in the table below:

Developed technology	6-12 years
Customer relationships	1-3 years
Trademark	5 years
Customer backlog	0.5 years

Goodwill, which represents the excess of the purchase price over the fair value of tangible and identified intangible assets acquired, is not being amortized but will be reviewed annually for impairment, or more frequently if impairment indicators arise, in accordance with SFAS 142. In part, goodwill reflects the competitive advantages the Company expects to realize from Westover’s standing in the fiber optic inspection and cleaning solution industry. Goodwill has been assigned to the Communications Test and Measurement segment and is not expected to be deductible for tax purposes.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Westover’s results of operations have been included in the Company’s consolidated financial statements subsequent to the date of acquisition. Pro forma results of operations have not been presented because the effect of the acquisition was not material to prior period financial statements.

The former shareholders of Westover made certain representations and warranties to the Company and agreed to indemnify the Company against damages which might arise from a breach of those undertakings. As security for this indemnification obligation of the former Westover shareholders, JDSU retained approximately $5.2 million of the cash consideration, which is scheduled to be released on the twelve month anniversary of the acquisition date. This cash consideration has been included in the purchase consideration in the preliminary purchase price allocation.

Fiscal 2007 Acquisitions

Innocor Ltd.

In May 2007, the Company purchased Innocor Ltd. (“Innocor”) for $19.4 million in cash, including $0.3 million of direct transaction costs incurred in connection with the acquisition. In addition, JDSU was obligated to pay contingent cash consideration of up to approximately $4.0 million if certain revenue targets were achieved during the thirteen months from acquisition date through fiscal year end 2008. As the revenue targets were met within the time frame specified, the additional consideration of $4.0 million was accrued for during fiscal 2008 and increased the recorded value of goodwill.

Innocor is a provider of broadband test solutions for network equipment manufacturers. The merger strengthened JDSU’s position in the North American lab and production markets and helped grow the Company’s business in the Europe-Middle East-Africa and Asia and Pacific regions. Innocor is included in JDSU’s Communications Test and Measurement segment.

The transaction was accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”); therefore, the net tangible assets acquired were recorded at fair value on the acquisition date. The preliminary allocation of the purchase price was based, in part, upon a valuation, and the estimates and assumptions used therein are subject to changes.

The purchase price was allocated as follows (in millions):

Net tangible assets acquired	$2.8
Intangible assets acquired:
Developed technology	9.1
In-process research & development	2.1
Customer relationships	1.5
Customer backlog	1.0
Goodwill	2.9

Total purchase price	$19.4

The following table summarizes the components of the net tangible assets acquired at fair value (in millions):

Cash	$0.8
Accounts receivable	1.3
Inventories	0.9
Other assets and liabilities, net	(0.2)

Net tangible assets acquired	$2.8

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A portion of the purchase price was allocated to developed product technology and in-process research and development (“IPR&D”). These intangible assets were identified and valued through an analysis of data provided by Innocor concerning developmental products, their stage of development, the time and resources needed to complete them, target markets, their expected income generating ability and associated risks. The Income Approach, which is based on the premise that the value of an asset is the present value of its future earning capacity, was the primary valuation technique employed. Discount rates of 16.7% and 22.7% were applied to developed product technology and IPR&D, respectively.

Innocor’s developed product technology, which includes products that are already technologically feasible, provides multiprotocol and bit error rate production testing for network equipment manufacturers.

Developmental projects that had not reached technological feasibility and had no future alternative uses were classified as IPR&D and expensed on the acquisition date. Efforts required to develop IPR&D into commercially viable products include the planning, designing, prototyping, verification and testing activities that are necessary to establish that the products can be produced to meet their design specifications, including functions, features and technical performance requirements.

The acquired intangible assets are being amortized over their estimated useful lives, which are presented in the table below:

Developed technology	6 years
Customer relationships	2 years
Customer backlog	1 year

Goodwill, which represents the excess of the purchase price over the fair value of tangible and identified intangible assets acquired, reflects the competitive advantages the Company expects to realize from Innocor’s standing in the wireless industry. Goodwill has been assigned to the Communications Test and Measurement segment and is not expected to be deductible for tax purposes.

Subsequent to the date of acquisition, Innocor’s results of operations have been included in the Company’s consolidated financial statements. Pro forma results of operations have not been presented because the effect of the acquisition was not material to prior period financial statements.

The former shareholders of Innocor made certain representations and warranties to the Company and agreed to indemnify the Company against damages which might arise from a breach of those undertakings. The cash consideration retained as security for their indemnification obligation of approximately $2.1 million was released in May 2008.

Picolight, Inc.

In May 2007, the Company acquired Picolight Inc. (“Picolight”) for approximately 8.1 million shares of the Company’s common stock with a market value of $104.7 million at the measurement date and $5.3 million in cash, including $0.5 million of direct transaction costs incurred in connection with the acquisition. In addition, JDSU was obligated to pay contingent cash consideration of up to $10 million if certain revenue targets were achieved during the period from April 1 through December 31, 2007. As none of the revenue targets were met within the timeframe specified, no additional consideration is due or payable.

Picolight is a designer and manufacturer of optical pluggable transceivers. The acquisition of Picolight strengthened the Company’s position in high-growth pluggable optics for the enterprise market and added an established, vertically integrated manufacturing model. Picolight is included in JDSU’s Optical Communications segment.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The transaction was accounted for as a purchase in accordance with Statement of SFAS 141; therefore, the net tangible assets acquired were recorded at fair value on the acquisition date. The preliminary allocation of the purchase price was based, in part, upon a valuation, and the estimates and assumptions used therein are subject to changes.

The purchase price was allocated as follows (in millions):

Net tangible assets acquired	$6.1
Intangible assets acquired:
Developed technology	47.5
Core technology leveraged	20.9
Customer relationships	1.8
In-process research & development	3.0
Customer backlog	1.1
Internally developed software	1.5
Other	0.5
Goodwill	27.6

Total purchase price	$110.0

The following table summarizes the components of the net tangible assets acquired at fair value (in millions):

Accounts receivable	$2.5
Inventories	3.7
Property and equipment	9.1
Other assets and liabilities, net	(9.2)

Net tangible assets acquired	$6.1

A portion of the purchase price was allocated to developed product technology, core technology leveraged and IPR&D. They were identified and valued through an analysis of data provided by Picolight concerning developmental products, their stage of development, the time and resources needed to complete them, target markets, their expected income generating ability and associated risks. The Income Approach, which is based on the premise that the value of an asset is the present value of its future earning capacity, was the primary valuation technique employed. Discount rates of 11%, 13% and 15% were applied to developed product technology, core technology leveraged and IPR&D, respectively.

Developed product technology represents proprietary know-how that is technologically feasible, is primarily comprised of a portfolio of transceivers and components.

Similar to developed technology, core technology leveraged represents proprietary know-how that is technologically feasible, is primary comprised of existing core platform technology that is expected to be leveraged by future products, which are not currently under development.

Developmental projects that had not reached technological feasibility and had no future alternative uses were classified as IPR&D and expensed on the acquisition date. Efforts required to develop IPR&D into commercially viable products include the planning, designing, prototyping, verification and testing activities that are necessary to establish that the products can be produced to meet their design specifications, including functions, features and technical performance requirements.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The acquired intangible assets are being amortized over their estimated useful lives, which are presented in the table below:

Developed technology	9-10 years
Core technology leveraged	12 years
Customer relationships	2 years
Non-competition agreements	2 years
Internal-use software	10 years
Customer backlog	1 year

Goodwill, which represents the excess of the purchase price over the fair value of tangible and identified intangible assets acquired, reflects the competitive advantages the Company expects to realize from Picolight’s standing in the data communication industry. Goodwill has been assigned to the Optical Communications segment and is not expected to be deductible for tax purposes.

Picolight’s results of operations have been included in the Company’s consolidated financial statements subsequent to the date of acquisition. The financial information in the table below summarizes the combined results of operations of the Company and Picolight, on a pro forma basis, as though the companies had been combined as of the beginning of each of the periods presented:

	Years Ended
(in millions, except per share data)	June 28, 2008	June 30, 2007
Pro forma net revenue	$1,570.5	$1,437.2
Reported net revenue	1,530.1	1,396.8

Pro forma net loss	(33.6)	(38.2)
Pro forma net loss per share—basic and diluted	(0.15)	(0.18)

Reported net loss	(21.7)	(26.3)
Reported net loss per share—basic and diluted	(0.10)	(0.12)

The unaudited, pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the merger had taken place at the beginning of each of the periods presented.

The former shareholders of Picolight made certain representations and warranties to the Company and agreed to indemnify the Company against damages which might arise from a breach of those undertakings. The share consideration retained as security for their indemnification obligation of approximately 1.0 million shares was released in June 2008.

Casabyte Inc.

In January 2007, the Company acquired Casabyte Inc. (“Casabyte”) for $34.5 million in cash, including $0.5 million of direct transaction costs incurred in connection with the acquisition.

Casabyte is a provider of service quality monitoring solutions for mobile network operations. The acquisition of Casabyte accelerated the Company’s service assurance growth by capitalizing on a number of key assets, including Casabyte’s wireless service quality solutions expertise, technology and established customer relationships. JDSU also plans to leverage its global direct sales organization and other distribution channels to increase Casabyte’s penetration into international markets. Casabyte is included in JDSU’s Communications Test and Measurement business.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The transaction was accounted for as a purchase in accordance with SFAS 141; therefore, the net tangible assets acquired were recorded at fair value on the acquisition date. The preliminary allocation of the purchase price was based, in part, upon a valuation, and the estimates and assumptions used therein are subject to changes.

The purchase price was allocated as follows (in millions):

Net tangible assets acquired	$5.5
Intangible assets acquired:
Developed technology	8.5
Customer relationships	8.0
Other	1.3
Goodwill	11.2

Total purchase price	$34.5

The following table summarizes the components of the net tangible assets acquired at fair value (in millions):

Cash	$1.8
Accounts receivable	2.5
Inventories	0.6
Property and equipment	0.3
Deferred revenue	(0.5)
Other assets and liabilities, net	0.8

Net tangible assets acquired	$5.5

The acquired intangible assets are being amortized over their estimated useful lives, which are presented in the table below:

Developed technology	7 years
Customer relationships	4-9 years
Non-competition agreements	4 years
Tradename	7 years
Customer backlog	1 year

A portion of the purchase price was allocated to developed product technology, which included products that were already technologically feasible. Casabyte’s developed product technology enables mobile service providers to actively monitor and improve the quality of service delivered to customers. The Income Approach, which is based on the premise that the value of an asset is the present value of its future earning capacity, was the primary valuation technique employed. A discount rate of 13.5% was applied to developed product technology.

Goodwill, which represents the excess of the purchase price over the fair value of tangible and identified intangible assets acquired, reflects the competitive advantages the Company expects to realize from Casabyte’s standing in the wireless industry. Goodwill has been assigned to the Communications Test and Measurement segment and is not expected to be deductible for tax purposes.

Casabyte’s results of operations have been included in the Company’s consolidated financial statements subsequent to the date of acquisition. Pro forma results of operations have not been presented because the effect of the acquisition was not material to prior period financial statements.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The former shareholders of Casabyte made certain representations and warranties to the Company and agreed to indemnify the Company against damages which might arise from a breach of those undertakings. The cash consideration retained as security for this indemnification obligation of approximately $2.8 million was released on April 1, 2008.

Fiscal 2006 Acquisitions

Test-Um Inc.

In May 2006, the Company purchased Test-Um Inc. (“Test-Um”) for $17.2 million in cash, including $0.2 million of direct transaction costs incurred in connection with the acquisition. Test-Um’s results of operations have been included in the Company’s consolidated financial statements subsequent to the date of acquisition. In addition, JDSU was obligated to pay contingent cash consideration of up to $5.5 million if certain revenue targets were achieved during the twelve months following the acquisition date. During the three months ended September 29, 2007, the recorded value of goodwill was increased by $1.5 million because certain revenue targets were met.

Test-Um is a provider of portable test, talk and trace products for datacom and communications networks. The acquisition establishes JDSU as a leader in the growing market for home and enterprise network testing. Test-Um is a provider of high-quality, low cost instruments which are used in the field to troubleshoot, test, map and certify various types of networks. Test-Um is included in JDSU’s Communications Test and Measurement segment.

The purchase price was allocated as follows (in millions):

Net tangible assets acquired	$2.9
Intangible assets acquired:
Developed technology	3.8
Customer relationships	0.6
Other	0.1
Goodwill	9.8

Total purchase price	$17.2

The following table summarizes the components of the net tangible assets acquired at fair value (in millions):

Inventories	$2.3
Other assets and liabilities, net	0.6

Net tangible assets acquired	$2.9

The acquired intangible assets are being amortized over their estimated useful lives, which are presented in the table below:

Developed technology	3-7 years
Customer relationships	2 years
Non-competition agreements	2 years
Tradename	1 year
Customer backlog	1 year

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Goodwill, which represents the excess of the purchase price over the fair value of tangible and identified intangible assets acquired, reflects the competitive advantages the Company expects to realize from Test-Um’s existing product lines. Goodwill has been assigned to the Communications Test and Measurement segment and is not expected to be deductible for tax purposes.

Test-Um’s results of operations have been included in the Company’s consolidated financial statements subsequent to the date of acquisition. Pro forma results of operations have not been presented because the effect of the acquisition was not material to prior period financial statements.

The former shareholders of Test-Um made certain representations and warranties to the Company and agreed to indemnify JDSU against damages which might arise from a breach of those undertakings. The cash consideration retained as security for their indemnification obligation of approximately $1.7 million was released in May 2007.

Agility Communications, Inc.

In November 2005, the Company purchased Agility Communications, Inc. (“Agility”) for approximately 2.8 million shares of the Company’s common stock with a market value of $54.1 million at the measurement date and $10.7 million in cash, including $0.5 million of direct transaction costs incurred in connection with the acquisition. Prior to the acquisition, the Company had invested $3.0 million in Agility’s convertible preferred stock.

Agility is a leading provider of widely tunable laser solutions for optical networks. Tunable lasers simplify the deployment of high-speed metro and long-haul networks and help enable the delivery of next-generation services. The acquisition further expanded the Company’s product offerings to service providers for their agile networks. The transaction was accounted for as a purchase in accordance with SFAS 141; therefore, the net tangible assets acquired were recorded at fair value on the acquisition date.

The purchase price was allocated as follows (in millions):

Net tangible assets acquired	$3.6
Intangible assets acquired:
Developed technology	7.9
Customer relationships	3.8
In-process research & development	0.4
Customer backlog	0.2
Non-competition agreements	0.1
Goodwill	51.8

Total purchase price	$67.8

The following table summarizes the components of the net tangible assets acquired at fair value (in millions):

Inventories	$2.6
Property and equipment	4.5
Other assets and liabilities, net	(3.5)

Net tangible assets acquired	$3.6

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Net tangible assets acquired include charges of $1.3 million to eliminate duplicative positions at Agility. Under Emerging Issues Task Force Abstracts No. 95–3 “Recognition of Liabilities in Connection with a Purchase Business Combination” (“EITF 95–3”), this charge was included in the allocation of acquisition cost rather than period expenses. During fiscal 2006, the Company reduced the value of certain inventories by $0.5 million, property and equipment by $1.4 million, and increased other liabilities by $0.1 million to better reflect the estimated fair market value at acquisition date. As a result, goodwill increased $1.7 million and identified intangible assets increased by a total of $0.3 million.

A portion of the purchase price was allocated to developed product technology and in-process research and development (“IPR&D”). They were identified and valued through an analysis of data provided by Agility concerning developmental products, their stage of development, the time and resources needed to complete them, target markets, their expected income generating ability and associated risks. The Income Approach, which is based on the premise that the value of an asset is the present value of its future earning capacity, was the primary valuation technique employed. Discount rates of 12% and 16% were applied to developed product technology and IPR&D, respectively.

Developed product technology, which includes products that were already technologically feasible, was primarily comprised of a portfolio of tunable lasers, transmitters and transponders.

Developmental projects that had not reached technological feasibility and had no future alternative uses were classified as IPR&D and expensed on the acquisition date. Efforts required to develop IPR&D into commercially viable products include the planning, designing, prototyping, verification and testing activities that are necessary to establish that the products can be produced to meet their design specifications, including functions, features and technical performance requirements.

The acquired intangible assets are being amortized over their estimated useful lives, which are presented in the table below:

Developed technology	5.5 years
Customer relationships	1.5 years
Customer backlog	1.5 years
Non-competition agreements	2.5 years

Goodwill, which represents the excess of the purchase price over the fair value of tangible and identified intangible assets acquired reflects the competitive advantages the Company expected to realize from incorporating Agility’s technologies into existing product lines and developing new markets. Goodwill has been assigned to the Optical Communications segment and is not expected to be deductible for tax purposes.

Agility’s results of operations have been included in the Company’s consolidated financial statements subsequent to the date of acquisition. Pro forma results of operations have not been presented because the effect of the acquisition was not material to prior period financial statements.

The former shareholders of Agility made certain representations and warranties to the Company and agreed to indemnify the Company against damages which might arise from a breach of those undertakings. The cash consideration held in escrow as security for this indemnification obligation of approximately $10.0 million was released in December 2006.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Acterna Inc.

In August 2005, the Company purchased Acterna Inc. (“Acterna”) for approximately 25.1 million shares of the Company’s common stock with a market value of $304.7 million at the measurement date and $459.3 million in cash, including $10.0 million of direct transaction costs incurred in connection with the acquisition.

Acterna is a worldwide provider of broadband and optical test and measurement solutions for telecommunications and cable service providers and network equipment manufacturers. The acquisition expanded the Company’s portfolio of IP-based data, voice and video products and services over long haul, metro, fiber-to-the-home, DSL and cable networks. The transaction was accounted for as a purchase in accordance with SFAS 141; therefore, the net tangible assets acquired were recorded at fair value on acquisition date.

The purchase price was allocated as follows (in millions):

Net tangible assets acquired	$(24.2)
Intangible assets acquired:
Developed technology	210.9
Customer relationships	95.0
In-process research & development	19.9
Trademark/trade name	12.7
Customer backlog	2.0
Non-competition agreements	1.8
Goodwill	445.9

Total purchase price	$764.0

The following table summarizes the components of the net tangible assets acquired at fair value (in millions):

Inventories	$84.2
Property and equipment	43.7
Deferred revenue	(6.1)
Deferred compensation	(89.6)
Deferred income tax	(27.7)
Other assets and liabilities, net	(28.7)

Net tangible assets acquired	$(24.2)

The above purchase price allocation includes net adjustments to acquired intangible assets and goodwill since the acquisition date. Acquired intangible assets were adjusted to record the effect of currency translation adjustments and the completion of the final valuation report. Goodwill was adjusted to reflect adjustments to pension obligations, inventory and trade receivable reserves, tax accruals, fixed assets, other assets and liabilities, currency translation adjustments and the completion of the final valuation report.

A portion of the purchase price was allocated to developed product technology and IPR&D. They were identified and valued through an analysis of data provided by Acterna concerning developmental products, their stage of development, the time and resources needed to complete them, target markets, their expected income generating ability and associated risks. The Income Approach, which is based on the premise that the value of an asset is the present value of its future earning capacity, was the primary valuation technique employed. Discount rates of 10% and 14% were applied to developed product technology and IPR&D, respectively.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Developed product technology, which includes products that are already technologically feasible, is primarily comprised of a portfolio of testing, analysis, maintenance and optimization tools.

Developmental projects that had not reached technological feasibility and had no future alternative uses were classified as IPR&D and expensed on the acquisition date. Efforts required to develop IPR&D into commercially viable products include the planning, designing, prototyping, verification and testing activities that are necessary to establish that the products can be produced to meet their design specifications, including functions, features and technical performance requirements. The principal projects at merger date were extensions of existing technologies for tools used to install, maintain and test optical and other communications networks. The Company incurred post-acquisition cost of approximately $22.2 million during fiscal 2006 for these projects. Additional investments of $8.0 million were made during fiscal 2007 to complete the projects.

The acquired intangible assets are being amortized over their estimated useful lives, which are presented in the table below:

Developed technology	8 years
Customer relationships	7 years
Trademark/trade name	10 years
Customer backlog	1 year
Non-competition agreements	3 years

Goodwill, which represents the excess of the purchase price over the fair value of tangible and identified intangible assets acquired, has been assigned to the Communications Test and Measurement segment and is not expected to be deductible for tax purposes.

In connection with the merger, Acterna made certain representations and warranties to the Company, and Acterna’s former security holders agreed to indemnify the Company against damages which might arise from a breach of those representation and warranties. Under the terms of the acquisition, the former Acterna security holders set aside approximately $50.4 million of the cash consideration for payment of indemnification claims made by the Company prior to the earlier of August 31, 2006 or filing of the Company’s annual report on Form 10-K for the fiscal year ending July 1, 2006.

During fiscal 2006, the Company determined that a liability was probable for certain material pre-merger income tax contingencies, of which the principal claim related to an income tax audit in Germany that was initiated during fiscal 2005. In March and April 2007, the Company received tax assessments, including interest, of approximately $61.7 million and, in March 2007, the Company received refunds, including interest, of approximately $18.1 million. The Company has adjusted goodwill by $3.5 million, the amount not recovered under the indemnification claims from the former Acterna security holders.

The results of operations of Acterna have been included in the Company’s consolidated financial statements subsequent to the date of acquisition. The financial information in the table below summarizes the combined results of operations of the Company and Acterna, on a pro forma basis, as though the companies had been combined as of the beginning of the year ended:

(in millions, except per share data)	July 1, 2006
Pro forma net revenue	$1,230.3
Reported net revenue	1,204.3

Pro forma net loss	(189.6)
Pro forma net loss per share—basic and diluted	(0.88)

Reported net loss	(151.2)
Reported net loss per share—basic and diluted	(0.73)

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The unaudited pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the merger had taken place at the beginning of the period presented.

Note 4. Balance Sheet and Other Details

Accounts Receivable Reserves and Allowances

The components of account receivable reserves and allowances were as follows (in millions):

	Years Ended
	June 28, 2008	June 30, 2007
Allowance for doubtful accounts	$4.7	$4.8
Allowance for sales returns and other	0.3	0.6

Total accounts receivable reserves and allowances	$5.0	$5.4

The activities and balances for allowance for doubtful accounts are as follows (in millions):

	Balance at Beginning of Period	Charged to Costs and Expenses	Deduction(1)	Balance at End of Period
Allowance for doubtful accounts:
Year ended June 28, 2008	$4.8	$0.3	$(0.4)	$4.7
Year ended June 30, 2007	5.2	0.8	(1.2)	4.8
Year ended July 1, 2006	3.0	3.0	(0.8)	5.2

(1)	Write-offs of uncollectible accounts, net of recoveries.

Inventories

Inventories are stated at the lower of cost or market, and include material, labor, and manufacturing overhead costs. The components of inventories were as follows (in millions):

	Years Ended
	June 28, 2008	June 30, 2007
Deferred cost of sales	$14.5	$8.3
Finished goods	51.6	51.7
Work in process	56.3	67.8
Raw materials and purchased parts	66.5	76.5

Total inventories	$188.9	$204.3

During fiscal 2008, 2007, and 2006, the Company recorded write-downs of inventories of $24.6 million, $40.0 million, and $35.9 million, respectively.

The Company also sold previously written-down inventories of $17.2 million, $17.5 million, and $27.6 million during fiscal 2008, 2007, and 2006, respectively. In addition, the Company has an active scrap program and typically disposes of inventory that has been written down through the use of scrap dealers or physical disposal/destruction. During fiscal 2008, 2007, and 2006, the Company scrapped $31.2 million, $33.9 million, and $47.7 million of fully reserved inventory, respectively.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The inventory write-downs were predominantly the result of changes in forecasted customer demand and technological changes in the Company’s products. The majority of the inventory written down consisted of raw material and finished goods. The major elements of the written down raw material consists of components and items that had not entered into production. The finished goods inventory includes the cost of raw material inputs, labor, and overhead.

The Company operates in markets with relatively few customers and has historically experienced variability in product demand driven by the buying behavior of these customers. In addition, the Company’s products utilize long-lead time parts which are available from a limited set of vendors. The combined effects of a limited customer base, variability of demand among the customer base and significant long-lead time or single sourced materials has historically contributed to significant inventory write-downs. The Company routinely reviews inventory for usage potential, including fulfilment of customer warranty obligations and spare part requirements. The Company writes down to zero the value of excess and obsolete (“E&O”) inventory that is not expected to be consumed through operations generally within 12 months. Excess is written down to zero value in large part due to the Company’s history of changes in customer demand and inherent product obsolescence concerns.

For any written down inventory items retained, the Company evaluates the future realizable value of inventories and impact on gross margins, taking into consideration product life cycles, technological and product changes, demand visibility and other market conditions. The Company believes its current process for writing down inventory appropriately balances the risk in the marketplace with a fair representation of the realizable value of the Company’s inventory.

Property, Plant and Equipment, Net

The components of property, plant and equipment, net were as follows (in millions):

	Years Ended
	June 28, 2008	June 30, 2007
Land	$17.3	$17.0
Buildings and improvements	42.5	37.5
Machinery and equipment	298.6	277.0
Furniture, fixtures, software and office equipment	118.1	99.9
Leasehold improvements	61.8	51.1
Construction in progress	32.0	19.9

	570.3	502.4
Less: Accumulated depreciation	(357.1)	(291.9)

Property, plant and equipment, net	$213.2	$210.5

At June 28, 2008, property, plant and equipment, net included $25.4 million in land and buildings related to the Santa Rosa sale and leaseback transactions accounted for under the financing method. See “Note 5. Financing Obligation” for more detail. At June 28, 2008, the Company had capitalized approximately $9.0 million of costs incurred for the Oracle software upgrade, in accordance with SOP 98-1.

During fiscal 2008, 2007, and 2006, the Company recorded $65.2 million, $61.4 million, and $57.4 million, respectively, of depreciation expense.

During fiscal 2008, 2007, and 2006, the Company recorded $3.6 million, $5.3 million, and $3.1 million, respectively, of impairments in the carrying value of property, plant and equipment primarily as a result of impairment analyses or the write-off of disposed fixed assets, excluding asset write-downs associated with restructuring activities. See “Note 9. Impairment of Other Long-Lived Assets” for more detail.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Other Current Assets

The components of other current assets were as follows (in millions):

	Years Ended
	June 28, 2008	June 30, 2007
Prepaid assets	$18.4	$15.9
Deferred income tax	1.0	1.1
Receivables from Fabrinet	2.3	2.5
Other receivables	21.0	18.1
Other current assets	7.3	7.2

Total other current assets	$50.0	$44.8

Other Non-Current Assets

The components of other non-current assets were as follows (in millions):

	Years Ended
	June 28, 2008	June 30, 2007
Deposits	$4.6	$4.8
Deferred financing costs	5.1	6.8
Other	12.6	10.8

Total other non-current assets	$22.3	$22.4

Other Current Liabilities

The components of other current liabilities were as follows (in millions):

	Years Ended
	June 28, 2008	June 30, 2007
Deferred revenue	$35.7	$29.0
Acquisition holdbacks and other related liabilities	6.0	7.7
Deferred compensation plan	6.8	8.2
VAT liabilities	6.8	4.0
Accrued expenses	85.4	53.8
Current portion of pension accrual	5.3	4.9
Other	5.0	4.7

Total other current liabilities	$151.0	$112.3

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Other Non-Current Liabilities

The components of other non-current liabilities were as follows (in millions):

	Years Ended
	June 28, 2008	June 30, 2007
Pension accrual and post retirement benefits	$81.4	$82.6
Deferred taxes	22.3	19.9
Restructuring accrual	5.8	6.6
Financing Obligation	31.4	—
Non-current income taxes payable	35.5	—
Asset retirement obligations	11.9	9.5
Other	30.0	15.3

Total other non-current liabilities	$218.3	$133.9

Interest and other income (loss)

The components of interest and other income were as follows (in millions):

	Years Ended
	June 28, 2008	June 30, 2007	July 1, 2006
Interest income	$48.1	$57.6	$30.9
Foreign exchange gains (losses), net	2.7	6.9	(2.6)
Proceeds from settlement of held-to-maturity debt security	—	5.1	—
Proceeds from Nortel class action settlement (1)	61.6	—	—
Gains on repurchase of Convertible Notes	11.1	6.3	—
Gain (loss) on equity investments	1.2	—	(0.3)
Reduction in fair value of investments	—	(0.2)	(4.2)
Other income (expense)	(4.6)	(2.7)	3.2

Total interest and other income	$120.1	$73.0	$27.0

(1)	In February 2001, the Company received approximately 65.7 million shares of Nortel Networks Corporation (“Nortel”) common stock in connection with the sale of its Zurich, Switzerland subsidiary to Nortel. Beginning in February 2001 Nortel has been involved with two class action lawsuits on behalf of persons who purchased Common Shares or call options on Common Shares or wrote (sold) put options on Common Shares during the period from October 24, 2000 through February 15, 2001 (“Nortel I Action”) in which the Company was an eligible class member, and on behalf of persons who purchased Common Shares or call options on Common Shares or wrote (sold) put options on Common Shares during the period from April 24, 2003 through April 27, 2004 (“Nortel II Action”). The Company began selling its Nortel common stock in 2001 and had sold all of its holdings by July 2005.

In December 2007, the Company was notified by the settlement administrator that its Proof of Claim and Release submitted in relation to the case had been accepted. The distribution of cash and common shares to participants in the settlement was approved by the U.S. District Court for the Southern District of New York, the Ontario Superior Court, the Quebec Superior Court and the British Columbia Supreme Court in March and April of 2008. As a result, the Company received approximately $37.6 million in cash and 2,901,372 shares of Nortel common stock with a market value of approximately $24.6 million during the fourth quarter of fiscal year 2008. The shares were sold on the open market in the same quarter for approximately $24.0 million (net of commission) in cash.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 5. Financing Obligation

On August 21, 2007, the Company entered into a sale and lease back of certain buildings and land in Santa Rosa, California. The Company sold approximately 45 acres of land, 13 buildings with approximately 492,000 rentable square feet, a building pad, and parking areas. The Company leased back 7 buildings with approximately 286,000 rentable square feet. The net cash proceeds received from the transaction were $32.2 million. The lease terms range from a five year lease with a one year renewal option to a ten year lease with two five year renewal options.

The Company has an ongoing obligation to remediate the environmental matter required by the North Coast Regional Water Quality Control Board which existed at the time of sale. Concurrent with the sale and lease back, the Company has issued an irrevocable letter of credit for $3.8 million as security for the remediation of the environmental matter that remains in effect until the issuance of a notice of no further action letter from the North Coast Regional Water Quality Control Board. In addition, the lease agreement for one building included an option to purchase at fair market value, at the end of the lease term. Due to these various forms of continuing involvement the transaction was recorded under the financing method in accordance with Statement of Financial Accounting Standards No. 98 “Accounting for Leases” (“SFAS 98”) and Statement of Financial Accounting Standards No. 66 “Accounting for Sales of Real Estate” (“SFAS 66”).

Accordingly, the value of the buildings and land will remain on the Company’s books and the buildings will continue to be depreciated over their remaining useful lives. The proceeds received have been recorded as a financing obligation and a portion of the lease payments are recorded as a decrease to the financing obligation and a portion is recognized as interest expense. Imputed rental income from the buildings sold but not leased back is recorded as a reduction in the financing obligation.

The guarantee of up to $3.8 million was accounted for in accordance with FASB Interpretation No. 45 “Guarantor’s Accounting and Disclosure Requirement for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”). The present value of the guarantee approximates the liability of $1.3 million which was included in Other non-current liabilities as of June 28, 2008.

As of June 28, 2008, $0.5 million was included in Other current liabilities, and $31.4 million was included in Other non-current liabilities.

As of June 28, 2008, future minimum financing payments during the initial term of the various leases are as follows (in millions):

Fiscal Years
2009	$2.6
2010	2.6
2011	2.7
2012	2.8
2013	2.6
Thereafter	11.4

Total	$24.7

The lease payments due under the agreement reset to fair market rental rates upon the Company’s execution of the renewal options.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 6. Investments

Available-For-Sale Investments

The Company’s investments in marketable debt and equity securities were primarily classified as available-for-sale investments.

At June 28, 2008, the Company’s available-for-sale investments were as follows (in millions):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Debt investments:
U.S. Treasuries & agencies	$178.6	$0.5	$(0.3)	$178.8
Municipal bonds & sovereign debt instruments	4.8	—	—	4.8
Asset-backed securities	163.7	1.0	(2.3)	162.4
Corporate securities	309.6	0.8	(0.7)	309.7

Total debt investments	656.7	2.3	(3.3)	655.7
Money market instruments and funds	189.5	—	—	189.5
Marketable equity investments	0.1	—	—	0.1

Total available-for-sale investments	$846.3	$2.3	$(3.3)	$845.3

The Company considers the impairments to its available-for-sale debt investments to not be other-than-temporary because the declines in fair value of the securities have been caused primarily by changes in credit spreads and market interest rates. Virtually all of the debt securities held are investment grade and the Company believes they will recover in value while they are held to maturity. When evaluating investments for other-than-temporary impairment, the Company reviews factors such as the length of time the fair value has been below amortized cost, the cause and extent of the decline in fair value, the financial condition of the issuer and the Company’s ability and intent to hold the investment to maturity or for a period of time sufficient for anticipated recovery in market value. Of the total estimated fair value, $224.7 million was classified as cash and cash equivalents and restricted cash, $601.2 million was classified as short-term investment and $12.5 million was classified as long-term investments. An additional $6.8 million of short-term investments representing assets of a deferred compensation plan were classified as trading securities.

At June 28, 2008, the Company’s gross unrealized losses on available-for-sale investments, aggregated by type of investment instrument were as follows (in millions):

	Less than 12 Months	Greater than 12 Months	Total
U.S. Treasuries & agencies	$0.3	$—	$0.3
Asset-backed securities	0.6	1.7	2.3
Corporate securities	0.5	0.2	0.7

Total gross unrealized losses	$1.4	$1.9	$3.3

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At June 28, 2008, the Company’s short-term investments classified as trading assets were as follows (in millions):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Debt investments	$0.8	$—	$(0.2)	$0.6
Money market instruments and funds	0.6	—	—	0.6
Marketable equity investments	4.8	0.8	—	5.6

Total trading assets classified as short-term investments	$6.2	$0.8	$(0.2)	$6.8

At June 28, 2008, contractual maturities of the Company’s debt investments from available-for-sale investments and trading assets were as follows (in millions):

	Amortized Cost	Estimated Fair Value
Amounts maturing in less than 1 year	$343.3	$343.1
Amounts maturing in 1 – 5 years	293.3	293.7
Amounts maturing more than 5 years	21.1	19.4

Total debt investments	$657.7	$656.2

At June 30, 2007, the Company’s available-for-sale investments were as follows (in millions):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Debt investments:
U.S. Treasuries & agencies	$125.3	$—	$(0.3)	$125.0
Asset-backed securities	215.1	0.1	(0.2)	215.0
Corporate securities	523.2	—	(0.6)	522.6

Total debt investments	863.6	0.1	(1.1)	862.6
Money market instruments and funds	271.3	—	—	271.3
Marketable equity investments	0.3	0.3	—	0.6

Total available-for-sale investments	$1,135.2	$0.4	$(1.1)	$1,134.5

Of the total estimated fair value, $372.8 million was classified as cash and cash equivalents and restricted cash and $761.7 million was classified as short-term investments. An additional $8.2 million of short-term investments representing assets of a deferred compensation plan were classified as trading securities.

At June 30, 2007, the Company’s gross unrealized losses on short-term investments, aggregated by type of investment instrument were as follows (in millions):

	Less than 12 Months	Greater than 12 Months	Total
U.S. Treasuries & agencies	$0.1	$0.2	$0.3
Asset-backed securities	0.2	—	0.2
Corporate securities	0.5	0.1	0.6

Total gross unrealized losses	$0.8	$0.3	$1.1

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At June 30, 2007, the Company’s short-term investments classified as trading assets were as follows (in millions):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Debt investments	$0.5	$—	$—	$0.5
Money market instruments and funds	0.8	—	—	0.8
Marketable equity investments	4.9	2.0	—	6.9

Total trading assets classified as short-term investments	$6.2	$2.0	$—	$8.2

At June 30, 2007, contractual maturities of the Company’s debt investments from available for sale investments and trading assets were as follows (in millions):

	Amortized Cost	Estimated Fair Value
Amounts maturing in less than 1 year	$434.3	$434.1
Amounts maturing in 1 – 5 years	401.8	401.2
Amounts maturing more than 5 years	28.0	28.0

Total debt investments	$864.1	$863.3

Marketable Equity Investments

During fiscal 2008, we recorded net gains on sale of investments of $2.4 million primarily due to the sale of fixed income securities for a net gain of $1.0 million and the sale of equity investments in BaySpec, Inc. (“BaySpec”) and Nufern, Inc. (“Nufern”) for net gains of $0.5 million and $0.5 million, respectively. These equity investments had a combined carrying value of zero at June 30, 2007. The fair value of our marketable equity securities at June 28, 2008 was approximately $0.1 million.

Long-Term Investments

The components of the Company’s long-term investment were as follows (in millions):

	Years Ended
	June 28, 2008	June 30, 2007
Available-for-sale debt securities	$12.5	$—
Non-marketable cost method investments	11.5	2.5
Non-marketable equity method investments	1.6	0.6

Total long-term investments	$25.6	$3.1

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 7. Goodwill

Goodwill

The following table presents the changes in goodwill allocated to the reportable segments (in millions):

	Optical Communications	Communications Test & Measurement	Advanced Optical Technologies	All Other, Commercial Lasers	Total
Balance as of July 1, 2006	$175.8	$420.2	$28.9	$31.8	$656.7
Acquisitions (*):
Picolight	27.6	—	—	—	27.6
Casabyte	—	11.2	—	—	11.2
Innocor	—	2.9	—	—	2.9
Translation adjustment	—	13.9	—	—	13.9
Other purchase price adjustment (*)	(1.5)	(0.8)	—	—	(2.3)

Balance as of June 30, 2007	201.9	447.4	28.9	31.8	710.0
Acquisitions (*):
ABNH	—	—	65.9	—	65.9
Westover	—	25.8	—	—	25.8
SFAS No. 142 impairment charges	—	(12.5)	(24.5)	—	(37.0)
Purchase price adjustment related to the achievement of milestones (*)	—	4.0	—	—	4.0
Translation adjustment	—	28.3	—	—	28.3
Other purchase price adjustment	—	1.2	(2.0)	—	(0.8)

Balance as of June 28, 2008	$201.9	$494.2	$68.3	$31.8	$796.2

*	See “Note 3. Mergers and Acquisitions” of the Notes to Consolidated Financial Statements for detail.

Impairment of Goodwill

Fiscal 2008:

Under the first step of the SFAS 142 analysis, the fair value of the reporting units was determined based on the income approach, which estimates the fair value based on the future discounted cash flows. Under the income approach, the Company assumed a cash flow period of 10 years, long-term annual growth rates of 5% to 19%, a discount rate of 12.9% to 16.1% and terminal value growth rates of 4% to 6%. Based on the first step of the analysis, the Company determined that the carrying amount of its da Vinci and Authentication Solutions reporting units within the Communications Test and Measurement and AOT segments, respectively, were in excess of their fair value. As such, the Company was required to perform the second step analysis on those reporting units to determine the amount of the impairment loss.

As the result of the annual impairment test, the Company recorded a $12.5 million goodwill impairment related to the da Vinci reporting unit within the Communications Test and Measurement segment. The impairment for da Vinci was the result of delayed product introduction and acceptance of next generation color and image enhancement products. See “Note 8 Other Intangibles” for details regarding the impairment of intangibles for da Vinci.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company also recorded a $24.5 million goodwill impairment related to the Authentication Solution Group (“ASG”) (formerly ABNH, the business we acquired in February 2008) reporting unit within the Advanced Optical Technologies segment. The ASG impairment was the result of a significant decrease in the short term expected demand for transaction card products due to trouble in the U.S. Banking industry, combined with the expectation that long term revenue generated from the sale of holograms, especially for use in credit cards, would not be as high as expected at the time of the ABNH acquisition.

Fiscal 2007:

Under the first step of the SFAS 142 analysis, the fair value of the reporting units was determined based on the income approach, which estimates the fair value based on the future discounted cash flows. Under the income approach, the Company assumed a cash flow period of 10 years, long-term annual growth rates of -12% to 16%, a discount rate of 12% to 16% and terminal value growth rates of 4% to 6%. Based on the first step of the analysis, the Company determined that the fair value of each reporting unit is above its carrying amount. As such, the Company was not required to perform the second step analysis on any reporting unit to determine the amount of the impairment loss. The Company recorded no impairment charge in accordance with its annual impairment test.

Fiscal 2006:

Under the first step of the SFAS 142 analysis, the fair value of the reporting units was determined based on the income approach, which estimates the fair value based on the future discounted cash flows. Under the income approach, the Company assumed a cash flow period of 10 years, long-term annual growth rates of -17% to 12%, a discount rate of 13% to 15% and terminal value growth rates of 4% to 6%. Based on the first step of the analysis, the Company determined that the carrying amount of its da Vinci reporting unit within the Communications Test and Measurement segment was in excess of its fair value. As such, the Company was required to perform the second step analysis on that reporting unit to determine the amount of the impairment loss. The Company recorded a $22.4 million impairment charge related to the da Vinci reporting unit in accordance with SFAS 142 in accordance with its annual impairment test. The impairment was the result of delayed product introduction and acceptance of next generation color and image enhancement products.

Note 8. Other Intangibles

The following tables present details of the Company’s other intangibles (in millions):

As of June 28, 2008:	Gross Carrying Amount	Accumulated Amortization	Net
Acquired technology	$460.3	$(190.5)	$269.8
Other	265.8	(119.5)	146.3

Total intangibles	$726.1	$(310.0)	$416.1

As of June 30, 2007:	Gross Carrying Amount	Accumulated Amortization	Net
Acquired technology	$442.6	$(143.0)	$299.6
Other	193.0	(81.1)	111.9

Total intangibles	$635.6	$(224.1)	$411.5

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Other intangibles consists of patents, trademarks, trade names, proprietary know-how and trade secrets, assembled workforce, customer and secure government relationships, customer backlog, and non-competition agreements.

During fiscal 2008, 2007, and 2006, the Company recorded $83.3 million, $67.0 million, and $60.8 million, respectively, of amortization of other intangibles. The following table presents details of the Company’s amortization of other intangibles (in millions):

	Years Ended
	June 28, 2008	June 30, 2007	July 1, 2006
Cost of sales	$53.3	$40.2	$36.4
Operating expense	30.0	26.8	24.4

Total	$83.3	$67.0	$60.8

During fiscal 2008, the Company recorded $8.4 million of impairments in the carrying value of other intangibles as a result of impairment analyses performed in accordance with SFAS 144. During fiscal 2007 and 2006 there were no impairments in the carrying value of other intangibles. See “Note 9. Impairment of Other Long-Lived Assets” for more detail.

Based on the carrying amount of other intangibles as of June 28, 2008, and assuming no future impairment of the underlying assets, the estimated future amortization is as follows (in millions):

Years Ended June 28,
2009	$74.6
2010	70.0
2011	66.9
2012	64.8
2013	48.9
Thereafter	90.9

Total amortization	$416.1

Note 9. Impairment of Other Long-Lived Assets

During fiscal 2008, 2007 and 2006, the Company recorded $10.7 million, $7.8 million and $5.6 million, respectively, of impairments in the carrying value of its long-lived assets in accordance with SFAS 144. The carrying values of assets held for sale at June 28, 2008 and June 30, 2007 were zero and zero, respectively. The following table summarizes the components of the impairments of other long-lived assets (in millions):

	Years Ended
	June 28, 2008	June 30, 2007	July 1, 2006
Impairments of other long-lived assets:
Assets held and used	$8.8	$0.8	$3.0
Assets held for sale	—	0.7	0.1
(Gain)/loss on the sale of assets	(1.4)	1.7	2.5
Long-lived assets to be disposed of other than sale	3.3	4.6	—

Total impairments of other long-lived assets	$10.7	$7.8	$5.6

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Fiscal 2008

Assets Held and Used

During fiscal year 2008, the Company recorded an impairment charge of $0.4 million for certain assets related to the Company’s Santa Rosa, California facility and $8.4 million for certain intangible assets related to its da Vinci business. The $8.4 million consists of $4.0 million and $4.4 million recorded in cost of sales and operating expenses, respectively.

Sale of Assets

During fiscal year 2008, the Company recorded a gain of $1.4 million for the sale and disposal of assets.

Assets to be Disposed of Other Than Sale

During fiscal year 2008, the Company recorded a loss of $3.3 million for the disposal of assets related to Singapore and Ottawa facilities.

Fiscal 2007

Assets Held and Used

In the second quarter of fiscal year 2007, the Company recorded impairment charges of $0.8 million for certain assets related to its Santa Rosa, California facility.

Assets Held for Sale

In the first quarter of fiscal year 2007, the Company recorded impairment charges of $0.7 million related to the sale of its Rochester, Minnesota facility.

Sale of Assets

During fiscal year 2007, the Company recorded losses of $1.7 million on the sale of assets primarily relating to the transfer of assets to Fabrinet.

Assets to be Disposed of Other Than Sale

During fiscal year 2007, the Company recorded losses of $4.6 million on assets to be disposed of other than sale primarily relating to a $3.7 million impairment charge for the cancellation of a software program implementation at our Eningen, Germany facility, and write-offs resulting from a physical count of fixed assets.

Fiscal 2006

Assets Held and Used

The Company noticed indicators during fiscal 2006 that the carrying value of its long-lived assets may not be recoverable and performed an impairment review in accordance with SFAS 144. The Company evaluated the recoverability of its long-lived assets and recorded impairment charges based on the amounts by which the carrying amounts of these assets exceeded their fair value. As a result of the review, the Company recorded losses of $2.7 million for write-off of certain assets formerly utilized in its Santa Rosa, California manufacturing facility, $0.2 million in connection with the closure of the Melbourne, Florida facility, and $0.5 million in connection with the closure of the Rochester, Minnesota facility, partially offset by $0.4 million gain on other adjustments.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Assets Held for Sale

In the fourth quarter of fiscal year 2006, the Company entered into a contract to sell its Milan, Italy sales office facility for net proceeds of approximately $2.8 million. In accordance with SFAS 144, the Company recorded an impairment charge of $0.1 million. The sale closed in the second quarter of fiscal year 2007.

Sale of Assets

During fiscal year 2006, the Company recorded losses of $6.9 million on the sale of assets primarily relating to the sale of its front surface mirror business and the sale of one of its Santa Rosa manufacturing facilities, offset by gains of $3.8 million on the sale of its Melbourne, Florida manufacturing facility, $0.3 million on the sale of its Cotia, Brazil sales and warehouse facility, and $0.3 million on the sale of 55 acres of land in Raleigh, North Carolina.

Note 10. Convertible Debt and Letters of Credit

The following table presents details of the Company’s long-term debt as of June 28, 2008 and June 30, 2007 (in millions):

	Years Ended
	June 28, 2008	June 30, 2007
1% senior convertible notes	$425.0	$425.0
Zero coupon senior convertible notes	83.0	383.0

Total convertible debt	508.0	808.0
Less: current portion	(83.0)	—

Total long-term debt	$425.0	$808.0

Based on quoted market prices, as of June 28, 2008 and June 30, 2007, the fair market value of the 1% Senior Convertible Notes was approximately $334.9 million and $347.8 million, respectively, and the fair market value of the Zero Coupon Senior Convertible Notes was approximately $80.8 million and $354.6 million, respectively. Changes in fair market value reflect both the change in the market price of the notes and the impact of the partial repurchase of the Zero Coupon Senior Convertible Notes during fiscal year 2008.

The Company was in compliance with all debt covenants as of June 28, 2008.

1% Senior Convertible Notes

On May 17, 2006, the Company completed an offering of $375 million aggregate principal amount of 1% Senior Convertible Notes due 2026. On June 5, 2006, the Company sold an additional $50 million aggregate principal amount of the notes which were issued upon the exercise by the initial purchasers of an over-allotment option granted by the Company. The sale of the additional notes brought the total aggregate principal amount of 1% Senior Convertible Notes outstanding to $425 million. The notes were issued for cash consideration to the initial purchasers, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. The initial purchasers resold the notes to qualified institutional investors in accordance with Rule 144A under the Securities Act of 1933, as amended. Proceeds from the notes amounted to $415.9 million after issuance costs. The Company filed a registration statement with the SEC on December 7, 2006 with respect to the resale of the notes and the common stock issuable upon the conversion of the notes.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The notes were issued pursuant to an Indenture, dated as of May 17, 2006, between the Company and The Bank of New York Trust Company, N.A., as trustee. The notes bear interest at a rate of 1.00% per year and are convertible into a combination of cash and shares of the Company’s common stock at a conversion price of $30.30 per share. Interest on the notes is payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2006. The notes mature on May 15, 2026. The notes are senior unsecured obligations of the Company and will rank equal in right of payment with its other senior unsecured debt and senior to all of its future subordinated debt.

The indenture includes a “net share settlement” provision that requires the Company, upon redemption or conversion, to settle the principal amount of the notes in cash and the additional conversion value, if any, in shares of the Company’s common stock. Holders of the notes may convert the notes into cash and shares of common stock based on a conversion rate of 33.003 shares of common stock per $1,000 principal amount of notes, subject to adjustment, prior to stated maturity under the following circumstances:

•

during any fiscal quarter (and only during that fiscal quarter) commencing after June 30, 2006, if the last reported sale price of the Company’s common stock is greater than or equal to 130% of the conversion price for at least 20 trading days in the period of 30 consecutive trading days ending on, and including, the last trading day of the preceding fiscal quarter;

•

prior to April 15, 2026, during the five business day period after any five consecutive trading day period, or the measurement period, in which the trading price per $1,000 principal amount of notes for each day of such measurement period was less than 98% of the product of the closing price of the Company’s common stock and the applicable conversion rate for the notes;

•	if the notes have been called for redemption;

•	upon the occurrence of specified corporate transactions; or

•	during the ten trading days prior to, but not on, the maturity date.

Pursuant to the indenture, holders of the notes may require the Company to purchase all or a portion of the notes on each of May 15, 2013, May 15, 2016 and May 15, 2021 at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date. In addition, upon certain fundamental changes, holders may require the Company to purchase for cash the notes at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date. The Company may not redeem the notes before May 20, 2013. On or after that date, the Company may redeem all or part of the notes for cash at 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The indenture, which does not contain any financial covenants, provides for customary events of default, including payment defaults, breaches of covenants, failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.

The Company has considered the guidance in Emerging Issues Task Force (“EITF”) Abstract No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” (“EITF 98-5”), and has determined that the notes do not contain a beneficial conversion feature as the fair value of the Company’s common stock on the date of issuance was less than the initial conversion price. The notes contain two embedded derivatives; a contingent interest provision, which expired

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

upon the filing of a registration statement on December 7, 2006, and a bond parity clause. The remaining embedded derivative, the bond parity clause, had a zero fair value as of June 28, 2008. The Company will be re-measuring the embedded derivatives each reporting period, as applicable and changes in fair value will be reported in the Consolidated Statements of Operations.

The $9.1 million of costs incurred in connection with the issuance of the notes were capitalized and are being amortized to interest expense on a straight-line basis for seven years which approximates the charge using the effective interest method. As of June 28, 2008, the unamortized portion of the issuance costs related to the notes was $6.4 million and is included in “Other current assets” and “Other non-current assets” on the Consolidated Balance Sheets.

Zero Coupon Senior Convertible Notes

On October 31, 2003, the Company completed the sale of $475.0 million aggregate principal amount of Zero Coupon Senior Convertible Notes due in 2010. The notes were issued for cash consideration in a private placement to the initial purchasers, Morgan Stanley & Co. Incorporated, Goldman Sachs & Co., and CIBC World Markets Corp. The initial purchasers resold the notes to qualified institutional investors in accordance with Rule 144A under the Securities Act of 1933, as amended. Proceeds from the notes amounted to $462.3 million after issuance costs. The notes do not bear interest and are convertible into the Company’s common stock at a conversion price of $39.52 per share. Each $1,000 principal amount is initially convertible into 25.3036 shares of the Company’s common stock upon the satisfaction of certain conditions. Therefore, at issuance the notes were convertible in the aggregate into approximately 12.0 million shares of common stock. The Company has the right to redeem the notes beginning November 15, 2008. Holders of the notes may require the Company to repurchase the notes on November 15, 2008. In addition, under certain circumstances holders may require the Company to convert the notes into shares of the Company’s common stock, if the closing sale price of its common stock exceeds 110% of the conversion price for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter. Conditions required to trigger this conversion right have not occurred. As of June 28, 2008, the zero coupon convertible notes are classified as current based on the Company’s expectation that they will be retired within one year.

During fiscal 2008, the Company repurchased $300.0 million aggregate principal amount of the Notes for $287.4 million in cash. In connection with the repurchase, a gain of $12.6 million was recognized in interest and other income (loss), offset by the write-off of $0.8 million of debt issuance costs. After giving effect to the repurchase, the total amount of Zero Coupon Senior Convertible Notes outstanding as of June 28, 2008 was $83.0 million. The repurchase effectively reduced the number of conversion shares potentially issuable in relation to the Zero Coupon Notes by approximately 7.6 million from 9.7 million to 2.1 million.

The $12.7 million of costs incurred in connection with issuance of the notes were capitalized and are being amortized to interest expense on a straight-line basis over five years. As of June 28, 2008, the remaining unamortized issuance costs related to the outstanding notes was $0.1 million, which is included in “Other current assets” on the Consolidated Balance Sheets.

During fiscal 2007, the Company repurchased $92.0 million aggregate principal amount of the Notes for $85.0 million in cash. In connection with the repurchase, a gain of $7.0 million was recognized in the interest and other income (loss), offset by the write-off of $0.7 million of debt issuance costs. After giving effect to the repurchase, the total amount of Zero Coupon Senior Convertible Notes outstanding as of June 30, 2007 was $383.0 million. The repurchase effectively reduced the number of conversion shares potentially issuable in relation to the Zero Coupon Notes by approximately 2.3 million from 12.0 million to 9.7 million.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Outstanding Letters of Credit

As of June 28, 2008, the Company had 13 standby letters of credit totalling $16.2 million.

Note 11. Restructuring

The Company continues to take advantage of opportunities to further reduce costs through targeted, customer-driven restructuring events intended to consolidate the Company and rationalize the manufacture of its products based on core competencies and cost efficiencies. As of June 28, 2008 the Company’s total restructuring accrual was $11.5 million.

During fiscal 2008, the Company recorded $6.7 million in restructuring charges which included $6.2 million for severance and benefits, $0.2 million for manufacturing transfer cost and $0.3 million for lease costs for additional restructured space. These charges were primarily related to the further consolidation of the Company’s manufacturing operations. This further consolidation will account for the termination of 159 employees—114 in North America, 29 in Asia, 15 in Europe and 1 in Latin America. Of these reductions to headcount, 95 were in manufacturing, 25 in research and development and 39 in sales, general and administration functions. As of June 28, 2008, 141 of these employees have been terminated. Payments related to severance and benefits are expected to be paid off by the third quarter of fiscal 2013 and payments related to lease costs are expected to be paid by the fourth quarter of fiscal 2012. In addition during fiscal 2008, the Company also recorded a lease exit charge, net of assumed sub-lease income, of $5.4 million related to the Ottawa facility that was included in selling, general and administrative expenses. The payments related to these lease costs are expected to be paid by the third quarter of fiscal 2018.

During fiscal 2007, the Company recorded $14.7 million in restructuring charges which included $5.6 million for severance and benefits, $11.2 million for manufacturing transfer cost, and $(2.1) million for lease costs which include $(2.5) million gain on the settlement of lease obligations, $0.6 million for additional restructured space, and $(0.2) million to adjust accruals on previously restructured leases. These charges were primarily related to the further consolidation of the Company’s manufacturing operations. This further consolidation will account for the termination of 241 employees—237 in North America and 4 in Asia. Of these reductions to headcount, 182 were in manufacturing, 41 in research and development and 18 in sales, general and administration functions. As of June 28, 2008, 185 of these employees have been terminated. In the third quarter of fiscal 2008, the Company decided that 52 employees located in North America would not be terminated, and as a result, a restructuring accrual of $0.1 million was reversed. Payments related to severance and benefits are expected to be paid off by the second quarter of fiscal 2009 and payments related to lease costs are expected to be paid by the first quarter of fiscal 2014.

During fiscal 2006, the Company recorded $35.0 million in restructuring charges which included $15.2 million for severance and benefits, $9.0 million for manufacturing transfer costs, $5.8 million in lease termination costs and $5.0 million to adjust accruals on previously restructured leases. These charges were primarily related to the further consolidation of the Company’s manufacturing operations and the transfer of such operations to other Company facilities and to the facilities of contract manufacturing partners and the relocation of the Company’s executive offices to accommodate the future needs of the organization. These events will account for the termination of 921 employees: 894 in North America and 27 in Europe. Of these reductions to headcount, 770 were in manufacturing, 84 in research and development and 67 in sales, general and administration functions. As of June 28, 2008, 905 of these employees have been terminated. Payments related to severance and benefits are expected to be paid off by the first quarter of fiscal 2009.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes the various restructuring plans (in millions):

	Workforce Reduction	Facilities and Equipment	Lease Costs	Total	Other Lease Exit Costs
Accrual balance as of July 2, 2005	$6.8	$—	$39.4	$46.2	$—
Restructuring charges	15.2	9.0	10.8	35.0	—
Cash payments	(13.1)	(9.0)	(24.5)	(46.6)	—
Amount charged to goodwill	1.3	—	—	1.3	—

Accrual balance as of July 1, 2006	10.2	—	25.7	35.9	—
Restructuring charges	5.6	11.2	(2.1)	14.7	—
Adjustment from non-restructuring accounts	0.3	—	0.1	0.4	—
Cash payments	(12.0)	(11.2)	(14.6)	(37.8)	—
Amount charged to goodwill	0.3	—	—	0.3	—

Accrual balance as of June 30, 2007	4.4	—	9.1	13.5	—
Restructuring charges	6.2	0.2	0.3	6.7	—
Adjustment from non-restructuring accounts	—	—	—	—	5.4
Cash payments	(6.5)	(0.2)	(2.3)	(9.0)	—
Amount charged to goodwill	0.3	—	—	0.3	0.6

Accrual balance as of June 28, 2008	$4.4	$—	$7.1	$11.5	$6.0

The total restructuring accrual is disclosed in the Company’s Consolidated Balance Sheets as follows (in millions):

	Years Ended
	June 28, 2008	June 30, 2007
Current	$5.7	$6.9
Non-current	5.8	6.6

Total	$11.5	$13.5

The non-current portion of the restructuring accrual is included as a component of “Other non-current liabilities” in the Company’s Consolidated Balance Sheets. In addition, restructuring expenses are not allocated to the reporting segments level.

Other lease exit costs are included in other liabilities as follows (in millions):

	Years Ended
	June 28, 2008	June 30, 2007
Current	$0.3	$—
Non-current	5.7	—

Total	$6.0	$—

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 12. Income Taxes

The Company’s income (loss) before income taxes consisted of the following (in millions):

	Years Ended
	June 28, 2008	June 30, 2007	July 1, 2006
Domestic	$(13.8)	$(22.7)	$(121.9)
Foreign	(5.5)	(1.6)	(29.7)

Loss before income taxes	$(19.3)	$(24.3)	$(151.6)

The Company’s income tax expense (benefit) consisted of the following (in millions):

	Years Ended
	June 28, 2008	June 30, 2007	July 1, 2006
Federal:
Current	$—	$(0.4)	$(9.8)
Deferred	0.8	0.6	3.7

	0.8	0.2	(6.1)

State:
Current	1.0	1.2	0.5
Deferred	(0.9)	(1.2)	0.7

	0.1	—	1.2

Foreign:
Current	0.4	7.7	6.4
Deferred	1.1	(5.9)	(1.9)

	1.5	1.8	4.5

Total income tax expense (benefit)	$2.4	$2.0	$(0.4)

The federal deferred tax expense primarily relates to the tax amortization of goodwill for which no financial statement amortization has occurred in accordance with SFAS 142. The state deferred tax benefit primarily relates to a favorable IRS ruling to treat one of the Company’s subsidiaries as a disregarded entity. The foreign current expense primarily relates to the Company’s profitable operations in certain foreign jurisdictions offset by the recognition of $8.7 million of uncertain tax benefits relating to the expiration of a statute of limitations in a non-U.S. jurisdiction and the recognition of a net $1.0 million of foreign jurisdiction research tax credits. The foreign deferred tax expense primarily relates to the establishment of a $2.7 million valuation allowance against foreign deferred tax assets, which is offset by a deferred tax benefit resulting from the amortization of foreign intangibles under SFAS 142.

During fiscal year 2008, China adopted transitional rules regarding the 2007 Unified Enterprise Income Tax Law which took effect on January 1, 2008. Pursuant to these transitional rules of the new law, an 18% statutory tax rate applies for the 2008 calendar year and adjusts up each year until calendar year 2012 when it hits a 25% statutory rate. The measurement of the Company’s deferred taxes in China has been calculated taking into account the new transition rules.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

There was no material tax benefit associated with exercise of stock options for the fiscal years ended June 28, 2008, June 30, 2007 and July 1, 2006.

A reconciliation of the Company’s income tax expense (benefit) at the federal statutory rate to the income tax expense (benefit) at the effective tax rate is as follows (in millions):

	Years Ended
	June 28, 2008	June 30, 2007	July 1, 2006
Income tax benefit computed at federal statutory rate	$(6.7)	$(8.5)	$(53.0)
Foreign rate differential	(1.1)	(5.4)	5.5
Reduction of goodwill	—	—	7.8
Valuation allowance	12.3	19.9	47.0
Non-cash tax expense on marketable securities	—	—	3.6
Reversal of previously accrued taxes	(4.1)	(2.8)	(10.3)
China tax rate change	—	(2.7)	—
Withholding tax	2.7	—	—
Tax credits	(1.0)	—	—
Other	0.3	1.5	(1.0)

Income tax expense (benefit)	$2.4	$2.0	$(0.4)

The components of the Company’s net deferred taxes consisted of the following (in millions):

	Years Ended
	June 28, 2008	June 30, 2007	July 1, 2006
Gross deferred tax assets:
Tax credit carryforwards	$156.6	$105.0	$93.1
Net operating loss carryforwards	2,311.2	2,393.0	2,223.6
Inventories	13.7	27.0	31.1
Accruals and reserves	26.5	21.9	17.3
Other	87.9	74.0	56.2
Acquisition-related items	205.8	227.0	288.0

Gross deferred tax assets	2,801.7	2,847.9	2,709.3
Valuation allowance	(2,652.5)	(2,677.9)	(2,587.7)

Deferred tax assets	149.2	170.0	121.6

Gross deferred tax liabilities:
Acquisition-related items	(145.7)	(165.9)	(134.2)
Undistributed foreign earnings	(19.6)	(17.9)	(11.7)
Other	(2.0)	(0.3)	—

Deferred tax liabilities	(167.3)	(184.1)	(145.9)

Total net deferred tax liabilities	$(18.1)	$(14.1)	$(24.3)

As of June 28, 2008, the Company had federal, state and foreign tax net operating loss carryforwards of $5,621.2 million, $2,564.6 million and $976.0 million, respectively, and federal, state and foreign research and other tax credit carryforwards of $61.9 million, $31.2 million and $65.6 million, respectively. Of this amount,

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

approximately $11.7 million when realized will get credited to additional paid-in-capital. The tax net operating loss and tax credit carryforwards will expire at various dates through 2028, if not utilized. Utilization of the tax net operating losses may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state and foreign provisions. Loss carryforward limitations may result in the expiration or reduced utilization of a portion of the Company’s net operating losses.

In fiscal 2005, the Company initiated a dividend plan to repatriate certain earnings from one of its subsidiaries in China. As of June 28, 2008, $19.5 million is expected to be repatriated with no additional tax expense. The remaining foreign earnings are considered to be indefinitely reinvested in non-U.S. operations. Cumulative undistributed earnings of the Company’s foreign subsidiaries for which no U.S. income taxes have been provided aggregated approximately $46.5 million at June 28, 2008 and $24.7 million at June 30, 2007. The Company estimates that no additional U.S. taxes would have to be provided if these earnings were repatriated back to the U.S.

The valuation allowance decreased by $25.4 million in fiscal 2008, increased by $90.2 million in fiscal 2007, and increased by $48.9 million in fiscal 2006. The decrease was primarily due to increase to deferred tax liabilities resulting from acquired intangibles which was partially offset by an increase in domestic and foreign tax net operating losses sustained during the fiscal year. Increases in the valuation allowance in fiscal 2007 were primarily due to increases as a result of domestic and foreign tax net operating losses sustained during the fiscal year, valuation allowances on acquired companies, which were partially offset by increases in acquisition related deferred tax liabilities, and changes to loss carryforwards resulting from tax audits. Increases in the valuation allowance in fiscal 2006 were primarily due to the increase in domestic and foreign tax net operating losses sustained during the fiscal year, and valuation allowances on acquired companies, which were partially offset by increases in acquisition related deferred tax liabilities.

Approximately $514.7 million of the valuation allowance as of June 28, 2008 was attributable to pre-fiscal 2006 windfall stock option deductions, the benefit of which will be credited to paid-in-capital if and when realized through a reduction in income tax payable. Beginning with fiscal year 2006, we began to track the windfall stock option deductions off balance sheet, as required by SFAS 123(R). If and when realized, the tax benefit associated with those deductions will be credited to additional paid-in-capital. Approximately $106.9 million of the valuation allowance as of June 28, 2008 and approximately $113.0 million of the valuation allowance as of June 30, 2007 was attributable to deferred tax assets that when realized, will first reduce unamortized goodwill, then other non-current intangible assets of acquired subsidiaries, and then income tax expense.

During fiscal 2007, China adopted a new Unified Enterprise Income Tax Law which took effect on January 1, 2008. Pursuant to the law, a new 25% statutory tax rate applies to most companies beginning January 1, 2008, subject to certain transitional rules and other potential special incentives. During fiscal year 2007, there were the uncertainties as to how the final transitional rules may impact phase-in of the new tax rate, the Company measured the increase in its deferred taxes assuming a prorated introduction of the new tax rate over a five year period which resulted in a $2.7 million net tax benefit.

During fiscal 2006, the Company recorded $9.6 million of income tax benefit recognized for refunds attributable to the successful conclusion of an IRS audit related to tax losses carried back to taxable periods, net of reductions to related goodwill. In addition, the Company recognized a tax benefit of $2.3 million attributable to the release of valuation allowance for jurisdictions which the Company believes are more likely than not to have future income, and a tax expense of $3.6 million as a result of a non cash charge associated with the reversal of tax benefits recognized in prior periods relating to the sale of certain marketable securities. The $3.6 million

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

income tax expense was recorded in accordance with Statement of Financial Accounting Standard No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS 115”) and Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS 109”). The Company also provided $6.9 million of current tax expense for certain foreign and state jurisdictions.

The Company adopted FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement 109” (“FIN 48”) on July 1, 2007. As a result of the adoption of FIN 48, the Company had $76.4 million of liabilities for unrecognized tax benefits. The adoption resulted in a reclassification of certain tax liabilities in the amount of $40.6 million from current to non-current and no significant cumulative impact to the accumulated deficit.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows (in millions):

Balance at July 1, 2007	$76.4
Additions based on tax positions related to the current year	3.0
Additions based on tax positions related to the prior year	0.5
Reduction for lapse of statute of limitations	(8.0)

Balance at June 28, 2008	$71.9

The liabilities for unrecognized tax benefits relate primarily to the allocations of revenue and costs among the Company’s global operations. In addition, utilization of the Company’s tax net operating losses may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state and foreign provisions. As a result, loss carryforward limitations may result in the expiration or reduced utilization of a portion of the Company’s net operating losses.

Included in the balance of unrecognized tax benefits at June 28, 2008 are $3.1 million of tax benefits that, if recognized, would impact the effective tax rate. Also included in the balance of unrecognized tax benefits at June 28, 2008 are $9.7 million of tax benefits that, if recognized prior to July 1, 2009, would result in a decrease to goodwill recorded in purchase business combinations, and $59.0 million of tax benefits that, if recognized, would result in adjustments to the valuation allowance. During the year ended June 28, 2008, due to a statute of limitation expiration in a foreign jurisdiction, the Company recognized $8.0 million of unrecognized tax benefits and a corresponding adjustment to the valuation allowance. The impact on net loss reflects the liabilities for unrecognized tax benefits net of certain deferred tax assets and the federal tax benefit of state income tax items. One or more of the unrecognized tax benefits could be subject to a valuation allowance if and when recognized in a future period, which could impact the timing of any related effective tax rate benefit.

Upon adoption of FIN 48, the Company’s policy to recognize accrued interest and penalties related to unrecognized tax benefits within the income tax provision did not change. The amount of penalty and interest accrued as of July 1, 2007 and June 30, 2008 was approximately, $34.5 million and $30.1 million respectively. During fiscal 2008 the Company reduced accrued interest and penalties by $4.3 million primarily relating to a statute of limitation expiration in a non-US jurisdiction. Due to the uncertainties related to current examinations in various jurisdictions, other changes could occur in the amount of unrecognized tax benefits during the next twelve months which the Company is unable to estimate at this time.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes the Company’s major tax jurisdictions and the tax years that remain subject to examination by such jurisdictions as of June 28, 2008:

Tax Jurisdictions	Tax Years
United States	2005 and onward
Canada	2001 and onward
China	2003 and onward
France	2005 and onward
Germany	2004 and onward

Note 13. Stockholders’ Equity

Preferred Stock

In February 2003, the Company amended and restated its Stockholder Rights Agreement and currently each share of the Company’s outstanding common stock is associated with one right. Each right entitles stockholders to purchase 1/100,000 share of the Company’s Series B Preferred Stock at an exercise price of $21.00. The rights only become exercisable in certain limited circumstances following the tenth day after a person or group announces an acquisition of or tender offers for 15% or more of the Company’s common stock. For a limited period of time following the announcement of any such acquisition or offer, the rights are redeemable by the Company at a price of $0.01 per right. If the rights are not redeemed, each right will then entitle the holder to purchase common stock having the value of twice the then-current exercise price. For a limited period of time after the exercisability of the rights, each right, at the discretion of the Company’s Board of Directors, may be exchanged for either 1/100,000 share of Series B Preferred Stock or one share of common stock per right. The rights expire on June 22, 2013.

The Company’s Board of Directors has the authority to issue up to 499,999 shares of undesignated preferred stock and to determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued shares of undesignated preferred stock and to fix the number of shares constituting any series and the designation of such series, without the consent of the Company’s stockholders. The preferred stock could be issued with voting, liquidation, dividend and other rights superior to those of the holders of common stock. The issuance of Series B Preferred Stock or any preferred stock subsequently issued by the Company’s Board of Directors, under some circumstances, could have the effect of delaying, deferring or preventing a change in control.

Exchangeable Shares of JDS Uniphase Canada Ltd.

On June 30, 1999, in connection with the merger with JDS FITEL, JDS Uniphase Canada Ltd., a subsidiary of the Company, adopted an Exchangeable Share Rights Plan (the “Exchangeable Rights Plan”) substantially equivalent to the Company’s Rights Agreement. Under the Exchangeable Rights Plan, each exchangeable share issued has an associated right (an “Exchangeable Share Right”) entitling the holder of such Exchangeable Share Right to acquire additional exchangeable shares on terms and conditions substantially the same as the terms and conditions upon which a holder of shares of common stock is entitled to acquire either 1/1000 share of the Company’s Series B Preferred Stock or, in certain circumstances, shares of common stock under the Company’s Rights Agreement. The definitions of beneficial ownership, the calculation of percentage ownership and the number of shares outstanding and related provisions of the Company’s Rights Agreement and the Exchangeable Rights Plan apply, as appropriate, to shares of common stock and exchangeable shares as though they were the same security. The Exchangeable Share Rights are intended to have characteristics essentially equivalent in economic effect to the Rights granted under the Company’s Rights Agreement. The Company has the right to force conversion of the exchangeable shares in fiscal 2014.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Stock Repurchase Program

On May 15, 2008, the Company’s Board of Directors authorized the Company to repurchase up to $200 million of its common stock through open market or private transactions during a two year period ending May 14, 2010. During the three months ended June 28, 2008, the Company repurchased approximately 9.6 million shares of common stock in open market purchases at an average price of $11.76 per share. The total purchase price of $113.2 million was reflected as a decrease to common stock based on the stated par value per share with the remainder to accumulated deficit. All common shares repurchased under this program have been cancelled and retired. See “Note 21. Subsequent Events” for more details.

Note 14. Stock-Based Compensation

Stock-Based Benefit Plans

Stock Option Plans

As of June 28, 2008, the Company had 22.1 million shares of stock options and full value awards issued and outstanding to employees and directors under the Company’s 2005 Acquisition Equity Incentive Plan (the “2005 Plan”), Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”), and various other plans the Company assumed through acquisitions. During the second quarter of fiscal 2007, the 1996 Non-qualified Stock Option Plan (“1996 Plan”) expired and there were no outstanding options from the 1996 Plan. The exercise price for stock options is equal to the fair value of the underlying stock at the date of grant. Options generally become exercisable over a four-year period and, if not exercised, expire from five to ten years after the date of grant.

On November 14, 2006, the Company’s stockholders approved an amendment and restatement of the 2003 Plan, under which (1) 12,500,000 shares of Common Stock were added to the pool of shares reserved for issuance under the 2003 Plan and (2) all future grants of “Full Value Awards” (as defined below) will reduce the share reserve by one and one-half shares for each share subject to such Awards. As of June 28, 2008, 8.2 million shares of common stock, primarily under the 2003 Plan, were available for grant.

On August 17, 2005, the Company’s Board of Directors adopted and approved the Flexible Stock Incentive—2005 Plan (the “2005 Plan”). Pursuant to Section 3(a) of the 2005 Plan, and in accordance with the registration requirements of the Securities Act of 1933, the Company registered 16.0 million shares, which have been reserved for issuance under the 2005 Plan. The adoption and approval of the 2005 Plan did not affect any of the options granted under the Amended and Restated 1993 Plan, as amended, and currently outstanding, all of which remain exercisable in accordance with their terms.

Employee Stock Purchase Plans

In June 1998, the Company adopted the JDS Uniphase Corporation 1998 Employee Stock Purchase Plan, as amended (the “1998 Purchase Plan”). The 1998 Purchase Plan, which became effective August 1, 1998, provides eligible employees with the opportunity to acquire an ownership interest in the Company through periodic payroll deductions and provides a discounted purchase price as well as a look-back period. The 1998 Purchase Plan is structured as a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986. However, the 1998 Purchase Plan is not intended to be a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Internal Revenue Code of 1986 and is not subject to the provisions of the Employee Retirement Income Security Act of 1974. The 1998 Purchase Plan will terminate upon the earlier of August 1, 2018 or the date on which all shares available for issuance have been sold. Of the 50.0 million shares authorized to be issued under the 1998 Purchase Plan, 1.7 million shares remained available for issuance as of June 28, 2008.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Effective with the purchase period that began on February 1, 2006, the 1998 Purchase Plan was modified to provide a 5% discount and a six month look-back period. Previously, the 1998 Purchase Plan had provided a 15% discount and up to a two year look-back period.

Full Value Awards

“Full Value Awards” are Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Units, and Performance Shares that are granted with a per share or unit purchase price below 100% of fair market value on the date of grant. They are exercised immediately upon vesting. Prior to the fourth quarter of fiscal 2007, they were granted under the 2005 Plan and 2003 Plan to a limited number of employees. Beginning in the fourth quarter of fiscal 2007, the intent is to use Full Value Awards as the Company’s predominant equity compensation vehicle. These Full Value Awards are performance based, time based, or a combination of performance and time based and are expected to vest over one to four years. The fair market value of the Full Value Awards is based on the closing market price of the Company’s common stock on the date of award.

SFAS 123(R) Overview

Effective July 3, 2005 the Company adopted SFAS 123(R) using the modified prospective application transition method, which establishes accounting for stock-based awards exchanged for employee services. Accordingly, stock-based compensation cost is measured at grant date, based on the fair value of the award, and recognized in expense over the requisite service period. On November 10, 2005, the Financial Accounting Standards Board issued FASB Staff Position No. FAS 123(R)-3 “Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards.” The Company has elected to adopt the alternative transition method provided in the FASB Staff Position for calculating the tax effects of stock-based compensation pursuant to SFAS 123(R). The alternative transition method includes simplified methods to establish the beginning balance of the additional paid-in capital pool (APIC pool) related to the tax effects of employee stock-based compensation, and to determine the subsequent impact on the APIC pool and Consolidated Statements of Cash Flows of the tax effects of employee stock-based compensation awards that are outstanding upon adoption of SFAS 123(R).

As required by SFAS 123(R), management has made an estimate of expected forfeitures and is recognizing compensation costs only for those equity awards expected to vest. The impact on the Company’s results of operations of recording stock-based compensation by function for fiscal years 2008, 2007, and 2006 was as follows (in millions):

	Years Ended
	June 28, 2008	June 30, 2007	July 1, 2006
Cost of sales	$5.3	$4.1	$3.3
Research and development	10.2	7.4	3.7
Selling, general and administrative	33.8	18.2	8.0

	$49.3	$29.7	$15.0

Approximately $1.6 million, $1.0 million, and $0.6 million of stock-based compensation was capitalized to inventory at June 28, 2008, June 30, 2007, and July 1, 2006, respectively.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Stock Option Activity

The weighted average exercise price of options granted during the year ended June 28, 2008 was $5.80 per share, and the weighted average fair value of options granted during fiscal 2008 was $0.97 per share, including options assumed in the acquisition of ABNH. See “Note 3. Mergers and Acquisitions” of the Notes to Consolidated Financial Statements for details of this acquisition. The total intrinsic value of options exercised during the year ended June 28, 2008 was $11.2 million. In connection with these exercises, there was no tax benefit realized by the Company due to the fact that the Company has no material benefit in foreign jurisdictions and a full valuation allowance on its domestic deferred tax assets.

The Company issues new shares of common stock upon exercise of stock options. All new hire or focal stock option grants vest over four years with 25% vesting on the first anniversary of the date of grant and 6.25% vesting every quarter thereafter.

As of June 28, 2008, $30.3 million of unrecognized stock-based compensation cost related to stock options remains to be amortized. That cost is expected to be recognized over an estimated amortization period of 2.9 years.

The following is a summary of options activities (amount in millions except per share amounts):

	Options Outstanding
	Number of Shares	Weighted-Average Exercise Price
Balance as of July 2, 2005	19.1	$99.30
Granted	7.4	20.47
Forfeited	(1.0)	20.39
Exercised	(1.1)	13.76
Canceled	(2.9)	116.39

Balance as of July 1, 2006	21.5	77.74
Granted	2.1	15.19
Forfeited	(0.5)	11.75
Exercised	(1.4)	18.43
Canceled	(2.1)	109.15

Balance as of June 30, 2007	19.6	73.65
Granted	1.6	5.80
Forfeited	(1.1)	17.74
Exercised	(1.6)	6.30
Canceled	(3.4)	167.41

Balance as of June 28, 2008	15.1	56.71

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes significant ranges of outstanding and exercisable options as of June 28, 2008:

	Options Outstanding				Options Exercisable
Range of Exercise Prices	Number of Shares	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Aggregate Intrinsic Value (‘000)	Number of Shares	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Aggregate Intrinsic Value (‘000)
$ 0.00 — 10.00	250,681	6.3	$5.16	$1,606	176,361	5.2	$4.68	$1,215
10.01 — 20.00	5,117,117	5.4	13.94	50	2,996,683	5.0	13.76	39
20.01 — 30.00	5,645,616	4.8	23.39	—	3,878,747	4.3	23.61	—
30.01 — 100.00	2,685,476	2.6	41.78	—	2,655,583	2.6	41.85	—
100.01 — 200.00	460,268	0.8	122.60	—	457,385	0.8	122.64	—
200.01 — 700.00	760,307	1.6	408.38	—	760,077	1.6	408.33	—
700.01 — 1,200.00	198,871	0.9	872.61	—	198,853	0.9	872.59	—

	15,118,336	4.3	56.71	$1,656	11,123,689	3.7	70.55	$1,254

The aggregate intrinsic value in the table above represents the total pretax intrinsic value, based on the Company’s closing stock price of $11.57 as of June 28, 2008, which would have been received by the option holders had all option holders exercised their options as of that date. The total number of in-the-money options exercisable as of June 28, 2008 was 0.2 million. As Full Value Awards are exercised immediately upon vesting, there were none exercisable as of June 28, 2008.

Employee Stock Purchase Plan (“ESPP”) Activity

The compensation expense in connection with the Company’s employee stock purchase plan for the year ended June 28, 2008 was $1.1 million. The expense related to the plan is recorded on a straight-line basis over the relevant subscription period.

The following table shows the shares issued, and the fair market value at purchase date, pursuant to the Company’s employee stock purchase plan during the year ended June 28, 2008:

Purchase date	January 31, 2008	July 31, 2007
Shares Issued	279,786	211,445
Fair market value at purchase date	$10.41	$14.33

As of June 28, 2008, $0.1 million of unrecognized stock-based compensation cost related to ESPP remains to be amortized. That cost is expected to be recognized through the first quarter of fiscal 2009.

Full Value Awards

During the year ended June 28, 2008, the Compensation Committee of the Company’s Board of Directors approved the grant of 4.7 million Full Value Awards to the Company’s Board of Directors and employees. The difference between the exercise price of the awards and the fair market value of the Company’s common shares on the dates the awards were granted, net of expected forfeitures represents unrecognized stock compensation cost which is being amortized on a straight-line basis over the probable vesting periods of the underlying stock rewards (except for performance based Full Value Awards which are amortized based upon the graded vesting method). During fiscal years 2008, 2007 and 2006, the Company recorded $29.9 million, $7.6 million and $2.9 million of such compensation expenses, respectively.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As of June 28, 2008, $69.5 million of unrecognized stock-based compensation cost related to Full Value Awards remains to be amortized. That cost is expected to be recognized over an estimated amortization period of 2.5 years.

A summary of the status of the Company’s nonvested Full Value Awards as of June 28, 2008 and changes during the same period is presented below (amount in millions, except per share amounts):

	Full Value Awards
	Performance shares	Non- performance shares	Total number of shares	Weighted-average grant-dated fair value
Nonvested at July 2, 2005	0.1	0.2	0.3	$15.26
Awards granted	0.2	0.6	0.8	21.19
Awards vested	—	(0.1)	(0.1)	17.14
Awards forfeited	—	—	—	—

Nonvested at July 1, 2006	0.3	0.7	1.0	19.94
Awards granted	0.8	3.0	3.8	13.71
Awards vested	—	(0.2)	(0.2)	20.09
Awards forfeited	(0.1)	(0.1)	(0.2)	19.19

Nonvested at June 30, 2007	1.0	3.4	4.4	14.53
Awards granted	0.2	4.5	4.7	12.87
Awards vested	—	(1.4)	(1.4)	15.27
Awards forfeited	(0.2)	(0.5)	(0.7)	15.72

Nonvested at June 28, 2008	1.0	6.0	7.0	13.14

Full Value Awards are converted into shares upon vesting. Shares equivalent in value to the minimum withholding taxes liability on the vested shares are withheld by the Company for the payment.

Valuation Assumptions

The Company estimates the fair value of stock options using a Black-Scholes-Merton (BSM) valuation model. The fair value of each option grant is estimated on the date of grant using the BSM option valuation model and the straight-line attribution approach with the following weighted-average assumptions:

	Employee Stock Option Plans			Employee Stock Purchase Plans
	2008	2007	2006	2008	2007	2006
Expected term (in years)	4.30	4.35	4.37	0.50	0.50	0.50
Expected volatility	45%	47%	54%	46%	50%	57%
Risk-free interest rate	4.49%	4.75%	4.71%	3.36%	5.17%	4.14%
Dividend yield	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Expected Term: The Company’s expected term represents the period that the Company’s stock-based awards are expected to be outstanding and was determined based on historical experience of similar awards, giving consideration to the contractual terms of the stock-based awards, vesting schedules and expectations of future employee behavior.

Expected Volatility: The Company determined that a combination of the implied volatility of its traded options and historical volatility of its stock price based on the expected term of the equity instrument most appropriately reflects market expectation of future volatility. Implied volatility is based on traded options of the Company’s common stock observed with a period of up to two years into the future.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Risk-Free Interest Rate: The Company bases the risk-free interest rate used in the BSM valuation method on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term. Where the expected term of the Company’s stock-based awards do not correspond with the terms for which interest rates are quoted, the Company performed a straight-line interpolation to determine the rate from the available maturities.

Expected Dividend: The BSM valuation model calls for a single expected dividend yield as an input. The Company has not paid and does not anticipate paying any dividends in the near future.

Estimated Pre-vesting Forfeitures: When estimating forfeitures, the Company considers voluntary termination behavior as well as future workforce reduction programs. Estimated forfeiture rates are trued-up to actual forfeiture results as the stock-based awards vest.

Note 15. Employee Benefit Plans

Employee 401(k) Plans

The Company sponsors the JDS Uniphase Corporation Employee 401(k) Retirement Plan (the “401(k) Plan”), a Defined Contribution Plan under ERISA, which provides retirement benefits for its eligible employees through tax deferred salary deductions. The 401(k) Plan allows employees to contribute up to 50% of their annual compensation, with such contributions limited to $15,500 in calendar year 2008 as set by the Internal Revenue Service.

Effective January 1, 2004, the Plan provided for employer matching contributions to all participants who made elective contributions in an amount equal to 25% of the employee’s elective contribution for the first 6.0% of eligible compensation contributed, up to a maximum of $1,500 per year. Effective January 1, 2006, the Plan provided for a 100% match of employees’ contributions up to the first 3% of annual compensation and 50% match on the next 2% of compensation, subject to a maximum matching contribution of $3,800 per employee in calendar year 2006. In August 2005, JDSU acquired Acterna where the Acterna 401(k) plan provided for 50% match of employee’s contributions up to the first 6% of annual compensation with no maximum. Effective January 1, 2006, Acterna’s 401(k) Plan merged into the JDSU 401(k) Plan. Effective January 1, 2007, the Plan provides for a 100% match of employees’ contributions up to the first 3% of annual compensation and 50% match on the next 2% of compensation. All matching contributions are made in cash and vest immediately. The Company’s matching contributions to the 401(k) Plan were $6.6 million, $6.8 million, and $4.8 million in fiscal 2008, 2007, and 2006, respectively.

The Company also provides a non-qualified retirement plan for the benefit of certain eligible employees in the U.S. This plan is designed to permit employee deferral of a portion of salaries in excess of certain tax limits and deferral of bonuses. This plan’s assets are designated as trading assets in the Company’s Consolidated Balance Sheets. See “Note 6. Investments” for more detail.

Employee Defined Benefit Plans

As a result of acquiring Acterna in August 2005, the Company sponsors qualified and non-qualified pension plans for certain past and present employees in the UK and Germany. The Company also is responsible for the nonpension postretirement benefit obligation of a previously acquired subsidiary. The plans have been closed to new participants and no additional service costs are being accrued. Benefits are generally based upon years of service and compensation or stated amounts for each year of service. As of June 28, 2008 the UK plan was

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

partially funded while the other plans were unfunded. The Company’s policy for funded plans is to make contributions equal to or greater than the requirements prescribed by law or regulation. For unfunded plans, the Company pays the postretirement benefits when due. Future estimated benefit payments are summarized below. No other required contributions to defined benefit plans are expected in fiscal 2009. The funded plan assets consist primarily of managed investments.

The Company accounts for its obligations under these pension plans in accordance with Statement of Financial Accounting Standards No. 87, “Employer’s Accounting for Pensions” (“SFAS 87”), which requires the Company to record its obligation to the participants, as well as the corresponding net periodic cost. The Company determines its obligation to the participants and its net periodic cost principally using actuarial valuations provided by third-party actuaries. The obligation the Company records in its Consolidated Balance Sheets is reflective of the total projected benefit obligation (PBO) and the fair value of plan assets.

Effective June 30, 2007, the Company adopted Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (“SFAS 158”), which requires recognition of the funded status of each defined benefit pension plan and nonpension postretirement benefit plan on the Company’s balance sheet. The impact of SFAS 158 due to previously unrecognized actuarial gains and losses and prior service costs or credits is recognized as a component of Accumulated other comprehensive income (net of tax) in Stockholders’ equity.

The following table presents the components of the net periodic cost for the pension and benefits plans (in millions):

	Pension Benefits			Other Post Retirement Benefit Plans
	2008	2007	2006	2008	2007	2006
Service cost	$—	$—	$—	$—	$0.1	$0.1
Interest cost	6.2	5.4	4.2	0.1	0.3	0.3
Expected return on plan assets	(1.5)	(1.4)	(1.1)	—	—	—
Recognized actuarial gains	(0.1)	—	—	(0.1)	—	—

Net periodic benefit cost	$4.6	$4.0	$3.1	$—	$0.4	$0.4

The Company’s accumulated other comprehensive income includes unrealized net actuarial gains. The amount expected to be recognized in net periodic benefit cost during fiscal 2009 is $0.6 million.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The changes in the benefit obligations and plan assets of the pension and benefits plans were (in millions):

	Pension Benefits		Other Post Retirement Benefit Plans
	2008	2007	2008	2007
Change in benefit obligation:
Benefit obligation at beginning of year	$110.8	$106.9	$0.8	$4.3
Service cost	—	—	—	0.1
Interest cost	6.2	5.4	0.1	0.2
Actuarial (gains)/losses	(9.4)	(4.9)	(0.1)	0.4
Benefits paid	(5.4)	(5.0)	—	(0.2)
Plan amendment and curtailment	—	—	—	(4.0)
Foreign exchange impact	11.5	8.4	—	—

Benefit obligation at end of year	$113.7	$110.8	$0.8	$0.8

Change in plan assets:
Fair value of plan assets at beginning of year	$24.4	$22.3	$—	$—
Actual return on plan assets	—	0.9	—	—
Employer contributions	9.6	4.0	0.2	0.2
Benefits paid	(5.4)	(5.0)	(0.2)	(0.2)
Foreign exchange impact	(0.3)	2.2	—	—

Fair value of plan assets at end of year	$28.3	$24.4	$—	$—

Funded status	$(85.4)	$(86.4)	$(0.8)	$(0.8)

Accumulated benefit obligation	$113.7	$110.8

In June 2008, the Company contributed GBP 2.5 million or approximately $4.9 million to the UK pension plan. This contribution allowed the Company to substantially comply with regulatory funding requirements.

From April 8 through May 23, 2008 the UK pension plan offered lump-sum cash payments to deferred pensioners opting to transfer out of the plan. Deferred pensioners are plan beneficiaries not yet drawing pension benefits. Deferred pensioners transferring out of the plan surrendered the right to receive future pension payments. 55 deferred pensioners accepted the transfer out offer and are expected to receive total lump-sum cash payments of approximately GBP 2.2 million or $4.4 million from pension assets. In each case, payment is required to be made within 3 months after properly completed forms have been received by the plan administrator. The Company accounted for the transfer out offer as a settlement and recorded an immaterial gain in its fiscal 2008 Consolidated Statement of Operations.

Effective July 1, 2007, the Company amended its nonpension postretirement plan to discontinue the subsidy for medical and dental insurance premiums. In connection with this amendment and curtailment of benefits, the Company recorded a gain of $3.7 million in its fiscal 2007 Consolidated Statement of Operations. This gain recognizes the $4.0 million reduction to benefit obligation listed in the table above net of fiscal 2007 actuarial losses totaling $0.3 million. The term life insurance benefit continues in force.

Underlying both the calculation of the PBO and net periodic cost are actuarial valuations. These valuations use participant-specific information such as salary, age, years of service, and assumptions about interest rates, compensation increases and other factors. At a minimum, the Company evaluates these assumptions annually and makes changes as necessary.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Pension Benefits			Other Post Retirement Benefit Plans
	2008	2007	2006	2008	2007	2006
Weighted-average assumptions used to determine net periodic cost for the year ended June 28:
Discount rate	6.00%	5.25%	4.75%	5.50%	5.50%	6.00%
Expected long-term return on plan assets	6.50	6.00	5.90	—	—	—
Rate of compensation increase	2.25	1.90	1.75	—	—	—
Heath care cost trend rate	N/A	N/A	N/A	—	—	—

Weighted-average assumptions used to determine benefit obligation at June 28:
Discount rate	6.00%	5.25%	4.75%	5.50%	5.50%	6.00%
Rate of compensation increase	2.25	1.90	1.75	—	—	—

For the Company’s funded pension plan, the asset allocation at year end was as follows:

	2008	2007
Equities	25%	33%
Bonds	58	67
Cash and other	17	—

Total	100%	100%

The following table reflects the total expected benefit payments to defined benefit pension plan participants. These payments have been estimated based on the same assumptions used to measure the Company’s PBO at year end and include benefits attributable to estimated future compensation increases.

(in millions)	Pension Benefits	Other Post Retirement Benefit Plans
2009	$10.5	$—
2010	5.3	0.1
2011	5.3	—
2012	5.8	—
2013	5.9	0.1
2014 and Thereafter	33.5	0.2

Note 16. Related Party Transactions

Fabrinet Co. (“Fabrinet”)

During fiscal 2008, Fabrinet, a privately held contract manufacturing company in which the Company has a long-term investment, was both a customer and supplier. The purchases and sales of items between the Company and Fabrinet have been evaluated for accounting under Emerging Issues Task Force Abstract No. 01-09, “Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Products” (“EITF 01-09”). Based on this evaluation, the Company determined that there is an identifiable benefit that was sufficiently separable from the customer’s purchase of the Company’s products and the fair value of that benefit was reasonably estimable in relation to sales to other third parties. As of June 28, 2008 and June 30, 2007, the carrying value of the Company’s investment in Fabrinet was $2.0 million.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Fuzhou, China legal entities and certain assets of the Ewing and Mountain Lakes, New Jersey facilities were sold to Fabrinet in May 2005. The Company received a note of $10.7 million payable in quarterly installments over four years from Fabrinet and a receivable of $19.0 million for the inventory at Ewing and Mountain Lakes, New Jersey payable in quarterly installments over one year. At June 28, 2008, the related balance receivable from Fabrinet was $2.3 million for the note and zero for the inventory.

During the second quarter of fiscal 2006, the Company announced the transition of products manufactured at its Ottawa, Canada site to other Company facilities and to the facilities of its contract manufacturing partners. During the third quarter of fiscal 2006, the Company entered into an agreement with Fabrinet to sell certain inventories to Fabrinet and to transfer the Ottawa manufacturing operations to the Company’s facilities in Shenzhen, China and St. Etienne, France and to Fabrinet’s facilities in Thailand. The Company agreed to reimburse Fabrinet for the cost associated with on-going production and the wind-down and transfer of production. During the second quarter of fiscal year 2007, the transitions were completed and, as of June 30, 2007, Fabrinet paid off the outstanding balances related to certain production and material transactions. The Company has no obligations to Fabrinet related to severance obligations and arrangement fees. Fabrinet production costs were charged to cost of sales and costs related to the transfer and wind down of production were charged to restructuring. The actual restructuring and non-recurring charges totaled approximately $19.5 million through completion, which includes $4.4 million for severance and retention.

As of June 28, 2008, Fabrinet also owed the Company approximately $6.6 million representing trade accounts receivable relating to product sales.

Harmonic Inc. (“Harmonic”)

As of June 28, 2008, the Chairman of JDSU’s Audit Committee was also a member of the Board of Directors of Harmonic, a publicly held company which designs, manufactures and sells systems and software that enable network operators to provide a range of interactive and advanced digital services. Harmonic is a customer of the Company.

KLA-Tencor Corporation (“KLA-Tencor”)

As of June 28, 2008, the Chief Executive Officer of JDSU was also a member of the Board of Directors of KLA-Tencor, a publicly held company which provides process control and yield management solutions for the semiconductor manufacturing. KLA-Tencor is a customer of the Company.

Micralyne, Inc. (“Micralyne”)

Micralyne Inc., a privately held manufacturer of microfabricated and MEMS (Micro-Electro-Mechanical-Systems) based products in which the Company has a long-term investment, is a supplier of the Company. As of June 28, 2008 and June 30, 2007, the carrying value of the Company’s investment in Micralyne was $0.5 million. During the first quarter of fiscal 2007, the Company signed two loan agreements with Micralyne to provide an equipment loan of up to $1.4 million and a working capital line of up to $1.6 million. As of June 28, 2008, the balances of these loans are zero and $0.7 million, respectively.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Transactions and balances with the Company’s related parties were as follows (in millions):

	Years Ended				Years Ended
	June 28, 2008	June 30, 2007	July 1, 2006		June 28, 2008	June 30, 2007
Sales:				Accounts Receivable:
Fabrinet *	$18.4	$18.4	$15.7	Fabrinet	$9.0	$8.9
Harmonic	1.0	—	—	Harmonic	—	—
KLA-Tencor	5.3	7.0	8.1	KLA-Tencor	1.8	0.8
Micralyne	—	—	—	Micralyne	—	—

	$24.7	$25.4	$23.8		$10.8	$9.7

Purchases:				Accounts Payable:
Fabrinet	$96.5	$138.7	$111.2	Fabrinet	$19.5	$9.3
Harmonic	—	—	—	Harmonic	—	—
KLA-Tencor	—	—	—	KLA-Tencor	—	—
Micralyne	1.3	1.4	3.7	Micralyne	—	—

	$97.8	$140.1	$114.9		$19.5	$9.3

*	Sales are related to sale of inventory

Note 17. Commitments and Contingencies

Operating Leases

The Company leases facilities under operating lease agreements that expire at various dates through fiscal 2017. As of June 28, 2008, future minimum annual lease payments under non-cancellable operating leases were as follows (in millions):

2009	$30.0
2010	25.7
2011	17.0
2012	15.0
2013	12.5
Thereafter	28.6

Total minimum operating lease payments	$128.8

Included in the future minimum lease payments table above is $7.1 million related to lease commitments in connection with the Company’s restructuring activities. See “Note 11. Restructuring” for more detail.

The aggregate future minimum rentals to be received under non-cancellable subleases totalled $2.4 million as of June 28, 2008. Rental expense relating to building and equipment was $26.3 million, $20.4 million, and $17.8 million in fiscal 2008, 2007, and 2006, respectively.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Capital Leases

As of June 28, 2008, the Company had one building lease in Beijing, China that was classified as a capital lease in accordance with Statement of Financial Accounting Standards No. 13, “Accounting for Leases” (“SFAS 13”). As of June 28, 2008, the gross carrying amount of the building was $8.2 million and total accumulated amortization expense was $5.8 million. Amortization expense related to the building was included as part of the Company’s total depreciation expense. The building lease bears an interest rate of 5.2%.

The following table presents the future minimum lease payments under the capital leases together with the present value of the minimum lease payments as of June 28, 2008 (in millions):

2009	$1.0
2010	1.0
2011	0.8

Total minimum capital lease payments	2.8
Less: Amount representing interest	(0.2)

Present value of minimum capital lease payments	$2.6

Purchase Obligations

Purchase obligations of $167.3 million as of June 28, 2008, represent legally-binding commitments to purchase inventory and other commitments made in the normal course of business to meet operational requirements. Although open purchase orders are considered enforceable and legally binding, the terms generally allow us the option to cancel, reschedule and adjust our requirements based on our business needs prior to the delivery of goods or performance of services. Obligations to purchase inventory and other commitments are generally expected to be fulfilled within one year.

Tax Matters

The Company has been subject to a Dutch wage tax audit for calendar years 1999, 2000, and 2001, and a Texas franchise tax audit related to allocated taxable surplus capital for Texas report years 2001, 2002, and 2003. While the Company believes that it is reasonably possible that one or both of these audits may result in additional tax liabilities, based on currently available information, the Company believes the ultimate outcome of these audits will not have a material adverse effect on the Company’s financial position, cash flows or overall trends in results of operations. There is the possibility of a material adverse effect on the Company’s financial position, cash flows or overall trends in results of operations for the period in which these matters are ultimately resolved, if they are resolved unfavorably, or in the period in which an unfavorable outcome becomes probable. The range of the potential total tax liability related to these matters is estimated to be from $0.8 million to $46.2 million, plus applicable interest and penalties.

Note 18. Operating Segments and Geographic Information

The Company evaluates its reportable segments in accordance with Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”) and the FASB’s Emerging Issues Task Force Abstracts No. 04-10, “Determining Whether to Aggregate Segments That Do Not Meet the Quantitative Thresholds” (“EITF No. 04-10”). The Company’s Chief Executive Officer, Kevin J. Kennedy, is the Company’s Chief Operating Decision Maker (“CODM”) pursuant to SFAS 131. The CODM allocates resources to the segments based on their business prospects, competitive factors, net revenue

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

and operating results. During the second quarter of fiscal 2008, the Company moved the Network System product line from the Optical Communications Business Segment to the Communication Test and Measurement Business Segment and revised prior periods for comparability.

The Company is the leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. JDSU technologies also enable broadband and optical innovation in many essential industries such as biomedical and environmental instrumentation, semiconductor processing, aerospace and defense, and brand protection. In addition, optical coatings are used in visual display and decorative product differentiation applications. The major segments the Company serves are:

(i)	Optical Communications Business Segment:

The Optical Communications business segment provides components, modules, subsystems and solutions used by communications equipment providers for telecommunications and enterprise data communications. These products enable the transmission of video, audio and text data over high-capacity fiber optic cables. These products include transmitters, receivers, amplifiers, ROADMS, optical transceivers, multiplexers and demultiplexers, switches, optical performance monitors and couplers, splitters and circulators.

(ii)	Communications Test and Measurement Business Segment:

The Communications Test and Measurement business segment provides instruments, service assurance systems and services to enable the design, deployment, and maintenance of communication equipment and networks, as well as ensure the quality of services delivered to the end customer. These products and services provide solutions that accelerate the deployment of new services and lower operating expenses while improving performance and reliability. Included in the product portfolio are test tools and platforms for optical transport networks, DSL services, data networks, cable networks, digital video broadcast, and fiber characterization services.

(iii)	Advanced Optical Technologies Business Segment:

The Advanced Optical Technologies business segment provides inventive optical solutions for security and decorative applications and thin-film coatings for a range of public and private sector markets. These products enhance and modify the behavior of light utilizing its reflection, absorption and transmission properties to achieve specific effects such as high reflectivity, anti-glare and spectral filtering. Specific product applications include computer-driven projectors, intelligent lighting systems, photocopiers, facsimile machines, scanners, security products and decorative surface treatments.

(iv)	Commercial Lasers Business Segment:

The Commercial Lasers business segment provides components and subsystems used in a wide variety of OEM applications. This broad portfolio addresses the needs of laser clients in markets and applications such as biotechnology, materials processing, semiconductor processing, graphics and imaging, remote sensing, and marking. These products include diode-pumped solid-state lasers, industrial diode lasers, gas lasers, fiber-based lasers, and photonic power delivery systems.

The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. The Company evaluates segment performance based on operating income (loss) excluding infrequent or unusual items.

The amounts shown as Corporate consist of certain unallocated corporate-level operating expenses. In addition, the Company does not allocate restructuring charges, income taxes, or non-operating income and expenses to its segments.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Information on reportable segments is as follows (in millions):

	Years Ended
	June 28, 2008	June 30, 2007	July 1, 2006
Net revenue:
Optical Communications	$526.9	$496.1	$470.5
Communications Test and Measurement	710.6	635.2	494.5
Advanced Optical Technologies	206.5	170.0	162.8
All Other, Commercial Lasers	87.2	95.9	80.5
Deferred revenue related to purchase accounting adjustment	(1.1)	(0.4)	(4.0)

Net revenue	$1,530.1	$1,396.8	$1,204.3

Operating income (loss):
Optical Communications	$20.8	$(14.2)	$(26.6)
Communications Test and Measurement	117.2	96.7	70.7
Advanced Optical Technologies	76.8	52.6	36.2
All Other, Commercial Lasers	(0.5)	4.2	—
Corporate	(136.6)	(127.8)	(120.5)

Total segment operating income (loss)	77.7	11.5	(40.2)
Unallocated amounts:
Stock based compensation	(49.3)	(29.7)	(15.0)
Acquisition-related charges and amortization of intangibles	(121.0)	(80.7)	(124.0)
Impairment of intangibles and other long-lived assets	(10.7)	(7.8)	(28.0)
Restructuring charges	(6.7)	(14.7)	(35.0)
Realignment and other charges	(23.0)	2.2	(5.8)
Interest and other income	120.1	73.0	27.0
Interest expense	(8.8)	(7.1)	(3.8)
Gain on sale of investments	2.4	29.0	73.2

Loss before income taxes	$(19.3)	$(24.3)	$(151.6)

Geographic revenue information for the periods presented below is based on the location of the customer.

	Years Ended
	June 28, 2008	June 30, 2007
Net revenue:
United States	$647.1	$532.7
Other Americas	156.0	234.1
Germany	137.9	111.0
Other Europe	298.1	265.0
Asia-Pacific	291.0	254.0

Total net revenue	$1,530.1	$1,396.8

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Revenue information by country is not available for our fiscal year ended July 1, 2006. Revenue from the Americas, Europe, and Asia-Pacific were $736.2 million, $283.1 million, and $185.0 million, respectively, for the year ended July 1, 2006.

	Years Ended
	June 28, 2008	June 30, 2007
Property, plant and equipment, net
United States	$115.1	$121.9
Other Americas	10.6	5.9
China	42.8	38.2
Other Asia-Pacific	18.2	21.1
Germany	21.2	18.8
Other Europe	5.3	4.6

Total long-lived assets	$213.2	$210.5

Long-lived assets, namely net property, plant and equipment were identified based on the operations in the corresponding geographic areas.

During fiscal 2008, 2007, and 2006, no customer accounted for more than 10% of net revenue.

Note 19. Guarantees

The Company from time to time enters into certain types of contracts that contingently require the Company to indemnify parties against third-party claims. These contracts primarily relate to: (i) divestiture agreements, under which the Company may provide customary indemnifications to purchasers of the Company’s businesses or assets; (ii) certain real estate leases, under which the Company may be required to indemnify property owners for environmental and other liabilities, and other claims arising from the Company’s use of the applicable premises; and (iii) certain agreements with the Company’s officers, directors and employees, under which the Company may be required to indemnify such persons for liabilities arising out of their employment relationship.

The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligations cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations on its balance sheet as of June 28, 2008 and June 30, 2007.

Product Warranties

In general, the Company offers a three-month to one-year warranty for most of its products. For certain products, the Company provides a limited three to seven-year warranty. The Company provides reserves for the estimated costs of product warranties at the time revenue is recognized. The Company estimates the costs of its warranty obligations based on its historical experience of known product failure rates, use of materials to repair or replace defective products and service delivery costs incurred in correcting product failures. In addition, from time to time, specific warranty accruals may be made if unforeseen technical problems arise with specific products. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table presents the changes in the Company’s warranty reserve during 2008 and 2007 (in millions):

	2008	2007
Balance as of beginning of year	$10.3	$11.5
Provision for warranty	8.5	7.2
Utilization of reserve	(4.6)	(5.0)
Adjustments related to pre-existing warranties (including changes in estimates)	(4.1)	(3.4)

Balance as of end of year	$10.1	$10.3

Note 20. Legal Proceedings

Pending Litigation

The Securities Class Actions:

Litigation under the federal securities laws has been pending against the Company and certain former and current officers and directors since March 27, 2002. On July 26, 2002, the Northern District of California consolidated all the securities actions then filed in or transferred to that court under the title In re JDS Uniphase Corporation Securities Litigation, Master File No. C-02-1486 CW, and appointed the Connecticut Retirement Plans and Trust Funds as Lead Plaintiff.

The complaint in In re JDS Uniphase Corporation Securities Litigation purported to be brought on behalf of a class consisting of those who acquired the Company’s securities from October 28, 1999, through July 26, 2001, as well as on behalf of subclasses consisting of those who acquired the Company’s common stock pursuant to its acquisitions of OCLI, E-TEK, and SDL. Plaintiffs alleged that Defendants made material misstatements and omissions concerning demand for the company’s products, improperly recognized revenue, overstated the value of inventory, and failed to timely write down goodwill. The complaint alleged various violations of the federal securities laws, specifically Sections 10(b), 14(a), 20(a), and 20A of the Securities Exchange Act of 1934 and Sections 11, 12(a)(2), and 15 of the Securities Act of 1933. On December 21, 2005, the Court granted Plaintiffs’ motion for class certification.

A jury trial in In re JDS Uniphase Corporation Securities Litigation began on October 23, 2007. At trial, plaintiffs sought more than $20 billion in alleged damages. On November 27, 2007, the jury returned a unanimous verdict in favor of Defendants on all claims. On March 28, 2008, the Court entered a corrected final judgment in favor of Defendants. Pursuant to that judgment, the Plaintiffs will recover no damages or any other form of relief and the action is dismissed on the merits. No appeal from the judgment has been filed and the period for appeal has expired.

A related securities case, Zelman v. JDS Uniphase Corp., No. C-02-4656 CW (N.D. Cal.), was purportedly brought on behalf of a class of purchasers of debt securities that were allegedly linked to the price of JDSU’s common stock. The Zelman complaint alleged that the debt securities were issued by an investment bank during the period from March 6, 2001 through July 26, 2001. The complaint named the Company and several of its former officers and directors as Defendants, alleged violations of the federal securities laws, specifically Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5, and sought unspecified damages. On August 26, 2005, Defendants answered the complaint. On November 16, 2005, the Court granted Plaintiffs’ motion for class certification, which Defendants had not opposed. On May 13, 2008, the Court approved the parties’ stipulated dismissal of the action. No payment was made in connection with the dismissal.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

On January 29, 2007, another securities action was filed in the Northern District of California against the Company, Dr. Straus, and Messrs. Muller, Abbe, and Kalkhoven. That action, Central States Southeast and Southwest Areas Pension Fund v. JDS Uniphase Corp., No. 07-0584 CW, is based on allegations similar to those made in In re JDS Uniphase Corporation Securities Litigation and asserts claims under Sections 10(b), 14(a), and 20(a) of the Securities Exchange Act of 1934 and Sections 11, 12(a)(2), and 15 of the Securities Act of 1933. The Central State complaint seeks unspecified damages on behalf of a pension fund that purportedly purchased Company securities between October 28, 1999, and July 26, 2001, and elected to opt-out of participation in In re JDS Uniphase Corporation Securities Litigation. On February 14, 2007, the Central States action was deemed related to In re JDS Uniphase Corporation Securities Litigation and was assigned to Judge Claudia Wilken. Pursuant to the Court’s order, the parties participated in mediation on August 7, 2008, and reached an agreement in principle to resolve all claims on confidential terms.

The Derivative Actions:

Derivative actions purporting to be brought on the Company’s behalf have been filed in state and federal courts against several of the Company’s current and former officers and directors based on the same events alleged in the securities litigation. The complaint in Corwin v. Kaplan, No. C-02-2020 CW (N.D. Cal.), asserts state law claims for breach of fiduciary duty, misappropriation of confidential information, waste of corporate assets, indemnification, and insider trading. The complaint seeks unspecified damages. In January 2005, the Court stayed the action pending resolution of In re JDS Uniphase Corporation Securities Litigation. On May 8, 2008, Plaintiffs filed an amended complaint. Defendants moved to dismiss the amended complaint on June 20, 2008. That motion is scheduled to be heard on September 4, 2008. Pursuant to court order, all discovery will remain stayed unless and until Plaintiffs meet the applicable pleading standards. No trial date has been set.

In the California state derivative action, In re JDS Uniphase Corporation Derivative Litigation, Master File No. CV806911 (Santa Clara Super. Ct.), the complaint asserts claims for breach of fiduciary duty, waste of corporate assets, abuse of control, gross mismanagement, unjust enrichment, and constructive fraud purportedly on behalf of the Company and certain of its current and former officers and directors. The complaint also asserts claims for violation of California Corporations Code Sections 25402 and 25502.5 against defendants who sold the Company’s stock and asserts claims for breach of contract, professional negligence, and negligent misrepresentation against the Company’s former auditor, Ernst & Young LLP. The complaint seeks unspecified damages. On June 30, 2008, Defendants updated their demurrers to the complaint and Defendant Ernst & Young also moved to compel arbitration of Plaintiffs’ claims against it. On August 15, 2008, the Court issued a minute order sustaining the demurrers with leave to amend, denying the motion to compel arbitration as moot, and allowing plaintiffs 90 days to file an amended complaint. The next case management conferences in the California state derivative action and the related shareholder inspection demand action are scheduled for November 14, 2008. No trial date has been set in either of those actions.

In Cromas v. Straus, Civil Action No. 19580 (Del. Ch. Ct.), the Delaware derivative action, Plaintiffs filed a notice and proposed order of voluntary dismissal without prejudice on April 24, 2008. The Court entered that order on April 25, 2008. No payment was made in connection with the dismissal.

The OCLI and SDL Shareholder Actions:

Plaintiffs purporting to represent the former shareholders of OCLI and SDL have filed suit against the former directors of those companies, asserting that they breached their fiduciary duties in connection with the events alleged in the securities litigation against the Company. Plaintiffs in the OCLI action, Pang v. Dwight, No. 02-231989 (Sonoma Super. Ct.), purport to represent a class of former shareholders of OCLI who exchanged

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

their OCLI shares for JDSU shares when JDSU acquired OCLI. The complaint names the former directors of OCLI as Defendants, asserts causes of action for breach of fiduciary duty and breach of the duty of candor, and seeks unspecified damages. On March 4, 2007, the parties signed a memorandum of understanding regarding a settlement of the OCLI action. On February 20, 2008, the Court granted final approval of the settlement. The Court dismissed the action on March 10, 2008. The Plaintiffs in the SDL action, Cook v. Scifres, Master File No. CV814824 (Santa Clara Super. Ct.), purport to represent a class of former shareholders of SDL who exchanged their SDL shares for JDSU shares when the Company acquired SDL. Plaintiffs filed an amended complaint on November 20, 2006. The complaint names the former directors of SDL as Defendants, asserts causes of action for breach of fiduciary duty and breach of the duty of disclosure, and seeks unspecified damages. On March 6, 2007, the Court overruled Defendants’ demurrer to that complaint. Defendants answered the complaint on April 6, 2007. On May 14, 2008, Plaintiffs filed a request to dismiss the SDL action. The Court dismissed the action the same day. No payment was made in connection with the dismissal.

The ERISA Actions:

A consolidated action entitled In re JDS Uniphase Corporation ERISA Litigation, Case No. C-03-4743 WWS (MEJ), is pending in the District Court for the Northern District of California against the Company, certain of its former and current officers and directors, and certain other current and former JDSU employees on behalf of a purported class of participants in the 401(k) Plans of the Company and Optical Coating Laboratory, Inc. and the Plans themselves. On October 31, 2005, Plaintiffs filed an amended complaint. The amended complaint alleges that Defendants violated the Employee Retirement Income Security Act by breaching their fiduciary duties to the Plans and the Plans’ participants. The amended complaint alleges a purported class period from February 4, 2000, to the present and seeks an unspecified amount of damages, restitution, a constructive trust, and other equitable remedies. Certain individual Defendants’ motion to dismiss portions of the amended complaint was granted with prejudice on June 15, 2006.

Plaintiffs filed a second amended complaint on June 30, 2006. Defendants answered the complaint on July 6, 2006, and JDSU asserted counterclaims for breach of contract. The Court dismissed those counterclaims on September 11, 2006. On December 15, 2006, defendants moved for summary judgment on the ground that the named plaintiffs lacked standing. On the same day, plaintiffs moved for class certification. On April 24, 2007, the Court denied defendants’ motion for summary judgment as to plaintiff Douglas Pettit, deferred ruling on the motion for summary judgment as to plaintiff Eric Carey, and deferred ruling on plaintiffs’ motion for class certification. Both sides have taken discovery. Following the verdict for defendants in In re JDS Uniphase Corporation Securities Litigation, the court in the ERISA action vacated all existing deadlines, set a schedule for briefing a summary judgment motion based on collateral estoppel issues, and stayed discovery pending resolution of that motion. By Order dated April 17, 2008, the Court modified the briefing schedule for JDSU’s summary judgment motion and ordered the parties to engage in mediation. Defendants moved for summary judgment on collateral estoppel issues on May 2, 2008. Further briefing on the motion has been stayed pending the conclusion of the mediation, which is scheduled for October 10, 2008.

The Company believes that the factual allegations and circumstances underlying these derivative actions, the OCLI and SDL class actions, and the ERISA class actions are without merit. The expense of defending these lawsuits has been costly, will continue to be costly, and could be quite significant and may not be covered by our insurance policies. The defense of these lawsuits could also result in continued diversion of our management’s time and attention away from business operations which could prove to be time consuming and disruptive to normal business operations. An unfavorable outcome of this litigation could lead to a material adverse effect on the Company’s financial position, liquidity or results of operations, credit ratings, and ability to access capital markets and comply with existing debt obligations.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company is also subject to a variety of other claims and suits that arise from time to time in the ordinary course of our business. While management currently believes that resolving claims against the Company, individually or in aggregate, will not have a material adverse impact on its financial position, results of operations or statement of cash flows, these matters are subject to inherent uncertainties and management’s view of these matters may change in the future. Were an unfavorable final outcome to occur, there exists the possibility of a material adverse impact on the Company’s financial position, results of operations or statement of cash flows for the period in which the effect becomes reasonably estimable.

Note 21. Subsequent Events

Stock Repurchase

In July 2008, the Company repurchased approximately 7.6 million shares of common stock in open market purchases at an average price of $11.40 per share, completing the $200 million share repurchase program authorized by the Company’s Board of Directors on May 15, 2008. The total purchase price of $86.9 million will be reflected as a decrease to common stock based on the stated par value per share with the remainder to accumulated deficit, in the first quarter of fiscal year 2009.

Debt Repurchase

During July 2008, the Company repurchased an additional $8.0 million aggregate principal amount of Zero Coupon Senior Convertible Notes for approximately $7.9 million in cash. This additional repurchase reduced the total amount of Zero Coupon Notes outstanding to $75.0 million and reduced the number of conversion shares potentially issuable in relation to the Zero Coupon Notes from approximately 2.1 million shares to approximately 1.9 million shares. In connection with the repurchase, the Company will recognize a gain of $0.1 million, net of the write-off of debt issuance costs, in the first quarter of fiscal year 2009.

Litigation Settlement

On August 18, 2008, JDSU and Northrop Grumman Guidance and Electronics Company (previously named Litton Systems, Inc.) entered into an agreement to settle patent-related litigation between the parties pending in the United States District Court for the Central District of California. Pursuant to the settlement agreement, JDSU will make a one-time payment of $20.0 million, in full satisfaction of all claims in the lawsuit. The settlement amount was accrued for in the quarter ended June 28, 2008 and will be paid on or before September 1, 2008.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 22. Quarterly Financial Information (Unaudited)

The following table presents the Company’s quarterly consolidated statements of operations for fiscal 2008 and 2007 (in millions, except per share data):

	June 28, 2008 (2)(6)	March 29, 2008	December 29, 2007	September 29, 2007	June 30, 2007(3)	March 31, 2007	December 30, 2006	September 30, 2006
Net revenue	$390.3	$383.9	$399.2	$356.7	$350.7	$361.7	$366.3	$318.1
Cost of sales	233.2	225.8	215.5	211.0	228.3	226.9	219.2	210.2
Amortization of acquired developed technologies	12.5	12.5	12.3	12.0	10.5	9.8	10.0	9.9
Impairment of acquired developed technologies	4.0	—	—	—	—	—	—	—

Gross profit	140.6	145.6	171.4	133.7	111.9	125.0	137.1	98.0
Operating expenses:
Research and development	47.5	47.7	46.3	46.6	42.2	43.4	42.8	40.0
Selling, general and administrative	137.9	112.2	105.5	100.2	95.3	95.7	94.4	83.0
Amortization of other intangibles	8.0	8.0	7.1	6.9	6.9	6.6	6.9	6.4
Acquired in-process research and development	—	—	—	—	5.1	—	—	—
Impairment of goodwill	37.0	—	—	—	—	—	—	—
Impairment of intangibles and loss (gain) on long-lived assets	4.9	1.9	(0.5)	0.4	0.9	3.8	3.0	0.1
Restructuring charges	3.7	1.7	0.2	1.1	4.1	(0.1)	5.5	5.2

Total operating expenses	239.0	171.5	158.6	155.2	154.5	149.4	152.6	134.7

Income (loss) from operations	(98.4)	(25.9)	12.8	(21.5)	(42.6)	(24.4)	(15.5)	(36.7)
Interest and other income (4)	70.0	15.1	15.7	19.3	21.5	16.4	15.3	19.8
Interest expense	(2.1)	(2.2)	(2.3)	(2.2)	(2.0)	(2.1)	(1.1)	(1.9)
Gain (loss) on sale of investments (5)	0.5	1.4	0.5	—	0.6	(0.1)	28.2	0.3

Income (loss) before income taxes	(30.0)	(11.6)	26.7	(4.4)	(22.5)	(10.2)	26.9	(18.5)
Income tax expense (benefit)	(0.2)	(5.4)	5.5	2.5	(4.6)	4.0	3.7	(1.1)

Net income (loss)	$(29.8)	$(6.2)	$21.2	$(6.9)	$(17.9)	$(14.2)	$23.2	$(17.4)

Net income (loss) per share—basic (1)	$(0.13)	$(0.03)	$0.10	$(0.03)	$(0.08)	$(0.07)	$0.11	$(0.08)

Net income (loss) per share—diluted (1)	$(0.13)	$(0.03)	$0.09	$(0.03)	$(0.08)	$(0.07)	$0.10	$(0.08)

Shares used in per share calculation—basic	228.9	225.2	220.5	219.2	213.7	211.3	211.1	210.9

Shares used in per share calculation—diluted	228.9	225.2	228.4	219.2	213.7	211.3	223.5	210.9

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(1)	Net income (loss) per share is computed independently for each of the quarters presented. Therefore, the sum of the quarterly net loss per share does not equal the annual net loss per share.
(2)	For the quarterly period ended June 28, 2008, the Company recorded $12.5 million and $24.5 million of goodwill impairment related to da Vinci and ASG, respectively and also recorded impairment charges of $8.4 million for intangible assets related to da Vinci.
(3)	For the quarterly period ended June 30, 2007, the Company recorded adjustments to reverse previously recognized foreign currency losses and income tax expenses related to prior periods, recognize the gain from the curtailment of our post retirement benefit plan for certain employees, and the royalty expenses related to prior quarters within the fiscal year ended June 30, 2007. The impact of these adjustments on our fourth quarter loss from operations, net loss and net loss per share was a decrease of $4.1 million, a decrease of $5.6 million, and a decrease of $0.03, respectively. Management and the Audit Committee believe that such amounts are not material to the current and previously reported financial statements.
(4)	For the quarterly period ended June 28, 2008, interest and other income includes the receipt of proceeds from the Nortel class action settlement, offset by a decrease in interest income due to lower cash balances resulting from the repurchase of Zero Coupon Senior Convertible Notes and the repurchase of shares.
(5)	For the quarterly period ended March 29, 2008, Gain on sale of investments consists of gains on the sale of the Company’s equity investments in BaySpec & Nufern.
(6)	For the quarterly period ended June 28, 2008, the Company recorded an accrual of $20.0 million pursuant to the settlement agreement between JDSU and Northrop Grumman Guidance and Electronics Company (previously named Litton Systems, Inc.) in full satisfaction of all claims in the lawsuit.

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A.	CONTROLS AND PROCEDURES

(a) EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

Based on the evaluation of our disclosure controls and procedures (as defined in the Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, or the Exchange Act) required by Exchange Act Rules 13a-15(b) or 15d-15(b), our chief executive officer and our chief financial officer have concluded that as of the end of the period covered by this report, our disclosure controls and procedures were effective.

(b) MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our management, including our chief executive officer and chief financial officer, conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on its evaluation under the framework in Internal Control — Integrated Framework , our management concluded that our internal control over financial reporting was effective as of June 28, 2008. The Company’s internal control over financial reporting as of June 28, 2008 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report which appears in this Annual Report on Form 10-K under Item 8.

(c) CHANGES IN INTERNAL CONTROL OVER FINANCIAL REPORTING

There were no changes in our internal control over financial reporting as defined in Exchange Act Rule 13a-15(f) that occurred during our most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B.	OTHER INFORMATION

None.

PART III

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Information regarding the Company’s executive officers and directors required by this Item is incorporated by reference to the section entitled “Proposal One — Elections of Directors” in the Company’s Definitive Proxy Statement in connection with the 2008 Annual Meeting of Stockholders (the “Proxy Statement”), which will be filed with the Securities and Exchange Commission within 120 days after the fiscal year ended June 28, 2008. Information required by Item 405 of Regulation S-K is incorporated by reference to the section entitled “Section 16(a) Beneficial Ownership Reporting Compliance” in the Proxy Statement.

The Company has adopted a code of ethics entitled “JDS Uniphase’s Code of Business Conduct,” which is applicable to all employees, officers and directors of the Company. The full text of the JDS Uniphase Corporate Code of Conduct is included under the Company’s Corporate Governance information available at the Company’s website at www.jdsu.com.

ITEM 11.	EXECUTIVE COMPENSATION

Information required by this Item is incorporated by reference to the section entitled “Executive Compensation,” “Compensation Discussion and Analysis,” “Director Compensation,” and “Compensation Committee Report” in the Proxy Statement.

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Information regarding security ownership of certain beneficial owners and management is incorporated by reference to the section entitled “Security Ownership of Certain Beneficial Owners and Management” in the Proxy Statement.

Information regarding the Company’s stockholder approved and non-approved equity compensation plans is incorporated by reference to the section entitled “Equity Compensation Plans” in the Proxy Statement.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Information required by this Item is incorporated by reference to the sections entitled “Certain Relationships and Related Transactions” and “Compensation Committee Interlocks and Insider Participation” under the “Corporate Governance” heading in the Proxy Statement.

ITEM 14.	PRINCIPAL ACCOUNTANT FEES AND SERVICES

Information required by this item is incorporated by reference to the section entitled “Audit and Non-Audit Fees” in the Proxy Statement.

PART IV

ITEM 15.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	The following items are filed as part of this Annual Report on Form 10-K:

1.	Financial Statements:

2.	Financial Statement Schedules:

All financial statement schedules have been omitted because the required information is not present in amounts sufficient to require submission of the schedule, not applicable, or because the required information is included in the Consolidated Financial Statements or Notes thereto.

3.	Exhibits:

See Item 15(b)

(b)	Exhibits:

Exhibit Number	Exhibit Description
3.1(1)	Second Restated Certificate of Incorporation.

3.2(2)	Certificate of Designation of the Series A Preferred Stock.

3.3(3)	Certificate of Designation of the Series B Preferred Stock.

3.4(4)	Certificate of Designation of the Special Voting Stock.

3.5(23)	Amended and Restated Bylaws of JDS Uniphase Corporation.

4.1(5)	Exchangeable Share Provisions attaching to the Exchangeable Shares of JDS Uniphase Canada Ltd. (Formerly 3506967 Canada Inc.).

4.2(6)	Voting and Exchange Trust Agreement between JDS Uniphase, JDS Uniphase Canada Ltd. and CIBC Mellon Trust Company.

4.3(7)	Exchangeable Share Support Agreement between JDS Uniphase, JDS Uniphase Canada Ltd. and JDS Uniphase Nova Scotia Company.

4.4(8)	Registration Rights Agreement between JDS Uniphase, JDS Uniphase Canada Ltd. and The Furukawa Electric Co., Ltd.

4.5(9)	Fifth Amended and Restated Rights Agreement between JDS Uniphase and American Stock Transfer & Trust Company.

4.6(17)	Amended and Restated Rights Agreement between JDS Uniphase Canada Ltd. and CIBC Mellon Trust Company (Amended and Restated as of February 6, 2003).

4.7(19)	Indenture dated October 31, 2003.

4.8(24)	Registration Rights Agreement between JDS Uniphase, Morgan Stanley & Co., Inc, Goldman Sachs & Co. and CIBC World Markets Corp.

4.9(25)	Indenture dated May 17, 2006.

4.10(26)	Registration Rights Agreement between JDS Uniphase, J. P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.1(10)	Support Agreement between Uniphase Corporation, 3506967 Canada Inc., The Furukawa Electric Company, Ltd., and JDS FITEL Inc.

10.2(11)	Amended and Restated 1993 Flexible Stock Incentive Plan (Amended and Restated as of November 9, 2001).

10.3(12)	Amended and Restated 1998 Employee Stock Purchase Plan (Amended and Restated as of November 16, 2007).

10.4(13)	Amended and Restated 1999 Canadian Employee Stock Purchase Plan (Amended and Restated as of July 31, 2002).

10.5(14)	2005 Acquisition Equity Incentive Plan.

10.6(20)	2005 Acquisition Equity Incentive Plan Form of Stock Option Award Agreement.

10.7(21)	2005 Acquisition Equity Incentive Plan Form of Restricted Stock Unit Award Agreement.

10.8(15)	Employment Agreement for Helmut Berg.

10.9(16)	Indemnification Agreement for Kevin J. Kennedy.

10.10(18)	Amended and Restated 2003 Equity Incentive Plan.

10.11(27)	Indemnification Agreement for Richard E. Belluzzo.

10.12(28)	Indemnification Agreement for Kevin A. DeNuccio.

10.13(29)	Indemnification Agreement for Harold L. Covert.

10.14(30)	Indemnification Agreement for Masood Jabbar.

10.15(22)	Indemnification Agreement for Penelope A. Herscher.

10.16(31)	Separation Agreement for John Peeler.

10.17(32)	Employment Agreement for Kevin J. Kennedy.

10.18(33)	Form of Deferred Stock Unit Award Agreement.

21.1(1)	Subsidiaries of JDS Uniphase Corporation.

23.1(1)	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP).

31.1(1)	Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2(1)	Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1(1)	Certification of the Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2(1)	Certification of the Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(1)	Filed herewith.

(2)	Incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed June 24, 1998.

(3)	Incorporated by reference to Exhibit 3(i)(d) of the Company’s Annual Report on Form 10-K filed September 28, 1998.

(4)	Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-3 filed July 14, 1999.

(5)	Incorporated by reference to the Company’s definitive Proxy Statement on Schedule 14A filed June 2, 1999.

(6)	Incorporated by reference to Exhibit 4.2 of the Company’s Annual Report on Form 10-K filed September 1, 1999.

(7)	Incorporated by reference to Exhibit 4.3 of the Company’s Annual Report on Form 10-K filed September 1, 1999.

(8)	Incorporated by reference to Exhibit 4.5 of the Company’s Annual Report on Form 10-K filed September 1, 1999.

(9)	Incorporated by reference to Exhibit 1 of the Company’s Registration Statement on Form 8-A12G/A filed February 18, 2003.

(10)	Incorporated by reference to Exhibit 10.23 of the Company’s Annual Report on Form 10-K filed September 1, 1999.

(11)	Incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q filed February 11, 2002.

(12)	Incorporated by reference to Appendix A of the Company’s definitive Proxy Statement on Schedule 14A filed September 28, 2007.

(13)	Incorporated by reference to Exhibit 10.4 of the Company’s Annual Report on Form 10-K filed September 17, 2002.

(14)	Incorporated by reference to Exhibit 99.1 of the Company’s Form 8-K filed August 23, 2005.

(15)	Incorporated by reference to Exhibit 10.17 of the Company’s Quarterly Report on Form 10-Q filed November 7, 2007.

(16)	Incorporated by reference to Exhibit 10.11 of the Company’s Annual Report on Form 10-K filed September 24, 2003.

(17)	Incorporated by reference to Exhibit 10.7 of the Company’s Annual Report on Form 10-K filed September 24, 2003.

(18)	Incorporated by reference to the Company’s definitive Proxy Statement on Schedule 14A filed September 29, 2006.

(19)	Incorporated by reference to Exhibit 4.7 of the Company’s Registration Statement on Form S-3 filed November 14, 2003.

(20)	Incorporated by reference to Exhibit 10.6 of the Company’s Annual Report on Form 10-K filed September 30, 2005.

(21)	Incorporated by reference to Exhibit 10.7 of the Company’s Annual Report on Form 10-K filed September 30, 2005.

(22)	Incorporated by reference to Exhibit 10.19 of the Company’s Form 8-K filed July 21, 2008.

(23)	Incorporated by reference to Exhibit 3.5 of the Company’s Form 8-K filed July 21, 2008.

(24)	Incorporated by reference to Exhibit 4.8 of the Company’s Registration Statement on Form S-3 filed November 14, 2003.

(25)	Incorporated by reference to Exhibit 4.9 of the Company’s Form 8-K filed May 19, 2006.

(26)	Incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed May 19, 2006.

(27)	Incorporated by reference to Exhibit 99.1 of the Company’s Form 8-K filed March 2, 2005.

(28)	Incorporated by reference to Exhibit 10.17 of the Company’s Form 8-K filed December 21, 2005.

(29)	Incorporated by reference to Exhibit 10.18 of the Company’s Form 8-K filed January 20, 2006.

(30)	Incorporated by reference to Exhibit 10.19 of the Company’s Form 8-K filed March 2, 2006.

(31)	Incorporated by reference to Exhibit 10.16 of the Company’s Annual Report on Form 10-K filed August 29, 2007.

(32)	Incorporated by reference to Exhibit 10.17 of the Company’s Form 8-K filed October 9, 2007.

(33)	Incorporated by reference to Exhibit 10.18 of the Company’s Form 8-K filed October 9, 2007.

(c)	See Item 15(a) 2.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 10-K/A Amendment No. 1 to our Annual Report on Form 10-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 27, 2008	JDS UNIPHASE CORPORATION

	By:	/s/ DAVID VELLEQUETTE
David Vellequette
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit 3.1

SECOND RESTATED

CERTIFICATE OF INCORPORATION

OF

JDS UNIPHASE CORPORATION

JDS Uniphase Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is JDS Uniphase Corporation. The Corporation was originally incorporated under the name Uniphase Delaware, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 23, 1993.

2. Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates the provisions of the Restated Certificate of Incorporation of the Corporation and does not further amend the provisions of the Corporation’s Restated Certificate of Incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate.

3. The text of the Restated Certificate of Incorporation is hereby restated to read in its entirety as follows:

ARTICLE 1

The name of the Corporation is JDS Uniphase Corporation.

ARTICLE 2

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

ARTICLE 3

The purpose of the Corporation is to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware. The Corporation is to have perpetual existence.

ARTICLE 4

4.1. Authorized Capital Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is One Billion One Million (1,001,000,000) shares. One Billion (1,000,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001), and One Million (1,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

4.2. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a “Preferred Stock Designation”) pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE 5

5.1. Election of Directors. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the Delaware General Corporation Law. The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of stockholders. At each annual meeting of stockholders, directors to replace those of a class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

5.2. Number of Directors. The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders. Vacancies occurring on the board of directors for any reason may be filled by vote of a majority of the remaining members of the board of directors, although less than a quorum, at any meeting of the board of directors. A person so elected by the board of directors to fill a vacancy shall hold office until the unexpired portion of the term of the director whose place shall be vacant, and until his or her successor shall have been duly elected and qualified.

5.3. Additional Authority. Except as otherwise provided in this Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

ARTICLE 6

Stockholders of the Corporation shall take action by meetings held pursuant to this Restated Certificate of Incorporation and the Bylaws. Stockholders of the Corporation shall have no right to take any action by written consent without a meeting. Subject to the rights of the holders of any stock having a preference over the Common Stock as to the dividends or liquidation, special meetings of the stockholders shall be called only by the Board, the Chairman of the Board or the Chief Executive Officer. Stockholders shall not be permitted to call a special meeting or to require the Board to call a special meeting of stockholders. Meetings of stockholders may be held within or out of the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE 7

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE 8

8.1. Limitation of Directors’ Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived any improper personal benefit.

8.2. Indemnification of Corporate Agents. To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.

8.3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article 8 shall not adversely affect any right of indemnification or limitation of liability of an agent of the Corporation relating to the acts or omissions occurring prior to such repeal or modification.

ARTICLE 9

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, JDS Uniphase Corporation has caused this Restated Certificate of Incorporation to be signed by its authorized officer this 23rd day of July, 2008.

JDS UNIPHASE CORPORATION

By:	/s/ Christopher S. Dewees
Secretary

Exhibit 21.1

	Name of Entity	State or Other Jurisdiction of Incorporation or Organization
DOMESTIC
1	Acterna LLC	Delaware
2	Acterna WG International Holdings LLC	Delaware
3	Advanced Digital Optics, Inc.	California
4	American Bank Note Holographics, Inc.	Delaware
5	da Vinci Systems LLC	Delaware
6	E20 Communications Inc.	Delaware
7	ExoGenesis Biomedical Technology	Delaware
8	JDS Uniphase Asia Holdings, Inc.	Delaware
9	JDSU Acterna Holdings LLC	Delaware
10	JDS Uniphase Corporation	Delaware
11	JDSU Communications Corporation	Nevada
12	JDSU Label LLC	California
13	JDSU Norwood LLC	Delaware
14	JDSU Optical Corporation	Massachusettes
15	Lightwave Electronics Corporation	California
16	OPKOR, Inc.	New York
17	Optical Coating Laboratory, Inc.	Delaware
18	Photonic Power Systems, Inc.	California
19	Ramar Corporation	Massachusettes
20	SDL Optics, Inc.	Delaware
21	SDL PIRI, Inc.	Delaware
22	Test-Um, Inc.	California
23	TTC Federal Systems, Inc.	Delaware
24	TTC International Holdings Inc.	Delaware
25	Uniphase FSC	California
INTERNATIONAL
26	Acterna France SAS	France
27	Acterna India Pvt. Ltd.	India
28	Acterna Investments Ltd.	Guernsey
29	Acterna Japan K.K.	Japan
30	Acterna OOO	Russian Federation
31	Agility Communications Europe Limited	United Kingdom
32	Casabyte Limited	United Kingdom
33	da Vinci Technologies Pte Ltd.	Singapore
34	Dynatech Hong Kong Limited	Hong Kong
35	Flex Co., Ltd.	Beijing
36	JDS Fitel (Barbados) Inc.	Barbados
37	JDS Uniphase (Israel) Limited	Israel
38	JDS Uniphase (Shenzhen) Limited	China
39	JDS Uniphase Asia K.K.	Japan
40	JDS Uniphase Asia Ltd.	Hong Kong
41	JDS Uniphase Canada Ltd.	Canada
42	JDS Uniphase France, S.A.S.	France
43	JDS Uniphase GmbH	Germany
44	JDS Uniphase Inc.	Canada
45	JDS Uniphase Italia srl	Italy
46	JDS Uniphase Netherlands B.V.	Netherlands
47	JDS Uniphase Nova Scotia Company	Nova Scotia
48	JDS Uniphase Photonics GmbH	Germany
49	JDS Uniphase Singapore Pte Limited	Singapore
50	JDS Uniphase Technology Limited	Cayman
51	JDSU (Greater China) Ltd.	Hong Kong
52	JDSU (Hong Kong) Ltd.	Hong Kong
53	JDSU Australia Pty Ltd.	Australia
54	JDSU Austria GmbH	Austria
55	JDSU Benelux B.V.	Netherlands
56	JDSU de Mexico S.A. de C.V.	Mexico
57	JDSU Deutschland GmbH	Germany
58	JDSU Do Brasil Ltda.	Brazil
59	JDSU Haberlesme Test ve Ölçüm Teknolojileri Tic. Ltd. Sti.	Turkey
60	JDSU Holdings GmbH	Germany
61	JDSU International GmbH	Germany
62	JDSU Italia s.r.l.	Italy
63	JDSU Korea Ltd.	Korea
64	JDSU Malaysia Sdn Bhd	Malaysia
65	JDSU Nordic AB	Sweden
66	JDSU Polska Sp.z.o.o.	Poland
67	JDSU Schweiz AG	Switzerland
68	JDSU Singapore Pte Ltd.	Singapore
69	JDSU Spain S.A.	Spain
70	JDSU T&M Singapore Pte Ltd.	Singapore
71	JDSU UK Ltd.	United Kingdom
72	JDSU World Holdings GmbH & Co. KG	Germany
73	Lightwave Electronics GmbH	Germany
74	TTC Asia Pacific Ltd.	Hong Kong
75	Wandel & Goltermann Investments Pty Ltd.	Australia

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-148292), Form S-3 (Nos. 333-27931, 333-70351, 333-91827, 333-39436, 333-48930, 333-70858, 333-75590, 333-110527 and 333-139181) and S-8 (Nos. 33-74716, 33-31722, 333-09937, 333-39423, 333-62465, 333-70339, 333-81911, 333-81909, 333-90301, 333-91313, 333-96481, 333-36114, 333-40696, 333-46846, 333-50176, 333-50502, 333-53642, 333-55182, 333-55560, 333-55796, 333-58718, 333-74226, 333-99745, 333-110497, 333-125647, 333-128737, 333-139182 and 333-149399) of JDS Uniphase Corporation of our report dated August 26, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

August 26, 2008

EXHIBIT 31.1

JDS UNIPHASE CORPORATION

CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Kevin J. Kennedy, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of JDS Uniphase Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: August 27, 2008

/s/ KEVIN J. KENNEDY
Kevin J. Kennedy Chief Executive Officer (Principal Executive Officer)

EXHIBIT 31.2

JDS UNIPHASE CORPORATION

CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, David Vellequette, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of JDS Uniphase Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: August 27, 2008

/s/ DAVID VELLEQUETTE
David Vellequette Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT 32.1

JDS UNIPHASE CORPORATION

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K/A of JDS Uniphase Corporation (the “Company”) for the year ended June 28, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Kevin J. Kennedy, Chief Executive Officer (Principal Executive Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: August 27, 2008

/s/ KEVIN J. KENNEDY
Kevin J. Kennedy Chief Executive Officer (Principal Executive Officer)

EXHIBIT 32.2

JDS UNIPHASE CORPORATION

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K/A of JDS Uniphase Corporation (the “Company”) for the year ended June 28, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, David Vellequette, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: August 27, 2008

/s/ DAVID VELLEQUETTE
David Vellequette Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

JDSU

430 NORTH MCCARTHY BOULEVARD

MILPITAS, CA 95035

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to JDS Uniphase Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

RECEIVE FUTURE PROXY MATERIALS ELECTRONICALLY

If you would like to help reduce the costs incurred by JDSU in mailing proxy materials, with your consent we will send all future proxy materials to you by e-mail, along with a link to JDSU’s proxy voting site. To register for electronic delivery of future proxy materials, go to www.proxyvote.com and follow the prompts.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: JDSUN1

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JDS UNIPHASE CORPORATION For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Directors

1. To elect THREE Class III Directors

Nominees: 01) Richard T. Liebhaber

02) Casimir S. Skrzypczak

03) Kevin A. DeNuccio

Vote On Proposals For Against Abstain

2. To approve amendments to JDS Uniphase Corporation’s Amended and Restated 2003 Equity Incentive Plan.

3. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for JDS Uniphase Corporation for the fiscal year ending June 30, 2009.

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Please sign exactly as your name appears on this proxy card. If shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting.

Yes No

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10k are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

JDS UNIPHASE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

November 12, 2008

The undersigned hereby appoints MATTHEW K. FAWCETT and DAVID VELLEQUETTE, or either of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of JDS Uniphase Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Standard Time on November 12, 2008 at 690 North McCarthy Boulevard, Milpitas, California 95035, or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE